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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Cypress Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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July 16, 2019

Dear Fellow Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of Cypress Semiconductor Corporation, a Delaware corporation ("Cypress" or the "Company"), to be held at 198 Champion Court, San Jose, California 95134 on August 27, 2019 at 10:00 a.m., Pacific Time (the "special meeting").

        At the special meeting, stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 3, 2019 (as amended or modified from time to time, the "merger agreement"), by and among Cypress, Infineon Technologies AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany ("Infineon"), and IFX Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Infineon ("Merger Sub") (the "merger proposal"). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into Cypress and Cypress will survive the merger as a wholly owned subsidiary of Infineon (the "merger").

        If the merger is completed, our stockholders will have the right to receive $23.85 in cash, without interest and subject to any applicable tax withholding, for each share of common stock, $0.01 par value per share, of Cypress ("Cypress common stock" and each share of Cypress common stock, a "share") that they own immediately prior to the effective time of the merger, which represents a premium of (i) approximately 55% over the closing price of Cypress's common stock on May 28, 2019, the last trading day prior to the date on which media reports of interest in potential strategic transactions involving Cypress were first published and (ii) approximately 46% over the unaffected 30-day volume-weighted average share price of Cypress common stock during the period from April 15, 2019 to May 28, 2019. Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Cypress common stock entitled to vote on the merger proposal.

        Cypress common stock is listed on The Nasdaq Global Select Market (the "NASDAQ") under the symbol "CY". The closing price of Cypress common stock on the NASDAQ on July 11, 2019, the most recent practicable date prior to the date of the accompanying proxy statement, was $22.44 per share.

        The Cypress board of directors has reviewed and considered the terms and conditions of the merger and unanimously (i) determined that it is in the best interests of Cypress and the stockholders of Cypress, and declared it advisable, to enter into the merger agreement providing for the merger in accordance with the General Corporation Law of the State of Delaware, (ii) approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the consummation of the merger upon the terms and subject to the conditions set forth in the merger agreement and (iii) adopted a resolution adopting and approving the merger agreement and recommending the merger agreement be adopted by the stockholders of Cypress. The Cypress board of directors made its determination after consideration of a number of factors more fully described in the accompanying proxy statement. The Cypress board of directors unanimously recommends that you vote "FOR" the merger proposal.

        At the special meeting, stockholders will also be asked to vote on (i) a proposal to approve, on a non-binding, advisory basis, compensation that will be paid or may become payable to the named executive officers of Cypress in connection with the merger, as required by the rules adopted by the U.S. Securities and Exchange Commission and (ii) a proposal that will give Cypress authority to adjourn the special meeting to solicit additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. The Cypress board of directors unanimously recommends that you vote "FOR" each of these proposals.

        The Cypress board of directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting and any postponement or adjournment thereof.

        If your shares are held in "street name," you should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.

        The merger cannot be completed unless Cypress stockholders approve the merger proposal. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. If you attend the special meeting and vote in person, your vote by ballot at the special meeting will revoke any proxy previously submitted. If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the merger proposal. Similarly, if you hold your shares in "street name" and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and also will have the same effect as a vote "AGAINST" the merger proposal.

        The obligations of Cypress, Infineon and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about Cypress, the special meeting, the merger agreement, the merger and the proposals being considered at the special meeting. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. We urge you to, and you should, read the entire proxy statement carefully, including the merger agreement and the other annexes and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about Cypress from documents we have filed with the U.S. Securities and Exchange Commission.

        If you have any questions or need assistance voting your shares of our common stock, please contact Morrow Sodali LLC ("Morrow"), our proxy solicitor, by calling (800) 662-5200.

        Thank you for your confidence in Cypress.

Sincerely,

Hassane El-Khoury
 President and Chief Executive Officer

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated July 16, 2019 and is first being mailed to Cypress stockholders on or about July 18, 2019.

Cypress Semiconductor Corporation
198 Champion Court
San Jose, California 95134

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	August 27, 2019 at 10:00 a.m., Pacific Time
PLACE	198 Champion Court, San Jose, California 95134
ITEMS OF BUSINESS

•

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 3, 2019 (as amended or modified from time to time, the "merger agreement"), by and among Cypress Semiconductor Corporation, a Delaware corporation ("Cypress" or the "Company"), Infineon Technologies AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany ("Infineon"), and IFX Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Infineon ("Merger Sub") (the "merger proposal"); subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into Cypress and Cypress will survive the merger as a wholly owned subsidiary of Infineon (the "merger"); a copy of the merger agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference;

•

To consider and vote on a proposal to approve, on a non-binding, advisory basis, compensation that will be paid or may become payable to the named executive officers of Cypress in connection with the merger (the "named executive officer merger-related compensation proposal");

•

To consider and vote on a proposal that will give Cypress the authority to adjourn the special meeting of Cypress stockholders (the "special meeting") for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal (the "adjournment proposal"); and

•

To transact any other business that may properly be brought before the special meeting, or any adjournments or postponements of the special meeting, by or at the direction of the Cypress board of directors (the "Board").

RECORD DATE

Only holders of record of shares of our common stock, $0.01 par value per share ("Cypress common stock"), as of the close of business on July 11, 2019 (the "record date") are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting.

VOTING BY PROXY

Your vote is very important, regardless of the number of shares you own. The Board is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the Internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the United States), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The Board unanimously recommends that you vote:
• "FOR" the merger proposal;
• "FOR" the named executive officer merger-related compensation proposal; and
• "FOR" the adjournment proposal.
APPRAISAL RIGHTS

Cypress stockholders who do not vote "FOR" the merger proposal are entitled to appraisal rights under the provisions of the General Corporation Law of the State of Delaware (the "DGCL") in connection with the merger, provided that these stockholders meet all of the conditions and follow all of the requirements set forth in Section 262 of the DGCL, which are summarized in the accompanying proxy statement and reproduced in their entirety in Annex C.

        YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY OR VOTE IN PERSON AT THE SPECIAL MEETING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER PROPOSAL. IF YOU HOLD YOUR SHARES IN "STREET NAME" AND DO NOT INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER PROPOSAL.

        Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

        If your shares are held by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy (which is sometimes called a "legal proxy") from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting. Please also bring to the special meeting your account statement evidencing your beneficial ownership of shares of Cypress common stock as of the close of business on the record date. All stockholders should also bring valid, government-issued photo identification (such as a driver's license or passport).

        The accompanying proxy statement provides a detailed description of the merger, the merger agreement and the proposals being considered at the special meeting, and provides specific information concerning the special meeting. We urge you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Cypress common stock, please contact Cypress's proxy solicitor, Morrow, toll-free at (800) 662-5200 or by e-mail: CY@morrowsodali.com.

By Order of the Board of Directors,

Pamela L. Tondreau Corporate Secretary

San Jose, California
July 16, 2019

PROXY STATEMENT

i

ii

PROXY STATEMENT SUMMARY

        This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of Cypress stockholders. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Cypress included in documents incorporated by reference into this proxy statement, see the section entitled "Where You Can Find More Information" beginning on page 131. We have included page references in this summary to direct you to a more complete description of the topics presented below.

        All references to "Cypress," "the Company," "we," "us," or "our" in this proxy statement refer to Cypress Semiconductor Corporation, a Delaware corporation; all references to "Infineon" refer to Infineon Technologies AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany; all references to "Merger Sub" refer to IFX Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Infineon formed solely for the purpose of entering into the merger agreement and engaging in the transactions contemplated by the merger agreement; all references to "Cypress common stock" refer to the common stock, $0.01 par value per share, of Cypress; all references to "share" or "shares" refer to a share or shares of Cypress common stock; all references to the "Board" refer to the board of directors of Cypress; all references to the "merger" refer to the merger of Merger Sub with and into Cypress, with Cypress surviving as a wholly owned subsidiary of Infineon; unless otherwise indicated or as the context otherwise requires, all references to the "merger agreement" refer to the Agreement and Plan of Merger, dated as of June 3, 2019, by and among Cypress, Infineon and Merger Sub, a copy of which is included as Annex A to this proxy statement and incorporated by reference herein, as amended or modified from time to time. Cypress, following the completion of the merger, is sometimes referred to in this proxy statement as the "surviving corporation."

The Parties

Cypress (see page 31)

        Cypress manufactures and sells advanced embedded system solutions for automotive, industrial, consumer and enterprise end markets. Our microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and help with speed to market. Cypress is committed to providing customers with quality support and engineering resources. Cypress was incorporated in California in December 1982 and reincorporated in Delaware in September 1986. Our stock is listed on the NASDAQ under the ticker symbol "CY". Our corporate headquarters are located at 198 Champion Court, San Jose, California 95134, and our main telephone number is (408) 943-2600. We maintain a website at www.cypress.com.

        Additional information about Cypress is contained in our public filings with the U.S. Securities and Exchange Commission (the "SEC") that are incorporated by reference herein. See the section entitled "Where You Can Find More Information."

Infineon (see page 31)

        Infineon is a world leader in semiconductor solutions that make life easier, safer and greener. In the 2018 fiscal year (ending 30 September), Infineon reported sales of €7.6 billion with about 40,100 employees worldwide. Infineon is listed on the Frankfurt Stock Exchange (ticker symbol: IFX) and in the USA on the over-the-counter market OTCQX International Premier (ticker symbol: IFNNY). Infineon's principal executive offices are located at Am Campeon 1-15, 85579 Neubiberg, Germany and its telephone number is +49-89-234-65555.

Merger Sub (see page 31)

        Merger Sub, a Delaware corporation and a wholly owned subsidiary of Infineon, was formed on May 23, 2019 solely for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into Cypress, and the separate corporate existence of Merger Sub will cease. Merger Sub's principal executive offices are located at 101 N. Sepulveda Blvd., El Segundo, CA 90245 and its telephone number is +49-89-234-65555.

The Special Meeting

Date, Time and Place (see page 32)

        The special meeting of Cypress stockholders (the "special meeting") is scheduled to be held at 198 Champion Court, San Jose, California 95134 on August 27, 2019 at 10:00 a.m., Pacific Time.

Purpose of the Special Meeting (see page 32)

        The special meeting is being held in order to consider and vote on the following proposals:

  •
  To adopt the merger agreement (the "merger proposal");

  •
  To approve, on a non-binding, advisory basis, compensation that will be paid or may become payable to the named executive officers of Cypress in connection with the merger (the "named executive officer merger-related compensation proposal"); and

  •
  To approve a proposal that will give Cypress the authority to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal (the "adjournment proposal").

        Stockholders may also be asked to transact any other business that may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the Board.

        The Board reviewed and considered the terms and conditions of the proposed merger with the assistance of Cypress's management ("management") and outside legal counsel and financial advisors. After consideration of various factors more fully described in this proxy statement, the Board unanimously:

  •
  determined that it is in the best interests of Cypress and the stockholders of Cypress, and declared it advisable, to enter into the merger agreement providing for the merger in accordance with the DGCL;

  •
  approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the consummation of the merger upon the terms and subject to the conditions set forth in the merger agreement; and

  •
  adopted a resolution adopting and approving the merger agreement and recommending the merger agreement be adopted by the stockholders of Cypress.

        The Board unanimously recommends that Cypress stockholders vote "FOR" the merger proposal, "FOR" the named executive officer merger-related compensation proposal and "FOR" the adjournment proposal.

        Cypress stockholders representing a majority of the outstanding shares of Cypress common stock entitled to vote thereon must vote to approve the merger proposal as a condition for the merger to occur. If the Cypress stockholders fail to approve the merger proposal by the requisite vote, the merger will not occur.

Record Date; Stockholders Entitled to Vote (see page 33)

        Only holders of record of shares of Cypress common stock as of the close of business on July 11, 2019, the record date for the special meeting (the "record date"), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. As of the close of business on July 11, 2019, 369,130,782 shares of Cypress common stock were issued and outstanding, held by approximately 1,248 holders of record.

        Holders of shares of Cypress common stock are entitled to one vote for each share of Cypress common stock they own as of the close of business on the record date.

        We are commencing our solicitation of proxies on or about July 18, 2019. We will continue to solicit proxies until the date of the special meeting. Each holder of record of shares of Cypress common stock as of the close of business on the record date will receive notice of the special meeting and a copy of the proxy statement and have the opportunity to vote on the matters described in the proxy statement. Proxies received from persons who are not holders of record of shares of Cypress common stock as of the close of business on the record date will not be effective.

Quorum (see page 34)

        Under our bylaws, the presence at the special meeting, in person or by proxy, of holders of a majority of the shares of Cypress common stock issued and outstanding as of the close of business on the record date will constitute a quorum. Abstentions will be counted as present at the special meeting for purposes of determining whether a quorum is present at the special meeting. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Cypress to additional expense.

        If you submit (and do not thereafter validly revoke) a properly executed proxy card, even if you abstain from voting, your shares of Cypress common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting, then under our bylaws either (a) the chairman of the special meeting or (b) the stockholders entitled to vote thereat, present in person or represented by proxy, have power to adjourn the special meeting from time to time, without notice other than announcement at the special meeting, until a quorum is present or represented.

Required Vote (see page 34)

        Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Cypress common stock entitled to vote thereon. As a result, if you fail to return your proxy card or otherwise fail to vote your shares at the special meeting, or if you abstain from voting on the merger proposal, it will have the same effect as a vote "AGAINST" the merger proposal. Broker "non-votes" (if any) will also have the same effect as a vote "AGAINST" the merger proposal.

        The outcome of the named executive officer merger-related compensation proposal vote will not be binding on Cypress, the Board, Infineon or the surviving corporation. Therefore, there is no "required vote" on this proposal. In accordance with our bylaws, the Board will consider the proposal to have been approved only if it receives a favorable vote from a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the special meeting. Accordingly, abstentions will have the same effect as votes "AGAINST" the named executive officer merger-related compensation proposal, while failures to vote and broker non-votes (if any) will have NO EFFECT on the outcome of the proposal, assuming a quorum is present.

        Approval of the adjournment proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the adjournment proposal. Accordingly, abstentions will have the same effect as votes "AGAINST" the adjournment proposal, while broker non-votes (if any) or other failures to vote will have NO EFFECT on the outcome of the adjournment proposal, assuming a quorum is present.

Voting at the Special Meeting (see page 35)

        If your shares are registered directly in your name with our transfer agent, you are considered a "stockholder of record." Stockholders of record can vote their shares of Cypress common stock in the following ways: (i) by completing, signing and returning by mail the enclosed proxy card authorizing the persons named as proxies on the proxy card to vote your shares at the special meeting, (ii) by submitting a proxy by telephone using the toll-free number (1-800-690-6903), (iii) by submitting a proxy over the Internet at the website at www.proxyvote.com or (iv) attending the special meeting and voting your shares in person. Even if you plan to be present at the special meeting, Cypress encourages you to complete and mail the enclosed card to vote your shares by proxy or vote by telephone or the Internet to ensure that your shares are represented and voted at the special meeting.

        If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in "street name" and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. Stockholders who own their shares in "street name" are not able to vote at the special meeting unless they have a "legal proxy", executed in their favor, from their broker, bank or other nominee of the stockholder of record of their shares giving them the right to vote the shares at the special meeting.

        You may revoke your proxy at any time prior to the vote at the special meeting by delivering to Cypress's Corporate Secretary a signed notice of revocation or submitting a later-dated proxy. You may also revoke your proxy by attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of Cypress common stock to be voted.

        Cypress recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the special meeting to ensure that your shares are represented and voted at the special meeting and so that the vote count will not be delayed.

Abstentions and Broker Non-Votes; Failures to Vote (see pages 34 & 35)

        Abstentions.    An "abstention" occurs when you specifically instruct the proxy holder to abstain from voting your shares (such as by marking "ABSTAIN" on your proxy card or voting instruction form). At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as voting "AGAINST" the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal. If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted "FOR" (i) approval of the merger proposal, (ii) approval of the named executive officer merger-related compensation proposal and (iii) approval of the adjournment proposal.

        Failures to Vote.    If you are a stockholder of record and you fail to return any proxy (by card, phone, or Internet) and do not vote at the special meeting, your inaction will have the same effect as voting "AGAINST" the merger proposal, but will have NO EFFECT on the named executive officer merger-related compensation proposal nor the adjournment proposal, assuming that a quorum is present.

        If you hold your shares in "street name," it is critical that you cast your vote by instructing your broker, bank or other nominee on how to vote if you want your vote to be counted at the special meeting. Brokers are not permitted to exercise discretionary voting authority regarding any of the proposals at the special meeting. If you are a beneficial owner of Cypress stock and you fail to issue voting instructions to your broker, bank or other nominee, your inaction will have the same effect as voting "AGAINST" the merger proposal, but will have NO EFFECT on the named executive officer merger-related compensation proposal nor the adjournment proposal, assuming that a quorum is present.

        Broker Non-Votes.    Cypress does not expect to receive any broker non-votes at the special meeting. Brokers who receive no voting instructions from their clients will not be able to vote such client's shares on any of the proposals at the special meeting. Therefore, if you hold shares through a broker, it is critical that you submit voting instructions to your broker if you want your vote to be counted.

Solicitation of Proxies (see page 37)

        The Board is soliciting your proxy, and Cypress will bear the cost of soliciting proxies. Morrow Sodali LLC ("Morrow") has been retained to assist with the solicitation of proxies. Morrow will be paid approximately $17,500 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. On or about July 18, we will begin soliciting proxies from holders of record and beneficial owners as of the close of business on the record date and will continue to solicit proxies until the date of the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Cypress common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Morrow or, without additional compensation by certain of Cypress's directors, officers and employees.

Adjournment (see page 37)

        In addition to the merger proposal and the named executive officer merger-related compensation proposal, Cypress stockholders are also being asked to approve the adjournment proposal, which will give Cypress authority to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the chairman of the special meeting or the stockholders acting by the affirmative vote of the holders of a majority of the shares of Cypress common stock present or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting to another place, date or time until a quorum is represented. If the adjournment is for more than 30 days, a new record date must be set for the adjourned special meeting and a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

 The Merger

        The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the full text of the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated herein by reference. We encourage you to read the merger agreement carefully and in its entirety because it is the principal legal agreement that governs the merger.

Structure of the Merger (see page 42)

        If the merger is completed, then, at the effective time of the merger (the "effective time"), Merger Sub will merge with and into Cypress, the separate corporate existence of Merger Sub will cease and Cypress will survive the merger as a wholly owned subsidiary of Infineon.

Merger Consideration (see page 42)

        Upon the terms and subject to the conditions of the merger agreement, at the effective time, Cypress stockholders will have the right to receive $23.85 in cash, without interest and subject to any applicable tax withholding, for each share of Cypress common stock that they own immediately prior to the effective time (other than shares owned by Infineon, Cypress, or their respective direct or indirect wholly owned subsidiaries and not held on behalf of third parties and shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the "DGCL")) (the "per share merger consideration").

Treatment of Cypress Equity Awards (see page 42)

  Stock Options

        The merger agreement provides that at the effective time, each employee or director stock option to purchase shares of Cypress common stock (a "Cypress option") that is outstanding and unexercised immediately prior to the effective time, whether or not vested, will automatically be cancelled and converted into the right to receive (without interest and subject to any applicable tax withholding) at or as promptly as practicable following the effective time a cash payment equal to the product of (i) the number of shares of Cypress common stock subject to that Cypress option multiplied by (ii) the amount, if any, by which $23.85 exceeds the per share exercise price under that Cypress option immediately prior to the effective time. Each Cypress option that is outstanding and unexercised as of the effective time with a per share exercise price that is equal to or greater than the per share merger consideration will, as of the effective time, be cancelled without the payment of any consideration therefor.

  Restricted Stock Units

        The merger agreement provides that, immediately prior to the effective time, each outstanding restricted stock unit or restricted share of Cypress common stock (each, an "RSU") that is (i) held by a non-employee director, whether vested or unvested, (ii) vested in accordance with its applicable terms and for which shares of Cypress common stock have not yet been issued or (iii) subject to accelerated vesting solely as a result of the completion of the merger in accordance with its applicable terms will be automatically cancelled and converted into the right of the holder of that RSU to receive (without interest and subject to any applicable tax withholding) at or promptly after the effective time, an amount in cash equal to $23.85 multiplied by the total number of shares of Cypress common stock subject to those RSUs immediately prior to the effective time (the "RSU consideration"). The merger agreement also provides that, immediately prior to the effective time, with respect to each subsequent vesting tranche of all then-unvested RSUs that had been outstanding as of the date of the merger agreement, 50% of the total number of RSUs subject to such vesting tranche will automatically be cancelled and converted into the right of the holder of that RSU to receive (without interest and subject to any applicable tax withholding) at or promptly after the effective time, the RSU consideration. The RSUs that are (1) held by non-employee directors, (2) vested in accordance with their applicable terms and for which shares of Cypress common stock have not yet been issued or (3) subject to accelerated vesting solely as a result of the completion of the merger in accordance with their applicable terms or the terms of the merger agreement as described in this paragraph are collectively referred to as "Vested RSUs."

        In addition, immediately prior to the effective time, each outstanding RSU that is not a Vested RSU (an "Unvested RSU") will automatically be cancelled and converted into a right of the holder to receive the RSU consideration on the same vesting schedule that applied immediately prior to the effective time, and will become payable on the applicable vesting date for the corresponding Unvested RSU, subject to the holder's continued employment through such applicable vesting date. The payment of the RSU consideration for the Unvested RSUs will be subject to acceleration (to the first payroll date after the date of the relevant qualifying termination, as defined below) if following the effective time but prior to the applicable vesting date, the holder's employment is terminated by Infineon or any of its affiliates for any reason other than for cause (as that term is defined on page 43) or is terminated by the holder for good reason (as that term is defined on page 44) (each, a "qualifying termination").

  Performance-Based Equity Awards

        The merger agreement provides that, immediately prior to the effective time, each outstanding performance vesting restricted share unit (a "PSU") (other than the Cypress 2019 long-term incentive plan PSUs (each, a "2019 LTIP PSU")) will automatically be cancelled and converted into the right of the holder of that PSU to receive (without interest and subject to any applicable tax withholding) an amount in cash equal to $23.85 multiplied by the maximum number of shares of Cypress common stock subject to that PSU immediately prior to the effective time. The merger agreement also provides that, immediately prior to the effective time, each 2019 LTIP PSU will automatically be cancelled and converted into the right of the holder of that PSU to receive (without interest and subject to any applicable tax withholding) an amount in cash equal to $23.85 multiplied by the number of shares subject to that PSU immediately prior to the effective time calculated by assuming that the applicable performance goals for that 2019 LTIP PSU are achieved at 150% of target and then adjusting that number based on Cypress's relative total shareholder return as measured immediately prior to the effective time in accordance with the terms of the 2019 LTIP PSUs. The cash amounts that the PSUs will be converted into as described in the preceding two sentences are collectively referred to in this proxy statement as the "PSU consideration."

        The PSU consideration will vest and be payable by the surviving corporation on the applicable vesting date for the corresponding PSU, subject to the holder's continued employment through such applicable vesting date. However, the holders of PSUs will receive the same protection following a qualifying termination as provided to the holders of Unvested RSUs described above.

  Cypress Employee Stock Purchase Plan

        With respect to the Cypress Employee Stock Purchase Plan, amended and restated as of January 1, 2019 (the "ESPP"), the merger agreement requires Cypress to take all actions as reasonably necessary to provide that, among other things, (i) participation in the ESPP after the date of the merger agreement will be limited to Cypress employees who participate in the ESPP as of the date of the merger agreement, (ii) employees who participate in the ESPP may not increase their payroll deductions or purchase elections from those in effect as of the date of the merger agreement, (iii) no new offering periods under the ESPP will commence during the period between the date of the merger agreement and the effective time and (iv) the ESPP will terminate as of immediately prior to the effective time.

Treatment of Cypress Convertible Notes (see page 44)

        Under the merger agreement, each holder of Cypress's outstanding convertible notes, which include the 2.00% Exchangeable Senior Notes due 2020, the 4.50% Convertible Senior Notes due 2022 and the 2.00% Convertible Senior Notes due 2023 (collectively, the "Convertible Notes"), will, on the terms of their applicable indenture, be entitled to either (a) convert or exchange that holder's applicable Convertible Notes only into a right to receive (without interest) an amount in cash for each $1,000 principal amount of the Convertible Notes held by that holder equal to $23.85 multiplied by the applicable conversion rate (subject to certain make-whole adjustments) in effect on the applicable conversion date for the relevant Convertible Notes or (b) require the surviving corporation to repurchase that holder's applicable Convertible Notes (or any portion of principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof), for cash on a date specified by Cypress in accordance with the applicable Convertible Notes indenture at the applicable Fundamental Change Repurchase Price (as defined in the relevant Convertible Notes indenture). Alternatively, holders of the Convertible Notes can continue to hold their Convertible Notes, which following the effective time will only be convertible or exchangeable into cash as described above.

Recommendation of the Board of Directors (see page 33)

        The Board reviewed and considered the terms and conditions of the proposed merger with the assistance of Cypress's management ("management") and outside legal counsel and financial advisors. After consideration of various factors more fully described in this proxy statement, the Board unanimously:

  •
  determined that it is in the best interests of Cypress and the stockholders of Cypress, and declared it advisable, to enter into the merger agreement providing for the merger in accordance with the DGCL,

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  approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the consummation of the merger upon the terms and subject to the conditions set forth in the merger agreement and

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  adopted a resolution adopting and approving the merger agreement and recommending the merger agreement be adopted by the stockholders of Cypress.

        Certain factors considered by the Board in reaching its decision to adopt the merger agreement can be found in the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger" beginning on page 56.

        The Board unanimously recommends that the Cypress stockholders vote:

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  "FOR" the merger proposal;

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  "FOR" the named executive officer merger-related compensation proposal; and

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  "FOR" the adjournment proposal.

Opinion of Morgan Stanley & Co. LLC (see page 62)

        In connection with the merger, Morgan Stanley & Co. LLC ("Morgan Stanley") rendered to the Board its oral opinion, subsequently confirmed in writing, that as of June 2, 2019, and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share merger consideration to be received by the holders of shares of Cypress common stock (other than the holders of the cancelled shares (as defined in the section entitled "The Merger—Merger Consideration" beginning on page 42)) pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Cypress common stock, as set forth in the opinion and as more fully described in the section entitled "The Merger—Opinion of Morgan Stanley & Co. LLC" beginning on page 62.

        The full text of the written opinion of Morgan Stanley, dated as of June 2, 2019, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley's opinion carefully and in its entirety. Morgan Stanley's opinion was directed to the Board, in its capacity as such, and addresses only the fairness from a financial point of view of the per share merger consideration to be received by the holders of shares of Cypress common stock (other than the holders of the cancelled shares) pursuant to the merger agreement as of the date of the opinion and does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute an opinion or a recommendation as to how Cypress's stockholders should vote at the special meeting.

Interests of Cypress's Executive Officers and Directors in the Merger (see page 75)

        In considering the recommendation of the Board, Cypress stockholders should be aware that certain directors and executive officers of Cypress will have interests in the proposed merger that are different from, or in addition to, the interests of Cypress stockholders generally and that may create potential conflicts of interest. These interests are described in more detail in the section entitled "The Merger—Interests of Cypress's Executive Officers and Directors in the Merger," beginning on page 75, and with respect to the named executive officers of Cypress, are quantified in the "Golden Parachute Compensation" table included in the section entitled "The Merger—Interests of Cypress's Executive Officers and Directors in the Merger—Potential Merger-Related Payments to Named Executive Officers" beginning on page 82. The Board was aware of these interests and considered them when it adopted the merger agreement and approved the merger.

        These interests include:

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  Cypress's President and Chief Executive Officer is entitled to severance pay and other benefits under the terms of his employment agreement in the event of a qualifying termination (as defined in his employment agreement) of employment that occurs at any time;

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  Each of Cypress's other executive officers is entitled to severance pay under a Change of Control Severance Agreement in the event of a qualifying termination (as defined in the applicable Severance Agreement) of employment during the three-month period prior to or the two-year period following the date of the merger;

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  Each Cypress option held by Cypress's executive officers, whether vested or unvested, will be cancelled and converted into the right to receive an amount equal to the per share merger consideration less the exercise price of the Cypress option, payable at or as promptly as practicable following the effective time;

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  Fifty percent (50%) of the RSUs held by each of Cypress's executive officers as of immediately prior to the effective time will be converted into the fully vested right to receive payment of the per share merger consideration following the date of the merger and his or her Unvested RSUs will be converted into a cash award equal to the per share merger consideration payable on the applicable vesting date for the corresponding Unvested RSU, subject to the executive officer's continued employment on that vesting date, or upon an earlier qualifying termination;

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  Each award of PSUs held by each of Cypress's executive officers as of immediately prior to the effective time will be converted into a cash award having a value equal to the per share merger consideration multiplied by the number of shares covered by the award at the time the merger closes calculated by assuming that the applicable performance goals are achieved at (a) 150% of the target number of shares subject to that PSU award at the time the merger closes (as further adjusted by the applicable total shareholder return multiplier as measured immediately prior to the closing of the merger) for the 2019 LTIP PSUs and (b) the maximum number of shares that can be earned thereunder for all other PSU awards, which cash awards will vest and be payable on the applicable vesting date for the corresponding PSU, subject to the executive officer's continued employment on that vesting date, or upon an earlier qualifying termination;

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  All equity awards held by non-employee members of the Board will be converted into the right to receive the per share merger consideration (less the exercise price for any of those awards that are Cypress options) promptly after the effective time; and

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  Cypress's directors and executive officers are entitled to indemnification and insurance arrangements pursuant to the merger agreement and Cypress's organizational documents.

        These interests are discussed in more detail in the section entitled "The Merger—Interests of Cypress's Executive Officers and Directors in the Merger," beginning on page 75.

Financing of the Merger (see page 84)

        The consummation of the merger is not subject to any financing conditions. Cypress anticipates that the total amount of funds necessary to consummate the merger and the related transactions will be approximately $10.1 billion. Cypress understands that Infineon intends to use:

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  cash on hand,

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  proceeds received by Infineon from (i) the issuance of new shares by Infineon or its subsidiaries pursuant to any capital increase of Infineon or any of its subsidiaries or (ii) any other debt or equity issuance or asset disposition undertaken by Infineon or any of its subsidiaries, and/or

  •
  funds available to it under its dual-currency term loan facilities agreement, dated June 3, 2019, between, among others, Infineon and Bank of America Merrill Lynch International Designated Activity Company, Credit Suisse International, an affiliate of Credit Suisse Group AG (Credit Suisse Group AG and its affiliates together or individually referred to as "Credit Suisse"), J.P. Morgan Securities PLC and J.P. Morgan Europe Limited, as agent (the "facilities agreement").

Regulatory Approvals (see page 85)

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), we cannot complete the merger until we have given notification and furnished information to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("DOJ"), and until the applicable 30-day waiting period has expired or has been terminated. The completion of the merger is subject to the receipt of antitrust clearance or expiration of the waiting periods pursuant to the competition laws of the European Union, China, Japan, Philippines, South Korea, Taiwan and Vietnam, as well as CFIUS clearance, as defined below.

        On June 17, 2019, Infineon and Cypress each filed a premerger notification and report form under the HSR Act, as a result of which, and as of the date of this proxy statement, the applicable waiting period under the HSR Act is scheduled to expire on July 17, 2019, at 11:59 p.m., Eastern Daylight Time, unless otherwise earlier terminated or extended if the DOJ or FTC requests additional information and documentary material.

        Infineon and Cypress intend to promptly file with the Committee on Foreign Investment in the United States ("CFIUS") a notice of the merger in accordance with Section 721 of the Defense Production Act of 1950, as amended, 50 U.S.C. § 4565, and all regulations promulgated thereunder (31 C.F.R. §§ 800.401 and 402) (the "DPA"). "CFIUS clearance" means that either:

  •
  the parties have received written notice from CFIUS that it has concluded its review (or, if applicable, investigation) and has determined that there are no unresolved national security concerns with respect to the merger and that action under the DPA is concluded; or

  •
  if CFIUS has sent a report to the President of the United States (the "President") requesting the President's decision with respect to the merger, either (i) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the merger or (ii) the time permitted under the DPA for the President to take action to suspend or prohibit the merger has lapsed.

        While we have no reason to believe it will not be possible to complete the required antitrust review in a timely manner, there is no certainty that this review will be completed within the period of time contemplated by the merger agreement or that the completion of this review would not be conditioned upon actions that would be materially adverse to Cypress and its subsidiaries, or that a regulatory challenge to the merger will not be made in these, or other, jurisdictions. There can be no assurance regarding the ultimate outcome of CFIUS' review or investigation of the merger.

Material U.S. Federal Income Tax Consequences of the Merger (see page 87)

        The exchange of shares of Cypress common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local and other tax laws. You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 127. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Transaction Litigation (See page 88)

        Following the public announcement of the merger agreement, purported stockholders of the Company filed seven lawsuits against the Company and the members of our Board of Directors. Two of the lawsuits are purported class actions and all seven complaints contend, among other things, that the Company's preliminary proxy statement on Schedule 14A, filed on July 2, 2019, misstates or fails to disclose certain allegedly material information in violation of federal securities laws. Each seeks equitable relief, including seeking an injunction of the merger, among other remedies. Although we cannot predict the ultimate outcome of these cases with certainty, the Company believes that these lawsuits are without merit and intends to defend against them vigorously.

Appraisal Rights (see page 88)

        If the merger is completed, Cypress stockholders who do not vote "FOR" the merger proposal are entitled to appraisal rights under Section 262 of the DGCL in connection with the merger, provided that these stockholders meet all of the conditions and follow all of the requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. This means that stockholders who do not wish to accept the per share merger consideration and who meet all of the conditions set forth in Section 262 of the DGCL are entitled to seek appraisal of fair value of their shares of Cypress common stock, as of the effective time, as determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the per share merger consideration. The ultimate amount determined by the Delaware Court of Chancery in an appraisal proceeding to be the fair value per share of Cypress common stock as of the effective time may be less than, equal to or more than the per share merger consideration that a stockholder would otherwise receive under the merger agreement if the merger is consummated.

        To exercise appraisal rights, among other things, a stockholder of record must deliver a written demand for appraisal to Cypress before the vote is taken on the merger proposal, must not vote, in person or by proxy, in favor of the merger proposal, must continue to hold the shares of Cypress common stock of record from the date of making the demand for appraisal through the effective time, and must otherwise follow the procedures prescribed by Section 262 of the DGCL. A stockholder's failure to follow exactly the procedures specified under the DGCL may result in the loss of that stockholder's appraisal rights. See the section entitled "The Merger—Appraisal Rights" beginning on page 88 and the text of Section 262 of the DGCL reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of Cypress common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, because the demand for appraisal rights must be made by the record holder, you should consult with your broker, bank or other nominee to determine the appropriate procedures for that broker, bank or other nominee to make a demand for appraisal on your behalf. Stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. Stockholders also should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, "fair value" under Section 262 of the DGCL.

Expected Timing of the Merger

        Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the merger proposal, the parties to the merger agreement expect to complete the merger by the end of calendar year 2019 or early 2020. However, Cypress cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, including the approval of the merger proposal, receipt of CFIUS clearance and requisite antitrust approvals, the exact timing of the merger cannot be determined at this time and we cannot guarantee that the merger will be completed. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the satisfaction or, to the extent permitted, waiver of all conditions to the consummation of the merger (as described in the section entitled "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 117).

Restrictions on Solicitation of Competing Acquisition Proposals (see page 107)

        From and after the date of the merger agreement until the effective time or, if earlier, the valid termination of the merger agreement, Cypress is subject to restrictions on its ability to solicit third-party proposals relating to alternative acquisition proposals or to provide information to and engage in discussions or negotiations with third parties in relation to any alternative acquisition proposals (subject to certain exceptions prior to the approval of the merger proposal by Cypress stockholders at the special meeting). Specifically, Cypress will not, and will cause its controlled subsidiaries not to (and will direct its and their respective directors, officers, employees, investment bankers, attorneys, accountants, agents and other advisors or representatives not to):

  •
  initiate, solicit or knowingly encourage or facilitate any inquiries with respect to any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

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  engage in, continue or otherwise participate in, any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information to, any person in connection with any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (other than informing any person of the existence of the provisions of the non-solicitation provisions and exceptions);

  •
  publicly endorse or recommend, or propose publicly to endorse or recommend, any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

  •
  execute or enter into, any definitive agreement or any letter of intent, memorandum of understanding or agreement in principle relating to any acquisition proposal (other than an acceptable confidentiality agreement) (an "alternative acquisition agreement") or approve any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

  •
  withhold, withdraw, qualify, amend or modify in a manner adverse to Infineon, the recommendation of the Board that the Cypress stockholders vote for the merger proposal (the "Recommendation") or fail to include the Recommendation in this proxy statement;

  •
  take formal action or make any recommendation in connection with a tender offer or exchange offer relating to securities of Cypress other than a recommendation against that offer or a "stop, look and listen" communication by the Board pursuant to Rule 14d-9(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  •
  if a tender offer or exchange offer that relates to the securities of Cypress is commenced, fail to publicly recommend against acceptance of that tender offer or exchange offer by the stockholders of Cypress within 10 business days after the commencement thereof;

  •
  following an acquisition proposal becoming publicly known, fail to publicly reaffirm the Recommendation within 10 business days after receipt of a written request by Infineon to so reaffirm (except that Cypress will have no obligation to reaffirm the Recommendation more than once with respect to any publicly known acquisition proposal (with modification to the financial terms thereof or any other material term thereof constituting a new acquisition proposal)); or

  •
  resolve, publicly propose or agree to do any of the foregoing.

        Cypress agreed to, and to cause each of its subsidiaries to, and to direct its and their respective directors, officers, employees, investment bankers, attorneys, accountants, agents and other advisors or representatives to, immediately upon the signing of the merger agreement cease any solicitations, discussions or negotiations with any person (other than Infineon, Merger Sub or any of their respective representatives) in connection with or relating to an acquisition proposal, in each case that existed as of the date of the merger agreement. Cypress also agreed to (i) promptly request each person (other than Infineon, Merger Sub or any of their respective representatives) that has prior to the date of the merger agreement executed a confidentiality agreement in connection with its consideration of acquiring Cypress to return or destroy all confidential information furnished to that person prior to the date of the merger agreement and (ii) terminate any access to any physical or electronic data room previously provided to any such person or its representatives. In addition, Cypress agreed that it will promptly (and in any event within 24 hours of our actual knowledge of any such event) notify Infineon if any expressions of interest or offers with respect to an acquisition proposal are received, any non-public information of Cypress is requested to facilitate an offer for an acquisition proposal, or any discussions or negotiations are sought to be initiated with Cypress or any of its subsidiaries or any of its or their representatives from any person other than Infineon.

        However, prior to approval of the merger proposal by the Cypress stockholders at the special meeting, we may engage in negotiations or discussions with any person or group regarding an acquisition proposal that was not solicited in material breach of the non-solicitation restrictions described above and provide access to those persons to our, and our subsidiaries' properties, books and records and other information in response to a request therefor, if (i) the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that the acquisition proposal could reasonably be expected to constitute, result in or lead to a superior proposal and (ii) in the case of requests for information, we have received an acceptable confidentiality agreement from that person or group requesting information; provided that Cypress will promptly provide to Infineon and Merger Sub any non-public information that is provided to any person given that access that was not previously made available to Infineon or Merger Sub.

        Cypress is not entitled to terminate the merger agreement in order to enter into an agreement for a superior proposal, and the Board may not make a change of its recommendation to vote in favor of the merger proposal unless it complies with certain procedures in the merger agreement, including, if requested, being available to engage in good faith negotiations with Infineon and its representatives during specified periods to permit Infineon to propose modifications to the merger agreement such that any acquisition proposal (or modification thereof) may cease to constitute a superior proposal. If Cypress terminates the merger agreement in order to accept a superior proposal or makes a change of its recommendation to vote in favor of the merger proposal, it must pay a $330 million termination fee to Infineon. For more information, see the section entitled "The Merger Agreement—Restrictions on Solicitation of Competing Acquisition Proposals" beginning on page 107.

Conditions to the Closing of the Merger (see page 117)

        The respective obligation of each party to the merger agreement to effect the merger under the merger agreement is subject to the satisfaction or, to the extent permitted by applicable law, waiver of various conditions, including the following:

  •
  the approval of the merger proposal by the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Cypress common stock entitled to vote thereon;

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  there must have been no law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) enacted, entered, promulgated or enforced by any governmental authority of competent jurisdiction which prohibits, restrains or enjoins the consummation of the merger and which remains in effect;

  •
  (i) the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act, must have expired or been earlier terminated and any required approvals thereunder must have been obtained and (ii) antitrust clearance must have been obtained or expiration of the waiting periods must have occurred pursuant to the competition laws of the European Union, China, Japan, Philippines, South Korea, Taiwan and Vietnam, as further described in the section entitled "The Merger—Regulatory Approvals" beginning on page 85;

  •
  clearance by CFIUS must have been obtained in connection with Section 721 of the DPA, as further described in the section entitled "The Merger—Regulatory Approvals" beginning on page 85;

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  Cypress's, Infineon's and Merger Sub's respective representations and warranties in the merger agreement must be true and correct as of the date of the merger agreement and as of the effective time in the manner described in the section entitled "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 117;

  •
  Cypress, Infineon and Merger Sub must have performed or complied in all material respects with each of their respective obligations, agreements and covenants under the merger agreement at or prior to the effective time in the manner described in the section entitled "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 117; and

  •
  an officer's certificate must have been delivered by each of Cypress and Infineon certifying that the conditions with respect to accuracy of representations and warranties and compliance with obligations, agreements and covenants under the merger agreement have been satisfied by the party delivering the officer's certificate.

Termination of the Merger Agreement (see page 119)

        Cypress or Infineon may terminate the merger agreement under certain circumstances, including:

  •
  by mutual written consent of Infineon and Merger Sub and Cypress;

  •
  if the merger has not occurred on or prior to 5:00 p.m., San Jose, California time, on December 3, 2019 (as may be extended pursuant to the merger agreement) (the "outside date"). However, the outside date will be automatically extended up to two times for a period of five months each, first to May 3, 2020 and then to October 3, 2020 under certain circumstances, if the regulatory conditions to the closing of the merger (as further described in the section entitled "The Merger—Conditions to the Closing of the Merger" beginning on page 117) have not been satisfied. However, the right to terminate the merger agreement under this circumstance will not be available to any party whose action or failure to perform any of its obligations under the merger agreement was the primary cause of the merger not having occurred;

  •
  if any court of competent jurisdiction or other governmental authority located or having jurisdiction in the United States has issued an order, decree or ruling, or taken any other final action permanently restraining, enjoining or otherwise prohibiting the merger and that order, decree, ruling or other action is or will have become final and non-appealable. However, the party seeking to terminate the merger agreement under this circumstance must have used that standard of efforts as is required under the merger agreement to prevent, oppose and remove that restraint, injunction or other prohibition; or

  •
  if the approval of the merger proposal has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken.

        Cypress may terminate the merger agreement by written notice to Infineon:

  •
  if Infineon or Merger Sub breach any of their respective representations, warranties, covenants or agreements, or any representation or warranty is untrue, such that it causes the failure of certain closing conditions to be satisfied and, in either case, the breach or condition is not curable in a manner sufficient to allow the satisfaction of those conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of those conditions within thirty days after written notice by Cypress to Infineon or, if earlier, five business days prior to the outside date. However, Cypress will not have the right to terminate as described if Cypress is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement; or

  •
  prior to the approval of the merger proposal, in order to enter into a definitive written acquisition agreement with respect to a superior proposal that did not result from a material breach of the non-solicitation provisions and related notice procedures in the merger agreement and subject to the payment by Cypress of a $330 million termination fee prior to or concurrently with the termination.

        Infineon may terminate the merger agreement by written notice to Cypress:

  •
  if Cypress breaches any of its representations, warranties, covenants or agreements, or any of its representations or warranties is untrue, such that it causes the failure of certain closing conditions to be satisfied and, in either case, the breach or condition is not curable in a manner sufficient to allow the satisfaction of those conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of those conditions within thirty days after written notice by Infineon to Cypress or, if earlier, five business days prior to the outside date. However, Infineon will not have the right to terminate as described if Infineon is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement; or

  •
  if the Board will have made a change of recommendation (as described in the section entitled "The Merger Agreement—Restrictions on Solicitation of Competing Acquisition Proposals—Exceptions to Non-Solicitation Restrictions; Change of Recommendation" beginning on page 107).

Termination Fees (see page 120)

        Upon termination of the merger agreement under certain specified circumstances, Cypress may be required to pay a termination fee of $330 million to Infineon. Upon termination of the merger agreement under certain specified circumstances, Infineon may be required to pay Cypress a termination fee of $425 million. See the section entitled "The Merger Agreement—Termination Fees" beginning on page 120 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Directors' and Officers' Indemnification and Insurance (see page 113)

        Following the effective time, subject to the limitations set forth in the merger agreement, each of Infineon and the surviving corporation agreed that it will indemnify and hold harmless each current and former director and officer of Cypress or any of its subsidiaries (in each case, to the extent acting in that capacity) for matters existing or occurring prior to the effective time (including the fact that that person is or was a director or officer of Cypress or any of its subsidiaries or any acts or omissions occurring or alleged to occur prior to the effective time) and advance expenses incurred by the indemnified party in the defense of any proceeding (provided that, to the extent required under the laws of the State of Delaware, the person to whom expenses are advanced provides an undertaking to repay those advances if it is ultimately determined that that person is not entitled to indemnification).

        Additionally, the provisions in the surviving corporation's and each of its subsidiaries organizational documents with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers will be no less favorable to those directors and officers than the provisions contained in Cypress's or those subsidiaries' organizational documents as in effect as of the date of the merger agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years after the effective time in any manner that would adversely affect the rights thereunder of any such individuals.

        Additionally, for a period of six years following the effective time of the merger, subject to certain limitations, Infineon will maintain, or will cause the surviving corporation to maintain, at no expense to the beneficiaries, either the existing policies of the directors' and officers' liability insurance and fiduciary liability insurance maintained by Cypress and its subsidiaries (provided that a policy may be substituted therefor if it has at least the same coverage, with deductibles no larger than in the existing policies and containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the effective time and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance. Subject to certain limitations, at Cypress's option, Cypress may purchase from insurance carriers with comparable credit ratings, no later than the effective time, a six year prepaid "tail policy" providing at least the same coverage and amounts, with deductibles no larger than in the existing policies and containing terms and conditions that are no less advantageous to the insured than the existing policies maintained by Cypress and its subsidiaries with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated hereby, and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance.

        See the section entitled "The Merger Agreement—Directors' and Officers' Indemnification and Insurance" beginning on page 113 for further information.

Delisting and Deregistration of Cypress Common Stock (see page 112)

        As promptly as practicable following the completion of the merger, Cypress common stock will be delisted from the NASDAQ and deregistered under the Exchange Act.

Market Prices of Cypress Common Stock (see page 124)

        The closing sales price of Cypress common stock on the NASDAQ on July 11, 2019, the latest practicable date before the printing of this proxy statement, was $22.44 per share. The closing sales price of Cypress common stock on the NASDAQ on May 28, 2019, the last trading day prior to the date on which media reports of interest in potential strategic transactions involving Cypress were first published was $15.40 per share. You are urged to obtain current market quotations for Cypress common stock when considering whether to approve the merger proposal.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.

Q.    Why am I receiving these proxy materials?

A.
On June 3, 2019, Cypress entered into the merger agreement providing for the merger of Merger Sub with and into Cypress, pursuant to which Cypress will survive the merger as a wholly owned subsidiary of Infineon. A copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the merger, Cypress stockholders must vote to approve the merger proposal. The approval of the merger proposal by our stockholders is a condition to the consummation of the merger. See the section entitled "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 117. You are receiving this proxy statement in connection with the solicitation by the Board of proxies from Cypress stockholders in favor of the merger proposal.

You are also being asked to vote on a proposal to approve on a non-binding, advisory basis, compensation that will be paid or may become payable by Cypress to the named executive officers of Cypress in connection with the merger and on a proposal that will give Cypress the authority to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement and the special meeting and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting and to ensure that your shares are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q.    What is the proposed transaction?

A.
If the merger proposal is approved by Cypress stockholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into Cypress. Cypress will be the surviving corporation in the merger and will become privately held as a wholly owned subsidiary of Infineon.

Q.    What will I receive in the merger if it is completed?

A.
Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive the per share merger consideration, which represents a premium of (i) approximately 55% over Cypress's closing stock price on May 28, 2019, the last trading day prior to the date on which media reports of interest in potential strategic transactions involving Cypress were first published and (ii) approximately 46% over the unaffected 30-day volume-weighted average share price of Cypress common stock during the period from April 15, 2019 to May 28, 2019. For example, if you own 100 shares of Cypress common stock, you will be entitled to receive $2,385.00 in cash in exchange for your shares, without interest and subject to any applicable tax withholding. You will not be entitled to receive shares in the surviving corporation or in Infineon.

Q.    Where and when is the special meeting, and who may attend? What do I need to bring if I plan to attend the special meeting?

A.
The special meeting will be held at 198 Champion Court, San Jose, California 95134 on August 27, 2019 at 10:00 a.m., Pacific Time. Stockholders of record as of the close of business on the record date of the special meeting and their duly appointed proxy holders may attend the special meeting. If you are a stockholder of record as of the close of business on the record date (meaning that you held shares directly with our transfer agent, Computershare Trust Company, N.A., as of the close of business on July 11, 2019) your name will appear on our stockholder list, and you will be able to gain entry to the special meeting with any form of valid, government-issued photo identification.

Beneficial owners holding stock in brokerage accounts or otherwise in "street name" and wishing to attend the special meeting and vote in person will need to bring a "legal proxy," executed in their favor, from their broker, bank or other nominee, giving them the right to vote their shares at the special meeting. Beneficial owners who have not obtained a "legal proxy" but who wish to attend the special meeting will need to present evidence at the door that they held shares of Cypress common stock as of the close of business on the record date. If you are such a beneficial owner you could bring, for example, any of our proxy solicitation materials bearing your pre-printed name and address or a copy of your account statement or a letter from your broker, bank, or other nominee reflecting your ownership of shares of Cypress common stock as of the close of business on the record date (note, however, that you will not be able to vote at the special meeting unless you obtain and bring to the special meeting a "legal proxy" as described above). All stockholders and proxyholders should bring valid, government-issued photo identification (such as a driver's license or passport).

Alternatively, you may make arrangements in advance by contacting our Investor Relations Department by (a) mail at Cypress Semiconductor Corporation, Attention: Investor Relations 198 Champion Ct., San Jose, CA 95134, (b) telephone at (408) 943-2600, or (c) e-mail at investorrelations@cypress.com.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Q.    Who can vote at the special meeting?

A.
All Cypress stockholders of record as of the close of business on July 11, 2019, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting, or any adjournment or postponement thereof. Each share of Cypress common stock issued and outstanding as of the close of business on the record date is entitled to one vote on all matters that come before the special meeting. As of the close of business on July 11, 2019, there were 369,130,782 shares of Cypress common stock issued and outstanding, held by approximately 1,248 holders of record.

Each holder of record of shares of Cypress common stock as of the close of business on the record date will receive notice of the special meeting and a copy of the proxy statement and have the opportunity to vote on the matters described in the proxy statement. Proxies received from persons who are not holders of record of shares of Cypress common stock as of the close of business on the record date will not be effective. If you are the beneficial owner of shares held in "street name," you will have to follow the instructions provided by your broker, bank or other nominee in order to submit voting instructions to that broker, bank or other nominee.

Q.    What matters will be voted on at the special meeting?

A.
At the special meeting, you will be asked to consider and vote on the following proposals:

•
the merger proposal;

•
the named executive officer merger-related compensation proposal; and

•
the adjournment proposal.

Stockholders may also be asked to transact other business that may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the Board. If other matters are properly presented at the special meeting for consideration and you are a stockholder of record as of the close of business on the record date and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Q.    What is the position of the Board regarding the merger?

A.
After consideration of various factors, the Board has unanimously:

•
determined that it is in the best interests of Cypress and the stockholders of Cypress, and declared it advisable, to enter into the merger agreement providing for the merger in accordance with the DGCL;

•
approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the consummation of the merger upon the terms and subject to the conditions set forth in the merger agreement; and

•
adopted a resolution adopting and approving the merger agreement and recommending the merger agreement be adopted by the stockholders of Cypress.

Q.    How does the Board recommend that I vote on the proposals?

A.
Cypress's Board unanimously recommends that you vote:

•
"FOR" the merger proposal;

•
"FOR" the named executive officer merger-related compensation proposal; and

•
"FOR" the adjournment proposal.

Q.    What vote is required to approve the merger proposal?

A.
Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Cypress common stock entitled to vote thereon. As a result, if you fail to return your proxy card or otherwise fail to vote your shares at the special meeting, or if you abstain from voting on the merger proposal, it will have the same effect as voting "AGAINST" the merger proposal. Broker "non-votes" (if any) will also have the same effect as votes "AGAINST" the merger proposal.

Q.    What vote is required to approve the named executive officer merger-related compensation proposal and the adjournment proposal?

A.
If a quorum is present, the adjournment proposal will be approved only if a majority of the votes entitled to be cast on the proposal by stockholders who are present in person or represented by proxy at the special meeting are cast in favor of the adjournment proposal. Accordingly, abstentions will have the same effect as votes "AGAINST" the adjournment proposal, while failures to vote and broker non-votes (if any) will have NO EFFECT on the outcome of the adjournment proposal, assuming a quorum is present.

  The outcome of the named executive officer merger-related compensation proposal vote will not be binding on Cypress, the Board, Infineon or the surviving corporation. Therefore, there is no "required vote" on this proposal. In accordance with our bylaws, the Board will consider the proposal to have been approved only if a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the special meeting are voted in favor of the proposal. Accordingly, abstentions will have the same effect as votes "AGAINST" the named executive officer merger-related compensation proposal, while failures to vote and broker non-votes (if any) will have NO EFFECT on the outcome of the named executive officer merger-related compensation proposal, assuming a quorum is present.

Q.    Do you expect the merger to be taxable to Cypress stockholders?

A.
The exchange of shares of Cypress common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local and other tax laws. You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 127. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q.    What other effects will the merger have on Cypress?

A.
If the merger is completed, Cypress common stock will be delisted from the NASDAQ and deregistered under the Exchange Act, and Cypress will no longer be required to file periodic reports with the SEC with respect to Cypress common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, shares of Cypress common stock will no longer be publicly traded and you will no longer have any interest in Cypress's future earnings or growth. In addition, each share of Cypress common stock you hold will represent only the right to receive the per share merger consideration. Cypress will also become a wholly owned subsidiary of Infineon at the effective time.

Q.    When is the merger expected to be completed?

A.
Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the merger proposal, the parties to the merger agreement expect to complete the merger by the end of calendar year 2019 or early 2020. However, Cypress cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, including the approval of the merger proposal, receipt of CFIUS clearance and requisite antitrust approvals, the exact timing of the merger cannot be determined at this time and we cannot guarantee that the merger will be completed.

Q.    What happens if the merger is not completed?

A.
If the merger proposal is not approved by Cypress stockholders, or if the merger is not completed for any other reason, Cypress stockholders will not receive any payment for their shares of Cypress common stock in connection with the merger agreement or the transactions contemplated thereby. Instead, Cypress will remain an independent public company and shares of Cypress common stock will continue to be listed and traded on the NASDAQ. If the merger agreement is terminated under specified circumstances, Cypress may be required to pay Infineon a termination fee of

  $330 million, or Infineon may be required to pay Cypress a termination fee of $425 million. See the section entitled "The Merger Agreement—Termination Fees" beginning on page 120 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Q.    How will our directors and executive officers vote on the merger proposal?

A.
The directors and officers of Cypress have informed Cypress that, as of the date of this proxy statement, they intend to vote their respective shares of Cypress common stock in favor of the merger proposal.

As of July 11, 2019, the directors and executive officers of Cypress owned, in the aggregate, 1,846,926 shares of Cypress common stock, representing 0.53% of the issued and outstanding shares of Cypress common stock entitled to vote at that time.

Q.    Do any of Cypress's directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.
Yes. In considering the recommendation of the Board with respect to the merger proposal, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these differing interests, to the extent those interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, and in unanimously recommending that the merger proposal be approved by the Cypress stockholders. See the section entitled "The Merger—Interests of Cypress's Executive Officers and Directors in the Merger" beginning on page 75.

Q.    Why am I being asked to consider and vote on the named executive officer merger-related compensation proposal?

A.
The SEC rules require Cypress to seek approval on a non-binding, advisory basis with respect to compensation that will be paid or may become payable to the named executive officers of Cypress in connection with the merger. Approval of the named executive officer merger-related compensation proposal is not required to complete the merger.

Q.    Who is soliciting my vote? Who will pay for the cost of this proxy solicitation?

A.
The Board is soliciting your proxy, and Cypress will bear the cost of soliciting proxies. Morrow has been retained to assist with the solicitation of proxies. Morrow will be paid approximately $17,500 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. On or about July 18, 2019, we will begin soliciting proxies from holders of record and beneficial owners as of the close of business on the record date and will continue to solicit proxies until the date of the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks or other nominees to beneficial owners of shares of Cypress common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Morrow or, without additional compensation, by certain of Cypress's directors, officers and employees.

Q.    What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?

A.
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q.    How do I vote if my shares are registered directly in my name?

A.
If your shares are registered directly in your name with our transfer agent, you are considered a "stockholder of record." Stockholders of record can vote their shares of Cypress common stock in the following ways:

•
By Mail:  If you are a stockholder of record and elect to receive a paper copy of your proxy materials, you can vote by marking, dating and signing the proxy card and returning it by mail in the enclosed postage-paid envelope.

•
By Internet or Telephone:  You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card or on the secured website. You can vote using a touchtone telephone by calling (800) 690-6903. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote via proxy over the Internet or by telephone. If you submit your vote via proxy over the Internet or by telephone, you do not have to mail in a proxy card.

•
At the Special Meeting:  If you are a stockholder of record planning to attend the special meeting and wish to vote your shares in person, we will give you a ballot at the special meeting.

Even if you plan to be present at the special meeting, we encourage you to complete and mail the enclosed card to vote your shares by proxy or vote by telephone or the Internet. Telephone and Internet voting facilities for stockholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on August 26, 2019. Proxy cards mailed by holders of record must be received no later than August 26, 2019 in order to be assured of being counted in the vote.

If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. Stockholders who own their shares in "street name" are not able to vote at the special meeting unless they have a "legal proxy," executed in their favor, from their broker, bank or other nominee.

Q.    How do I vote if my shares are held in the name of my broker, bank or other nominee?

A.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in "street name" and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. Stockholders who own their shares in "street name" are not able to vote at the special meeting unless they have a "legal proxy," executed in their favor, from their broker, bank or other nominee.

Q.    What is a proxy?

A.
A proxy is your legal designation of another person, also referred to as a "proxy," to vote your shares of Cypress common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The paper document used to designate a proxy to vote your shares of Cypress common stock is called a "proxy card."

Q.    If a stockholder gives a proxy, how are the shares voted?

A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way you indicate. When completing the Internet or telephone process on the proxy card, you may specify for your shares to be voted "FOR" or "AGAINST" or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign and return your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Board with respect to each proposal, which will be a vote "FOR" each proposal.

Q.    Can I change or revoke my proxy after it has been submitted?

A.
Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:

•
submitting another proxy over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on August 26, 2019;

•
timely delivering a written notice that you are revoking your proxy to our Corporate Secretary;

•
timely delivering a valid, later-dated proxy card; or

•
attending the special meeting and notifying the election officials that you wish to revoke your proxy or voting by ballot in person at the special meeting. Simply attending the special meeting will not, by itself, revoke your proxy.

If you are the beneficial owner of shares held in "street name," you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your voting instructions.

If you submit a proxy or provide instructions to vote your shares and do not thereafter validly revoke that proxy or change those instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting.

Q.    How many shares of Cypress common stock must be present to constitute a quorum for the special meeting? What if there is no quorum?

A.
Under our bylaws, the presence at the special meeting, in person or by proxy, of holders of a majority of Cypress common stock issued and outstanding as of the close of business on the record date will constitute a quorum. Abstentions will be counted as present at the special meeting for purposes of determining whether a quorum is present, in person or by proxy, at the special meeting. There must be a quorum for business to be conducted at the special meeting. If a quorum is not present, then either the chairman of the special meeting or the stockholders acting by the affirmative vote of the holders of a majority of the shares of Cypress common stock present or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting to another place, date or time (or from time to time) until a quorum is represented. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Cypress to additional expense. If the adjournment is for more than 30 days, a new record date must be set for the adjourned special meeting and a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote.

Q.    What if I abstain from voting on any proposal?

A.
If you attend the special meeting or submit (and do not thereafter validly revoke) a properly executed proxy card, even if you instruct the proxy to abstain from voting, your shares of Cypress common stock will still be counted for purposes of determining whether a quorum is present at the special meeting, but will not be voted on the proposals from which you abstain. As a result, your abstention from voting will have the same effect as a vote "AGAINST" the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

Q.    Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the Internet or in person at the special meeting?

A.
If you are a stockholder of record of Cypress as of the close of business on the record date and you do not attend the special meeting, sign and return your proxy card, vote by submitting your proxy by telephone or vote by submitting your proxy over the Internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum exists. The failure to return your proxy card or otherwise vote your shares at the special meeting will have NO EFFECT on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote required to approve the merger proposal is based on the number of votes entitled to be cast at the special meeting (which is based on the total number of shares of Cypress common stock outstanding as of the close of business on the record date), not just the number of shares that are present in person or represented by proxy at the special meeting. As a result, if you fail to return your proxy card or otherwise vote your shares at the special meeting, it will have the same effect as a vote "AGAINST" the merger proposal.

If you hold your shares in "street name," it is critical that you cast your vote by instructing your broker, bank or other nominee on how to vote if you want your vote to be counted at the special meeting. Brokers are not permitted to exercise discretionary voting authority regarding any of the proposals at the special meeting. If you are a beneficial owner of Cypress stock and you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as voting "AGAINST" the merger proposal, but will have NO EFFECT on the named executive officer merger-related compensation proposal or the adjournment proposal, assuming a quorum is present.

You will have the right to receive the per share merger consideration if the merger proposal is approved and the merger is completed even if your shares are not voted at the special meeting. However, if your shares are not voted at the special meeting, it will have the same effect as a vote "AGAINST" the merger proposal.

Q.    What is a broker non-vote?

A.
Cypress does not expect to receive any broker non-votes at the special meeting. A broker non-vote occurs when (i) a broker, bank or other nominee has discretionary authority to vote on at least one routine proposal at a meeting, but under stock exchange rules is not permitted to vote on other non-routine proposals at the same meeting without instructions from the beneficial owner of its shares and (ii) that beneficial owner fails to provide such instructions. In such a case, the broker submits a vote on the routine proposal(s) and indicates that it lacks authority to vote on the non-routine proposal(s). Such indication is called a broker "non-vote." Because none of the proposals to be voted on at this special meeting are considered routine matters, Cypress does not expect to receive any broker non-votes. If broker non-votes are received, they will have the same effect as votes "AGAINST" the merger proposal, but will have NO EFFECT on the named executive officer merger-related compensation proposal or the adjournment proposal, assuming a quorum is present.

Q.    Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A.
No. Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in "street name" will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.    Am I entitled to exercise dissenter's rights under the DGCL instead of receiving the per share merger consideration for my shares of Cypress common stock?

A.
Yes. Pursuant to Section 262 of the DGCL, if the merger is consummated, Cypress stockholders who do not vote "FOR" the merger proposal are entitled to appraisal rights under the DGCL in connection with the merger, provided that those stockholders meet all of the conditions and follow all of the requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. This means that stockholders who do not wish to accept the per share merger consideration and meet all of the conditions set forth in Section 262 of the DGCL are entitled to seek appraisal of fair value of their shares of Cypress common stock as of the effective time determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration. The ultimate amount determined by the Delaware Court of Chancery in an appraisal proceeding to be the fair value per share of Cypress common stock as of the effective time may be less than, equal to or more than the per share merger consideration that a stockholder would otherwise receive under the merger agreement if the merger is consummated.

To exercise appraisal rights, among other things, a stockholder of record must deliver a written demand for appraisal to Cypress before the vote is taken on the merger proposal, must not vote, in person or by proxy, in favor of the merger proposal, must continue to hold the shares of Cypress common stock of record from the date of making the demand for appraisal through the effective time, and must otherwise follow the procedures prescribed by Section 262 of the DGCL. A stockholder's failure to follow exactly the procedures specified under the DGCL may result in the loss of that stockholder's appraisal rights.

If you hold your shares of Cypress common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, because the demand for appraisal rights must be made by the record holder, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the broker, bank or other nominee to make a demand for appraisal on your behalf. Stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. Stockholders also should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, "fair value" under Section 262 of the DGCL.

Q.    What happens if I sell my shares of Cypress common stock before the completion of the merger?

A.
If you transfer your shares of Cypress common stock, you will have transferred your right to receive the per share merger consideration. In order to receive the per share merger consideration, you must hold your shares of Cypress common stock through the completion of the merger.

Q.    Should I send in my evidence of ownership now?

A.
No. After the merger is completed, you will receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of Cypress common stock for the per share merger consideration. If you are the beneficial owner of shares of Cypress common stock held in "street name," you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of those shares.

Q.    What does it mean if I get more than one proxy card or voting instruction form?

A.
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction form. Please complete and return all of the proxy cards or voting instruction forms you receive (or submit each of your proxies over the Internet or by telephone) to ensure that all of your shares are voted.

Q.    What is householding and how does it affect me?

A.
The SEC's proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders, unless contrary instructions have been received. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, bank or other nominee. A separate copy of these proxy materials will be promptly delivered upon request by contacting our Investor Relations Department by (a) mail at Cypress Semiconductor Corporation, Attention: Investor Relations 198 Champion Ct., San Jose, CA 95134, (b) telephone at (408) 943-2600, or (c) e-mail at investorrelations@cypress.com.

Q.    What will the holders of outstanding Cypress equity awards receive in the merger?

A.
Immediately prior to the effective time:

•
each Cypress option that is outstanding and unexercised immediately prior to the effective time (other than any Cypress option with a per share exercise price that is equal to or greater than the per share merger consideration, which will be cancelled without payment) will be cancelled and converted into the right to receive (without interest and subject to any applicable tax withholding) in cash the product of (i) the number of shares of Cypress common stock subject to that Cypress option multiplied by (ii) the amount, if any, by which $23.85 exceeds the per share exercise price under that Cypress option immediately prior to the effective time;

•
each outstanding Vested RSU will automatically be cancelled and converted into the right to receive (without interest and subject to any applicable tax withholding) in cash an amount equal to $23.85 multiplied by the total number of shares of Cypress common stock subject to those Vested RSUs immediately prior to the effective time (i.e., the RSU consideration);

  •
  each outstanding Unvested RSU will automatically be cancelled and converted into a right of the holder to receive the RSU consideration, which will vest and be payable on the applicable vesting date for the corresponding Unvested RSU, subject to the holder's continued employment through such vesting date. However, if following the effective time, but prior to the applicable vesting date, the employment of a holder of Unvested RSUs is terminated in connection with a qualifying termination, then the payment of the RSU consideration to that holder will be accelerated to the first payroll date after the date of the termination;

  •
  each outstanding PSU (other than the Cypress 2019 LTIP PSUs) will automatically be cancelled and converted into the right of the holder of that PSU to receive (without interest and subject to any applicable tax withholding) an amount in cash equal to $23.85 multiplied by the maximum number of shares of Cypress common stock subject to that PSU immediately prior to the effective time. This consideration will vest and be payable by the surviving corporation, subject to the holder's continued employment through the applicable vesting date for the corresponding PSU;

  •
  each outstanding 2019 LTIP PSU will automatically be cancelled and converted into the right of the holder of that 2019 LTIP PSU to receive (without interest and subject to any applicable tax withholding) an amount in cash equal to $23.85 multiplied by the number of PSUs calculated by assuming that the financial and operational performance goals for that 2019 LTIP PSU are achieved at 150% of target and then adjusting that number based on Cypress's relative total shareholder return as measured immediately prior to the effective time in accordance with the terms of the 2019 LTIP PSUs. This consideration will vest and be payable by the surviving corporation, subject to the holder's continued employment through the applicable vesting date for the corresponding 2019 LTIP PSU; and

  •
  the holders of PSUs (including 2019 LTIP PSUs) will receive the same protection following a qualifying termination as provided to the holders of Unvested RSUs described above.

Q.    When will Cypress announce the voting results of the special meeting, and where can I find the voting results?

A.
Cypress intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the special meeting. All reports that Cypress files with the SEC are publicly available when filed.

Q.    Where can I find more information about Cypress?

A.
You can find more information about us from various sources described in the section entitled "Where You Can Find More Information" beginning on page 131.

Q.    Who can help answer my other questions?

A.
If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact

  Morrow, which is acting as the proxy solicitation agent for Cypress in connection with the merger, or Cypress.

Morrow Sodali LLC
(800) 662-5200
cy@morrowsodali.com
or

Cypress Semiconductor Corporation
Attention: Investor Relations
198 Champion Ct.
San Jose, CA 95134
(408) 943-2600
investorrelations@cypress.com

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the proposed transaction and the merger, the benefits of the proposed transaction and the anticipated timing of the proposed transaction. Forward-looking statements can be generally identified by the use of words such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "continue" or similar terminology. These statements reflect only Cypress's current expectations and are not guarantees of future performance or results. Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, those statements. Specific factors that could cause actual results to differ from results contemplated by forward-looking statements include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to complete the merger due to the failure to obtain stockholder approval of the merger proposal or the failure to satisfy other conditions to completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks regarding the failure of Infineon to obtain the necessary financing to complete the merger; risks related to disruption of management's attention from Cypress's ongoing business operations due to the transaction; the effect of the announcement of the merger on Cypress's operating results and business generally; the risk that certain approvals or consents will not be received in a timely manner or that the merger will not be consummated in a timely manner; the risk of exceeding the expected costs of the merger; adverse changes in U.S. and non-U.S. governmental laws and regulations; adverse developments in Cypress's relationships with its employees; capital market conditions, including availability of funding sources for us; changes in our credit ratings; risks related to our increased indebtedness, including our ability to meet certain financial covenants in our debt instruments; the risk of pending and future litigation, including stockholder litigation in connection with the proposed transaction, the outcomes of such litigation, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements; and volatility in the market price of our stock.

        Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. All subsequent written or oral forward-looking statements attributable to Cypress or any person acting on its or their behalf is expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

        For additional discussion of potential risks and uncertainties that could impact our results of operations or financial position, refer to Part I, Item 1A. Risk Factors in our Form 10-K for the fiscal year ended December 30, 2018 and Part II, Item 1A. Risk Factors in our Form 10-Q for the fiscal quarter ended March 31, 2019. See the section entitled "Where You Can Find More Information" on page 131 for more information about the SEC filings incorporated by reference into this proxy statement.

 THE PARTIES TO THE MERGER

Cypress

Cypress Semiconductor Corporation
198 Champion Court
San Jose, California 95134 (408) 943-2600

        Cypress manufactures and sells advanced embedded system solutions for automotive, industrial, consumer and enterprise end markets. Our microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and help with speed to market. Cypress is committed to providing customers with quality support and engineering resources. Cypress was incorporated in California in December 1982 and reincorporated in Delaware in September 1986.

        Our stock is listed on the NASDAQ under the ticker symbol "CY". Our corporate headquarters are located at 198 Champion Court, San Jose, California 95134, and our main telephone number is (408) 943-2600. We maintain a website at www.cypress.com.

        Additional information about Cypress is contained in our public filings with the SEC that are incorporated by reference herein. See the section entitled "Where You Can Find More Information" on page 131.

Infineon

Infineon Technologies AG
Am Campeon 1-15
85579 Neubiberg
Germany +49-89-234-65555

        Infineon is a world leader in semiconductor solutions that make life easier, safer and greener. In the 2018 fiscal year (ending 30 September), Infineon reported sales of €7.6 billion with about 40,100 employees worldwide.

        Infineon is listed on the Frankfurt Stock Exchange (ticker symbol: IFX) and in the USA on the over-the-counter market OTCQX International Premier (ticker symbol: IFNNY). Infineon's principal executive offices are located at Am Campeon 1-15, 85579 Neubiberg, Germany and its telephone number is +49-89-234-65555.

        For more information about Infineon, please visit Infineon's website at www.infineon.com. The information contained on Infineon's website or accessible through it (other than the documents incorporated by reference herein) does not constitute a part of this proxy statement or any other report or document on file with or furnished to the SEC.

Merger Sub

IFX Merger Sub Inc.
101 N. Sepulveda Blvd.
El Segundo, CA 90245
+49-89-234-65555

        Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into Cypress, and the separate corporate existence of Merger Sub will cease. Merger Sub's principal executive offices are located at 101 N. Sepulveda Blvd., El Segundo, CA 90245 and its telephone number is +49-89-234-65555.

 THE SPECIAL MEETING

        This proxy statement is being provided to Cypress stockholders as part of a solicitation by the Board of proxies for use at the special meeting to be held at the time and place specified below, and at any properly convened special meeting following an adjournment or postponement of the special meeting.

Date, Time and Place

        The special meeting is scheduled to be held at 198 Champion Court, San Jose, California 95134 on August 27, 2019 at 10:00 a.m., Pacific Time.

Purpose of the Special Meeting

        At the special meeting, Cypress stockholders will be asked to consider and vote on the following proposals:

  •
  the merger proposal, which is further described in the sections entitled "The Merger Proposal (Proposal 1)", "The Merger" and "The Merger Agreement," beginning on pages 39, 42 and 94, respectively (a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference);

  •
  the named executive officer merger-related compensation proposal, which is further described in the sections entitled "The Merger—Interests of Cypress's Executive Officers and Directors in the Merger" and "Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2)" beginning on pages 75 and 40, respectively; and

  •
  the adjournment proposal, which is further described in the section entitled "The Adjournment Proposal (Proposal 3)" beginning on page 41.

        Stockholders may also be asked to transact other business that may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the Board.

        Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Cypress common stock entitled to vote thereon. As a result, if you fail to return your proxy card or otherwise fail to vote your shares at the special meeting, or if you abstain from voting on the merger proposal, it will have the same effect as a vote "AGAINST" the merger proposal. Broker "non-votes" (if any) will also have the same effect as a vote "AGAINST" the merger proposal. If the Cypress stockholders fail to approve the merger proposal, the merger will not occur.

        The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote on the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on Cypress, the Board, Infineon or the surviving corporation. Accordingly, because Cypress is contractually obligated to pay this merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote. Approval of the named executive officer merger-related compensation proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the special meeting. Accordingly, abstentions will have the same effect as votes "AGAINST" the named executive officer merger-related compensation proposal, while failures to vote and broker non-votes (if any) will have NO EFFECT on the outcome of the named executive officer merger-related compensation proposal, assuming a quorum is present.

        Cypress stockholders are also being asked to approve the adjournment proposal, which will give Cypress authority to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger proposal. Approval of the adjournment proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the special meeting. Accordingly, abstentions will have the same effect as votes "AGAINST" the adjournment proposal, while failures to vote and broker non-votes (if any) will have NO EFFECT on the outcome of the adjournment proposal, assuming a quorum is present. Cypress does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.

        Other than the matters described above, Cypress does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. However, if any other matters are properly brought before the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on those matters in accordance with their best judgment.

Recommendation of the Board of Directors

        The Board has unanimously:

  •
  determined that it is in the best interests of Cypress and the stockholders of Cypress, and declared it advisable, to enter into the merger agreement providing for the merger in accordance with the DGCL,

  •
  approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the consummation of the merger upon the terms and subject to the conditions set forth in the merger agreement and

  •
  adopted a resolution adopting and approving the merger agreement and recommending the merger agreement be adopted by the stockholders of Cypress.

        The Board made its determination after consideration of a number of factors more fully described in the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger" beginning on page 56.

        The Board unanimously recommends that the Cypress stockholders vote "FOR" the merger proposal, "FOR" the named executive officer merger-related compensation proposal and "FOR" the adjournment proposal.

Record Date; Stockholders Entitled to Vote

        Only holders of record of shares of Cypress common stock as of the close of business on July 11, 2019, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. As of the close of business on July 11, 2019, 369,130,782 shares of Cypress common stock were issued and outstanding, held by approximately 1,248 holders of record.

        Holders of shares of Cypress common stock are entitled to one vote for each share of Cypress common stock they own as of the close of business on the record date.

        We are commencing our solicitation of proxies on or about July 18, 2019. We will continue to solicit proxies until the date of the special meeting. Each holder of record of shares of Cypress common stock as of the close of business on the record date will receive notice of the special meeting and a copy of the proxy statement and have the opportunity to vote on the matters described in the proxy statement. Proxies received from persons who are not holders of record of shares of Cypress common stock as of the close of business on the record date will not be effective.

Quorum

        Under our bylaws, the presence at the special meeting, in person or by proxy (regardless of whether the proxy has authority to vote on all matters), of holders of a majority of the shares of Cypress common stock issued and outstanding as of the close of business on the record date will constitute a quorum. Abstentions will be counted as present at the special meeting for purposes of determining whether a quorum is present at the special meeting. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Cypress to additional expense.

        If you submit (and do not thereafter validly revoke) a properly executed proxy card, even if you abstain from voting, your shares of Cypress common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting, then under our bylaws either (a) the chairman of the special meeting or (b) the stockholders entitled to vote thereat, present in person or represented by proxy, have power to adjourn the special meeting from time to time until a quorum is present or represented.

Required Vote

        Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Cypress common stock entitled to vote thereon. As a result, if you fail to return your proxy card or otherwise fail to vote your shares at the special meeting, or if you abstain from voting on the merger proposal, it will have the same effect as a vote "AGAINST" the merger proposal. Broker non-votes (if any) will also have the same effect as a vote "AGAINST" the merger proposal.

        The outcome of the named executive officer merger-related compensation proposal vote will not be binding on Cypress, the Board, Infineon or the surviving corporation. Therefore, there is no "required vote" on this proposal. Accordingly, because Cypress is contractually obligated to pay this merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote. In accordance with our bylaws, the Board will consider the proposal to have been approved only if it receives a favorable vote from a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the special meeting. Accordingly, abstentions will have the same effect as votes "AGAINST" the named executive officer merger-related compensation proposal, while failures to vote and broker non-votes (if any) will have NO EFFECT on the outcome of the proposal, assuming a quorum is present.

        Approval of the adjournment proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the special meeting. Accordingly, abstentions will have the same effect as votes "AGAINST" the adjournment proposal, while failures to vote and broker non-votes (if any) will have NO EFFECT on the outcome of the adjournment proposal, assuming a quorum is present.

Abstentions and Broker Non-Votes

        An abstention occurs when a stockholder specifically instructs the proxy holder to abstain from voting the stockholder's shares (such as by marking "ABSTAIN" on the proxy card or voting instruction form) or when a stockholder attends the special meeting and validly submits a meeting ballot marked "ABSTAIN." At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote "AGAINST" the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

        If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted "FOR" (i) approval of the merger proposal, (ii) approval of the named executive officer merger-related compensation proposal and (iii) approval of the adjournment proposal.

        Cypress does not expect to receive any broker non-votes at the special meeting. A broker non-vote occurs when (i) a broker, bank or other nominee has discretionary authority to vote on at least one routine proposal at a meeting, but under stock exchange rules is not permitted to vote on other non-routine proposals at the same meeting without instructions from the beneficial owner of its shares and (ii) that beneficial owner fails to provide such instructions. In such a case, the broker submits a vote on the routine proposal(s) and indicates that it lacks authority to vote on the non-routine proposal(s). Such indication is called a broker "non-vote." Because none of the proposals to be voted on at this special meeting are considered routine matters, Cypress does not expect to receive any broker non-votes. If broker non-votes are received, they will have the same effect as votes "AGAINST" the merger proposal, but will have NO EFFECT on the named executive officer merger-related compensation proposal or the adjournment proposal, assuming a quorum is present.

Failure to Vote

        If you are a stockholder of record and you do not sign and return your proxy card or vote over the Internet, by telephone or in person at the special meeting, your shares will not be voted at the special meeting and will not be counted as present in person or by proxy for purposes of determining whether a quorum exists.

        As discussed above, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in "street name" and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted as present in person or by proxy for purposes of determining whether a quorum exists.

        A failure to vote will have NO EFFECT on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal, assuming that a quorum is present. However, approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Cypress common stock entitled to vote thereon. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, your inaction will have the same effect as a vote "AGAINST" the merger proposal.

Voting by Cypress's Directors and Executive Officers

        As of the close of business on July 11, 2019, directors and executive officers of Cypress and their affiliates were entitled to vote 1,846,926 shares of Cypress common stock, or approximately 0.53% of the shares of Cypress common stock issued and outstanding on that date. Cypress's directors and executive officers have informed us that they intend to vote their respective shares in favor of the merger proposal and the other proposals to be considered at the special meeting, although none of Cypress's directors and executive officers are obligated to do so.

Voting at the Special Meeting

        If your shares are registered directly in your name with our transfer agent, you are considered a "stockholder of record." Stockholders of record can vote their shares of Cypress common stock in the following ways: (i) by completing, signing and returning by mail the enclosed proxy card authorizing the persons named as proxies on the proxy card to vote your shares at the special meeting, (ii) by submitting a proxy by telephone, (iii) by submitting a proxy over the Internet or (iv) attending the special meeting and voting your shares in person. Even if you plan to be present at the special meeting, Cypress encourages you to complete and mail the enclosed card to vote your shares by proxy or vote by telephone or the Internet to ensure that your shares are represented and voted at the special meeting. Telephone and Internet voting facilities for stockholders will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on August 26, 2019. Proxy cards mailed by holders of record must be received no later than August 26, 2019 in order to be assured of being counted in the vote.

  •
  By Mail:  If you are a stockholder of record and elect to receive a paper copy of your proxy materials, you can vote by marking, dating and signing the proxy card and returning it by mail in the enclosed postage-paid envelope.

  •
  By Internet or Telephone:  You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card or on the secured website. You can vote using a touchtone telephone by calling 1-800-690-6903. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote via proxy over the Internet or by telephone. If you submit your vote via proxy over the Internet or by telephone, you do not have to mail in a proxy card.

  •
  At the Special Meeting:  If you are a stockholder of record planning to attend the special meeting and wish to vote your shares in person, we will give you a ballot at the special meeting.

        If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in "street name" and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. Stockholders who own their shares in "street name" are not able to vote at the special meeting unless they have a "legal proxy," executed in their favor, from their broker, bank or other nominee giving them the right to vote the shares at the special meeting.

        Stockholders of record as of the close of business on the record date for the special meeting and their duly appointed proxy holders may attend the special meeting. If you are a stockholder of record as of the close of business on the record date (meaning that you held shares directly with our transfer agent, Computershare Trust Company, N.A., on July 11, 2019) your name will appear on our stockholder list, and you will be able to gain entry to the special meeting with any form of valid, government-issued photo identification.

        Beneficial owners holding shares of Cypress common stock in brokerage accounts or otherwise in "street name" and wishing to attend the special meeting and vote in person will need to bring a "legal proxy," executed in their favor, from their broker, bank or other nominee, giving them the right to vote their shares at the special meeting. Beneficial owners who have not obtained a "legal proxy" but who wish to attend the special meeting will need to present evidence at the door that they held shares of Cypress common stock as of the close of business on the record date. If you are such a beneficial owner you could bring, for example, any of our proxy solicitation materials bearing your pre-printed name and address or a copy of your account statement or a letter from your broker, bank, or other nominee reflecting your ownership of shares of Cypress common stock as of the close of business on the record date (note, however, that you will not be able to vote at the special meeting unless you obtain and bring to the special meeting a "legal proxy" as described above).

        All stockholders and proxyholders wishing to attend the special meeting in person should bring valid, government-issued photo identification (such as a driver's license or passport).

Revocation of Proxies

        You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may revoke your proxy by:

  •
  submitting another proxy over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on August 26, 2019;

  •
  timely delivering a written notice that you are revoking your proxy to our Corporate Secretary;

  •
  timely delivering a valid, later-dated proxy; or

  •
  attending the special meeting and notifying the election officials that you wish to revoke your proxy in order to vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

        If you are the beneficial owner of shares held in "street name," you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your voting instructions.

        If you submit a proxy or provide instructions to vote your shares and do not thereafter validly revoke that proxy or change those instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting.

Solicitation of Proxies

        The Board is soliciting your proxy, and Cypress will bear the cost of soliciting proxies. Morrow has been retained to assist with the solicitation of proxies. Morrow will be paid approximately $17,500 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. On or about July 18, 2019 we will begin soliciting proxies from holders of record and beneficial owners as of the close of business on the record date and will continue to solicit proxies until the date of the special meeting. Solicitation initially will be made by mail. Proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Cypress common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Morrow or, without additional compensation by certain of Cypress's directors, officers and employees.

Adjournment

        In addition to the merger proposal and the named executive officer merger-related compensation proposal, Cypress stockholders are also being asked to approve the adjournment proposal, which will give Cypress authority to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, our bylaws authorize the chairman of the special meeting or the stockholders acting by the affirmative vote of the holders of a majority of the shares of Cypress common stock present or represented by proxy at the special meeting and entitled to vote thereon to adjourn the special meeting from time to time until a quorum is represented. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Cypress to additional expense. If the adjournment is for more than 30 days, a new record date must be set for the adjourned special meeting and a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares of Cypress common stock will be voted in favor of the adjournment proposal.

        The Board unanimously recommends a vote "FOR" the adjournment proposal.

Other Information

        You should not send documents representing shares of Cypress common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you transmittal materials and instructions for exchanging your shares of Cypress common stock for the consideration to be paid to the former Cypress stockholders in connection with the merger.

Questions

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Morrow, our proxy solicitor, by calling (800) 662-5200.

THE MERGER PROPOSAL
(PROPOSAL 1)

        We are asking you to approve the merger proposal. For a summary of and detailed information regarding the merger proposal, see the information about the merger and the merger agreement throughout this proxy statement, including the information set forth in the sections entitled "The Merger" and "The Merger Agreement" beginning on pages 42 and 94, respectively. A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.

        Cypress stockholders representing a majority of the outstanding shares of Cypress common stock entitled to vote thereon must vote to approve the merger proposal as a condition for the merger to occur. If the Cypress stockholders fail to approve the merger proposal by the requisite vote, the merger will not occur.

        The Board unanimously recommends that the Cypress stockholders vote "FOR" the merger proposal.

 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED
COMPENSATION
(PROPOSAL 2)

        In accordance with Section 14A of the Exchange Act, Cypress is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of Cypress in connection with the merger, the value of which is set forth in the table entitled "Golden Parachute Compensation" on page 83. This proposal, commonly known as "say-on-golden parachutes" is referred to in this proxy statement as the named executive officer merger-related compensation proposal. As required by Section 14A of the Exchange Act, Cypress is asking its stockholders to vote on the adoption of the following resolution:

  "RESOLVED, that the compensation that may be paid or become payable to Cypress's named executive officers in connection with the merger, as disclosed in the section entitled "The Merger—Interests of Cypress's Executive Officers and Directors in the Merger—Potential Merger-Related Payments to Named Executive Officers," including the table, associated footnotes and narrative discussion, and the agreements and plans pursuant to which such compensation may be paid or become payable, is hereby APPROVED."

        The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote to approve the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on Cypress, the Board, Infineon or the surviving corporation. Accordingly, because Cypress is contractually obligated to pay this merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

        There is no "required vote" on this proposal in that the merger may be completed even if stockholders reject the named executive officer merger-related compensation proposal. In accordance with our bylaws, the Board will consider the proposal to have been approved only if it receives a favorable vote from a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the special meeting. Accordingly, abstentions will have the same effect as votes "AGAINST" the named executive officer merger-related compensation proposal, while failures to vote and broker non-votes (if any) will have NO EFFECT on the outcome of the named executive officer merger-related compensation proposal, assuming a quorum is present. If you sign and return a proxy and do not instruct the proxy how to vote on the named executive officer merger-related compensation proposal (including no instruction to abstain from voting), your shares will be voted in favor of the named executive officer merger-related compensation proposal.

        The Board unanimously recommends that the Cypress stockholders vote "FOR" the named executive officer merger-related compensation proposal.

 ADJOURNMENT PROPOSAL
(PROPOSAL 3)

        Cypress stockholders are being asked to approve a proposal that will give us authority from the stockholders to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, our bylaws authorize the chairman of the special meeting or the stockholders acting by the affirmative vote of the holders of a majority of the shares of Cypress common stock present or represented by proxy at the special meeting and entitled to vote thereon to adjourn the special meeting from time to time until a quorum is represented.

        In addition, the Board could postpone the special meeting before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If the adjournment is for more than 30 days, a new record date must be set for the adjourned special meeting and a notice of the adjourned special meeting will be given to each stockholder of record entitled to vote.

        Approval of the adjournment proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the special meeting. Accordingly, abstentions will have the same effect as votes "AGAINST" the adjournment proposal, while failures to vote and broker non-votes (if any) will have NO EFFECT on the outcome of the adjournment proposal, assuming a quorum is present. If you sign and return a proxy and do not instruct the proxy how to vote on the adjournment proposal (including no instruction to abstain from voting), your shares will be voted in favor of the adjournment proposal.

        Cypress does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.

        The Board unanimously recommends that the Cypress stockholders vote "FOR" the adjournment proposal.

THE MERGER

        The discussion of the merger in this proxy statement is qualified in its entirety by reference to the full text of merger agreement, a copy of which is attached to this proxy statement as Annex A and hereby incorporated by reference into this proxy statement.

Structure of the Merger

        Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into Cypress, the separate corporate existence of Merger Sub will cease and Cypress will survive the merger as a wholly owned subsidiary of Infineon.

Merger Consideration

        At the effective time, each share of Cypress common stock issued and outstanding immediately prior to the effective time (other than shares owned by Infineon, Cypress or their respective direct or indirect wholly owned subsidiaries and not held on behalf of third parties and shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Section 262 of the DGCL (which are together referred to as "cancelled shares")) will be automatically converted into the right to receive the per share merger consideration. After the merger is completed, holders of shares of Cypress common stock as of immediately prior to the effective time will have only the right to receive a cash payment in respect of their shares of Cypress common stock, and will no longer have any rights as holders of shares of Cypress common stock, including voting or other rights. All cancelled shares will cease to be outstanding, and will be cancelled without any conversion or payment of any consideration, subject to any appraisal rights a dissenting stockholder may have pursuant to the merger agreement or under the DGCL as described in the section entitled "The Merger—Appraisal Rights" beginning on page 88.

Treatment of Cypress Equity Awards

  Stock Options

        At the effective time, each Cypress option that is outstanding and unexercised immediately prior to the effective time, whether or not vested, will automatically be cancelled and converted into the right to receive (without interest and subject to any applicable tax withholding) at or as promptly as practicable following the effective time, a cash payment equal to the product of (i) the number of shares of Cypress common stock subject to that Cypress option multiplied by (ii) the amount, if any, by which $23.85 exceeds the per share exercise price under that Cypress option immediately prior to the effective time. Each Cypress option that is outstanding and unexercised as of the effective time with a per share exercise price that is equal to or greater than the per share merger consideration will, as of the effective time, be cancelled without the payment of any consideration therefor.

  Restricted Stock Units

        The merger agreement provides that, immediately prior to the effective time, each outstanding Vested RSU (as such term is defined on page 7) will automatically be cancelled and converted into the right of the holder of that Vested RSU to receive (without interest and subject to any applicable tax withholding) at or promptly after the effective time, an amount in cash equal to $23.85 multiplied by the total number of shares of Cypress common stock subject to those Vested RSUs immediately prior to the effective time (i.e., the RSU consideration).

        In addition, the merger agreement provides that immediately prior to the effective time, each outstanding Unvested RSU will automatically be cancelled and converted into a right of the holder to receive the RSU consideration, which will vest and be payable on the applicable vesting date for the corresponding Unvested RSU, subject to the holder's continued employment through such vesting date. However, if following the effective time, but prior to the applicable vesting date, the employment of a holder of Unvested RSUs is terminated in connection with a qualifying termination, then the payment of the RSU consideration to that holder will be accelerated to the first payroll date after the date of the qualifying termination.

  Performance-Based Equity Awards

        The merger agreement provides that, immediately prior to the effective time, each outstanding PSU (other than the 2019 LTIP PSUs) will automatically be cancelled and converted into the right of a holder of that PSU to receive (without interest and subject to any applicable tax withholding) an amount in cash equal to $23.85 multiplied by the maximum number of shares of Cypress common stock subject to that PSU immediately prior to the effective time. The merger agreement also provides that, immediately prior to the effective time, each outstanding 2019 LTIP PSU will automatically be cancelled and converted into the right of the holder of that PSU to receive (without interest and subject to any applicable tax withholding) an amount in cash equal to $23.85 multiplied by the number of shares subject to that PSU immediately prior to the effective time calculated by assuming that the financial and operational performance goals for that 2019 LTIP PSU are achieved at 150% of target and then adjusting that number based on Cypress's relative total shareholder return as measured immediately prior to the effective time in accordance with the terms of the 2019 LTIP PSUs. The cash amounts that the PSUs will be converted into as described in the preceding two sentences are collectively referred to as the "PSU consideration." The PSU consideration will vest and be payable on the applicable vesting date for the corresponding PSU by the surviving corporation, subject to the holder's continued employment through such applicable vesting date. However, the holders of PSUs will receive the same accelerated vesting and payment in respect of their PSU consideration following a qualifying termination as provided to the holders of Unvested RSUs described above.

  Cause and Good Reason Definitions

        The merger agreement defines "Cause" ("cause") as follows:

  •
  the surviving corporation or one of its affiliates having "cause," "just cause" or term of similar meaning or import, to terminate a continuing employee's employment or service, as defined in any employment, change in control severance, consulting or services agreement between the continuing employee and the surviving corporation or one of its affiliates in effect at the time of such termination; or

  •
  if there is no such agreement, or if the agreement does not contain any definition of "cause," "just cause" or term of similar meaning or import, the occurrence of any of following events or conditions:

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  any act of personal dishonesty taken by a continuing employee in connection with his or her responsibilities as an employee or other service provider that results, or is intended to result, in substantial personal enrichment of such continuing employee;

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  a continuing employee being indicted for, convicted of, or pleading no contest to, a felony or misdemeanor involving moral turpitude;

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  a willful act by a continuing employee in conjunction with the performance of duties for the surviving corporation that constitutes illegal or gross misconduct;

  ■
  a continuing employee's material breach of a material policy of the surviving corporation or intentional unauthorized or wrongful use or disclosure of proprietary or confidential information of the surviving corporation (or any other party to whom the continuing employee owes an obligation of nonuse or nondisclosure as a result of the employment relationship with the surviving corporation); or

    ■
    a continuing employee's willful and continued failure to substantially perform the duties and responsibilities of his or her position (other than due to physical or mental illness) after a written demand for performance from the surviving corporation that remains uncorrected for 14 days after the written demand.

        The merger agreement defines "Good Reason" ("good reason") as follows:

  •
  a continuing employee's resignation of his or her employment or service with the surviving corporation or one of its affiliates for "good reason", as defined in any employment, change in control severance, consulting or services agreement between the continuing employee and the surviving corporation or one of its affiliates in effect at the time of such resignation or

  •
  if there is no such agreement, or if the agreement does not contain any definition of "good reason" or term of similar meaning or import, a continuing employee's resignation within thirty (30) days following expiration of any cure period after the occurrence of one or more of the following without the continuing employee's express written consent:

  ■
  a material reduction by the surviving corporation of the continuing employee's base salary in effect immediately prior to such reduction (other than a onetime reduction that is equal to or less than fifteen percent (15%) of the continuing employee's base salary that also applies to substantially all similarly situated employees of the surviving corporation); or

  ■
  a continuing employee's relocation at the surviving corporation's or Infineon's direction to a facility or location more than 35 miles from such continuing employee's then present location of providing services.

        A continuing employee's resignation will not be deemed to be for good reason unless he or she provides the surviving corporation with written notice within one hundred twenty (120) days of the initial existence of the grounds for good reason and the condition is not cured within 30 days after the surviving corporation receives such notice.

  Cypress Employee Stock Purchase Plan

        With respect to the Cypress Employee Stock Purchase Plan, amended and restated as of January 1, 2019 (the "ESPP") the merger agreement requires Cypress to take actions as are reasonably necessary to provide that, among other things, (i) participation in the ESPP after the date of the merger agreement will be limited to Cypress employees who participate in the ESPP as of the date of the merger agreement, (ii) employees who participate in the ESPP may not increase their payroll deductions or purchase elections from those in effect as of the date of the merger agreement, (iii) no new offering periods under the ESPP will commence during the period between the date of the merger agreement and the effective time and (iv) the ESPP will terminate as of immediately prior to the effective time.

Treatment of Cypress Convertible Notes

        Under the merger agreement, each holder of Cypress's outstanding convertible notes, which include the 2.00% Exchangeable Senior Notes due 2020, the 4.50% Convertible Senior Notes due 2022 and the 2.00% Convertible Senior Notes due 2023 (collectively, the "Convertible Notes"), will, on the terms of their respective indentures, be entitled to either (a) convert or exchange that holder's applicable Convertible Notes only into a right to receive (without interest) an amount in cash for each $1,000 principal amount of the Convertible Notes held by that holder equal to $23.85 multiplied by the applicable conversion rate (subject to certain make-whole adjustments) in effect on the applicable conversion date for the relevant Convertible Notes or (b) require Cypress to repurchase that holder's applicable Convertible Notes (or any portion of principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof), for cash on a date specified by Cypress in accordance with the applicable Convertible Notes indenture at the applicable Fundamental Change Repurchase Price (as defined in the relevant Convertible Notes indenture). Alternatively, holders of the Convertible Notes can continue to hold their Convertible Notes, which following the effective time will only be convertible or exchangeable into cash as described above.

Effects on Cypress if the Merger Is Not Completed

        If the merger proposal is not approved by Cypress stockholders or if the merger is not completed for any other reason, Cypress stockholders will not receive any payment for their shares in connection with the merger agreement or the transactions contemplated thereby. Instead, Cypress will remain an independent public company and shares of Cypress common stock will continue to be listed and traded on the NASDAQ. In addition, if the merger is not completed, Cypress expects that management will operate Cypress's business in a manner similar to that in which it is being operated today and that Cypress stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which Cypress operates and adverse economic conditions.

        Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of shares of Cypress's common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of shares of Cypress's common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Cypress common stock. If the merger is not completed, the Board will continue to evaluate and review Cypress's business operations, properties, dividend policy and capitalization, among other things, and will make those changes as are deemed appropriate. If the merger proposal is not approved by Cypress stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Cypress will be offered or that Cypress's business, prospects or results of operations will not be adversely impacted.

        Further, upon termination of the merger agreement, under certain specified circumstances, Cypress may be required to pay a termination fee of $330 million to Infineon pursuant to the terms and conditions of the merger agreement. Upon termination of the merger agreement, under certain specified circumstances, Infineon may be required to pay Cypress a termination fee in an aggregate amount of $425 million pursuant to the terms and conditions of the merger agreement. See the section entitled "The Merger Agreement—Termination Fees" beginning on page 120 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Background of the Merger

        The Board and our management regularly review our prospects as a standalone public company and evaluate and consider, in light of our financial performance and applicable market, economic, competitive and other conditions and factors, a wide range of strategic alternatives and other opportunities to enhance value to Cypress's stockholders, including acquisitions, business combinations, strategic partnerships and financing alternatives. In addition, we engage with our stockholders on an ongoing basis to encourage dialogue and understand our stockholders' perspectives.

        Cypress and its representatives have been periodically approached in the past by companies and their representatives regarding potential acquisition transactions. To the extent Cypress has engaged in discussions with these parties regarding a potential acquisition of Cypress, none of these discussions advanced beyond a preliminary stage except as described below with respect to interactions with Infineon, Party A, Party B, Party C and Party D (each, as defined below). The Board and Cypress's management team utilized internal resources and external financial and legal advisors in connection with their review and evaluation of various potential transactions.

        On December 5, 2018, the chief executive officer of a U.S.-based, publicly traded company in the semiconductor industry ("Party A") had dinner with Hassane El-Khoury, President and Chief Executive Officer of Cypress while they were both attending an industry conference and at dinner Party A's chief executive officer raised the possibility of a potential strategic transaction between Cypress and Party A. Later in December 2018, Party A's chief executive officer contacted Mr. El-Khoury to request a meeting with Mr. El-Khoury and Thad Trent, Chief Financial Officer and Executive Vice President, Finance and Administration of Cypress to discuss the possibility of a potential strategic transaction. Party A's chief financial officer and Mr. Trent coordinated a meeting to take place in February 2019.

        On February 13, 2019, Messrs. El-Khoury and Trent met with the chief executive officer and chief financial officer of Party A and exchanged information regarding Cypress and Party A intended to give each of them a better understanding of the other company. At the meeting, the chief executive officer of Party A raised the possibility of a potential acquisition of Cypress by Party A. Party A's chief executive officer shared his strategic rationale for a combination of Cypress and indicated that he would expect that the purchase price would be in the form of cash, but no valuation or other material terms were discussed. Party A's chief executive officer also indicated that he would contact Mr. El-Khoury regarding any proposal that Party A decided to make.

        On February 15, 2019, the Board held a regularly scheduled meeting. Cypress management regularly makes presentations to the Board in the ordinary course regarding Cypress's non-public projected financial and operational results. At the Board meeting, Mr. Trent made an ordinary course financial presentation to the Board with respect to Cypress, which included the management forecasts with respect to fiscal years 2019 through 2023 referred to below as the "target base plan" (see the section entitled "The Merger—Certain Financial Projections" beginning on page 71). Management updated the Board on the outreach by Party A to Cypress.

        On March 1, 2019, Party A's chief executive officer contacted Mr. El-Khoury and indicated that Party A was prepared to make a non-binding offer to acquire Cypress at a price per share of $20.00 in cash. The closing price per share of Cypress common stock as reported on the NASDAQ on March 1, 2019 was $15.56. Mr. El-Khoury informed Party A's chief executive officer that Cypress had previously been approached by another party in 2018 indicating potential interest at a price that was significantly higher than $20.00, but that he would share the proposal with the Board. The party Mr. El-Khoury was referring to was Infineon, as further discussed below, but Mr. El-Khoury did not disclose Infineon's identity to Party A. Later on March 1, 2019, Mr. El-Khoury updated the chairman of the Board, Steve Albrecht, regarding the proposal.

        On March 4, 2019, the Board held a telephonic meeting, together with representatives of Cypress's senior management and outside legal counsel, and discussed the proposal presented by Party A's chief executive officer. Legal counsel reviewed with the Board the fiduciary duties of the directors. The Board directed that Morgan Stanley & Co. LLC ("Morgan Stanley"), who had previously advised Cypress on various matters, be requested to prepare a preliminary financial analysis of Party A's proposal to present to the Board at a meeting later that week.

        The Board selected Morgan Stanley as a financial advisor to Cypress in connection with evaluating a potential business combination transaction based on Morgan Stanley's qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in Cypress's industry, and its knowledge of Cypress's business and affairs based on its long-standing relationship with Cypress.

        On March 7, 2019, the Board held a telephonic meeting, together with representatives of Cypress senior management, Cypress's outside legal counsel, Simpson Thacher & Bartlett LLP ("Simpson Thacher") and Morgan Stanley. Representatives of Morgan Stanley reviewed with the Board a preliminary financial analysis of Morgan Stanley with respect to Party A's proposal. The Board discussed the potential risks and benefits of continuing to pursue its operational plan as a standalone company and the potential risks and benefits of engaging in a strategic transaction. Morgan Stanley identified for the Board certain publicly traded technology companies in addition to Party A that Morgan Stanley thought might potentially be interested in a potential acquisition of Cypress if Cypress were to decide to engage in a strategic review process. After representatives of Morgan Stanley left the meeting, and following further discussion, including with respect to the fiduciary duties of the directors, the Board determined that a sale of Cypress may be attractive and in the best interests of Cypress and its stockholders but that the price proposed by Party A did not provide a sufficient basis for further negotiation, due diligence or to start a strategic review process. The Board directed Mr. El-Khoury to inquire whether Party A was prepared to significantly improve the per share price it had offered to acquire Cypress, in which event Cypress would be prepared to proceed with a management meeting with Party A, subject to entry into a customary confidentiality agreement between Cypress and Party A. The Board discussed the need to identify appropriate parties that could potentially be approached by Cypress that might be both interested in, and capable of, purchasing Cypress at a price per share equal to or greater than the price offered by Party A, and directed Mr. El-Khoury to meet with Morgan Stanley to determine which companies met this criteria and accordingly would be appropriate to approach if Cypress were to engage in a strategic review process.

        On March 8, 2019, Mr. El-Khoury spoke to Party A's chief executive officer and informed him that the price proposed by Party A did not provide a sufficient basis for negotiation and due diligence, but that Cypress would be prepared to proceed with a management meeting to enable Party A to potentially improve significantly the per share price it had offered to acquire Cypress, subject to entry into a customary confidentiality agreement between Cypress and Party A.

        Between March 9, 2019 and March 21, 2019, representatives of Cypress and Party A negotiated a confidentiality agreement. The confidentiality agreement, which was executed on March 22, 2019 and effective as of March 15, 2019, contained a customary standstill provision that terminated in accordance with its terms upon the public announcement of Cypress's entry into the merger agreement.

        On March 22, 2019, Messrs. El-Khoury and Trent held a meeting with Party A's chief executive officer and chief financial officer and further discussed Cypress and its business. At that meeting, Mr. El-Khoury reiterated that for Cypress to continue further engagement, Party A would need to significantly improve the per share price it had offered to acquire Cypress.

        On March 27, 2019, Party A's chief executive officer spoke with Mr. El-Khoury and communicated a non-binding proposal, subsequently confirmed in writing, to acquire Cypress at a price per share of $21.50 in cash. The closing price per share of Cypress common stock as reported on the NASDAQ on March 27, 2019 was $14.72.

        On March 28, 2019, the Board met, together with representatives of the senior management of Cypress, Simpson Thacher and Morgan Stanley, to discuss the most recent proposal from Party A. Representatives of Morgan Stanley reviewed a financial analysis of Morgan Stanley with respect to the $21.50 offered by Party A. Representatives of Morgan Stanley and Mr. El-Khoury reviewed with the Board a list of other publicly traded technology companies in addition to Party A, that might be both interested in, and capable of, purchasing Cypress at a price per share equal to or greater than the $21.50 offered by Party A. After representatives of Morgan Stanley left the meeting, and following further discussion, the Board determined that the price proposed by Party A did not provide a sufficient basis for further negotiation and due diligence or to start a strategic review process, and the Board directed Mr. El-Khoury to inform Party A that Party A would need to significantly improve the per share price it had offered to acquire Cypress before Cypress would be prepared to further engage with Party A with respect to a potential transaction.

        On March 28, 2019, Mr. El-Khoury spoke to Party A's chief executive officer and informed him that Party A would need to significantly improve the per share price it had offered to acquire Cypress before Cypress would be prepared to further engage with Party A with respect to a potential transaction.

        On April 8, 2019, Party A's chief executive officer communicated to Mr. El-Khoury an updated non-binding proposal, subsequently confirmed in writing, to acquire Cypress at a price per share of $22.25 in cash. The closing price per share of Cypress common stock as reported on the NASDAQ on April 8, 2019 was $16.07. The proposal also contained a request to enter into a period of exclusivity for thirty days to finalize due diligence and negotiate definitive documents. The revised offer from Party A requested a response by April 12, 2019.

        On April 11, 2019, the Board met, together with representatives of the senior management of Cypress, Simpson Thacher and Morgan Stanley, to discuss the most recent proposal from Party A. Representatives of Morgan Stanley reviewed a financial analysis of Morgan Stanley with respect to the $22.25 offered by Party A. Representatives of Morgan Stanley and Mr. El-Khoury reviewed with the Board a list of other publicly traded technology companies in addition to Party A, that might be both interested in, and capable of, purchasing Cypress at a price per share equal to or greater than the price offered by Party A. After representatives of Morgan Stanley left the meeting, and following further discussion, the Board directed Mr. El-Khoury to inform Party A that it would need to further improve the per share price it had offered to acquire Cypress before Cypress would be prepared to further engage with Party A with respect to a potential transaction.

        On April 12, 2019, Mr. El-Khoury met with Party A's chief executive officer and informed him that Party A would need to further improve the per share price it had offered to acquire Cypress before Cypress would be prepared to further engage with Party A with respect to a potential transaction.

        Between April 12, 2019 and April 16, 2019, Party A's chief executive officer and the financial advisor to Party A contacted Mr. El-Khoury and Morgan Stanley with various follow-up questions that they responded to.

        On April 17, 2019, Party A's chief executive officer delivered to Mr. El-Khoury a non-binding written proposal to acquire Cypress at a price per share of $22.50 in cash. The closing price per share of Cypress common stock as reported on the NASDAQ on April 17, 2019 was $16.48. Party A's proposal was characterized as its "best and final" proposal. The proposal also contained a request to enter into a period of exclusivity for thirty days to finalize due diligence and negotiate definitive documents, and included a draft exclusivity agreement. Party A's revised offer was set to expire on April 19, 2019 at 5:00 p.m. Pacific Time if not accepted. Representatives of the financial advisor to Party A also contacted representatives of Morgan Stanley on April 17, 2019 to discuss the revised proposal.

        On April 18, 2019, the Board met, together with representatives of the senior management of Cypress, Simpson Thacher and Morgan Stanley, to discuss the most recent proposal from Party A. Representatives of Morgan Stanley reviewed a financial analysis of Morgan Stanley with respect to the price offered by Party A. Representatives of Morgan Stanley and Mr. El-Khoury again reviewed with the Board a list of other publicly traded technology companies in addition to Party A, that might be both interested in, and capable of, purchasing Cypress at a price per share equal to or greater than the price offered by Party A. After representatives of Morgan Stanley left the meeting, the Board engaged in discussion, including with Simpson Thacher with respect to the fiduciary duties of the Board, and the Board discussed the parties that Morgan Stanley would reach out to if Cypress were to engage with Party A with respect to a potential transaction. Following further discussion, the Board directed

Mr. El-Khoury to inform Party A that Cypress would be prepared to proceed with additional due diligence with respect to Cypress and engage in negotiations regarding the terms of a potential acquisition, but that Cypress would only do so on a non-exclusive basis. In the event that Party A agreed to proceed on a non-exclusive basis, the Board also authorized Cypress management and Morgan Stanley to commence outreach to parties as discussed by the Board in connection with a strategic review process.

        On April 18, 2019, Mr. El-Khoury spoke to Party A's chief executive officer and informed him Cypress would be prepared to proceed with additional due diligence with respect to Cypress and engage in negotiations regarding the terms of a potential acquisition, but that Cypress would only do so on a non-exclusive basis.

        Between April 19, 2019 and April 25, 2019, Party A's chief executive officer contacted Mr. El-Khoury and representatives of the financial advisor to Party A contacted representatives of Morgan Stanley to engage in negotiations regarding the request by Party A for exclusivity, which Cypress was not willing to accept.

        On April 25, 2019, Party A's chief executive officer indicated to Mr. El-Khoury that Party A was willing to proceed on a non-exclusive basis, and Party A provided Cypress, Morgan Stanley and Simpson Thacher with its due diligence request list regarding Cypress, which Cypress used to populate a virtual data room. Party A was given access to that data room on April 30, 2019.

        Also on April 25, 2019, Cypress announced earnings for the first quarter of 2019 after the close of market.

        As further described in this "Background of the Merger" section, from December 5, 2018, when the chief executive officer of Party A first raised the possibility of a potential acquisition of Cypress by Party A, to June 1, 2019, Cypress ultimately contacted or was contacted by 12 parties regarding their potential interest in acquiring Cypress, including Infineon and Party A. Each of these parties was a publicly traded technology company. After consultation with its financial advisors, Cypress did not contact any potential financial acquirers or any other companies (other than the aforementioned parties) because they were not perceived by the Board to have (1) a high probability of interest in engaging in discussions regarding an acquisition of Cypress or (2) the financial capacity to engage in an acquisition of Cypress at or above the offer price in Party A's non-binding written proposal delivered on April 17, 2019. During this period, Cypress entered into confidentiality agreements with five parties, including Infineon and Party A. Each of these confidentiality agreements contained standstill provisions, which terminated in accordance with their terms upon the public announcement of Cypress's entry into the merger agreement. Members of the senior management of Cypress held in-person due diligence meetings with all five parties, and Cypress received non-binding written proposals for an acquisition of Cypress from three of the five parties as further described herein.

        On April 26, 2019, a representative of Morgan Stanley contacted the chief executive officer of Party B to discuss Party B's interest in participating in a potential strategic review process for Cypress. Between April 26, 2019 and April 30, 2019, representatives of Cypress and Party B negotiated a confidentiality agreement, which was agreed to and executed on April 30, 2019.

        On April 26, 2019, Mr. El-Khoury contacted the chief executive officer of Party C to discuss Party C's interest in participating in a potential strategic review process for Cypress. On April 26, 2019, a representative of Morgan Stanley also spoke with the chief executive officer of Party C to discuss Party C's interest in participating in a potential strategic review process for Cypress. Between April 26, 2019 and April 29, 2019, representatives of Cypress and Party C negotiated a confidentiality agreement, which was agreed to and executed on April 29, 2019.

        On April 26, 2019, a representative of Morgan Stanley contacted the chief executive officer of Party D to discuss Party D's interest in participating in a potential strategic review process for Cypress.

On May 6, 2019, representatives of Cypress spoke with a senior executive of Party D to discuss Party D's interest in participating in a potential strategic review process for Cypress. Between May 6, 2019 and May 11, 2019, representatives of Cypress and Party D negotiated a confidentiality agreement, which was agreed to and executed on May 11, 2019 with an effective date of May 10, 2019.

        On April 26, 2019, Mr. El-Khoury contacted the chief executive officer of Party E to discuss Party E's interest in participating in a potential strategic review process for Cypress. On April 28, 2019, a representative of Morgan Stanley also spoke with the chief executive officer of Party E to discuss Party E's interest in participating in a potential strategic review process for Cypress. Between May 3, 2019 and May 7, 2019, representatives of Cypress and Party E negotiated a confidentiality agreement. On May 8, 2019, Party E communicated to representatives of Cypress Party E's decision to withdraw from the strategic review process. Party E did not enter into a confidentiality agreement.

        On April 28, 2019, Mr. El-Khoury contacted Dr. Reinhard Ploss, the chief executive officer of Infineon, to discuss Infineon's interest in participating in a potential strategic review process for Cypress. Infineon had previously approached Cypress in July 2018 on an unsolicited basis to express interest in a potential transaction, and on July 19, 2018, Cypress and Infineon executed a confidentiality agreement, which contained a customary standstill provision. However, after an initial management meeting on August 8, 2018 involving Messrs. El-Khoury and Trent, Dr. Ploss and Dominik Asam, the chief financial officer of Infineon at the time, and a subsequent conversation on August 22, 2018 between Messrs. Trent and Asam, the Board determined not to further engage at that time. Following the August 8, 2018 meeting, Mr. El-Khoury and Dr. Ploss continued to communicate in the ordinary course of business from time to time, including with respect to their ongoing commercial relationship, and had met in person most recently at an industry trade fair on November 13, 2018, but a potential transaction between Cypress and Infineon was not discussed. Messrs. Trent and Asam also continued to communicate in the ordinary course of business from time to time and had most recently met in person on November 27, 2018 at an investor conference, but a potential transaction between Cypress and Infineon was not discussed. Dr. Ploss had requested that Mr. El-Khoury let him know if Cypress decided to consider engaging in a strategic transaction rather than continuing as a stand-alone company. While no formal proposal with respect to price was made in the August 8, 2018 meeting, Dr. Ploss had communicated his preliminary views on valuation, which was an amount higher than the price proposed by Party A on March 1, 2019. Accordingly, in his April 28, 2019 conversation, Mr. El-Khoury indicated to Dr. Ploss that any proposal from Infineon would need to be at a higher price than Infineon's preliminary valuation discussed at the August 8, 2018 meeting.

        On April 29, 2019, a representative of Morgan Stanley also spoke with representatives of Infineon to discuss Infineon's interest in participating in a potential strategic review process for Cypress. Between April 29, 2019 and April 30, 2019, representatives of Cypress and Infineon negotiated a confidentiality agreement, which was agreed to and executed on April 30, 2019 and which superseded the July 19, 2018 confidentiality agreement between Cypress and Infineon.

        Following execution of their respective confidentiality agreements described above, Infineon, Party A, Party B, Party C and Party D conducted due diligence on Cypress through meetings with representatives of Cypress and its advisors as described below.

        On April 28, 2019, Messrs. El-Khoury and Trent met with Party C's chief executive officer and provided information regarding Cypress intended to give Party C a better understanding of Cypress.

        On April 30, 2019, representatives of Morgan Stanley met with Party B's chief executive officer and provided information regarding Cypress intended to give Party B a better understanding of Cypress.

        On May 1, 2019, representatives of Cypress and Morgan Stanley engaged in a management meeting with representatives of Party A and its financial advisor to facilitate Party A's due diligence review.

        On May 3, 2019, Messrs. El-Khoury and Trent met by videoconference with Party B's chief executive officer and chief financial officer and provided information regarding Cypress intended to give Party B a better understanding of Cypress.

        Representatives of Morgan Stanley communicated to Infineon, Party B, Party C and Party D that Cypress's senior executive team would be available to engage in an initial full day in-person management meeting to provide further details regarding Cypress and its business for due diligence purposes. Morgan Stanley further indicated that those parties with an interest in proceeding in the strategic review process would need to provide initial non-binding proposals for the acquisition of Cypress by May 17, 2019, after which those parties selected to continue in the process would be provided access to the virtual data room.

        On May 8 and 10, 2019, representatives of Cypress and Morgan Stanley met with representatives of Party A to facilitate Party A's due diligence review.

        On May 8, 2019, Party A's outside legal advisor provided to Simpson Thacher a draft agreement and plan of merger prepared by Party A.

        On May 9, 2019, representatives of Cypress, including Messrs. El-Khoury and Trent and other executive officers of Cypress, and Morgan Stanley engaged in a management meeting with representatives of Party C and its financial advisor to facilitate Party C's due diligence review. Subsequently, on May 14, Party C notified Mr. El-Khoury that it would not be proceeding with further diligence or submitting a proposal.

        After Cypress and Infineon entered into a confidentiality agreement, Mr. El-Khoury and Dr. Ploss, and other representatives of Cypress and Infineon, coordinated an in person management meeting to occur on May 11, 2019 to provide further details regarding Cypress and its business and the bidder case (as defined in the section entitled "—Certain Financial Projections" beginning on page 71) was provided to Infineon on May 4, 2019. On May 11, 2019, representatives of Cypress, including Messrs. El-Khoury and Trent and other executive officers of Cypress and Morgan Stanley engaged in a management meeting with representatives of Infineon and its financial advisor, Credit Suisse, to facilitate Infineon's due diligence review. On May 12, 2019, Mr. El-Khoury and Dr. Ploss discussed the May 11, 2019 meeting and Dr. Ploss communicated Infineon's interest in continuing in the strategic review process.

        On May 13, 2019, representatives of Cypress and Morgan Stanley met by phone with representatives of Infineon to facilitate Infineon's due diligence review. Representatives of Simpson Thacher, representatives of Infineon's outside legal advisor, Kirkland & Ellis LLP ("K&E"), and representatives of Credit Suisse participated in this due diligence meeting.

        On May 13, 2019, representatives of Cypress, including Messrs. El-Khoury and Trent and other executive officers of Cypress, and Morgan Stanley engaged in a management meeting (with participants in person and by phone) with representatives of Party D to facilitate Party D's due diligence review.

        On May 13, 2019, a draft agreement and plan of merger prepared by Cypress was provided to representatives of Party A in lieu of the draft agreement and plan of merger prepared by Party A. The same draft of the merger agreement was also provided to Infineon at that time.

        On May 14, 2019, Mr. El-Khoury and Dr. Ploss discussed the progress of Infineon's due diligence and participation in the strategic review process.

        On May 15, 2019, representatives of Cypress, including Messrs. El-Khoury and Trent and other executive officers of Cypress, and Morgan Stanley engaged in a management meeting (with participants in person and by phone) with representatives of Party B and its financial advisor to facilitate Party B's due diligence review.

        On May 15, 2019, representatives of Cypress and Morgan Stanley met with representatives of Party A to facilitate Party A's due diligence review. Representatives of Simpson Thacher and Party A's outside legal advisor participated in this due diligence meeting.

        On May 15, 2019, Party A's outside legal advisor and Simpson Thacher began to negotiate the terms of the draft merger agreement, including, among other matters, the allocation of regulatory risks, timing for Party A seeking debt financing, treatment of Cypress equity awards and employee retention terms, the termination fee and terms of the non-solicitation covenants and fiduciary outs.

        On May 16, 2019 and May 17, 2019, Simpson Thacher and K&E, engaged in discussions regarding regulatory matters.

        On May 16, 2019, Dr. Ploss delivered to Mr. El-Khoury on behalf of Infineon a non-binding written proposal to acquire Cypress at a price per share of $24.00 in cash, which they also discussed by phone. The closing price per share of Cypress common stock as reported on the NASDAQ on May 16, 2019 was $15.94. Dr. Ploss proposed that Infineon would finalize due diligence and sign a definitive agreement within approximately 2 weeks.

        On May 16, 2019, Party A's outside legal advisor delivered a markup of the draft agreement and plan of merger to Simpson Thacher.

        On May 17, 2019, representatives of Cypress and Morgan Stanley met with representatives of Party A to facilitate Party A's due diligence review.

        On May 17, 2019, Party B's chief executive officer delivered to Mr. El-Khoury a non-binding written proposal to acquire Cypress at an implied price per share of $22.00, comprised of $18.50 in cash and the remainder payable in shares of Party B stock based on a fixed exchange ratio that was not specified. The closing price per share of Cypress common stock as reported on the NASDAQ on May 17, 2019 was $15.55. Party B's financial advisor communicated to Morgan Stanley that Party B would need approximately a month to complete its due diligence.

        On May 17, 2019, the Board met, together with representatives of Cypress's senior management, Simpson Thacher and Morgan Stanley, to discuss the non-binding acquisition proposals that Cypress had received from Infineon and Party B and the outstanding non-binding offer from Cypress received from Party A on April 17, 2019. Representatives of Morgan Stanley provided an overview of developments in the strategic review process, including the proposals that had been received and the status of the due diligence and negotiations, including with Party A. Representatives of Morgan Stanley reviewed preliminary financial analyses with respect to the non-binding proposals received by Cypress. After representatives of Morgan Stanley left the meeting, Simpson Thacher reviewed with the Board the directors' fiduciary duties, and the Board reviewed the potential timeline for completing the strategic review process and discussed the appropriate communication to each of the bidders.

        Subsequently on May 17, 2019, Party A's chief executive officer contacted Mr. El-Khoury to inform him that Party A needed to delay further engagement with Cypress due to the impact that President Trump's "Executive Order on Securing the Information and Communications Technology and Services Supply Chain", which was executed on May 15, 2019 and limits foreign involvement in the United States' carrier networks, would have on Party A.

        On May 18, 2019, Mr. El-Khoury spoke with Dr. Ploss to inform him that the Board had determined to move to the next stage of the strategic review process with Infineon and discussed what would be required and timing considerations. Representatives of Morgan Stanley also spoke to Credit Suisse regarding the next stage of the strategic review process. Representatives of Infineon were provided access to the virtual data room.

        On May 18, 2019, Party D notified Morgan Stanley that it had determined that it would not submit a proposal.

        On May 18, 2019, representatives of Morgan Stanley, at the request of the Board, spoke with Party B and its financial advisor to inform them that in order to be competitive, Party B's offer price would need to be at least $23.00 per share and Party B would likely need to expedite its due diligence. Representatives of Party B were provided access to the virtual data room. On May 20, Party B's financial advisor informed representatives of Morgan Stanley that Party B was prepared to proceed based on the valuation guidance provided by Morgan Stanley and on a potentially expedited timeframe.

        On May 18, 2019, Party A's financial advisor discussed with representatives of Morgan Stanley the potential for alternative structures that would result in lower pro forma leverage by including stock as a portion of the merger consideration and that the alternative structure would result in a value per share lower than Party A's prior proposal. Morgan Stanley indicated that it anticipated that the Board would have a negative reaction to a proposal at a valuation less than Party A's prior proposal, but that it would convey any offer to the Board.

        On May 20, 2019, the Board met, together with representatives of Cypress's senior management, Simpson Thacher and Morgan Stanley. Mr. El-Khoury and representatives of Morgan Stanley reviewed with the Board the developments in the strategic review process and the communications with Infineon, Party A and Party B following the Board meeting on May 17, 2019. The Board reviewed the potential timeline for completing the strategic review process and discussed the appropriate communication to each of the bidders.

        On May 20, 2019, representatives of Morgan Stanley, at the request of the Board, communicated to Credit Suisse that Infineon should plan to progress its due diligence and commence negotiations with respect to the merger agreement so as to be able to submit a revised non-binding proposal to acquire Cypress by May 24, 2019.

        On May 20, 2019 (which was the business day after the receipt of Party B's proposal), Simpson Thacher provided a draft agreement and plan of merger to Party B, and Party B was also asked to commence review and negotiation of the agreement and plan of merger.

        On May 20, 2019, K&E delivered a markup of the draft merger agreement to Simpson Thacher. On May 21, 2019, K&E and Simpson Thacher negotiated the terms of the draft merger agreement, including allocation of regulatory risks and the addition of a termination fee payable by Infineon in the event the merger failed to close as a result of failure to obtain the required regulatory approvals, treatment of Cypress equity awards, magnitude of the termination fee, terms of the non-solicitation covenants and fiduciary outs and scope of interim operating covenants and the ability of Cypress to continue paying quarterly dividends. On May 22, 2019, Simpson Thacher sent a revised draft merger agreement to K&E, which included a termination fee payable by Infineon in the event the merger failed to close as a result of failure to obtain the required regulatory approvals. On May 23 and May 24, 2019, Simpson Thacher and K&E continued to negotiate the terms of the draft merger agreement, including allocation of regulatory risks, treatment of Cypress equity awards, magnitude of the termination fees, terms of the non-solicitation covenants and fiduciary outs, and scope of interim operating covenants including the ability of Cypress to continue paying quarterly dividends.

        On May 21, May 22 and May 23, 2019, representatives of Cypress and Morgan Stanley met with representatives of Infineon to facilitate Infineon's due diligence review. Representatives of Simpson Thacher and K&E participated in certain of these due diligence meetings.

        On May 23 and May 24, 2019, representatives of Cypress and Morgan Stanley met with representatives of Party B to facilitate Party B's due diligence review. Party B scheduled additional meetings to conduct due diligence of Cypress for May 29, 2019.

        On May 24, 2019, Dr. Ploss delivered to Mr. El-Khoury a non-binding written proposal on behalf of Infineon to acquire Cypress at a price per share of $24.00 in cash. The closing price per share of Cypress common stock as reported on the NASDAQ on May 24, 2019 was $15.47. The proposal also contained a request to enter into a period of exclusivity until June 3, 2019 to finalize due diligence and negotiate definitive documents and included a draft exclusivity agreement. Mr. El-Khoury contacted Dr. Ploss to ask whether the purchase price could potentially be further increased, and Dr. Ploss responded that this was Infineon's "best and final" price.

        On May 24, 2019, the Board met, together with representatives of Cypress's senior management, Simpson Thacher and Morgan Stanley, to discuss the non-binding proposal received from Infineon. Representatives of Morgan Stanley provided an overview of developments in the strategic review process, including the proposals that had been received and the status of the negotiations with each of Party A, Party B and Infineon. Representatives of Morgan Stanley reviewed preliminary financial analyses with respect to the non-binding proposals received by Cypress. After representatives of Morgan Stanley left the meeting, Simpson Thacher reviewed with the Board the directors' fiduciary duties, and the Board discussed the status of the strategic review process and Party A and Party B, and the proposal received from Infineon. After further discussion the Board determined that the proposal received from Infineon provided a sufficient basis for Cypress to proceed with negotiations with Infineon on an exclusive basis, and the Board authorized Mr. El-Khoury to enter into an exclusivity agreement with Infineon on behalf of Cypress through June 2 at 11:59 p.m. Pacific Time for the purposes of negotiating and finalizing for consideration by the Board a definitive merger agreement providing for the acquisition of Cypress by Infineon at a per share price of $24.00 in cash.

        On May 25, 2019, representatives of Morgan Stanley, at the request of the Board, informed Party B and Party B's financial advisor that Cypress had received a proposal from another party and the prior guidance on value provided by Morgan Stanley to Party B was no longer valid and that, in light of the stock component in Party B's proposal and the high pro forma leverage, Party B would need to submit an offer materially above a per share price of $23.00. Party B decided to suspend further diligence.

        On May 25 and May 26, 2019, Simpson Thacher negotiated the terms of the exclusivity agreement with K&E. On May 26, 2019, Cypress entered into the exclusivity agreement with Infineon, providing that Cypress would exclusively negotiate with Infineon through June 2, 2019 at 11:59 p.m., Pacific Time, but that Cypress's exclusivity obligations would immediately terminate if Infineon reduced its proposed per share price to less than $24.00 in cash.

        On May 27, 2019, K&E delivered a markup of the draft merger agreement to Simpson Thacher. Between May 27, 2019 and May 31, 2019, representatives of Simpson Thacher, with the assistance of Cypress's senior management discussed and negotiated the terms of the draft merger agreement with Infineon and its representatives, including, among other things, the treatment of Cypress's equity awards, magnitude of the termination fees, terms of the non-solicitation covenants and fiduciary outs, and scope of interim operating covenants including the ability of Cypress to continue paying quarterly dividends. On May 29, 2019, Simpson Thacher sent a revised draft of the merger agreement to K&E. Simpson Thacher and K&E continued to engage in negotiations with respect to the draft merger agreement and, on May 29, 2019, K&E sent Simpson Thacher a revised draft of the merger agreement.

        On May 28, 2019, representatives of Cypress and Morgan Stanley met with representatives of Infineon and Credit Suisse to conduct further due diligence.

        During market hours on May 29, 2019, Bloomberg published a report stating that Cypress was exploring strategic options, including a sale after receiving takeover interest, and that Cypress was working with advisers but that no final decision had been made and it could opt to remain independent. Cypress did not comment with respect to the market rumors. The closing price per share of Cypress common stock as reported on the NASDAQ was $15.40 on May 28, 2019 and $17.25 on May 29, 2019.

        On May 29 and 30, 2019, Dr. Ploss and Mr. El-Khoury discussed and resolved certain terms in the draft merger agreement subject to ongoing negotiation, including treatment of Cypress equity awards, magnitude of the termination fees, and the payment of Cypress's quarterly dividends (which Infineon was unwilling to agree to allow to continue after payment of the already-declared dividend for the second quarter of 2019). Mr. Trent and Infineon's chief financial officer also discussed certain of those terms of the draft merger agreement that were subject to ongoing negotiation. On May 30, 2019, Simpson Thacher sent a revised draft of the merger agreement to K&E.

        On the morning of May 31, 2019, Dr. Ploss spoke with Mr. El-Khoury to indicate that Infineon was reducing its purchase price per share to $23.50 in cash, given Infineon's concerns about the macro economic and political environment. The closing price per share of Cypress common stock as reported on the NASDAQ on May 31, 2019 was $17.82. After the communication from Dr. Ploss to Mr. El-Khoury, representatives of Morgan Stanley contacted Credit Suisse regarding the proposed change in price. Under the terms of the exclusivity agreement, the exclusivity restrictions on Cypress automatically terminated at the time Infineon reduced its price. Members of Cypress's management discussed with representatives of Morgan Stanley whether to contact Party B or Party A in light of the termination of exclusivity, but determined that, based on their prior communications with representatives of those parties, neither of those parties would be in an immediate position to make a proposal having a greater value to Cypress stockholders than that offered by Infineon.

        On the afternoon of May 31, 2019 the Board held a telephonic meeting, with members of Cypress management and representatives of Morgan Stanley and Simpson Thacher participating, to discuss the status of the discussions with Infineon. Representatives of Morgan Stanley reviewed with the Board Morgan Stanley's financial analysis with respect to the most recent Infineon proposal. Simpson Thacher reviewed with the Board the other proposed terms of the draft merger agreement with Infineon, including, without limitation, the closing conditions, non-solicitation covenants, termination fees, termination rights, interim covenants, covenants related to regulatory approvals, and related materials. The Board and members of Cypress management discussed the revised terms proposed by Infineon, and possible alternatives to increase the price per share, or the aggregate value, payable to Cypress stockholders, including by continuing declaration and payment of Cypress's quarterly dividend of $0.11 per share. After representatives of Morgan Stanley left the meeting, Simpson Thacher reviewed with the Board the directors' fiduciary duties. The Board and members of management discussed the terms of the draft merger agreement proposed by Infineon. After discussion, the Board directed Mr. El-Khoury to continue to seek to obtain the maximum possible economic value for Cypress stockholders, potentially through, among other economic terms, a combination of increasing the price per share and/or continuing quarterly dividend payments.

        Dr. Ploss and Mr. El-Khoury engaged in negotiations regarding the proposed purchase price and other economic terms on May 31, 2019 and June 1, 2019. On June 1, 2019, Infineon further revised its proposal to a purchase price per share of $23.85 in cash, with Cypress having the right to continue to declare and pay its regular $0.11 quarterly dividends through the closing of the proposed transaction. On June 1, 2019, K&E sent Simpson Thacher a revised draft of the merger agreement reflecting the revised proposal.

        On the afternoon of June 2, 2019, the Board held a telephonic meeting, with members of Cypress management and representatives of Morgan Stanley and Simpson Thacher participating, to consider approval of the proposed merger agreement with Infineon. Members of Cypress management and representatives of Morgan Stanley and Simpson Thacher reviewed with the Board the outcome of the negotiations with Infineon, including the value associated with the ability to continue to declare and pay its regular quarterly dividends through the closing of the proposed transaction, which would result in a total per share value to Cypress's stockholders in excess of $24.00 during the period from June 3, 2019 through the closing of the proposed transaction, as long as the closing of the proposed transaction did not occur prior to the dividend payments for the third and fourth quarters of fiscal year 2019. Simpson Thacher reviewed with the Board the other proposed final terms of the draft merger agreement with Infineon, including, without limitation, the closing conditions, non-solicitation covenants, termination fees, termination rights, interim operating covenants, covenants related to regulatory approvals, and related materials. Simpson Thacher also reviewed with the Board the directors' fiduciary duties when considering the proposed transaction. Representatives of Morgan Stanley reviewed with the Board the financial analysis of Morgan Stanley based on the target plan and the street extrapolation case of the $23.85 per share of Cypress common stock cash consideration, and rendered to the Board its oral opinion, subsequently confirmed in writing, that as of June 2, 2019, and based upon and subject to assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the $23.85 per share of Cypress common stock to be received by the holders of shares of Cypress common stock (other than the holders of cancelled shares (as defined in the section entitled "—Merger Consideration" beginning on page 42)) pursuant to the merger agreement was fair, from a financial point of view, to such holders of shares of Cypress common stock. For a detailed discussion of Morgan Stanley's opinion, please see the section entitled "—Opinion of Morgan Stanley & Co. LLC" beginning on page 62.

        The Board considered various reasons to approve the merger agreement, as well as certain countervailing factors. After discussions with its financial and legal advisors and members of Cypress's senior management, and in light of the reasons considered, the Board unanimously (i) determined that it is in the best interest of Cypress and the stockholders of Cypress, and declared it advisable, to enter into the merger agreement providing for the merger in accordance with the DGCL, (ii) approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the consummation of the merger, upon the terms and subject to the conditions set forth in the merger agreement and (iii) adopted a resolution adopting and approving the merger agreement and recommending the merger agreement be adopted by the stockholders of Cypress. For a detailed description of the various reasons considered by the Board, please see below under the heading "—Recommendation of the Board and Reasons for the Merger."

        After the meeting of the Board, Simpson Thacher sent a proposed final version of the merger agreement to K&E. At approximately 9:45 p.m. Pacific time on June 2, 2019 and 6:45 a.m. Central European Summer Time (GMT+2) on June 3, 2019, Cypress, Infineon and Merger Sub executed and delivered the merger agreement. Prior to the opening of Frankfurt and U.S. stock markets on June 3, 2019, Infineon and Cypress issued a joint press release announcing the execution of the merger agreement.

Recommendation of the Board and Reasons for the Merger

        At a meeting held on June 2, 2019, the Board unanimously:

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  determined that it is in the best interests of Cypress and the stockholders of Cypress, and declared it advisable, to enter into the merger agreement providing for the merger in accordance with the DGCL;

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  approved the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the consummation of the merger upon the terms and subject to the conditions set forth in the merger agreement; and

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  adopted a resolution adopting and approving the merger agreement and recommending the merger agreement be adopted by the stockholders of Cypress.

        THE CYPRESS BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT CYPRESS STOCKHOLDERS VOTE "FOR" THE MERGER PROPOSAL, "FOR" THE NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL AND "FOR" THE ADJOURNMENT PROPOSAL.

        In reaching its determination, the Board, as described in the above section entitled "—Background of the Merger" beginning on page 45, held a number of meetings, consulted with Cypress's senior management and its outside legal and financial advisors, Simpson Thacher and Morgan Stanley, and considered, among the other factors determined appropriate and relevant for such determination by the Board, the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of Cypress.

        In making its determination, the Board focused on a number of factors with respect to the merger and the other transactions contemplated by the merger agreement, including the following:

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  Merger Consideration.  The per share merger consideration in relation to the Board's estimate of the current and future value of Cypress as an independent entity.

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  Premium to Market Price.  The relationship of the per share merger consideration to the current and historical market prices of Cypress common stock and the fact that the per share merger consideration would provide stockholders of Cypress with the opportunity to receive a premium over the current and historical market price of Cypress common stock. The Board reviewed historical market prices, volatility and trading information with respect to Cypress common stock, including the fact that the per share merger consideration represents:

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  a premium of approximately 55% over the closing price per share of Cypress common stock on May 28, 2019, the last trading day prior to the date on which media reports of interest in potential strategic transactions involving Cypress were first published; and

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  a premium of approximately 46% over the unaffected 30-day volume-weighted average share price of Cypress common stock during the period from April 15, 2019 to May 28, 2019.

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  Cash consideration.  The fact that the per share merger consideration would be paid solely in cash, which provides certainty and immediate liquidity and value to our stockholders, enabling our stockholders to realize value that has been created at Cypress in comparison to the risks and uncertainty that would be inherent in remaining an independent public company and executing Cypress's business and financial plans in the short-term and long-term or engaging in a transaction in which all or a portion of the consideration is payable in stock of any acquirer and the uncertain prospect that the trading value for the Cypress common stock would approach the per share merger consideration in the foreseeable future.

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  Negotiations with Infineon.  The Board's belief that the per share merger consideration represented the highest price per share that Infineon was willing to pay for the Cypress common stock, considering the negotiations between the parties.

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  Continuation of Dividends.  The ability of Cypress to continue to declare and pay its regular quarterly cash dividends to holders of Cypress common stock in each fiscal quarter in an amount per share of $0.11 per quarter through the closing of the merger.

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  Solicitation Process Undertaken by Cypress. The actions of Cypress following the unsolicited offer by Party A, which included:

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  contact by Morgan Stanley with 12 potential acquirers, including Party A, to determine their interest in acquiring Cypress if the Board decided to pursue a change of control transaction,

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  enabling five parties (including Party A, Party B and Infineon) who expressed interest in Cypress and its assets to conduct due diligence and receive diligence information after entering into confidentiality agreements with Cypress, and

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  the Board's belief that, based on consultation with its financial advisors, the negotiations with Infineon had resulted in the highest price reasonably available to Cypress under the circumstances.

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  Strategic Alternatives.  The Board's review of Cypress's business, operations, assets, operating results, financial condition, prospects, business strategy, competitive position, and industry, including the potential impact (which cannot be quantified numerically) of those factors on the trading price of Cypress common stock, to assess the prospects and risks associated with remaining an independent public company, and the Board's belief that the certainty provided by the acquisition of Cypress by Infineon for the per share merger consideration was more favorable to Cypress stockholders than the potential risk-weighted value of remaining an independent public company, after accounting for the risks and uncertainties associated with achieving and executing upon Cypress's business and financial plans in the short-term and long-term.

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  Opinion of Cypress's Financial Advisor.  The oral opinion of Morgan Stanley, subsequently confirmed in writing, rendered to the Board, that as of June 2, 2019, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the per share merger consideration to be received by the holders of shares of Cypress common stock (other than holders of cancelled shares (as defined in the section entitled "The Merger—Merger Consideration" beginning on page 42)) pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Cypress common stock, as more fully described in the section entitled "—Opinion of Morgan Stanley & Co. LLC" beginning on page 62 and as set forth in the full text of such opinion which is attached as Annex B to this proxy statement.

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  Cypress's Historical, Current and Prospective Condition.  Information with respect to our financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, economic and market conditions, trends and cycles.

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  Business Environment.  The current and prospective business environment in which Cypress operates, including international, national and local economic and political conditions, sanctions affecting the industry in which Cypress operates, the competitive and regulatory environment, and the likely effect of these factors on Cypress as a stand-alone company.

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  Likelihood of Consummation.  The Board considered the likelihood that the merger would be completed, in light of, among other things, the conditions to the closing of the merger and the absence of a financing condition, the relative likelihood of obtaining satisfaction of the regulatory approval conditions, and the remedies available to Cypress under the merger agreement, as well as the level of commitment by Infineon to obtain the satisfaction of the regulatory approval conditions.

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  Termination Fee Payable by Infineon.  The obligation of Infineon to pay Cypress a termination fee of $425 million under certain circumstances in which the merger is not consummated due to failure to obtain satisfaction of the regulatory approval conditions (see the section entitled "The Merger Agreement—Termination Fees" beginning on page 120).

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  Merger Agreement.  The financial and other terms of the merger agreement, including the following specific aspects of the merger agreement:

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  the nature of the closing conditions included in the merger agreement, including the exceptions to the events that would constitute a material adverse effect (as defined in the section entitled "The Merger Agreement—Representations and Warranties" beginning on page 99) on Cypress for purposes of the merger agreement, as well as the likelihood of satisfaction of all conditions to completion of the transactions contemplated by the merger agreement;

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  the requirement to use best efforts to obtain approvals or clearances by applicable antitrust authorities and CFIUS, including by divesting assets, holding separate assets or otherwise taking any other action that would limit Cypress's or Infineon's freedom of action, except that Infineon and its affiliates and subsidiaries would not be required to take or agree to take any remedy action (1) that would or would reasonably be expected to, individually or in the aggregate with other remedy actions, have a material adverse effect on the business, results of operations, assets or financial condition of Cypress and its subsidiaries, taken as whole or (2) with respect to Infineon's or its affiliates' or subsidiaries assets (excluding those of Cypress and its subsidiaries) after consummation of the merger (see section entitled "The Merger Agreement—Efforts to Complete the Merger" beginning on page 111);

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  the fact that the termination fee of $330 million payable by Cypress to Infineon in certain circumstances was viewed by the Board, after consultation with its advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal (see section entitled "The Merger Agreement—Termination Fees" beginning on page 120);

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  the right of Cypress and the Board to participate or engage in discussions with any person or group that has made an acquisition proposal that was not solicited in breach of the merger agreement prior to obtaining the Cypress stockholder approval of the merger proposal if the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal could reasonably be expected to constitute, result or lead to a superior proposal, subject to certain notice requirements and "matching rights" (see sections entitled "The Merger Agreement—Restrictions on Solicitation of Competing Acquisition Proposals—Exceptions to Non-Solicitation Restrictions; Change of Recommendation" and "The Merger Agreement—Restrictions on Solicitation of Competing Acquisition Proposals—Notice Procedures" beginning on pages 108 and 110, respectively); and

  ■
  the Board's right to change its recommendation in connection with an intervening event or a superior proposal prior to obtaining the Cypress stockholder approval of the merger proposal if the Board has determined in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to make such change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, subject to certain notice requirements and "matching rights" (see sections entitled "The Merger Agreement—Restrictions on Solicitation of Competing Acquisition Proposals—Exceptions to Non-Solicitation Restrictions; Change of Recommendation" and "The Merger Agreement—Restrictions on Solicitation of Competing Acquisition Proposals—Notice Procedures" beginning on pages 108 and 110, respectively).

  •
  Financing.  The fact that the merger is not subject to a financing condition, and that Infineon has entered into the facilities agreement and represented to Cypress in the merger agreement that it will have sufficient financial resources at the closing to pay the aggregate merger consideration and to consummate the merger (see the section entitled "—Financing of the Merger" beginning on page 84).

  •
  Availability of Specific Performance.  Cypress's ability to seek to specifically enforce Infineon's obligations under the merger agreement, including the obligation to consummate the merger (see the section entitled "The Merger Agreement—Specific Performance" beginning on page 122).

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  Stockholders' Ability to Reject the Merger.  The fact that the merger will not be consummated unless the merger proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of Cypress common stock entitled to vote thereon, and that Cypress stockholders will be free to reject the merger proposal by voting against the merger for any reason.

  •
  Appraisal Rights.  The rights of Cypress stockholders who do not vote to approve the merger proposal and who follow certain prescribed procedures to dissent from the merger and demand appraisal of the fair value of their shares under the DGCL (see the section entitled "The Merger—Appraisal Rights" beginning on page 88).

        The Board weighed these advantages and opportunities against a number of risks, uncertainties and other factors weighing negatively against the merger agreement and the merger in its deliberations concerning the merger agreement and the merger, including:

  •
  No Stockholder Participation in Future Growth or Earnings.  The nature of the merger as a cash transaction means that Cypress would no longer exist as an independent public company following the merger and that the Cypress stockholders will not participate in future earnings or growth of Cypress and will not benefit from any appreciation in value of the combined company.

  •
  Closing Conditions.  There can be no assurance that all conditions to the parties' obligations to consummate the merger will be satisfied, and as a result there can be no assurance that the merger will be completed, even if the merger proposal is approved by the Cypress stockholders.

  •
  Regulatory risk.  The completion of necessary regulatory reviews is beyond the control of Cypress and Infineon and governmental authorities may delay, object to and challenge the merger or may impose terms and conditions in order to resolve those objections that prevent, impede or delay the closing of the merger (see the section entitled "—Regulatory Approvals" beginning on page 85).

  •
  Risk Associated with Failure to Consummate the Merger.  The possibility that the transactions contemplated by the merger agreement, including the merger, might not be consummated, and the fact that if the merger is not consummated, (i) Cypress's directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transactions contemplated by the merger agreement, (ii) Cypress will have incurred significant transaction costs, (iii) Cypress's continuing business relationships with business partners and employees may be adversely affected, (iv) the trading price of Cypress common stock could be materially and adversely affected and (v) the market's perceptions of Cypress's prospects could be adversely affected.

  •
  Interim Restrictions on Business Pending the Completion of the Merger.  Restrictions on the conduct of Cypress's business due to covenants in the merger agreement whereby Cypress agreed that it will carry on its business in the ordinary course of business consistent with past practice and, subject to specified limitations and exceptions, will not take a number of actions related to the conduct of its business without the prior written consent of Infineon, which could negatively impact Cypress's ability to respond to changing market and business conditions in a timely manner or at all.

  •
  No Solicitation and Termination Fee.  Subject to certain exceptions, the merger agreement precludes Cypress from soliciting or entertaining alternative acquisition proposals and requires Cypress to pay to Infineon a termination fee of $330 million in certain circumstances, as described in the section entitled "The Merger Agreement—Termination Fees" beginning on page 120.

  •
  Effects of Transaction Announcement.  The effect of the public announcement of the merger agreement, including effects on Cypress's stock price, and Cypress's ability to attract and retain key personnel during the pendency of the transactions contemplated by the merger agreement, as well as the potential for litigation in connection with the merger and the associated costs, burden and inconvenience involved in defending those proceedings.

  •
  Timing Risks.  The amount of time it could take to complete the merger, including that completion of the merger depends on factors outside of Cypress's or Infineon's control (including the approval of the merger proposal by the Cypress stockholders), and the risk that the pendency of the merger for an extended period of time following the announcement of the execution of the merger agreement could divert Cypress management's attention and have an adverse impact on Cypress, including its customer, supplier and other business relationships.

  •
  Stockholders' Ability to Reject the Merger.  The merger will not be consummated unless the merger proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of Cypress common stock entitled to vote thereon.

  •
  Taxable Consideration.  The exchange of Cypress common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes, as described in the section entitled "Material U.S. Federal Income Tax Consequences" beginning on page 127.

        The Board considered all of these factors as a whole and, on balance, concluded that it supported a favorable determination to approve the merger agreement and to make its recommendations to Cypress stockholders described in this proxy statement.

        In addition, the Board was aware of and considered the interests of its directors and executive officers that are different from, or in addition to, the interests of Cypress stockholders generally, including the treatment of Cypress equity awards held by such directors and executive officers in the merger, the obligation of the combined company to indemnify Cypress directors and officers against certain claims and liabilities, the payment of severance benefits and acceleration of outstanding equity awards upon certain terminations of employment or service, and the payment of retention bonuses described in the section entitled "—Interests of Cypress's Executive Officers and Directors in the Merger" beginning on page 75.

        The foregoing discussion of the information and factors that the Board considered is not intended to be exhaustive, but rather is meant to include the material factors that the Board considered. The Board collectively reached the determination to approve the execution, delivery and performance of the merger agreement and the transactions contemplated thereby, including the consummation of the merger upon the terms and subject to the conditions set forth in the merger agreement, and to recommend that Cypress stockholders vote "FOR" of the merger proposal, "FOR" the named executive officer merger-related compensation proposal and "FOR" the adjournment proposal, in light of the various factors described above and other factors that the members of the Board believed were appropriate and relevant. In view of the complexity and wide variety of factors, both positive and negative, that the Board considered in connection with its evaluation of the merger, the Board did not find it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. In considering the factors discussed above, individual directors may have given different weights to different factors.

        The foregoing description of Cypress's consideration of the factors supporting the merger is forward-looking in nature. This information should be read in light of the factors discussed in the section entitled "Cautionary Note Regarding Forward-Looking Statements" beginning on page 30.

Opinion of Morgan Stanley & Co. LLC

        Cypress retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with the possible sale of Cypress. The Board selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in Cypress's industry, its knowledge of Cypress's business and affairs and its understanding of Cypress's business based on its long-standing relationship with Cypress. At the meeting of the Board on June 2, 2019, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of June 2, 2019, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the per share merger consideration to be received by the holders of shares of Cypress common stock (other than the holders of the cancelled shares) (as defined in the section entitled "The Merger—Merger Consideration" beginning on page 42) pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Cypress common stock.

        The full text of the written opinion of Morgan Stanley, dated as of June 2, 2019, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley's opinion carefully and in its entirety. Morgan Stanley's opinion was directed to the Board, in its capacity as such, and addresses only the fairness from a financial point of view of the per share merger consideration to be received by the holders of shares of Cypress common stock (other than the holders of the cancelled shares) pursuant to the merger agreement as of the date of the opinion and does not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute an opinion or a recommendation as to how Cypress stockholders should vote at the special meeting. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the opinion.

        In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  Reviewed certain publicly available financial statements and other business and financial information of Cypress;

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  Reviewed certain internal financial statements and other financial and operating data concerning Cypress;

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  Reviewed certain financial projections prepared by the management of Cypress;

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  Discussed the past and current operations and financial condition and the prospects of Cypress with senior executives of Cypress;

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  Reviewed the reported prices and trading activity for Cypress common stock;

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  Compared the financial performance of Cypress and the prices and trading activity of Cypress common stock with that of certain other publicly-traded companies comparable with Cypress, and their securities;

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  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

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  Participated in certain discussions and negotiations among representatives of Cypress, Infineon and certain other parties and their financial and legal advisors;

  •
  Reviewed the merger agreement, the facilities agreement between, among others, Infineon and certain debt financing providers substantially in the form of the draft dated June 2, 2019 (the "draft facilities agreement"), and certain related documents; and

  •
  Performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Cypress, and formed a substantial basis for its opinion. With respect to the Projections (as defined in the section entitled "—Certain Financial Projections" beginning on page 71), Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Cypress at the time prepared of the future financial performance of Cypress. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Infineon would obtain financing in accordance with the terms set forth in the draft facilities agreement and that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley on June 2, 2019. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Cypress and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Cypress's officers, directors or employees, or any class of such persons, relative to the per share merger consideration to be received by the holders of shares of Cypress common stock (other than the holders of the cancelled shares) in the merger. Morgan Stanley expressed no opinion with respect to any ordinary dividends that may be declared and paid by Cypress prior to the closing of the merger as permitted by the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Cypress, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, June 2, 2019. Events occurring after June 2, 2019 may have affected Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley has not assumed any obligation to update, revise or reaffirm its opinion.

  Summary of Financial Analyses

        The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated June 2, 2019 to the Board. The following summary is not a complete description of Morgan Stanley's opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 28, 2019 in respect of Cypress (the last trading day prior to the date on which media reports of interest in potential strategic transactions involving Cypress were first published) or May 31, 2019 in respect of the other companies reviewed as part of Morgan Stanley's analysis (the last full trading day prior to the meeting of the Board to approve and adopt the merger agreement). The various analyses summarized below were based on the unaffected closing price of $15.40 per share of Cypress common stock as of May 28, 2019 (the last trading day prior to the date on which media reports of interest in potential strategic transactions involving Cypress were first published), and are not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of those analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion.

        In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized and relied upon certain financial projections provided by Cypress's management on February 5, 2019 and referred to below as the "target plan" and certain financial projections based on Wall Street research reports and referred to below as the "street extrapolation case." The financial projections are more fully described in the section entitled "The Merger—Certain Financial Projections" beginning on page 71. In accordance with the guidance from Cypress's management, Morgan Stanley used the target plan and the street extrapolation case in its valuation analysis.

  Public Trading Comparables Analysis

        Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Cypress with comparable publicly available consensus equity analyst research estimates for companies, selected based on Morgan Stanley's professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (these companies are referred to herein as the "comparable companies").

        For purposes of this analysis, Morgan Stanley analyzed the multiple of aggregate value, which Morgan Stanley defined as fully-diluted market capitalization plus total debt and minority interest, less cash and cash equivalents, to cash flow, which Morgan Stanley defined as EBITDA less capital expenditure, as well as the multiple of price to earnings, which Morgan Stanley defined as the multiple of price per share to estimated earnings per share, for calendar years 2019 and 2020, of each of these comparable companies based on publicly available financial information as reported by Thomson Reuters for comparison purposes.

        These companies and their applicable multiples were the following:

Comparable Company	2019 AV/Cash Flow	2020 AV/Cash Flow	2019 Price to Earnings	2020 Price to Earnings
Advanced Micro Devices, Inc.	33.8x	22.9x	42.6x	27.5x
Analog Devices, Inc.	15.3x	15.4x	18.8x	17.2x
Broadcom Inc.	10.0x	9.1x	10.6x	9.4x
Infineon Technologies AG	22.9x	16.6x	17.2x	15.6x
Macronix International Co., Ltd.	N.M.	48.2x	15.3x	12.3x
Maxim Integrated Products, Inc.	17.8x	14.8x	22.4x	18.4x
MediaTek Inc.	15.3x	12.3x	21.9x	17.9x
Microchip Technology Incorporated	12.2x	12.3x	13.5x	11.5x
Micron Technology, Inc.	11.8x	7.9x	7.6x	7.1x
Nanya Technology Corp.	7.4x	8.1x	14.5x	12.7x
Nordic Semiconductor ASA	N.M.	23.0x	N.M.	30.3x
NXP Semiconductors NV	12.4x	11.1x	11.2x	9.6x
ON Semiconductor Corporation	10.7x	9.1x	9.8x	8.0x
Renesas Electronics Corporation	15.3x	10.2x	56.7x	11.7x
Semtech Corporation	18.5x	13.4x	23.2x	18.2x
Silicon Laboratories Inc.	24.9x	24.0x	30.3x	26.2x
Silicon Motion Technology Corporation	11.0x	8.8x	12.3x	10.5x
SK Hynix Inc.	30.4x	9.0x	11.2x	6.9x
STMicroelectronics, Inc.	14.7x	10.2x	13.7x	11.2x
Texas Instruments Inc.	17.0x	15.5x	20.1x	18.1x
Western Digital Corporation	11.2x	7.1x	20.5x	7.4x

        Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of price to earnings multiples and aggregate value to cash flow multiples and applied these ranges of multiples to the estimated relevant metric for Cypress for the target plan and street extrapolation case.

        Based on the outstanding shares of Cypress common stock on a fully-diluted basis, as provided by Company management on May 30, 2019, Morgan Stanley calculated the estimated implied value per share of Cypress common stock as of May 31, 2019 as follows:

Calendar Year Financial Statistic	Selected Calendar Year Multiple Ranges	Implied Value Per Share of Cypress Common Stock ($)
Target Plan
Price to Estimated 2019 Earnings	14x - 20x	18.77 - 26.82
Price to Estimated 2020 Earnings	11x - 17x	17.69 - 27.34
Aggregate Value to Estimated 2019 Cash Flow	12x - 16x	16.43 - 22.11
Aggregate Value to Estimated 2020 Cash Flow	10x - 14x	16.42 - 23.22
Street Extrapolation Case
Price to Estimated 2019 Earnings	14x - 20x	15.37 - 21.96
Price to Estimated 2020 Earnings	11x - 17x	13.44 - 20.77
Aggregate Value to Estimated 2019 Cash Flow	12x - 16x	13.98 - 18.95
Aggregate Value to Estimated 2020 Cash Flow	10x - 14x	12.40 - 17.83

        No company utilized in the public trading comparables analysis is identical to Cypress. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Cypress's control. These include, among other things, the impact of competition on Cypress's business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Cypress and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

  Discounted Equity Value Analysis

        Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of that company's estimated earnings per share. The resulting equity value is subsequently discounted to arrive at an estimate of the implied present value. In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share of common stock on a standalone basis for each of the target plan and the street extrapolation case.

        To calculate these present equity values, Morgan Stanley used fiscal year 2021 non-GAAP diluted EPS estimates under each of the target plan and the street extrapolation case to calculate Cypress's estimated current equity value. Based upon the application of its professional judgment and experience, Morgan Stanley applied a range of price to earnings multiples (based on the range of price to earnings multiples for the comparable companies and the growth profile of Cypress) to these estimates and applied a discount rate of 11.1% for 1.6 years, which rate was selected based on Cypress's estimated cost of equity.

        The following table summarizes Morgan Stanley's analysis:

Based on Fiscal Year 2021 Non-GAAP Diluted EPS	Implied Present Value Per Share of Cypress Common Stock ($)
Target Plan	16.59 - 25.64
Street Extrapolation Case	12.97 - 20.05

  Discounted Cash Flow Analysis

        Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of that company. Morgan Stanley calculated a range of equity values per share of Cypress common stock based on a discounted cash flow analysis to value Cypress as a stand-alone entity. Morgan Stanley utilized estimates from the target plan and street extrapolation case for purposes of its discounted cash flow analysis, as more fully described below.

        Morgan Stanley first calculated the estimated unlevered free cash flow, which is defined as adjusted EBITDA plus forecasted dividends from SkyHigh Memory Limited (Cypress's joint venture with SK hynix system ic, Inc. with respect to NAND products), less (1) stock-based compensation, (2) taxes, (3) capital expenditures, net, and (4) changes in net working capital. The target plan included estimates prepared by Cypress management through fiscal year 2023, and, based on discussions with and under the guidance of Cypress management, Morgan Stanley prepared extrapolations for fiscal years 2024 through 2028 and the terminal value for the target plan. For the street extrapolation case, street consensus estimates were utilized through fiscal year 2020, and, based on discussions with and under the guidance of Cypress management, Morgan Stanley prepared extrapolations for fiscal years 2021 through 2028 and the terminal value for the street extrapolation case. Morgan Stanley calculated the net present value of unlevered free cash flows for Cypress for the years 2019 through 2028. Based on perpetual growth rates of 2% to 3%, selected based upon the application of its professional judgment and experience, Morgan Stanley also calculated terminal values at the mid-point of fiscal year 2028. The unlevered free cash flows and terminal values were discounted to present values as of

May 31, 2019 at a discount rate ranging from 9.4% to 11.1%, which discount rates were selected, upon the application of Morgan Stanley's professional judgment and experience, to reflect an estimate of Cypress's weighted average cost of capital.

        Based on the outstanding shares of Cypress common stock on a fully-diluted basis, as provided by Company management on May 30, 2019, Morgan Stanley calculated the estimated implied value per share of Cypress common stock as of May 31, 2019 as follows:

Implied Value Per Share of Cypress Common Stock ($)
Target Plan	20.47 - 28.21
Street Extrapolation Case	15.81 - 21.89

  Precedent Transactions Analysis

        Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and premia of selected transactions. Morgan Stanley compared publicly available statistics for semiconductor device transactions with consideration greater than $1 billion since 2014. Morgan Stanley selected these comparable transactions because they shared certain characteristics with the merger, most notably because they were similar semiconductor device transactions. The following is a list of the semiconductor device transactions reviewed:

Selected Semiconductor Device Transactions (Target/Acquiror)

  •
  Aeroflex Holding Corp./Cobham PLC

  •
  Altera Corporation/Intel Corporation

  •
  Atmel Corporation/Microchip Technology Inc.

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  Broadcom Corporation/Avago Technologies Limited

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  Cavium Inc./Marvell Technology Group Ltd

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  CSR plc/Qualcomm Global Trading Pte. Ltd

  •
  Fairchild Semiconductor International, Inc./ON Semiconductor Corporation

  •
  Finisar Corporation/II-VI Incorporated

  •
  Freescale Semiconductor, Ltd. /NXP Semiconductors N.V.

  •
  Hittite Microwave Corporation/Analog Devices, Inc.

  •
  Integrated Device Technology, Inc./Renesas Electronics Corporation

  •
  Intersil Corporation/Renesas Electronics Corporation

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  International Rectifier Corporation/Infineon Technologies AG

  •
  Linear Technology Corporation/Analog Devices, Inc.

  •
  Mellanox Technologies, Ltd./NVIDIA Corporation

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  Mentor Graphics Corporation/Siemens AG

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  Microsemi Corporation/Microchip Technology Inc.

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  Oclaro, Inc./Lumentum Holdings Inc.

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  OmniVision Technologies Inc./Hua Capital Management Co.

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  PMC-Sierra, Inc./Microsemi Corporation

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  SanDisk Corporation/Western Digital Corporation

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  Spansion Inc./Cypress Semiconductor Corporation

  •
  TriQuint Semiconductor, Inc./RF Micro Devices, Inc.

        For each of the transactions listed above, Morgan Stanley noted the multiple of aggregate value of the transaction to the estimated next twelve months ("NTM") EBITDA based on publicly available information at the time of announcement, excluding dividends to close. Morgan Stanley noted that the mean multiple for such transactions was 13.9x and that the median multiple was 13.1x.

        Morgan Stanley also noted the implied premium to the acquired company's closing share price on the last trading day prior to announcement (or the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news). Morgan Stanley noted that the mean premium for such transactions was 33% and that the median premium was 29%.

        Based on its analysis of the relevant metrics and time frame for each of the transactions listed above and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of implied premia and financial multiples of the transactions and applied these ranges of premia and financial multiples to the relevant financial statistic for Cypress. For purposes of NTM Aggregate Value to EBITDA Multiple, Morgan Stanley utilized estimates from the street extrapolation case. The following tables summarize Morgan Stanley's analysis:

Precedent Transactions Financial Statistic	Reference Range	Implied Value Per Share of Cypress Common Stock ($)
Premia to Unaffected Share Price	20 - 40%	18.48 - 21.56

Precedent Transactions Financial Statistic	Representative Ranges	Implied Value Per Share of Cypress Common Stock ($)
NTM Aggregate Value to EBITDA Multiple	11x - 17x	14.17 - 22.33

        No company or transaction utilized in the precedent transactions analysis is identical to Cypress or the merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Cypress's control. These include, among other things, the impact of competition on Cypress's business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Cypress and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. The fact that points in the range of implied present value per share of Cypress derived from the valuation of precedent transactions were less than or greater than the consideration is not necessarily dispositive in connection with Morgan Stanley's analysis of the consideration for the merger, but is one of many factors Morgan Stanley considered.

  Other Information

        Morgan Stanley observed additional factors that were not considered part of Morgan Stanley's financial analysis with respect to its opinion, but which were noted as reference data for the Board, including the following information described in the sections entitled "—Historical Trading Ranges" and "—Equity Research Analysts' Future Price Targets" beginning on pages 69 and 69, respectively.

  Historical Trading Ranges

        Morgan Stanley noted the trading range with respect to the historical unaffected share prices of Cypress common stock. Morgan Stanley reviewed the range of closing prices of Cypress common stock for various periods ending on May 28, 2019 (the last trading day prior to the date on which media reports of interest in potential strategic transactions involving Cypress were first published). Morgan Stanley observed the following:

Period Ending May 28, 2019	Range of Trading Prices ($)
Unaffected 52 Week High /Low	11.76 - 18.08

        Morgan Stanley observed that Cypress common stock closed at $15.40 on May 28, 2019 (the last trading day prior to the date on which media reports of interest in potential strategic transactions involving Cypress were first published).

  Equity Research Analysts' Future Price Targets

        Morgan Stanley reviewed future public market trading price targets for Cypress common stock prepared and published by equity research analysts prior to May 28, 2019 (the last trading day prior to the date on which media reports of interest in potential strategic transactions involving Cypress were first published). These one-year forward targets reflected each analyst's estimate of the future public market trading price of Cypress common stock. The range of analyst price targets per share for common stock discounted for one year at a rate of 11.1%, which rate was selected based on Cypress's estimated cost of equity, upon the application of Morgan Stanley's professional judgment, was $10.35 to $18.00 per share as of May 31, 2019.

        The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Cypress common stock, and these estimates are subject to uncertainties, including the future financial performance of Cypress and future financial market conditions.

  General

        In connection with the review of the merger by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Cypress. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Cypress's control. These include, among other things, the impact of competition on Cypress's business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Cypress and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the consideration to be received by the holders of shares of Cypress common stock (other than the holders of the cancelled shares) pursuant to the merger agreement and in connection with the delivery of its opinion dated June 2, 2019 to the Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Cypress common stock might actually trade.

        The consideration to be received by the holders of shares of Cypress common stock (other than the holders of the cancelled shares) pursuant to the merger agreement was determined through arm's-length negotiations between Cypress and Infineon and was approved by the Board. Morgan Stanley provided advice to the Board during these negotiations but did not, however, recommend any specific consideration to Cypress or the Board, nor did Morgan Stanley opine that any specific consideration constituted the only appropriate consideration for the merger. Morgan Stanley's opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley's opinion was not intended to, and does not, constitute an opinion or a recommendation as to how Cypress stockholders should vote at the special meeting.

        Morgan Stanley's opinion and its presentation to the Board was one of many factors taken into consideration by the Board to approve and adopt the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the consideration pursuant to the merger agreement or of whether the Board would have been willing to agree to different consideration. Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley's customary practice.

        Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of Infineon and its affiliates, Cypress, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

        Under the terms of its engagement letter, Morgan Stanley provided Cypress financial advisory services and a fairness opinion, described in this section and attached to this proxy statement as Annex B, in connection with the merger, and Cypress has agreed to pay Morgan Stanley a fee of approximately $68 million for its services, $5 million of which has been paid following delivery of the opinion described in this section and attached as this proxy statement as Annex B and the remainder is contingent upon the consummation of the merger. Cypress has also agreed to reimburse Morgan Stanley for certain of its expenses, including certain fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Cypress has agreed to indemnify Morgan Stanley and its affiliates, its and their respective directors, officers, agents and employees and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses relating to, arising out of or in connection with Morgan Stanley's engagement.

        In the two years prior to the date of Morgan Stanley's opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services for Cypress and have received approximately $3 million in fees in connection with these services. In addition, Morgan Stanley or an affiliate thereof acts as administrative agent with respect to credit facilities of Cypress. In the two years prior to the date of Morgan Stanley's opinion, Morgan Stanley and its affiliates have not been engaged on any financial advisory or financing assignments for Infineon and have not received any fees for these services from Infineon during that time. Morgan Stanley may also seek to provide these services to Infineon and Cypress and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Certain Financial Projections

        Cypress has historically prepared and provided public guidance as to its projected financial and operational results for its then-current fiscal quarter in its press releases announcing its financial results for the then-prior quarter or year, as applicable. In addition, in connection with its analyst days held in March 2017 and March 2019, Cypress prepared and publicly provided long-term financial target models, including revenue growth projections. Thereafter in its quarterly earnings disclosures Cypress would refer back to the then-most-recent target model and would compare its quarterly results against such model. Other than that financial guidance and those target models, Cypress does not as a matter of course make other public projections as to future sales, earnings or other results, and forecasts for extended periods of time are of particular concern to Cypress due to the unpredictability of the underlying assumptions and estimates. However, in connection with the discussions regarding the proposed merger, Cypress's management prepared certain unaudited prospective financial information, treating Cypress on a standalone basis (the "target base plan"). For what we refer to as the "target plan," Cypress management estimates were utilized for fiscal years 2019 through 2023 and, based on discussions with and under the guidance of Cypress management, Morgan Stanley prepared extrapolations to the target plan for fiscal years 2024 through 2028 and the terminal value for the target plan. For what we refer to as the "street extrapolation case," street consensus estimates were utilized through fiscal year 2020, and, based on discussions with and under the guidance of Cypress management, Morgan Stanley prepared extrapolations for fiscal years 2021 through 2028 and the terminal value for the street extrapolation case. For what we refer to as the "bidder case," Cypress management estimates were utilized for fiscal years 2019 through 2023. The target plan and the street extrapolation case were provided to the Board and Morgan Stanley. The bidder case was provided, on a confidential basis, to each of Infineon, Party A, Party B, Party C and Party D in connection with the due diligence conducted by each of Infineon, Party A, Party B, Party C and Party D. We refer to the target plan, the street extrapolation case and the bidder case collectively as the "Projections."

        The Projections were not prepared with a view toward public disclosure or with a view toward compliance with the published guidelines established by the SEC or the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, or generally accepted accounting principles, which is referred to in this proxy statement as GAAP, but, in the view of Cypress's management, were prepared on a reasonable basis, reflected the best available estimates and judgments of Cypress's management at the time of preparation, and presented as of the time of preparation, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of Cypress on a standalone basis and subject to the assumptions and limitations described in this section. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the Projections. Although Cypress's management believes there is a reasonable basis for the Projections, Cypress cautions stockholders that future results could be materially different from the Projections. This summary of the Projections is not being included in this proxy statement to influence your decision whether to vote for the merger proposal, but because these Projections were shared between Cypress and Infineon and provided to Cypress's and Infineon's respective financial advisors and the Board, as applicable, for purposes of considering and evaluating the merger and the merger agreement. Cypress's independent registered public accounting firm has not audited, reviewed, examined, compiled nor applied any agreed-upon procedures with respect to the Projections and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

        The Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation and subjective in many respects. While presented with numerical specificity, the Projections are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by Cypress's management as of the date of their preparation. These estimates and assumptions may prove to be inaccurate for any number of reasons, including, among others, general economic or political conditions, competition, changes in accounting assumptions, changes in actual or projected cash flows, changes in tax laws, and the risks discussed in the sections entitled "Cautionary Note Regarding Forward-Looking Statements" and "Where You Can Find More Information" beginning on pages 30 and 131, respectively.

        The Projections also reflect assumptions as to certain business decisions that are subject to change, and do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. Because the Projections were developed for Cypress on a standalone basis, they do not reflect any divestitures or other restrictions that may be imposed in connection with the receipt of any governmental or regulatory approvals necessary to consummate the merger, any synergies that may be realized as a result of the merger or any changes to Cypress's operations or strategy that may be implemented after completion of the merger. There can be no assurance that the Projections will be realized, and actual results may differ materially and significantly from those shown. Generally, the further out the period to which the Projections relate, the less predictable and more unreliable the information becomes. The inclusion of this information should not be regarded as an indication that the Board, Cypress or any other recipient of this information considered, or now considers, the Projections to be predictive of actual future results.

        None of Cypress or any of its affiliates, advisors, officers, directors, employees or other representatives can provide any assurance that actual results will not differ from the Projections, and none of them undertakes any obligation to update, or otherwise revise or reconcile, the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections, as applicable, are shown to be in error. Except as required by applicable securities laws, Cypress does not intend to make publicly available any update or other revision to the Projections, even in the event that any or all assumptions are shown to be in error. Cypress has made publicly available its actual results of operations for the year ended December 30, 2018 in Cypress's Annual Report on Form 10-K filed with the SEC on February 27, 2019 and for the quarterly period ended March 31, 2019 in Cypress's Quarterly Report on Form 10-Q filed with the SEC on April 26, 2019. See the section entitled "Where You Can Find More Information" on page 131 for more information. None of Cypress or its affiliates, advisors, officers, directors, employees or other representatives has made or makes any representation to any Cypress stockholder or any other person regarding Cypress's ultimate performance compared to the information contained in the Projections or that forecasted results will be achieved. Cypress has made no representation to Infineon, in the merger agreement or otherwise, concerning the Projections.

  Summary of the Projections

        The following tables present the unaudited prospective financial information of Cypress described further above as the Projections. The Projections summarized in the following tables include "non-GAAP financial measures," which means they were not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be defined differently than non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly in order to fully understand the Projections summarized in the following tables, the tables must be read together with the text of the summary above and the information below regarding non-GAAP financial measures.

Bidder Case

	Fiscal Year
	2019	2020	2021	2022	2023
	(in millions, except per share data)
Revenue	$2,547.0	$2,792.0	$3,130.0	$3,487.0	$3,844.0
Non-GAAP gross profit (1)	1,208.3	1,395.6	1,595.4	1,799.3	2,021.4
Non-GAAP operating income (2)	571.7	693.6	820.5	966.2	1,115.6
Adjusted EBITDA (3)	640.3	773.2	901.3	1,046.8	1,196.2
Non-GAAP net income (4)	515.5	627.6	706.2	808.6	950.3
Non-GAAP diluted EPS (5)	$1.34	$1.61	$1.78	$2.02	$2.36

Target Plan

	Fiscal Year
	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	Terminal
	(in millions, except percentages and per share data)
Revenue	$2,547	$2,792	$3,130	$3,487	$3,844	$4,171	$4,461	$4,684	$4,824	$4,945	$4,945
Revenue growth	3%	10%	12%	11%	10%	9%	7%	5%	3%	3%	*
Non-GAAP gross margin (6)(7)	47.4%	50.0%	51.0%	51.6%	52.6%	*	*	*	*	*	*
Adjusted EBITDA (3)	640	777	906	1,051	1,201	1,317	1,418	1,500	1,560	1,613	1,613
Non-GAAP diluted EPS (5)(8)	1.34	1.61	1.78	2.02	2.36	*	*	*	*	*	*
Unlevered free cash flow (9)	$344	$538	$568	$653	$762	$818	$877	$931	$969	$1,004	$1,004

Street Extrapolation Case

	Fiscal Year
	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	Terminal
	(in millions, except percentages and per share data)
Revenue	$2,207	$2,332	$2,548	$2,758	$3,023	$3,280	$3,510	$3,685	$3,796	$3,891	$3,891
Revenue growth	(11)%	6%	9%	8%	10%	9%	7%	5%	3%	3%	*
Non-GAAP gross margin (6)(7)	47.6%	48.5%	50.0%	50.6%	51.5%	*	*	*	*	*	*
Adjusted EBITDA (3)	555	602	709	796	904	1,009	1,094	1,165	1,211	1,250	1,250
Non-GAAP diluted EPS (5)(8)	1.10	1.22	1.39	1.52	1.78	*	*	*	*	*	*
Unlevered free cash flow (9)	$306	$438	$451	$508	$569	$622	$674	$723	$754	$780	$780

(1)
Non-GAAP gross profit is a non-GAAP financial measure defined as GAAP gross profit, as adjusted for the Non-GAAP Exclusions described below.

(2)
Non-GAAP operating income is a non-GAAP financial measure defined as GAAP operating income, as adjusted for the Non-GAAP Exclusions described below.

(3)
Adjusted EBITDA is a non-GAAP financial measure defined as non-GAAP operating income, as adjusted (without duplication) to exclude depreciation and amortization.

(4)
Non-GAAP net income is a non-GAAP financial measure defined as GAAP net income, as adjusted for the Non-GAAP Exclusions described below.

(5)
Non-GAAP diluted EPS is a non-GAAP financial measure defined as non-GAAP net income divided by non-GAAP diluted weighted-average shares outstanding (which, in turn, is defined as GAAP diluted weighted-average shares outstanding, as adjusted to reflect (a) the impact of the Non-GAAP Exclusions on the number of diluted shares underlying stock-based awards and (b) the impact of the capped call transactions on the number of diluted shares underlying the convertible notes).

(6)
Non-GAAP gross margin is a non-GAAP financial measure defined as non-GAAP gross profit divided by revenue.

(7)
Non-GAAP gross margin in the target plan and street extrapolation case is extrapolated only through fiscal year 2023.

(8)
Non-GAAP diluted EPS in the target plan and street extrapolation case is extrapolated only through fiscal year 2023.

(9)
Unlevered free cash flow is a non-GAAP financial measure defined as adjusted EBITDA plus forecasted dividends from SkyHigh Memory Limited (Cypress's joint venture for NAND products), less (a) stock-based compensation, (b) taxes, (c) capital expenditures, net, and (d) changes in net working capital. For clarity, the impact of stock-based compensation, which has been excluded from adjusted EBITDA (as described above), is included in unlevered free cash flow; unlevered free cash flow therefore treats stock-based compensation expense as if it were a cash cost reducing free cash flow.

  Non-GAAP Exclusions

        Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, adjusted EBITDA, non-GAAP net income, non-GAAP diluted EPS and unlevered free cash flow are "non-GAAP financial measures," which means they were not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be defined differently than non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The non-GAAP financial measures presented above generally exclude or adjust for the items listed below (collectively, the "Non-GAAP Exclusions"), to the extent such items would otherwise be included in the most comparable GAAP financial measures. Accordingly, the projections above generally do not attempt to predict any of the following items (as such items are generally excluded from the projected financial measures on a non-GAAP basis):

  •
  Acquisition-related charges.  Acquisition-related charges are not factored into management's evaluation of Cypress's long-term performance after the completion of acquisitions. However, a limitation of non-GAAP measures that exclude acquisition-related charges is that these charges may represent payments that reduce the cash available to Cypress for other purposes. Acquisition-related expenses primarily include:

  ■
  Amortization of purchased intangibles, including purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements;

  ■
  Amortization of step-up in value of inventory recorded as part of purchase price accounting; and

  ■
  One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs.

  •
  Stock-based compensation expense.  Stock-based compensation expense relates primarily to employee stock options, restricted stock units, performance stock units and the employee stock purchase plan. Stock-based compensation expense is a non-cash expense that is affected by changes in market factors including the price of shares of Cypress common stock, which are not within the control of management. In addition, the valuation of stock-based compensation is subjective, and the expense recognized by Cypress may be significantly different than the expense recognized by other companies for similar equity awards. Accordingly, management excludes this item from its internal operating forecasts and models. However, a limitation of non-GAAP measures that exclude stock-based compensation expense is that they do not reflect the full costs of compensating employees.

  •
  Other adjustments.  Other items are excluded from non-GAAP financial measures because management does not consider them to be related to the core operating activities and ongoing operating performance of Cypress. These items can vary significantly from year to year. However, a limitation of non-GAAP measures that exclude these items is that these adjustments are often subjective. Other adjustments primarily include:

    ■
    costs incurred in connection with the merger;

    ■
    impairments of equity-method investments;

    ■
    changes in value of deferred compensation plan assets and liabilities;

    ■
    investment-related gains or losses, including equity method investments;

    ■
    restructuring and related costs;

    ■
    loss on extinguishment of debt;

    ■
    amortization of debt issuance costs, discounts and imputed interest related to the equity component of convertible debt,

    ■
    asset impairments;

    ■
    tax effects of non-GAAP adjustments;

    ■
    income tax adjustment related to the use of net operating losses, non-cash impact of not asserting indefinite reinvestment on earnings of our foreign subsidiaries, deferred tax expense not affecting taxes payable (i.e., release of valuation allowance), and non-cash expense (benefit) related to uncertain tax positions; and

    ■
    certain other expenses and benefits.

Interests of Cypress's Executive Officers and Directors in the Merger

        In considering the recommendation of the Board that you vote to approve the merger proposal, you should be aware that, aside from their interests as Cypress stockholders, Cypress's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Cypress stockholders generally, which may create potential conflicts of interest. These interests are described in more detail below, and with respect to the named executive officers of Cypress, are quantified in the "Golden Parachute Compensation" table below. The Board was aware of these interests and considered them when it unanimously approved, adopted and declared advisable the merger, the merger agreement and the other transactions contemplated by the merger agreement.

        With regard to our directors serving on the Board (other than Mr. El-Khoury, whose interests are as an executive officer and further described below), these interests relate to the impact of the transaction on the directors' outstanding equity awards and the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and Cypress's articles of incorporation and bylaws, which reflect that these directors may be subject to claims arising from their service on the Board, subject in all respects to the limitations set forth in the merger agreement. We estimate that the aggregate amount that would become payable to our directors serving on the Board (other than Mr. El-Khoury, whose interests are as an executive officer and further described below) in settlement of their unvested equity awards if the effective time was July 1, 2019, based on a price per share of Cypress common stock of $23.85, is approximately $2,678,450.

        Cypress's current executive officers are: Hassane El-Khoury, President and Chief Executive Officer; Thad Trent, Chief Financial Officer and Executive Vice President, Finance and Administration; Sam Geha, Executive Vice President, Memory Products Division; Sudhir Gopalswamy, Executive Vice President Microcontroller & Connectivity Division; and Pamela Tondreau, Executive Vice President, Chief Legal & Human Resources Officer. Messrs. El-Khoury, Trent, Geha and Gopalswamy and Ms. Tondreau are also Cypress's named executive officers.

        With regard to our executive officers, these interests relate to the possible receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the merger, assuming the merger occurred on July 1, 2019 and, where applicable, the executive officer experiences a qualifying termination (as defined in the applicable Severance Agreement (as defined on page 79)) immediately thereafter, and coverage under indemnification, advancement of expenses and insurance arrangements, in each case as further described below:

  •
  accelerated vesting of equity awards;

  •
  potential payment of cash transaction bonuses (except for Mr. El-Khoury);

  •
  possible cash severance payments under their Severance Agreements; and

  •
  the provision of indemnification, advancement of expenses and insurance arrangements pursuant to the merger agreement and Cypress's articles of incorporation and bylaws.

  Treatment of Director and Executive Officer Common Stock

        As is the case for any stockholder of Cypress, Cypress's directors and executive officers will receive the per share merger consideration for each share of Cypress common stock that they own at the effective time. For information regarding beneficial ownership of shares of Cypress common stock by each of Cypress's current directors, Cypress's named executive officers and all directors and executive officers as a group, see the section entitled "Security Ownership of Certain Beneficial Owners and Management" beginning on page 125. Because these interests are not different from, or in addition to, the interests of Cypress stockholders generally, amounts receivable by Cypress's directors and executive officers for shares of Cypress common stock owned at the effective time are not presented in the Golden Parachute Compensation Table below.

  Treatment of Director and Executive Officer Equity Awards

        As described in the section entitled "The Merger—Treatment of Cypress Equity Awards" beginning on page 42, the merger agreement provides that each Cypress employee or director stock option, RSU and PSU will be treated as set forth below. In the following sections, certain amounts are stated as of July 1, 2019, which is the latest practicable date to determine such amounts before the filing of this proxy statement. All payments to directors and executive officers described below are without interest and subject to any applicable tax withholding.

  Treatment of Options

        At the effective time, each Cypress employee or director stock option that is outstanding and unexercised immediately prior to the effective time, whether or not vested, will be cancelled and converted at the effective time into the right to receive (without interest and subject to any applicable tax withholding) a cash payment equal to the number of shares of Cypress common stock subject to the option multiplied by the amount, if any, by which $23.85 exceeds the per share exercise price under that option.

        The table below shows the number of shares underlying vested and unvested options held by each director and named executive officer as of July 1, 2019 (the assumed closing date of the merger solely for purposes of this disclosure) and the aggregate amount payable for such options upon the assumed closing date. These numbers do not attempt to forecast any exercises of options or additional grants, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement. Therefore, the actual number and value of Cypress options held by directors and executive officers at the closing may differ from the amounts set forth below. Because all of the options described below are fully vested as of the date of this proxy statement, the amounts payable for such options are not presented in the Golden Parachute Compensation Table below.

Name	Number of Shares Underlying Outstanding Options		Aggregate Amount Payable for Options
Directors
W. Steve Albrecht	—		—
Catherine P. Lego	—		—
Camillo Martino	—		—
Jeffrey J. Owens	—		—
Jeannine P. Sargent	—		—
Michael S. Wishart	34,398	(1)	$649,090
Oh Chul Kwon	—		—
Executive Officers
Hassane El-Khoury	—		—
Thad Trent	36,003	(2)	$447,317
Sam Geha	—		—
Sudhir Gopalswamy	—		—
Pamela L. Tondreau	—		—

(1)
Exercise price is $4.98 per share.

(2)
Exercise price is $11.27 for 16,001 shares and $11.55 for 20,002 shares.

  Treatment of Restricted Stock Units

        Immediately prior to the effective time, each outstanding RSU that is held by a non-employee director, whether vested or unvested, will be cancelled and converted at the effective time into the right to receive a cash payment equal to $23.85, without interest and subject to any applicable tax withholding. The table below shows the number of RSUs that was held by each such director as of July 1, 2019 (the assumed closing date of the merger solely for purposes of this disclosure) and the aggregate amount payable for such RSUs upon the closing. These numbers do not attempt to forecast any vesting events, additional grants, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement. Therefore, the actual number and value of RSUs held by directors at the closing may differ from the amounts set forth below.

Name	Number of RSUs	Aggregate Amount Payable for RSUs
Directors
W. Steve Albrecht	11,383	$271,485
Catherine P. Lego	21,107	$503,402
Camillo Martino	16,332	$389,518
Jeffrey J. Owens	20,792	$495,889
Jeannine P. Sargent	19,924	$475,187
Michael S. Wishart	11,383	$271,485
Oh Chul Kwon	11,383	$271,485

        Immediately prior to the effective time, each outstanding RSU that is vested and, with respect to each subsequent vesting tranche of all then-unvested RSUs that had been outstanding as of the date of the merger agreement, 50% of the total number of those RSUs subject to that vesting tranche, will be cancelled and converted at the effective time into the right to receive cash equal to $23.85, without interest and subject to any applicable tax withholding, following the effective time. The remaining Unvested RSUs (as defined on page 7) will be converted into the right to receive a cash award equal to $23.85, without interest and subject to any applicable tax withholding, payable on the applicable vesting date for the corresponding RSU, subject to the applicable holder's continued employment through that vesting date. However, if the holder's employment is terminated for any reason other than (i) for cause (as defined on page 43) or (ii) by the holder without good reason (as defined on page 44), the payment of the cash award will be accelerated.

        The table below sets forth (a) the number of RSUs held by each named executive officer as of July 1, 2019 (the assumed closing date of the merger solely for purposes of this disclosure), (b) the cash payment each named executive officer would receive for his or her Vested RSUs (as defined on page 6) in connection with the closing of the merger ("single-trigger") and (c) the additional cash payment each named executive officer would receive for his or her Unvested RSUs assuming the named executive officer's employment was terminated for any reason other than (i) for cause (as defined on page 43) or (ii) without good reason (as defined on page 44) immediately following the closing of the merger ("double-trigger"). These numbers do not attempt to forecast any vesting events, additional grants, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement. Therefore, the actual number and value of RSUs held by executive officers at the closing may differ from the amounts set forth below.

Name	Number of RSUs	Aggregate Amount Payable for Vested RSUs (single-trigger)	Aggregate Amount Payable for Vested RSUs (double-trigger)
Executive Officers
Hassane El-Khoury	281,927	$3,361,979	$3,361,979
Thad Trent	123,068	$1,467,586	$1,467,586
Sam Geha	106,571	$1,270,859	$1,270,859
Sudhir Gopalswamy	131,666	$1,570,117	$1,570,117
Pamela L. Tondreau	120,672	$1,439,014	$1,439,014

  Treatment of PSUs

        Immediately prior to the effective time, each outstanding PSU (other than the 2019 LTIP PSUs) will be cancelled and will only entitle the holder of that PSU to receive an amount in cash equal to $23.85, without interest and subject to any applicable tax withholding, multiplied by the maximum number of shares then subject to that PSU, subject to the applicable holder's continued employment through the applicable vesting date for the corresponding PSU.

        Furthermore, immediately prior to the effective time, each outstanding 2019 LTIP PSU will be cancelled and will only entitle the holder of that PSU to receive an amount in cash equal to $23.85, without interest and subject to any applicable tax withholding, multiplied by that number of shares then subject to that PSU as is calculated by assuming that the financial and operational performance goals for that 2019 LTIP PSU are achieved at 150% of target and then adjusting that number based on the total shareholder return multiplier as measured immediately prior to the effective time in accordance with the terms of the 2019 LTIP PSUs, subject to the applicable holder's continued employment through the applicable vesting date for the corresponding PSU. However, if the employment of a holder of PSUs is terminated for any reason other than (i) for cause (as defined on page 43) or (ii) by that holder without good reason (as defined on page 44), payment of the cash award will be accelerated.

        The table below sets forth as of July 1, 2019 (the assumed closing date of the merger solely for purposes of this disclosure) (a) the maximum number of shares underlying unvested PSUs that may be earned by each named executive officer, and (b) the cash payment each executive officer would receive for such PSUs assuming the named executive officer's employment was terminated for any reason other than (i) for cause (as defined on page 43) or (ii) without good reason (as defined on page 44) immediately following the closing of the merger. The actual amount payable with respect to the 2019 LTIP PSUs cannot be determined until the closing of the merger as the applicable total shareholder return multiplier cannot be measured until immediately prior to the closing, so we have assumed for purposes of this table and the Golden Parachute Compensation table below that the multiplier would result in the cash payment for the 2019 LTIP PSUs being calculated by multiplying $23.85 by 225% of the target number of Cypress shares subject to the 2019 LTIP PSUs (which is the maximum number of shares that may be earned thereunder if the maximum level of total shareholder return performance is achieved). These numbers do not attempt to forecast any vesting events, additional grants, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement. Therefore, the actual maximum number and value of PSUs held by executive officers at the closing may differ from the amounts set forth below.

Name	Maximum Number of Shares Underlying PSUs	Aggregate Amount Payable for PSUs
Executive Officers
Hassane El-Khoury	961,068	$22,921,472
Thad Trent	296,293	$7,066,588
Sam Geha	247,446	$5,901,587
Sudhir Gopalswamy	284,983	$6,796,845
Pamela L. Tondreau	246,453	$5,877,904

  Severance and Change of Control Severance Agreements

        We have entered into agreements with each of our executive officers to provide severance if their employment terminates under certain circumstances. Mr. El-Khoury's severance arrangements are set forth in his employment agreement and our other executive officers' arrangements are set forth in their change of control severance agreements (Mr. El-Khoury's employment agreement and such other agreements, collectively, the "Severance Agreements").

        Effective December 3, 2018, Cypress entered into an amended and restated employment agreement with Mr. El-Khoury, which includes severance provisions as summarized below. Pursuant to his employment agreement, if Mr. El-Khoury's employment is terminated involuntarily by Cypress other than for "cause," death, or disability, or by Mr. El-Khoury pursuant to a "voluntary termination for good reason" (as these terms are defined in his employment agreement), then Mr. El-Khoury will be entitled to receive the following severance payments:

  •
  a lump-sum severance payment (less applicable withholdings) equal to 24 months of Mr. El-Khoury's base salary plus 24 months of his annual target bonus in addition to any other earned but unpaid compensation due through the date of such termination; and

  •
  payments by Cypress on Mr. El-Khoury's behalf of (or, at Cypress's option, reimbursement of Mr. El-Khoury for) the premium costs incurred by Mr. El-Khoury and his dependents for continued health, dental, vision, and employee assistance program coverage under the applicable plans maintained by Cypress for a coverage period of 24 months following the effective date of the employment termination.

        The above payments and benefits are subject to Mr. El-Khoury signing and not revoking a general release of claims in a form satisfactory to Cypress that becomes irrevocable no later than 60 days following the termination of employment. The employment agreement also contains certain provisions regarding "double trigger" vesting of equity awards and continued exercisability of options, which are not described as they are not relevant given the treatment of equity awards provided for in the merger agreement.

        Any severance payment or other benefit payable to Mr. El-Khoury that constitutes a "parachute payment" within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended from time to time (the "Code"), will be either: (i) delivered in full, or (ii) delivered as to such lesser extent that would result in no portion of that payment being subject to excise tax under Section 4999 of the Code. The estimates included below in the Golden Parachute Compensation Table are presented assuming that no such reduction in benefits would be required. Mr. El-Khoury's employment agreement does not provide for any tax gross-up or other reimbursement payment in respect of "golden parachute" excise tax payments.

        The benefits to which our other executive officers are entitled depend upon whether the employment termination occurs during a "Change of Control Period" (starting three months before and ending 24 months after a change of control), with lesser protections and lower benefits applying outside the Change of Control Period. If the employment of any such other executive officer is terminated without "cause" or due to a resignation by the executive officer for "good reason" (each as defined in his or her respective Severance Agreement) within a Change of Control Period, the executive officer is entitled to the following benefits:

  •
  a lump-sum severance payment (less applicable withholdings) equal to 18 months of the executive officer's annual base salary plus 18 months of the executive officer's annual target bonus; and

  •
  an additional lump-sum payment equal to the product of (x) 18 multiplied by (y) the monthly premium that would be required for the first month of the executive officer's COBRA premium, calculated on the assumption that the premium includes coverage for the executive officer and the executive officer's spouse and/or dependents.

        The above payments are also subject to the executive officer signing and not revoking a standard release of claims in a form reasonably acceptable to Cypress within the time period specified in the release and in no event later than 60 days following the executive officer's termination of employment (the "Release Deadline Date"). Severance payments under the agreements are to be paid the first business day after the Release Deadline Date (but no later than March 15 of the next calendar year after the employment termination), subject to a delay of up to six months as necessary in order to comply with Section 409A of the Code.

        The change of control severance agreements also contains provisions regarding "double trigger" vesting of equity awards and continued exercisability of options which are not described as they are not relevant given the treatment of equity awards provided for in the merger agreement. If the qualifying termination (as defined in the applicable Severance Agreement) were to occur outside of a Change of Control Period, severance benefits arise only upon a termination of the executive officer's employment without "cause," do not include any equity acceleration, and consist mainly of nine months of salary and the COBRA payment for the same period.

        The agreements provide that any severance payment or other benefit payable to an executive officer that constitutes a "parachute payment" within the meaning of Section 280G of the Code, will be either: (i) delivered in full, or (ii) delivered as to such lesser extent that would result in no portion of that payment being subject to excise tax under Section 4999 of the Code. The estimates included below in the Golden Parachute Compensation Table are presented assuming that no such reduction in benefits would be required. The agreements do not provide for any tax gross-up or other reimbursement payment in respect of "golden parachute" excise tax payments.

  Transaction Bonus Pool

        The Board has approved a transaction bonus pool (the "Transaction Bonus Pool") in the amount of $25 million in the aggregate from which Mr. El-Khoury may allocate transaction bonuses to employees in his discretion. Bonus payments may not be made to Mr. El-Khoury or to any individual if the payment of that award would result in additional excise tax due to that individual under Sections 280G and 4999 of the Code. As of the date hereof, no portion of the Transaction Bonus Pool has been allocated to any executive officer, but it is possible that some portion of the pool may be allocated before closing to eligible executive officers. These transaction bonuses are payable 50% on the closing date of the merger with the remaining 50% (the "Second Installment") payable six months after the closing date of the merger, subject to continued employment on each such payment date. The payment of the Second Installment will be accelerated upon any termination other than a (i) termination of employment for cause or (ii) resignation without good reason.

  Directors' and Officers' Indemnification and Insurance

        Following the effective time, subject to the limitations set forth in the merger agreement, each of Infineon and the surviving corporation agreed that it will indemnify and hold harmless each current and former director and officer of Cypress and its subsidiaries (in each case, to the extent acting in that capacity) for matters existing or occurring prior to the effective time (including the fact that that person is or was a director or officer of Cypress or any of its subsidiaries and any acts or omissions occurring or alleged to occur prior to the effective time) and advance expenses incurred by that indemnified party in the defense of any proceeding (provided that, to the extent required under the laws of the State of Delaware, the person to whom expenses are advanced provides an undertaking to repay those advances if it is ultimately determined that that person is not entitled to indemnification).

        The provisions in the surviving corporation's and each of its subsidiaries' organizational documents with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers will be no less favorable to those directors and officers than the provisions contained in Cypress's or those subsidiaries' organizational documents as in effect as of the date of the merger agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years after the effective time in any manner that would adversely affect the rights thereunder of any such individuals.

        Additionally, for a period of six years following the effective time, Infineon will maintain, or will cause the surviving corporation to maintain, at no expense to the beneficiaries, either the existing policies of the directors' and officers' liability insurance and fiduciary liability insurance maintained by Cypress and its subsidiaries (provided that a policy may be substituted therefor if it has at least the same coverage, with deductibles no larger than in the existing policies and containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the effective time and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance. However, Infineon and the surviving corporation are not required to pay in the aggregate for such coverage under such policies more than 300% of the last annual premium paid by Cypress prior to the date of the merger agreement in respect of the coverage required to be obtained under each such policy, but in that case must purchase as much coverage as possible for that amount. At Cypress's option, Cypress may purchase from insurance carriers with comparable credit ratings, no later than the effective time, a six year prepaid "tail policy" providing at least the same coverage and amounts, with deductibles no larger than in the existing policies and containing terms and conditions that are no less advantageous to the insured than the existing policies maintained by Cypress and its subsidiaries with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated hereby, and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance. However, Infineon and the surviving corporation are not required to pay in the aggregate for such coverage under such policies more than 300% of the last annual premium paid by Cypress prior to the date of the merger agreement in respect of the coverage required to be obtained under each such policy, but in such case must purchase as much coverage as possible for such amount. In the event Cypress elects to purchase such a "tail policy", the surviving corporation will (and Infineon will cause the surviving corporation to) maintain that "tail policy" in full force and effect and continue to honor their respective obligations thereunder. Infineon agrees to honor and perform under, and to cause the surviving corporation and each of its subsidiaries to honor and perform under, all indemnification agreements entered into by Cypress or any of its subsidiaries with any current or former director and officer of Cypress and its subsidiaries.

        The indemnification and insurance provisions of the merger agreement summarized above are intended to benefit, and are enforceable by, the indemnified persons and their respective heirs or representatives.

  Continuation of Employee Compensation and Benefit Levels

        Under the merger agreement, for a period of at least twelve months following the effective time, each continuing employee of Cypress or its subsidiaries (including its executive officers) will receive an annual base salary or wage rate, a short-term incentive opportunity, employee pension, welfare and other benefits (including any equity or equity-based compensation or benefits but excluding any defined benefit pension, nonqualified deferred compensation post-service or retiree health or welfare benefits) that are no less favorable in the aggregate than the base salary or wage rate, short-term incentive opportunity, employee pension, welfare and other benefits that were provided to that continuing employee immediately prior to the effective time. In addition, the annual base salary or wage rate of any continuing employee of Cypress or its subsidiaries will not be reduced for a period of at least twelve months following the effective time below the annual base salary or wage rate of that employee immediately prior to the effective time. For this twelve-month period, Infineon or one of its affiliates will maintain for the benefit of each continuing employee of Cypress or its subsidiaries a severance or termination arrangement no less favorable than the severance or termination arrangement that applied to the employee immediately prior to the effective time.

  Other Interests

        As of the date of this proxy statement, other than the arrangements discussed in this proxy statement, none of our executive officers has entered into any agreement with Infineon regarding employment with, or compensation from, or equity participation or reinvestment in, the surviving corporation or Infineon on a going-forward basis following the completion of the merger. However, Infineon (or its representatives) and some or all of our executive officers may have discussions from time to time with respect to those arrangements.

  Potential Merger-Related Payments to Named Executive Officers

        The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for Cypress's named executive officers based on the merger, assuming that the merger is completed on July 1, 2019, the latest practicable date to determine such amounts before the filing of this proxy statement, and assuming that the named executive officers are terminated without cause or resign for good reason immediately following the completion of the merger. The actual amounts payable would depend on the date of termination, the manner of the termination and the terms of the agreements in effect at that time. Additionally, the amounts indicated in the following table do not attempt to quantify any reduction that may be required as a result of the "best-net" Section 280G cutback included in the Severance Agreements. Therefore, actual payments may differ from the amounts set forth below. More details on the included payments and benefits and the basis on which the following amounts were calculated are set forth in the section entitled "—Interests of Cypress's Executive Officers and Directors in the Merger" beginning on page 75.

Golden Parachute Compensation Table

Name	Cash(1)	RSUs (Single-Trigger)(2)	RSUs (Double-Trigger)(3)	PSUs(4)	Total(5)
Hassane El-Khoury	$3,765,292	$3,361,979	$3,361,979	$22,921,472	$33,410,723
Thad Trent	$1,281,377	$1,467,586	$1,467,586	$7,066,588	$11,283,137
Sam Geha	$1,017,514	$1,270,859	$1,270,859	$5,901,587	$9,460,820
Sudhir Gopalswamy	$1,126,088	$1,570,117	$1,570,117	$6,796,845	$11,063,167
Pamela L. Tondreau	$1,069,755	$1,439,014	$1,439,014	$5,877,904	$9,825,686

(1)
This amount, determined as of the assumed closing date of July 1, 2019, includes the lump sum cash severance (18 months of the executive officer's annual base salary and 18 months of target annual bonus (or for Mr. El-Khoury, in each case, 24 months)) plus an additional lump-sum payment equal to the product of (x) 18 (or for Mr. El-Khoury, 24) multiplied by (y) the monthly premium that would be required for the first month of the executive officer's COBRA premium, calculated on the assumption that the premium includes coverage for the named executive officer and his or her spouse and/or dependents. All components of the cash severance amount are "double-trigger" (i.e., they are contingent upon a qualifying termination (as defined in the applicable Severance Agreement) of employment during the covered period). As a condition of receiving the severance benefits under the applicable Severance Agreement, each named executive officer must execute (and not revoke) a general release of claims in favor of Cypress. This amount further assumes that the executive officer is not, after the date of this proxy statement, allocated any portion of the Transaction Bonus Pool.

(2)
This amount includes the estimated value of the cash payment each named executive officer would be entitled to receive based on the single-trigger accelerated vesting of 50% of the RSUs that had been outstanding as of the date of the merger agreement held by him or her as of July 1, 2019 (the assumed closing date of the merger solely for purposes of this disclosure), as described in the section entitled "—Treatment of Director and Executive Officer Equity Awards" beginning on page 76.

(3)
This amount includes the estimated value of the cash payment each named executive officer would be entitled to receive based on the double-trigger accelerated vesting of the remaining Unvested RSUs (as defined on page 7) held by him or her as of July 1, 2019 (the assumed closing date of the merger solely for purposes of this disclosure).

(4)
This amount includes the value of the cash payment each named executive officer would receive based on the maximum number of shares underlying unvested PSUs that may be earned by each named executive officer as of July 1, 2019 (the assumed closing date of the merger solely for purposes of this disclosure). The actual amount payable with respect to the 2019 LTIP PSUs cannot be determined until the closing of the merger as the applicable total shareholder return multiplier cannot be measured until immediately prior to the closing, so we have assumed for purposes of this table that the multiplier would result in the cash payment for the 2019 LTIP PSUs being calculated by multiplying the per share merger consideration by 225% of the target number of Cypress shares subject to the 2019 LTIP PSUs (which is the maximum number of shares that may be earned thereunder if the maximum level of total shareholder return performance is achieved).

(5)
Includes the aggregate dollar value of the sum of all estimated amounts reported in the preceding columns.

        The "single-trigger" and "double-trigger" components of the aggregate total compensation amounts described above for each named executive officer, respectively, are as follows:

Name	Single-Trigger Payments ($)	Double-Trigger Payments ($)
Hassane El-Khoury	$3,361,979	$30,048,743
Thad Trent	$1,467,586	$9,815,551
Sam Geha	$1,270,859	$8,189,960
Sudhir Gopalswamy	$1,570,117	$9,493,049
Pamela L. Tondreau	$1,439,014	$8,386,672

Financing of the Merger

        The consummation of the merger is not subject to any financing conditions. Cypress anticipates that the total amount of funds necessary to consummate the merger and the related transactions will be approximately $10.1 billion. Cypress understands that Infineon intends to use

  •
  cash on hand,

  •
  proceeds received by Infineon from (i) the issuance of new shares by Infineon or its subsidiaries pursuant to any capital increase of Infineon or any of its subsidiaries or (ii) any other debt or equity issuance or asset disposition undertaken by Infineon or any of its subsidiaries, and/or

  •
  funds available to it under its facilities agreement (this clause, the "debt financing").

        Following the execution of the merger agreement, Infineon raised approximately €1.5 billion of net proceeds (the "capital increase proceeds") through a capital increase against cash contributions. As permitted by the merger agreement and the facilities agreement, Infineon committed the capital increase proceeds to the payment of the total amount of funds necessary to consummate the merger and the related transactions, and subsequently reduced its commitment under the euro term loan facilities, which are described below, by the same amount as the capital increase proceeds.

  Facilities Agreement

        The facilities agreement provides for the following senior secured dual-currency term loan facilities in an aggregate principal amount of €5.1 billion (taking into account the reduction to Infineon's commitment under the euro term loan facilities as described in the preceding paragraph) and $3.33 billion:

  •
  the €5.1 billion term loan facilities are split into different tranches with a maximum term of two years and nine months; and

  •
  the $3.33 billion term loan facilities are split into three tranches of equal size with terms ranging from three to five years.

        The proceeds of the debt financing will be used to finance the purchase price of the acquisition, any appraisal payments and any ancillary payments, as well as to refinance or repay certain indebtedness of Cypress and its subsidiaries and to pay transaction costs. The facilities agreement contains representations and warranties, undertakings, and events of default customary for credit facilities of this nature. Upon the occurrence of certain events of default, the lenders may cancel their outstanding commitments and declare all or part of the outstanding obligations to be immediately due and payable. The obligation of the lenders to fund loans under the facilities agreement is conditioned upon, among other things, delivery of certain financial statements and customary certificates and legal opinions, the absence of specified defaults and the accuracy in all material respects of specified representations and warranties.

Regulatory Approvals

  General

        Under the merger agreement (and as described in detail in the section entitled "The Merger Agreement—Efforts to Complete the Merger" beginning on page 111), each party is required to use best efforts to satisfy the closing conditions relating to the required antitrust review, including:

  •
  cooperating in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party;

  •
  subject to applicable law, furnishing to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the transactions contemplated by the merger agreement;

  •
  promptly notifying the other party of any substantive communication received by that party from, or given by that party to, any U.S. or foreign governmental authorities and of any substantive communication received or given in connection with any proceeding by a private party, in each case, regarding any of the transactions contemplated by the merger agreement and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and any governmental authority with respect to the transactions contemplated by the merger agreement;

  •
  responding as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by any governmental authority in respect of those registrations, declarations and filings or those transactions; and

  •
  permitting the other party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other party's reasonable comments in connection with, any communication, meeting or conference with, any governmental authority or, in connection with any proceeding by a private party, with any other person.

  CFIUS

        Under Section 721 of the DPA, which is referred to as Section 721, the President of the United States, acting on his own or through CFIUS, an inter-agency committee chaired by the Secretary of the Treasury and composed of officials from the Departments of Commerce, Defense, Energy, Homeland Security, Justice, State, Treasury and other Executive Branch offices, is authorized to review transactions involving foreign persons that could result in control of a U.S. business engaged in interstate commerce in the United States (or, for certain U.S. businesses, investments by foreign persons that do not result in control of the U.S. business). CFIUS may clear a proposed transaction unconditionally or impose mitigation requirements as a condition of that clearance. CFIUS may also refer a transaction to the President with a recommendation that he issue an order prohibiting a transaction or requiring a divestiture if the President determines that there is credible evidence that the transaction threatens to impair the national security of the United States, and if other provisions of existing law do not provide adequate and appropriate authority to protect national security.

        Pursuant to Section 721, a party or parties to a proposed transaction may voluntarily submit a notification of that transaction to CFIUS. In certain cases, submission of a declaration to CFIUS is mandatory pursuant to the interim rule pertaining to a pilot program to review transactions involving foreign persons and certain U.S. businesses that produce, design, test, manufacture, fabricate, or develop one or more critical technologies made effective on November 10, 2018 by the Treasury

Department that implements certain authorities granted by the CFIUS reform legislation enacted in August 2018.

        Cypress and Infineon intend to promptly file with CFIUS a notice of the merger in accordance with Section 721. Once CFIUS has accepted the filing, CFIUS will undertake a 45-day review, commencing from the date that CFIUS first accepts the notice. At the end of the 45-day review period, CFIUS may inform the parties that it has concluded all action under Section 721, at which point the review process is complete. Alternatively, CFIUS may determine to undertake an investigation of the merger. An investigation must be completed within 45 calendar days of its initiation (in extraordinary circumstances, the CFIUS Staff Chairperson may extend the investigation for one 15-day period), and at the end of the investigation, CFIUS will either conclude action under Section 721, or may report the matter for decision to the President. Under Section 721, the President must announce a decision within 15 calendar days of the completion of CFIUS' investigation. As warranted, CFIUS may identify a national security concern to the parties during the review or investigation period, and if that concern cannot be resolved by a mitigation agreement or otherwise within the initial review and investigation periods, the parties may request permission to voluntarily withdraw and refile their notification in order to allow more time to address national security concerns, which may include the negotiation of a mitigation agreement or condition with respect to that transaction that will allow CFIUS to conclude action under Section 721. Under Section 721 and related regulations, the President and CFIUS have substantial discretion in conducting national security reviews and investigations.

        Under the merger agreement, the merger is conditioned on the receipt of CFIUS clearance. There can be no assurance regarding the ultimate outcome of CFIUS' review or investigation of the merger.

        For a description of the parties' obligations with respect to regulatory approvals related to the merger, see the section entitled "The Merger Agreement—Efforts to Complete the Merger" beginning on page 111.

  Requisite Antitrust Approvals

        While we have no reason to believe it will not be possible to complete the antitrust review in a timely manner, there is no certainty that this review will be completed within the period of time contemplated by the merger agreement or that the completion of this review would not be conditioned upon actions that would be materially adverse to Cypress and its subsidiaries, or that a regulatory challenge to the merger will not be made. If a regulatory challenge is made, we cannot predict the result. For example, at any time before or after the effective time of the merger, the DOJ, the FTC, antitrust or regulatory authorities outside the United States, or U.S. state attorneys general could take action under applicable antitrust or regulatory laws as it or they deem necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, conditionally approving the merger upon the divestiture of Cypress's assets, subjecting the completion of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under antitrust and other laws under certain circumstances.

        The expiration or termination of the HSR Act waiting period merely implies the satisfaction of certain regulatory criteria, which do not include review of the merger from the standpoint of the adequacy of the consideration to be received by Cypress's stockholders. Further, an antitrust review does not constitute an endorsement or recommendation of the merger.

        The completion of the merger is also subject to the receipt of antitrust clearance or expiration of the waiting periods pursuant to the competition laws of the United States, the European Union, China, Japan, Philippines, South Korea, Taiwan and Vietnam.

        In the United States, under the HSR Act and the rules that have been promulgated thereunder by the FTC, we cannot complete the merger until we have given notification and furnished information to the FTC and the DOJ, and until the applicable waiting period has expired or has been terminated. The merger is subject to the waiting period requirements and may not be completed until the expiration of a 30-day waiting period, which cannot expire on a Saturday, a Sunday, or on a federal holiday (and which may be extended as described below) following the filing of the premerger notification and report forms with the DOJ and the FTC. On June 17, 2019, Infineon and Cypress each filed a premerger notification and report form under the HSR Act with the DOJ and the FTC, as a result of which, and as of the date of this proxy statement, the applicable waiting period under the HSR Act is scheduled to expire on July 17, 2019, at 11:59 p.m., Eastern Daylight Time, unless otherwise earlier terminated or extended if the DOJ or FTC requests additional information and documentary material.

        At any time before or after consummation of the merger, notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, the DOJ or the FTC, or any state, could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

        The merger cannot be completed until Infineon and Cypress obtain clearance to consummate the merger or applicable waiting periods have expired or been terminated by, or the transaction has received approval from, the FTC or the DOJ, the European Commission and the competent antitrust authorities in China, Japan, Philippines, South Korea, Taiwan and Vietnam. Infineon and Cypress, in consultation and cooperation with each other, will file notifications, as required with the antitrust authorities in these jurisdictions, as promptly as practicable after the date of the merger agreement. The antitrust authorities in these, and also in other jurisdictions, could take such actions under the applicable antitrust laws as they deem necessary or desirable, including delaying, enjoining or prohibiting the merger or seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. There is no assurance that Infineon and Cypress will obtain all required antitrust clearances or approvals on a timely basis, if at all.

        For a description of the parties' obligations with respect to regulatory approvals related to the merger, see the section entitled "The Merger Agreement—Efforts to Complete the Merger" beginning on page 111.

Material U.S. Federal Income Tax Consequences of the Merger

        The exchange of shares of Cypress common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local and other tax laws. You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 127.

        Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Delisting and Deregistration of Cypress Common Stock

        As promptly as practicable following the completion of the merger, the shares of Cypress common stock currently listed on the NASDAQ will cease to be listed on the NASDAQ and will be deregistered under the Exchange Act.

Transaction Litigation

        Following the public announcement of the merger agreement, purported stockholders of the Company filed seven lawsuits against the Company and the members of our Board of Directors: Wang v. Cypress Semiconductor Corporation et al., 19-cv-03855 (N.D. Cal., filed on July 3, 2019); Wheby v. Cypress Semiconductor Corporation et al., 19-cv-01267 (D. Del., filed on July 8, 2019); Baxter v. Cypress Semiconductor Corporation et al., 19-cv-03944 (N.D. Cal., filed on July 9, 2019); Salpeter-Levy v. Cypress Semiconductor Corporation et al., 19-cv-06369 (S.D. N.Y., filed on July 10, 2019); Jeweltex Manufacturing Inc. Retirement Plan v. Cypress Semiconductor Corporation et al., 19-cv-03978 (N.D. Cal., filed on July 11, 2019); Hatt v. Cypress Semiconductor Corporation et al., 19-cv-15400 (D. N.J., filed on July 15, 2019); and Starosciak v. Cypress Semiconductor Corporation et al., 19-cv-01315 (D. Del., filed on July 16, 2019). The second and third lawsuits are purported class actions and all seven complaints contend, among other things, that the Company's preliminary proxy statement on Schedule 14A, filed on July 2, 2019, misstates or fails to disclose certain allegedly material information in violation of federal securities laws. Each seeks equitable relief, including seeking an injunction of the merger, among other remedies. Although we cannot predict the ultimate outcome of these cases with certainty, the Company believes that these lawsuits are without merit and intends to defend against them vigorously.

Appraisal Rights

        If the merger is completed, Cypress stockholders who do not vote "FOR" the merger proposal will be entitled to appraisal rights under Section 262 of the DGCL, provided that they strictly comply with the conditions and requirements established therein.

        Under Section 262 of the DGCL, Cypress stockholders of record who do not wish to accept the per share merger consideration provided for in the merger agreement have the right to demand appraisal of their shares of Cypress common stock and to receive payment in cash of the fair value of their shares of Cypress common stock as of the effective time of the merger, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be such fair value (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding), provided that they comply with the conditions and requirements established in Section 262 of the DGCL. The "fair value" per share of your shares of Cypress common stock as determined by the Delaware Court of Chancery in an appraisal proceeding may be more or less than, or the same as, the per share merger consideration that you are otherwise entitled to receive under the terms of the merger agreement. Cypress stockholders who do not vote in favor of the merger proposal, properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL, do not withdraw that demand or do not otherwise waive or lose their right to appraisal and otherwise comply with the other requirements to exercise appraisal rights under the DGCL will be entitled to appraisal rights under the DGCL. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to follow precisely any of the statutory requirements may result in the loss of your appraisal rights.

        This section is intended only as a brief summary of certain provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, the full text of which is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference, in its entirety. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a "stockholder" or a "holder" are to the record holder of the shares of Cypress common stock as to which appraisal rights are asserted.

        Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of stockholders, Cypress must notify the stockholders who were stockholders of record as of the close of business on the record date for notice of that meeting with respect to shares for which appraisal rights are available, not less than 20 days before the special meeting to vote on the merger, that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with that notice. This proxy statement constitutes Cypress's notice to our stockholders that appraisal rights are available in connection with the merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex C, in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the complete text of Section 262 of the DGCL contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 of the DGCL may result in the loss of your appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Cypress common stock, Cypress believes that if a stockholder is considering exercising those rights, that stockholder should seek the advice of legal counsel.

        If you wish to demand appraisal of your shares of Cypress common stock, you must satisfy each of the following conditions:

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  You must deliver to Cypress a written demand for appraisal of your shares of Cypress common stock before the vote is taken to approve the merger proposal, which must reasonably inform us of the identity of the holder of record of shares of Cypress common stock who intends to demand appraisal of that holder's shares of Cypress common stock. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the merger proposal. Voting against or failing to vote for the merger proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

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  You must not vote or submit a proxy in favor of, or consent in writing to, the merger proposal. A vote in favor of the merger proposal, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger proposal or abstain from voting on the merger proposal.

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  You must hold your shares on the date of making the demand for appraisal and must continuously hold those shares through the effective time of the merger. Therefore, a stockholder who is the record holder of shares of Cypress common stock on the date the written demand for appraisal is made but who thereafter transfers such shares before the effective date of the merger will lose any right to appraisal with respect to those shares.

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  You (or the surviving corporation) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Cypress common stock within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any such petition and has no present intention of doing so. Accordingly, it is your obligation to initiate all necessary actions to perfect your appraisal rights in respect of your shares of Cypress common stock within the time prescribed in Section 262 of the DGCL.

        If you fail to comply with any of the requirements under Section 262 of the DGCL to perfect your appraisal rights and the merger is completed, your shares of Cypress common stock will be converted into the right to receive payment of the per share merger consideration in respect of your shares of Cypress common stock as provided for in the merger agreement, and you will lose your appraisal rights with respect to your shares of Cypress common stock.

        A holder of shares of Cypress common stock wishing to exercise appraisal rights must hold of record the shares of Cypress common stock on the date the written demand for appraisal is made and must continue to hold the shares of Cypress common stock of record through the effective time of the merger. A stockholder will lose his, her or its appraisal rights if the stockholder transfers the shares for which it is demanding appraisal rights before the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted "FOR" the merger proposal, and it will result in the loss of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote "AGAINST" the merger proposal or to "ABSTAIN" from voting on the merger proposal. Voting against, instructing the proxy to abstain, or failing to vote for the merger proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal.

        All demands for appraisal should be addressed to Cypress Semiconductor Corporation, Attention: Corporate Secretary, 198 Champion Court, San Jose, California 95134, and must be delivered to Cypress before the vote is taken to approve the merger proposal at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of Cypress common stock for which appraisal is demanded. The demand must reasonably inform Cypress of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of Cypress common stock in connection with the merger. A stockholder's failure to deliver to Cypress the written demand for appraisal prior to the taking of the vote on the merger proposal at the special meeting will result in the loss of appraisal rights.

        Only a holder of record of shares of Cypress common stock is entitled to demand an appraisal of the shares registered in that holder's name. Accordingly, to be effective, a demand for appraisal by a stockholder of shares of Cypress common stock must be made by, or on behalf of, the record stockholder. The demand should set forth, fully and correctly, the record stockholder's name as it appears on the stockholder's stock certificate(s) or in the transfer agent's records, in the case of uncertificated shares, should specify the stockholder's mailing address and the number of shares registered in the stockholder's name. The demand must state that the stockholder intends thereby to demand appraisal of the stockholder's shares in connection with the merger. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of Cypress common stock of record. The beneficial holder must, in those cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares of Cypress common stock. If you hold your shares of Cypress common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee and obtaining notice of the effective date of the merger.

        If shares of Cypress common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of Cypress common stock are owned of record by more than one person, such as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a broker, bank or other nominee, who holds shares of Cypress common stock as a nominee for others, may exercise his, her or its appraisal rights with respect to the shares of Cypress common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Cypress common stock as to which appraisal is sought. Where no number of shares of Cypress common stock is expressly mentioned, the demand will be presumed to cover all shares of Cypress common stock held in the name of the record owner. If a stockholder holds shares of Cypress common stock through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of those shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner.

        Within 10 days after the effective time of the merger, the surviving corporation in the merger must give notice of the date that the merger became effective to each of Cypress's stockholders of record who has demanded appraisal in accordance with Section 262 of the DGCL and who did not vote in favor of the merger proposal. At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder's demand and accept the per share merger consideration for that stockholder's shares of Cypress common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal and otherwise complying with the terms of the merger agreement and any transmittal materials with respect receipt of the per share merger consideration. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with that approval conditioned upon those terms as the Delaware Court of Chancery deems just; provided, however that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw that stockholder's demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective date of the merger. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the "fair value" of his, her or its shares of Cypress common stock determined in any such appraisal proceeding by the Delaware Court of Chancery, plus interest, if any, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

        Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Cypress common stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of that petition will be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, has no present intention to file a petition and holders of shares of Cypress common stock should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of shares of Cypress common stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of Cypress common stock within the time prescribed in Section 262 of the DGCL and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder's previous written demand for appraisal and result in the loss of appraisal rights. In addition, within 120 days after the effective time of the merger, any stockholder who has properly complied with the requirements of Section 262 of the DGCL and who did not vote in favor of the merger proposal, will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Cypress common stock not voted in favor of the merger proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of those shares. The statement must be mailed within 10 days after that written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Cypress common stock held either in a voting trust or by a nominee on behalf of the person for which appraisal has been properly demanded may, in that person's own name, file a petition for appraisal or request from the surviving corporation that statement.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Cypress common stock and with whom agreements as to the value of their shares of Cypress common stock have not been reached. After notice to stockholders who have demanded appraisal from the Register in Chancery, if that notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have become entitled to the appraisal rights provided by Section 262 of the DGCL. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. The Delaware Court of Chancery may require stockholders who have demanded appraisal of their shares of Cypress common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of those shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of Cypress common stock entitled to appraisal exceeds 1% of the outstanding shares of Cypress common stock, or (2) the value of the consideration provided in the merger for such total number of shares of Cypress common stock exceeds $1 million.

        After determination of the stockholders entitled to appraisal of their shares of Cypress common stock, the Delaware Court of Chancery will conduct an appraisal proceeding to determine the "fair value" of the shares of Cypress common stock as of the effective time of the merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value (with interest, if any) by the surviving corporation to the stockholders entitled thereto, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon surrender by those stockholders of the certificates representing their shares of Cypress common stock. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as described herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

        You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Moreover, none of the surviving corporation, Infineon or Merger Sub anticipates offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the "fair value" of a share of Cypress common stock is less than the per share merger consideration.

        In determining "fair value," the Delaware Court of Chancery is required to take into account all relevant factors. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor,  Inc., the Delaware Supreme Court stated that this exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Cypress common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares of Cypress common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Cypress common stock, other than with respect to payment as of a record date prior to the effective time of the merger. If no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder otherwise fails to perfect, successfully withdraws or loses that holder's right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder's shares of Cypress common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration for his, her or its shares of Cypress common stock pursuant to the merger agreement.

        Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder's appraisal rights.

        In view of the complexity of Section 262 of the DGCL, Cypress stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

THE MERGER AGREEMENT

        The following discussion sets forth certain material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the full text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger. This section is not intended to provide you with any factual information about us. This information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled "Where You Can Find More Information," beginning on page 131.

        The merger agreement contains representations and warranties that we, on the one hand, and Infineon and Merger Sub, on the other hand, have made to one another (in some cases, as of specific dates) relating to our and their respective businesses. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement, and may be subject to important qualifications and limitations (including through the use of exceptions for certain matters disclosed by the party that made the representations and warranties to the other party) agreed to by the parties in connection with negotiating the terms of the merger agreement. Accordingly, Cypress stockholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement, were negotiated for purposes of governing contractual rights and relationships and allocating contractual risk among the parties to the merger agreement as of specific dates, rather than to establish matters as facts, and may be subject to contractual standards of materiality different from those generally applicable to stockholders. Moreover, information concerning the subject matter of those representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be reflected in Cypress's public disclosures. None of the representations and warranties set forth in the merger agreement will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time. In addition, you should not consider the covenants and agreements in the merger agreement as actual limitations on the respective businesses of Cypress, Infineon or Merger Sub because the parties to the merger agreement may take certain actions that are either expressly permitted in the confidential disclosure schedules to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The description of the representations, warranties, covenants and other agreements is included to provide Cypress stockholders with information regarding the terms of the merger agreement. The representations, warranties, covenants and other agreements in the merger agreement and their description in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings Cypress publicly files with the SEC. This information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled "Where You Can Find More Information," beginning on page 131.

The Merger

        Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into Cypress, the separate corporate existence of Merger Sub will cease, and Cypress will continue as the surviving corporation and a wholly owned subsidiary of Infineon. The merger will have the effects set forth in the merger agreement and the relevant provisions of the DGCL.

Closing and Effectiveness of the Merger

        The closing of the merger will take place at 7:00 a.m. (Palo Alto, California time) on the fifth business day following the day on which the conditions to closing (described in the section entitled "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 117) have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing (but subject to the satisfaction or waiver of those conditions at the closing)), or another date, time or place (including by remote communication or the electronic exchange of executed documents and the electronic transfer of funds) as Cypress and Infineon may agree in writing.

        At the closing on the closing date, the parties will file a certificate of merger with the Delaware Secretary of State in accordance with the relevant provisions of the DGCL. The merger will become effective at the time the certificate of merger is filed with the Delaware Secretary of State or a later time as the parties agree upon in writing and specified in the certificate of merger in accordance with the DGCL.

Merger Consideration

        At the effective time, shares of Cypress common stock issued and outstanding immediately prior to the effective time (other than the cancelled shares) will be cancelled and extinguished automatically and will cease to exist and will be converted automatically into the right to receive the per share merger consideration. After the effective time, holders of shares of Cypress common stock as of immediately prior to the effective time will have only the right to receive the per share merger consideration in accordance with the procedures described in the merger agreement, and will no longer have any rights as holders of shares of Cypress common stock. All cancelled shares will cease to be outstanding, be cancelled without any conversion thereof or payment of any consideration thereof, subject to any appraisal rights a dissenting stockholder may have pursuant to the merger agreement or under the DGCL as described in the section entitled "The Merger—Appraisal Rights" beginning on page 88.

        In accordance with the merger agreement, Infineon, Cypress, the surviving corporation and the paying agent will be entitled to deduct and withhold from the amounts otherwise payable under the merger agreement (including in respect of amounts payable in respect of the Cypress common stock, RSUs, PSUs or Cypress options) the amounts it is required to deduct and withhold with respect to the payment of certain taxes as required by applicable law. To the extent that amounts are withheld or deducted and paid over to the applicable governmental entity, the withheld or deducted amounts will be treated for all purposes of the merger agreement as having been paid to the recipient in respect of which that deduction and withholding was made. See the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 127 for additional information.

Exchange Procedures

        Prior to the effective time, Infineon or Merger Sub will enter into an agreement (in form and substance reasonably acceptable to Cypress) with a paying agent (the "paying agent") selected by Infineon to receive payment of the aggregate per share merger consideration as provided by the merger agreement in respect of shares of shares of Cypress common stock. Prior to the effective time, Infineon will deposit (or cause to be deposited) with the paying agent in trust for the benefit of holders of shares of Cypress common stock entitled to receive the per share merger consideration a cash amount in U.S. dollars in immediately available funds that is sufficient in the aggregate to provide all funds necessary for the paying agent to pay the per share merger consideration as provided by the merger agreement in exchange for issued and outstanding shares of Cypress common stock entitled thereto. To the extent that the amounts held by the paying agent for the benefit of the holders of shares of Cypress common stock diminishes for any reasons (including due to losses on investments of those amounts)

below the level required to make prompt cash payment of the aggregate per share merger consideration, Infineon is obligated to promptly replace or restore (or cause to be replaced or restored) the cash lost through those investments or other events so as to ensure that the amounts held by the paying agent are at all times maintained at a level sufficient to make those cash payments of the aggregate per share merger consideration.

        Promptly after the effective time (and in any event within two business days thereafter), the surviving corporation will cause the paying agent to mail or otherwise provide to each former holder of record of certificate(s) representing shares of Cypress common stock and each former holder of record of book-entry shares of Cypress common stock that have converted into the right to receive the per share merger consideration with respect thereto transmittal materials specifying that delivery will be effected and risk of loss and title to the certificates will pass only upon delivery of those certificates to the paying agent or, with respect to book-entry shares, only upon delivery of an "agent's message" regarding the book-entry transfer of those shares (or any other evidence of the transfer as the paying agent may reasonably request) as well as instructions for use in effecting the surrender of that holder's certificate or book-entry shares, as applicable, in exchange for the per share merger consideration.

        Upon surrender of one or more certificates to the paying agent in accordance with the terms of the transmittal materials and related instructions, the holder of those certificates will be entitled to receive (and Infineon will cause the paying agent to pay and deliver as promptly as reasonably practicable) a cash amount in U.S. dollars in immediately available funds (without interest and subject to tax withholdings) equal to the number of shares of Cypress common stock surrendered by that holder multiplied by the per share merger consideration. On or before the first anniversary of the effective time, each holder of record of one or more book-entry shares will be deemed to have surrendered those book-entry shares upon the receipt by the paying agent of a customary "agent's message" on behalf of that holder, and that holder will be entitled to receive (and Infineon will cause the paying agent to pay and deliver as promptly as reasonably practicable) a cash amount in U.S. dollars in immediately available funds (subject to tax withholdings) equal to the number of shares of Cypress common stock surrendered by that holder multiplied by the per share merger consideration.

        If any cash deposited with the paying agent is not claimed by any holder of record within one year following the effective time, such cash will be returned to the surviving corporation upon demand, and any Cypress stockholders who have not complied with the exchange procedures in the merger agreement will thereafter look only to the surviving corporation for any claim to the per share merger consideration. Any cash deposited with the paying agent that remains unclaimed immediately prior to such time at which such amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of the surviving corporation free and clear of any claims or interest of any person previously entitled thereto.

        In the event of a transfer of ownership of shares of Cypress common stock that is not registered in the transfer records of Cypress or if payment of the per share merger consideration is to be made to a person other than the person in whose name the surrendered certificates or book-entry shares is registered, payment may be issued to that transferee or other person if the applicable certificates or book-entry shares formerly representing those shares of Cypress common stock is properly presented to the paying agent along with reasonable documents required to evidence and effect that transfer and to evidence that any applicable taxes have been paid.

        After the effective time, until surrendered in accordance with the terms of the merger agreement, each certificate and book-entry share (other than cancelled shares) will be deemed to represent only the right to receive the applicable per share merger consideration. The per share merger consideration paid upon the surrender of a certificate or book-entry share in accordance with the terms of the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Cypress common stock previously represented by that certificate or book-entry share.

Appraisal Rights

        No Cypress stockholder who has perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (each, a "dissenting stockholder") will be entitled to receive the per share merger consideration with respect to the shares of Cypress common stock owned by that person unless and until that person has effectively withdrawn or lost (through failure to perfect or otherwise) that person's right to appraisal under the DGCL. Each dissenting stockholder is entitled to receive only the payment provided by Section 262 of the DGCL with respect to its shares of Cypress common stock. Cypress must give Infineon (i) prompt notice of any written demands for appraisal, attempted withdrawals of those demands and any other instruments served pursuant to applicable law that are received by Cypress relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL.

        Cypress agreed not to, except with the prior written consent of Infineon, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands, waive any failure to timely deliver a written demand for appraisal under the DGCL, approve any withdrawal of any such demands or propose or agree to do any of the foregoing. If any dissenting stockholder effectively withdraws or loses (through failure to perfect or otherwise) its right to obtain payment for the fair value of that stockholder's shares of Cypress common stock under Section 262 of the DGCL, then, as of the later of the effective time and the time of the occurrence of that effective withdrawal or loss, that stockholder will no longer be a dissenting stockholder and that stockholder's shares of Cypress common stock will be treated as if they had, as of the effective time, been converted into the right to receive the per share merger consideration. See the section entitled "The Merger—Appraisal Rights" beginning on page 88 for additional information.

Treatment of Cypress Equity Awards

  Cypress Stock Options

        The merger agreement provides that at the effective time, each Cypress employee or director stock option that is outstanding and unexercised immediately prior to the effective time, whether or not vested, will automatically be cancelled and converted into the right to receive (without interest and subject to any applicable tax withholding) at or as promptly as practicable following the effective time a cash payment equal to the product of (i) the number of shares of Cypress common stock subject to the relevant Cypress option multiplied by (ii) the amount, if any, by which $23.85 exceeds the per share exercise price under that Cypress option immediately prior to the effective time. Each Cypress option that is outstanding and unexercised as of the effective time with a per share exercise price that is equal to or greater than the per share merger consideration will, as of the effective time, be cancelled without the payment of any consideration therefor.

  Restricted Stock Units

        The merger agreement provides that, immediately prior to the effective time, each outstanding RSU that is (i) held by a non-employee director, whether vested or unvested; (ii) vested in accordance with its applicable terms and for which shares of Cypress common stock have not yet been issued or (iii) subject to accelerated vesting as a result of the completion of the merger in accordance with its applicable terms will be automatically cancelled and converted into the right of the holder of the RSU to receive (without interest and subject to any applicable tax withholding) at or promptly after the effective time, an amount in cash equal to the RSU consideration (i.e., $23.85 multiplied by the total number of shares of Cypress common stock subject to the RSUs immediately prior to the effective time). The merger agreement also provides that, immediately prior to the effective time, with respect to each subsequent vesting tranche of all then-unvested RSUs that had been outstanding as of the date of the merger agreement, 50% of the total number of RSUs subject to such vesting tranche will automatically be cancelled and converted into the right of the holder of the RSU to receive (without interest and subject to any applicable tax withholding) at or promptly after the effective time, the RSU consideration.

        In addition, the merger agreement provides that immediately prior to the effective time, each outstanding RSU that is not described in the immediately preceding paragraph (such outstanding RSUs are referred to in this proxy statement as Unvested RSUs) will automatically be cancelled and converted into a right of the holder to receive the RSU consideration, which will vest and be payable by the surviving corporation on the applicable vesting date for the corresponding Unvested RSU, subject to the holder's continued employment through such vesting date. However, if following the effective time, but prior to the applicable vesting date, the employment of a holder of Unvested RSUs is terminated in connection with a qualifying termination (as defined on page 7), then the payment of the RSU consideration to the holder will be accelerated to the first payroll date after the date of the qualifying termination.

  Performance-Based Equity Awards

        The merger agreement provides that, immediately prior to the effective time, each outstanding PSU (other than the 2019 LTIP PSUs) will automatically be cancelled and converted into the right of the holder of the PSU to receive (without interest and subject to any applicable tax withholding) an amount in cash equal to $23.85 multiplied by the maximum number of shares of Cypress common stock subject to such PSU immediately prior to the effective time. The merger agreement also provides that, immediately prior to the effective time, each 2019 LTIP PSU will automatically be cancelled and converted into the right of the holder of such PSU to receive (without interest and subject to any applicable tax withholding) an amount in cash equal to $23.85 multiplied by the number of shares subject to that PSU immediately prior to the effective time calculated by assuming that the applicable performance goals for such 2019 LTIP PSU are achieved at 150% of target and then adjusting that number based on Cypress's relative total shareholder return as measured immediately prior to the effective time in accordance with the terms of the 2019 LTIP PSUs. The cash amounts that the PSUs will be converted into as described in the preceding two sentences are collectively referred to in this proxy statement as the "PSU consideration."

        The PSU consideration will vest and be payable by the surviving corporation on the applicable vesting date for the corresponding PSU, subject to the holder's continued employment through such applicable vesting date. However, the holders of PSUs will receive the same accelerated vesting and payment in respect of their PSU consideration following a qualifying termination as provided to the holders of Unvested RSUs described above.

  Cypress Employee Stock Purchase Plan

        With respect to the ESPP, the merger agreement requires Cypress to take all actions as reasonably necessary to provide that, among other things, (i) participation in the ESPP after the date of the merger agreement will be limited to Cypress employees who participate in the ESPP as of the date of the merger agreement, (ii) employees who participate in the ESPP may not increase their payroll deductions or purchase elections from those in effect as of the date of the merger agreement, (iii) no new offering periods under the ESPP will commence during the period between the date of the merger agreement and the effective time and (iv) the ESPP will terminate as of immediately prior to the effective time.

Treatment of Cypress Convertible Notes

        Under the merger agreement, each holder of Cypress's outstanding Convertible Notes, will, on the terms of their applicable indenture, be entitled to either (a) convert or exchange that holder's applicable Convertible Notes only into a right to receive an amount in cash for each $1,000 principal amount of the Convertible Notes held by that holder equal to $23.85 (without interest) multiplied by the applicable conversion rate (subject to certain make-whole adjustments) in effect on the applicable conversion date for the relevant Convertible Notes or (b) require the surviving corporation to repurchase that holder's applicable Convertible Notes (or any portion of principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof), for cash on a date specified by Cypress in accordance with the applicable Convertible Notes indenture at the applicable Fundamental Change Repurchase Price (as defined in the relevant Convertible Notes indenture). Alternatively, holders of the Convertible Notes can continue to hold their Convertible Notes, which following the effective time will only be convertible or exchangeable into cash as described above.

Representations and Warranties

        Cypress's representations and warranties relate to, among other things:

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  our and our subsidiaries' due organization, valid existence, good standing (to the extent that concept is applicable), corporate power, qualification to do business and similar corporate matters;

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  our articles of incorporation and bylaws;

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  our corporate power and authority to enter into and perform our obligations under the merger agreement and consummate the merger and the other transactions contemplated thereby, and the enforceability and due execution and delivery of the merger agreement;

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  the absence of conflicts with (i) our organizational documents or (ii) any applicable law, rule, regulation, order, judgment or decree (assuming that certain regulatory filings are made and certain regulatory consents are obtained), in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

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  the absence of defaults, breaches, violations, accelerations of obligations, loss of benefit under, or certain rights (including termination, cancellation or amendment rights) of third parties under our and our subsidiaries' material contracts, or creation of certain liens on our properties or assets, in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

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  consents, approvals, authorizations and permits of, notifications to and filings with governmental entities required to enter into the merger agreement, perform thereunder and complete the merger;

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  our and our subsidiaries' capitalization, capital structure and equity securities;

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  our minority interests in persons that are not subsidiaries and certain matters relating thereto;

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  accuracy and sufficiency of financial statements and SEC filings, disclosure controls and procedures and internal controls over financial reporting, the Sarbanes-Oxley Act of 2002, and absence of undisclosed liabilities (including certain "off-balance sheet" arrangements);

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  the absence of the identification of any (i) "significant deficiency" or "material weakness" in internal controls over financial reporting or (ii) fraud or allegation of fraud that involves management or other employees who have a significant role in internal controls over financial reporting;

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  our and our subsidiaries' compliance with applicable law (including applicable anti-corruption laws, applicable anti-money laundering laws, applicable international trade laws and applicable sanctions laws), court orders and certain regulatory matters; and our and our subsidiaries'

    possession of necessary permits, licenses, authorizations and other governmental approvals necessary to conduct our respective businesses;

  •
  our and our subsidiaries' material contracts;

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  the absence from March 31, 2019 through the date of the merger agreement of:

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  any circumstance, event, development, change, condition, state of facts, occurrence of effect that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect with respect to Cypress and its subsidiaries, taken as a whole; and

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  certain actions that would have required Infineon's consent under the merger agreement during the interim period after signing but prior to closing, including:

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  declaring or paying dividends except for (i) the declaration and payment by Cypress of dividends, payable quarterly consistent with past practice, at a rate not to exceed a quarterly rate of $0.11 per share of outstanding Cypress common stock and (ii) dividends among Cypress and its wholly owned subsidiaries;

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  making any acquisition (whether by merger, consolidation or acquisition of stock or substantially all of the assets) of any corporation, partnership or other business organization or division thereof (except for transactions among Cypress and its wholly owned subsidiaries, purchases of equipment, inventory and other assets in the ordinary course of business consistent with past practice or pursuant to certain contracts to which Cypress or any of its subsidiaries were party as of the date of the merger agreement, or transactions not in excess of $5 million individually or $10 million in the aggregate);

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  selling, licensing, transferring or otherwise disposing of, or subject to any lien (except for certain permitted liens), any of our properties or assets, except for (i) sales of inventory, equipment or company products, or dispositions of obsolete or worthless equipment, in the ordinary course of business consistent with past practice, (ii) non-exclusive licenses of intellectual property in the ordinary course of business consistent with past practice, (iii) transactions among Cypress and its wholly owned subsidiaries and (iv) transactions with respect to properties or assets (other than intellectual property and any corporation, partnership, other business organization or any division thereof or any other business) that have a value less than $5 million individually or $10 million in the aggregate; and

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  other than in the ordinary course of business consistent with past practice, as required by law or GAAP, (i) making any material change to any tax accounting method or material tax elections, (ii) surrendering any claim for a material refund of taxes, (iii) entering into any closing agreement with respect to any material Taxes or (iv) settling or compromising any material tax liability;

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  from March 31, 2019 through the date of the merger agreement, our and our subsidiaries' business being conducted in all material respects in the ordinary course of business consistent with past practice;

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  the absence of litigation, suits, actions, legal proceedings or arbitrations or inquiries or investigations by or before any governmental authority pending (or to Cypress's knowledge, threatened) against us and our subsidiaries and the absence of certain orders or injunctions against us and our subsidiaries;

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  labor and employment matters affecting us or our subsidiaries, including our benefits plans;

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  insurance policies and related matters;

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  our real property (leased and owned);

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  certain tax matters;

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  intellectual property matters;

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  environmental matters;

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  accuracy of information in this proxy statement;

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  the Board's receipt of an opinion from Cypress's financial advisor;

  •
  inapplicability of state takeover statutes regulations to the merger;

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  the absence of brokers', investment bankers', financial advisors' and similar fees;

  •
  affiliate transactions; and

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  acknowledgement by Cypress as to the absence of any other representations or warranties by Infineon, Merger Sub or any other person on behalf of Infineon or Merger Sub, other than as set forth in the merger agreement.

        Some of our representations and warranties are qualified as to materiality or by exceptions related to the absence of a material adverse effect with respect to Cypress and its subsidiaries, taken as a whole. Under the merger agreement, "material adverse effect" with respect to Cypress means any circumstance, event, development, change, condition, state of facts, occurrence of effect (collectively referred to as "effects") that, individually or in the aggregate, would or would reasonably be expected to (i) prevent, materially delay or have a material adverse effect on the ability of Cypress to consummate the merger or (ii) be, materially adverse to the business, assets, financial condition or results of operations of Cypress and its subsidiaries, taken as a whole, subject to certain exceptions. These exceptions include that no effects relating to any of the following will be deemed, either alone or in combination, to be or constitute a material adverse effect or be taken into account when determining if a material adverse effect has occurred or may, would or could occur, except that in the case of the first six bullet points below, if Cypress and its subsidiaries, taken as a whole, are disproportionately affected when compared with other companies in the industries, markets or geographies in which Cypress and its subsidiaries operate, then only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a material adverse effect:

  •
  effects generally affecting the industries in which Cypress or its subsidiaries operate;

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  general economic conditions;

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  effects on securities markets, credit markets, currency markets or other financial markets (including changes in interest or exchange rates);

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  effects on political conditions or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism);

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  natural disasters and other force majeure events;

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  changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof);

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  the negotiation, announcement (whether or not authorized by the parties, including any pre-signing reports in the press or otherwise, reporting on a potential transaction among the parties or otherwise relating to an acquisition of Cypress), pendency or consummation of the merger agreement, including the identity of, or effects relating to, Infineon or any communication by Infineon regarding plans, proposals or projections with respect to Cypress or its employees (including any impact on the relationship of Cypress with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners);

  •
  changes in Cypress's share price or the trading volume (including suspension of trading) of Cypress's share capital, or any failure by Cypress to meet any public estimates or expectations of its revenue, earnings or other financial performance or results of operations for any period, or any failure by Cypress to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not the underlying cause of those changes or failures);

  •
  any breach, violation or non-performance of any provision of the merger agreement by Infineon or any of its affiliates;

  •
  actions or omissions required of Cypress under the merger agreement or taken or not taken at the written request of, or with the consent of, Infineon or any of its affiliates or any of their respective representatives; and

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  any claims, proceedings or litigation arising from allegations of breach of fiduciary duty or violation of law relating to the merger agreement or the transactions contemplated thereby.

        Infineon and Merger Sub also make a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

  •
  due organization, valid existence, good standing (to the extent that concept is applicable), corporate power, qualification to do business and similar corporate matters;

  •
  corporate power and authority to enter into and perform their obligations under the merger agreement and consummate the merger and the other transactions contemplated thereby, and the enforceability and due execution and delivery of the merger agreement;

  •
  the absence of conflicts with their respective organizational documents or any applicable law, rule, regulation, order, judgment or decree (assuming that certain regulatory filings are made and certain regulatory consents are obtained), in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

  •
  the absence of defaults, breaches, violations, accelerations of obligations, loss of benefit under, or certain rights (including termination, cancellation or amendment rights) of third parties under Infineon's or its subsidiaries' contracts, or creation of liens on Infineon' or Merger Sub's properties or material assets, in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

  •
  consents, approvals, authorizations and permits of, notifications to and filings with governmental entities required to enter into the merger agreement, perform thereunder and complete the merger;

  •
  no vote of the holders of any class or series of capital stock of Infineon or any of its affiliates is necessary to approve the merger agreement or the transactions contemplated thereby, except for the adoption of the merger agreement by a subsidiary of Infineon as the sole stockholder of Merger Sub;

  •
  the absence of suits, claims, actions, proceedings or arbitrations, mediations or investigations pending or threatened against them or any of their respective subsidiaries or their respective assets and properties, and the absence of certain material orders or injunctions against them;

  •
  the capitalization of Merger Sub and Infineon's ownership of 100% (directly or indirectly) of Merger Sub and the absence of any liabilities or obligations of Merger Sub other than in connection with the merger agreement, the other transaction documents and liabilities and obligations incidental to its formation and the maintenance of its existence;

  •
  the delivery of an executed facilities agreement and the availability and sufficiency of funds in accordance with the facilities agreement and Infineon's other sources of immediately available funds and lines of create;

  •
  that none of Infineon, Merger Sub or any of their respective affiliates or subsidiaries owns any shares of Cypress common stock or securities convertible into or exchangeable or exercisable for shares of Cypress common stock;

  •
  accuracy of information supplied by or on behalf of Infineon or Merger Sub for inclusion in or incorporation by reference in this proxy statement;

  •
  the absence of certain arrangements between Infineon, Merger Sub or any of their respective affiliates or any other person on behalf of Infineon or Merger Sub or any of their respective affiliates and any of Cypress's stockholders, members of management or directors that is related to the transactions contemplated by the merger agreement;

  •
  that each of Infineon and Merger Sub have had access to information regarding Cypress's business and has conducted their own independent investigation and analysis of Cypress;

  •
  the absence of brokers', investment bankers', financial advisors' and similar fees; and

  •
  acknowledgement by Infineon and Merger Sub as to the absence of any other representations or warranties with respect to Cypress or any other information provided to Infineon and Merger Sub, other than as set forth in the merger agreement.

        Some of Infineon's and Merger Sub's representations and warranties are qualified as to materiality or by exceptions related to the absence of any "Infineon Material Adverse Effect". Under the merger agreement, an "Infineon Material Adverse Effect" means circumstance, event, development, change, condition, state of facts, occurrence or effect that, individually or in the aggregate, prevents, materially delays or has a material adverse effect on the ability of Infineon or Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement.

        The representations and warranties of each of the parties to the merger agreement will expire upon the completion of the merger or the termination of the merger agreement.

Conduct of Business Pending the Merger

        We have agreed to certain restrictions on the operation of our business until the earlier of the effective time or the valid termination of the merger agreement. We have agreed, that without the prior written consent of Infineon (which consent cannot be unreasonably withheld, delayed or conditioned), we will conduct, and cause our subsidiaries to conduct, our and their respective businesses in the ordinary course of business consistent with past practice in all material respects, and we will use commercially reasonable efforts, and cause our subsidiaries to use their commercially reasonable efforts, to preserve intact in all material respects our and our subsidiaries' present business organizations and we will preserve in all material respects our and our subsidiaries' present relationships with our and their material customers and suppliers. In addition, subject to certain exceptions, we have agreed that, without the prior written consent of Infineon (which consent cannot be unreasonably withheld, delayed or conditioned), we will not, and will cause each of our subsidiaries not to:

  •
  declare or pay dividends except for (i) the declaration and payment by Cypress of dividends, payable quarterly with declaration, record and payment dates consistent with past practice, at a rate not to exceed a quarterly rate of $0.11 per share of its outstanding Common Stock and (ii) dividends among Cypress and its wholly owned subsidiaries;

  •
  split, combine, reduce or reclassify any capital stock or other equity interests, except by a wholly owned subsidiary of Cypress that remains a wholly owned subsidiary after consummation of any such transaction;

  •
  except as required by the terms of any employee benefit plan of Cypress or its subsidiaries existing and disclosed as of the date of the merger agreement:

  ■
  grant or provide any retention or change in control bonus payments or benefits to any current or former employee, officer, director or individual consultant of Cypress (collectively "Cypress employees"), except for performance bonuses in the ordinary course of business consistent with past practice;

  ■
  grant or provide any severance payments or benefits to any Cypress employee, except severance under Cypress's generally applicable severance policies existing as of the date of the merger agreement or as required pursuant to applicable law;

  ■
  increase or commit to increase the cash, benefits, equity or other compensation payable or to become payable to any Cypress employee, other than, with respect to employees with annual base compensation of less than $300,000, increases in annual base compensation and target incentive cash compensation in amounts that are in the ordinary course of business consistent with past practice;

  ■
  establish, adopt, enter into, amend or terminate any collective bargaining agreement or other contract with any union, works council or other labor organization or voluntarily recognize any union, works council or other labor organization as the bargaining representative of any Cypress employees;

  ■
  establish, adopt, enter into, terminate or amend any employee benefit plan of Cypress or any of its subsidiaries (or any arrangement that would be an employee benefit plan if in effect on the date of the merger agreement), other than ordinary course renewals of or modifications to those plans that are health or welfare benefit plans in connection with an open enrollment period and in the ordinary course of business consistent with past practice;

  ■
  take any action to accelerate the vesting or payment date of any Cypress equity awards or accelerate the vesting or payment of any compensation or benefits, or the funding of any compensation or benefits, payable or to become payable under a Cypress benefit plan or otherwise (other than acceleration as required by the terms of the merger agreement);

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  hire or retain any person for employment with Cypress or any of its subsidiaries with annual base compensation in excess of $300,000 or terminate any individual with annual base compensation in excess of $300,000, other than for "cause" or due to permanent disability (except that Cypress and any of its subsidiaries may hire any person for employment (including by means of internal promotion) to fill any existing position that was vacant as of the date of the merger agreement);

  •
  make any material change in financial accounting policies or procedures or any methods of reporting income, deductions or other material items for financial accounting purposes, except as required by Law, GAAP or SEC policy;

  •
  make any acquisition (whether by merger, consolidation or acquisition of stock or substantially all of the assets) of any corporation, partnership or other business organization or division thereof (except for transactions among Cypress and its wholly owned subsidiaries, purchases of equipment, inventory and other assets in the ordinary course of business consistent with past practice or pursuant to certain contracts to which Cypress or any of its subsidiaries were party as of the date of the merger agreement, or transactions not in excess of $5 million individually or $10 million in the aggregate);

  •
  amend, modify, adopt by amendment or otherwise change our or our subsidiaries' articles of incorporation or bylaws or other applicable governing instruments;

  •
  issue, deliver, grant, sell, pledge, dispose of or encumber, or subject to any lien (other than certain permitted liens) any equity interests of Cypress or any equity interests of any subsidiaries of Cypress or any securities convertible into, exchangeable for or exercisable for any Company Securities or any such shares or voting securities, or any rights, warrants or options to acquire any equity interests of Cypress or any such shares or voting securities or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units, except transactions among Cypress and its wholly owned subsidiaries or issuances of shares of Cypress common stock in respect of (i) the exercise of purchase rights under the ESPP, upon exercise of Cypress options, or the vesting and settlement of RSUs and PSUs, in each case, in accordance with their respective terms, (ii) the conversion, redemption or exchange of any Convertible Note and (iii) transactions between Cypress and a wholly owned subsidiary of Cypress or between wholly owned subsidiaries of Cypress;

  •
  purchase, redeem or otherwise acquire any equity interests in Cypress or any shares in the capital stock or any rights to acquire any such shares in the capital stock of any subsidiary of Cypress, except for (i) acquisitions of equity interests in Cypress tendered by holders of Cypress equity awards in order to satisfy obligations to pay the exercise price and/or tax withholding obligations with respect thereto, (ii) the acquisition by Cypress of Cypress equity awards in connection with the forfeiture or cancellation of those awards, (iii) any repurchases or other transactions required under the terms of the Convertible Notes or Convertible Notes Indentures (or otherwise in connection with the settlement of the Convertible Notes as provided in the merger agreement), as applicable, and (iv) transactions between Cypress and a wholly owned subsidiary of Cypress or between wholly owned subsidiaries of Cypress;

  •
  redeem, repurchase, prepay (other than prepayments of revolving or term loans), incur, assume, guarantee or otherwise become liable for, or amend in any material respects the terms of any indebtedness for borrowed money or sell any debt securities or other rights to acquire debt securities, except (i) indebtedness among Cypress and its wholly owned subsidiaries, (ii) borrowings under the existing Cypress credit facility or other indebtedness or guarantees incurred in the ordinary course of business consistent with past practice under letters of credit in an aggregate amount not to exceed $5 million, (iii) any commodity or currency sale, swap or hedging arrangements that can be terminated on 90 days or less without penalty and are entered into in the ordinary course of business consistent with past practice, (iv) in connection with refinancing any indebtedness at anticipation of its maturity (subject to certain restrictions and consultation with Infineon) and (v) any other indebtedness in an amount not to exceed $25 million in aggregate principal amount;

  •
  sell, license, transfer or otherwise dispose of, or subject to any lien (except for permitted liens), any of our properties or assets, except for (i) sales of inventory, equipment or company products, or dispositions of obsolete or worthless equipment, in the ordinary course of business consistent with past practice, (ii) non-exclusive licenses of intellectual property in the ordinary course of business consistent with past practice, (iii) transactions among Cypress and its wholly owned subsidiaries and (iv) transactions with respect to properties or assets (other than intellectual property and any corporation, partnership, other business organization or any division thereof or any other business) that have a value less than $5 million individually or $10 million in the aggregate;

  •
  settle any material litigation other than: (i) any stockholder litigation relating to the merger, (ii) payment and discharge in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the consolidated balance sheet of Cypress and its consolidated subsidiaries as of March 31, 2019, including the notes thereto, as those liabilities become due or (iii) litigation that does not impose injunctive relief and involve payment by Cypress or its subsidiaries of money greater than $5 million individually or $10 million in the aggregate;

  •
  other than in the ordinary course of business consistent with past practice, as required by law or GAAP, (i) make any material change to any tax accounting method or material tax elections, (ii) surrender any claim for a material refund of taxes, (iii) enter into any closing agreement with respect to any material taxes or (iv) settle or compromise any material tax liability;

  •
  terminate or materially amend, or expressly waive any material rights under, any material contract in a manner materially adverse to Cypress (other than in the ordinary course of business consistent with past practice);

  •
  enter into any contract that includes a material non-compete limitation with respect to sales, supply or distribution in any geography or period of time or a material "most favored nations" pricing arrangement (other than "most-favored nation" pricing arrangements entered into in the ordinary course of business consistent with past practice), exclusivity or similar obligation, in each case that would be applicable to Infineon and its subsidiaries after closing, or enter into other certain types of material contracts other than in the ordinary course of business consistent with past practice;

  •
  merge or consolidate Cypress or any of its subsidiaries with any other person (other than among wholly owned subsidiaries of Cypress);

  •
  make any capital contributions or investments (including through loans) in any person (other than among Cypress and its wholly owned subsidiaries) of more than $2 million individually or $5 million in the aggregate;

  •
  make, authorize, pay or commit to capital expenditures in certain periods that would exceed certain amounts set forth for those periods as agreed between Infineon and Cypress; or

  •
  agree, authorize or commit to do any of the foregoing actions.

        We have also agreed under the merger agreement to, at Infineon's request, complete a limited pre-closing restructuring. However, if the merger agreement is validly terminated by either party, then Infineon will reimburse us for any reasonable costs, expenses, taxes and other liabilities incurred by us and our subsidiaries in connection with the pre-closing restructuring.

        Infineon and Merger Sub have agreed to restrictions on the operation of their businesses until the earlier of the effective time or the valid termination of the merger agreement. Infineon and Merger Sub will not directly or indirectly, take any action that would or would reasonably be expected to, individually or in the aggregate, prevent materially delay or materially impede the consummation of the merger or the other transactions contemplated by the merger agreement or their respective ability to satisfy their obligations under the merger agreement.

        In addition, from the date of the merger agreement through the date of termination of the required waiting periods under the HSR Act and all other applicable antitrust laws (including obtaining any applicable approvals needed under applicable antitrust laws) and the date CFIUS clearance is obtained, neither Infineon nor Merger Sub nor any of their affiliates will acquire or agree to acquire any business or any corporation, partnership or other business organization (or agree to acquire any assets or equity interests) if entering into that transaction or agreement or the consummation thereof would reasonably be expected to (i) hinder or delay the obtaining of clearance or the expiration of the required waiting periods under the HSR Act, obtaining the approvals required under other applicable antitrust laws, obtaining of the consents or clearances required under the DPA, or any consents or clearances of any governmental authority necessary to consummate the transactions contemplated by the merger agreement, (ii) increase the risk of any governmental authority seeking or entering an order prohibiting the consummation of the transactions contemplated by the merger agreement or (iii) increase the risk of not being able to remove any such order on appeal or otherwise.

Restrictions on Solicitation of Competing Acquisition Proposals

  Non-Solicitation and the Board's Recommendation

        From and after the date of the merger agreement until the effective time or, if earlier, the valid termination of the merger agreement, Cypress is subject to restrictions on its ability to solicit alternative third-party acquisition proposals or to provide information to and engage in discussions or negotiations with a third party in relation to an alternative acquisition proposal (subject to certain exceptions prior to the approval of the merger proposal by Cypress stockholders at the special meeting). Specifically, Cypress will not, and will cause its subsidiaries not to (and will direct its and their respective directors, officers, employees, investment bankers, attorneys, accountants, agents and other advisors or representatives not to):

  •
  initiate, solicit or knowingly encourage or facilitate any inquiries with respect to, or the making of, any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

  •
  engage in, continue or otherwise participate in, any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information to, any person in connection with any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (other than informing any person of the existence of the provisions of the non-solicitation provisions and exceptions);

  •
  publicly endorse or recommend, or propose publicly to endorse or recommend, any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

  •
  execute or enter into any definitive agreement or any letter of intent, memorandum of understanding or agreement in principle relating to any acquisition proposal (other than an acceptable confidentiality agreement) or approve any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

  •
  withhold, withdraw, qualify, amend or modify in a manner adverse to Infineon, the recommendation of the Board that the Cypress stockholders vote for the merger proposal (the "Recommendation") or fail to include the Recommendation in this proxy statement;

  •
  take formal action or make any recommendation in connection with a tender offer or exchange offer relating to securities of Cypress other than a recommendation against that offer or a "stop, look and listen" communication by the Board pursuant to Rule 14d-9(f) under the Exchange Act;

  •
  if a tender offer or exchange offer that relates to the securities of Cypress is commenced, fail to publicly recommend against acceptance of that tender offer or exchange offer by the stockholders of Cypress within 10 business days after the commencement thereof;

  •
  following an acquisition proposal becoming publicly known, fail to publicly reaffirm the Recommendation within 10 business days after receipt of a written request by Infineon to so reaffirm (except that Cypress will have no obligation to reaffirm the Recommendation more than once with respect to any publicly known acquisition proposal (with modification to the financial terms thereof or any other material term thereof constituting a new acquisition proposal)); or

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  resolve, publicly propose or agree to do any of the foregoing.

        Any act described in the third through eighth bullets above or in the ninth bullet to the extent related to the third through eighth bullets will constitute a "change of recommendation" by the Board under the terms of the merger agreement. Under the terms of the merger agreement, subject to the exceptions described below, the Board has agreed to make the Recommendation that the Cypress stockholders vote in favor of the merger proposal.

        Cypress agreed to, and agreed to cause each of its subsidiaries to, and agreed to direct its and their respective directors, officers, employees, investment bankers, attorneys, accountants, agents and other advisors or representatives to, immediately upon the signing of the merger agreement cease any solicitations, discussions or negotiations with any person (other than Infineon, Merger Sub or any of their respective representatives) in connection with or relating to an acquisition proposal, in each case that existed as of the date of the merger agreement. Cypress also agreed to (i) promptly request each person (other than Infineon, Merger Sub or any of their respective representatives) that has prior to the date of the merger agreement executed a confidentiality agreement in connection with its consideration of acquiring Cypress to return or destroy all confidential information furnished to that person prior to the date of the merger agreement and (ii) terminate any access to any physical or electronic data room previously provided to any such person or its representatives.

        In response to the receipt of any expressions of interest, proposals or offers in respect of a potential acquisition proposal, any requests for any non-public information, or any requests for discussions or negotiations with us, our subsidiaries or our or their representatives with respect to any proposal or offer that is, or could reasonably be expected to lead to, an acquisition proposal, we must provide prompt (and in any event within 24 hours) notice to Infineon in writing of the receipt of that event, which notice must include the identity of the person or group making that expression of interest, proposal, offer or request for information and a copy (if in writing) of documents or written summary of the material terms (if oral) relating to that expression of interest, proposal, offer or request for information. We have agreed to keep Infineon reasonably informed, on a prompt basis, of the status and material terms of any such expression of interest, proposal or offer, including any material modifications to the terms of any Acquisition Proposal. Cypress must notify Infineon of material modifications on a prompt basis (and in any event within 48 hours of obtaining knowledge of any such material modification, with that period being reduced to 24 hours in the event of a modification as to price).

  Exceptions to Non-Solicitation Restrictions; Change of Recommendation

        Nothing in the provisions of the merger agreement (including the non-solicitation restrictions described above) relating to acquisition proposals prevents us or the Board from taking and disclosing to our stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), or making any "stop-look-and-listen" communication pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to our stockholders). However, any disclosure described in the preceding sentence that involves an acquisition proposal will be a change of recommendation unless the Board reaffirms the Recommendation in the disclosure.

        Prior to the approval of the merger proposal by Cypress stockholders at the special meeting, nothing in the provisions of the merger agreement relating to acquisition proposals prevents us or the Board from:

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  contacting any person or group and their respective representatives who has made an acquisition proposal once to ask questions to clarify (and not to negotiate or engage in any discussions) the material terms of that acquisition proposal;

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  providing access to our or any of our subsidiaries' properties, books and records and providing information in response to a request therefor by a person or group who has made an acquisition proposal that did not result from a material breach of these non-solicitation provisions if the Board (i) has determined in good faith, after consultation with the Cypress's outside legal counsel and financial advisors, that such acquisition proposal constitutes or could reasonably be expected to constitute, result in or lead to a superior proposal and (ii) has received an executed acceptable confidentiality agreement from the requesting persons or group subject to promptly providing to Infineon and Merger Sub any non-public information that is provided to any person given such access that was not previously made available to Infineon or Merger Sub;

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  engaging in any negotiations or discussions regarding an acquisition proposal with any person or group, and their respective representatives, who has made an acquisition proposal that did not result from a material breach of these non-solicitation provisions if the Board has determined in good faith, after consultation with Cypress's outside legal counsel and financial advisors, that the acquisition proposal could reasonably be expected to constitute, result in or lead to a superior proposal;

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  subject to the notice procedures discussed below, making a change of recommendation in response to an intervening event if the Board determined in good faith, after consultation with Cypress's outside legal counsel that an intervening event has occurred and that the failure to make a change of recommendation would reasonable be likely to be inconsistent with its fiduciary duties under applicable law; or

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  subject to the notice procedures discussed below, either making certain changes of recommendation or terminating the merger agreement to enter into a definitive written agreement providing for an acquisition proposal (provided, in the case of termination, Cypress must pay Infineon a $330 million termination fee at or prior to the termination), in either case, in response to the receipt of an acquisition proposal that did not result from a material breach of these non-solicitation provisions that the Board determined in good faith, after consultation with Cypress's outside counsel and financial advisors, that the acquisition proposal would, if consummated, be a superior proposal and the failure to take terminate would reasonably be likely to be inconsistent with fiduciary duties.

        In this proxy statement, an "acquisition proposal" refers to any proposal or offer from any person or group of persons (other than Infineon, Merger Sub or any of their respective subsidiaries) that contemplates (a) a person or group acquiring beneficial ownership (as defined under Section 13(d) of the Exchange Act) of at least 20% of the assets or revenue (in each case, on a consolidated basis with its subsidiaries, with assets measured by fair market value as determined in good faith by the Board) of, or equity interests in, Cypress (whether through a merger, consolidation or other business combination, sale of shares, sale of assets, tender offer or exchange offer or otherwise, including any single or series of related transactions) or (b) any merger, consolidation, business combination, recapitalization or similar transaction involving Cypress, including any single or series of related transactions, as a result of which the stockholders of Cypress immediately prior to that transaction would cease to own at least 80% of the voting power of Cypress (or any surviving entity or parent thereof) immediately after that transaction. A "superior proposal" means a bona fide written acquisition proposal (with the references to 20% and 80% changed to 50%) that the Board in good faith determines would, if consummated, result in a transaction more favorable to the stockholders of Cypress from a financial point of view than the transactions contemplated by the merger agreement after taking into account all factors and matters deemed relevant to the determination in good faith by the Board (including after taking into account any changes to the terms of the merger agreement irrevocably offered in writing by Infineon in accordance with the notice procedures discussed below).

        In addition, an "intervening event" refers to any circumstance, event, development, change, condition, state of facts, occurrence or effect that was not known to the Board, or the material consequences of which (based on facts actually known to the Board as of the date of the merger agreement) were not reasonably foreseeable, in either case, as of the date of the merger agreement, and does not involve an acquisition proposal. However, a change in the trading price or volume of shares of Cypress common stock and Cypress meeting or exceeding projections or forecasts cannot be an intervening event (but the underlying causes thereof may be an intervening event).

  Notice Procedures

        Prior to terminating the merger agreement to enter into a definitive agreement concerning a superior proposal or making a change of recommendation in connection with an intervening event:

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  the Board must determine in good faith:

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  with respect to an intervening event, after consultation with Cypress's outside legal counsel, that an intervening event has occurred and that the failure to make a change of recommendation in response to the intervening event would reasonably be likely to be inconsistent with the Board's fiduciary duties under applicable law or

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  with respect to a superior proposal, after consultation with Cypress's outside legal counsel and financial advisors, an acquisition proposal would, if consummated, result in a superior proposal and the failure to make a change of recommendation in response to the acquisition proposal would reasonably be likely to be inconsistent with the Board's fiduciary duties under applicable law;

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  we must provide written notice to Infineon four business days in advance advising Infineon that we or the Board propose to take such action, which notice must contain: with respect to an intervening event, a description of the intervening event in reasonable detail; or with respect to a superior proposal, the identity of the party making the superior proposal and the material terms and conditions of the superior proposal (including a copy of any draft alternative acquisition agreement and any related documents);

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  at the end of the four business day period following delivery of such notice (we refer to such four business day period ending at 11:59 p.m. (San Jose, California time) on such fourth business day as the "notice period"), the Board must reaffirm in good faith, after consultation with Cypress's outside counsel and financial advisors, that: in the case of an intervening event, the Board must make a change of recommendation in response to the intervening event; or in the case of a superior proposal, such acquisition proposal continues to constitute a superior proposal, in either case, taking into account any irrevocably written proposals made by Infineon during the notice period to amend the merger agreement; and

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  if requested by Infineon, we must during the notice period, make our representatives reasonably available to engage in discussions and negotiations regarding possible amendments to the merger agreement.

        If during any notice period the financial or other material terms of the relevant acquisition proposal are materially amended or modified, then Cypress must follow the requirements set forth in the above bullet points with respect to the new proposal, except that the notice period will be reduced from a four business day period to a two business day period.

Stockholders Meeting

        Unless the merger agreement is terminated, Cypress has agreed to, by acting through the Board (or a committee thereof), promptly following confirmation by the SEC that the SEC has no further comments to this proxy statement or that the SEC will not review the proxy statement, take all action reasonably required under the DGCL, Cypress's certificate of incorporation, Cypress's bylaws and the applicable requirements of the NASDAQ necessary to duly call, give notice of, convene and hold a meeting of the Cypress stockholders for the purpose of approving the merger proposal (including any adjournment or postponement thereof) and promptly mail this proxy statement to the Cypress stockholders (but in any event no more than five business days) after the date on which the SEC confirms that it has no further comments on this proxy statement or that it will not review the proxy statement. Cypress may postpone, recess, adjourn or cancel the special meeting: to the extent required by law, fiduciary duty or a request from the SEC; with Infineon's written consent; to allow reasonable additional time to solicit additional proxies to obtain approval of the merger proposal by the Cypress stockholders at the special meeting; to allow sufficient time for the distribution of any required or appropriate supplement or amendment to this proxy statement; or in the absence of a quorum.

        In addition, unless Cypress or the Board makes a change of recommendation in compliance with the terms of the merger agreement and in connection with an intervening event or superior proposal (or the merger agreement is terminated in connection with a superior proposal), Cypress has agreed to, by acting through the Board (or a committee thereof), make the recommendation that the Cypress stockholders vote in favor of the merger proposal, and use its reasonable best efforts to obtain the approval of the merger proposal by the Cypress stockholders.

Efforts to Complete the Merger

        Under the merger agreement, each of the parties to the merger agreement agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement and cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by the merger agreement. Subject to appropriate confidentiality protections, each party will furnish to the other any necessary information and reasonable assistance as that other party may reasonably request in connection with the foregoing.

        Each of the parties to the merger agreement is required to use its best efforts to (and in the case of Infineon, cause each of its subsidiaries and affiliates to) take or cause to be taken all actions and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the merger, including effecting, as promptly as reasonably practicable (and within the time limits set forth in the merger agreement) the regulatory filings and obtaining all requisite approvals and authorizations or expiration or termination of waiting periods for the transactions contemplated by the merger agreement under the HSR Act or any other antitrust law or in order to obtain CFIUS clearance (each described in more detail in the section entitled "The Merger—Regulatory Approvals" beginning on page 85), including:

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  cooperating in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party;

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  subject to applicable law, furnishing to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the transactions contemplated by the merger agreement;

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  promptly notifying the other party of any written or substantive oral communication received by such party from, or given by such party to, the FTC, the DOJ, CFIUS or its member agencies or any other U.S. or foreign governmental authority and of any written or substantive oral communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between such party and the FTC, the DOJ, CFIUS or its member agencies, or any other governmental authority with respect to the transactions contemplated by the merger agreement;

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  responding as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by any governmental authority in respect of such registrations, declarations and filings or such transactions (and within any applicable timeframes under applicable law); and

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  consulting with each other reasonably in advance, and consider in good faith the other party's reasonable comments in connection with, any communication, meeting or conference with, the FTC, the DOJ, CFIUS or its member agencies, or any other governmental authority or, in connection with any proceeding by a private party, with any other person.

        No party will independently participate in any meeting or communication with respect to the transactions contemplated by the merger agreement with any governmental authority in respect of any such filings, investigation or other inquiry relating to the above without giving the other parties sufficient and reasonable prior notice of the meeting and, to the extent practicable and, to the extent practicable and permitted by the governmental authority, the opportunity to attend and/or participate in such meeting or communication. Cypress has agreed that Infineon will (on behalf of the parties to the merger agreement) control and direct all communications and strategy in dealing with any governmental authority under the HSR Act or other antitrust laws, or in connection with CFIUS or any of its member agencies; however, Infineon must consider in good faith Cypress's and its outside counsel's views and comments and comments with respect to such communications and strategies.

        Infineon will, and will cause its affiliates and subsidiaries to, take any and all steps necessary to (i) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust law or in order to obtain CFIUS clearance and (ii) avoid the entry of, effect the dissolution of, and (except if issued pursuant to the DPA) have vacated, lifted, reversed or overturned, any decree, order or judgment that would prevent, prohibit, restrict or delay the consummation of the contemplated transactions, so as to enable the parties to consummate the merger as expeditiously as practicable (but in no event later than the outside date). This obligation will include, among other things, proposing, negotiating, committing to and effecting the divestiture or sale of, or committing to limit Infineon's or its subsidiaries or its affiliates' freedom of action with respect to, assets, properties, products, rights, services or businesses of Cypress and its subsidiaries or any interest therein. However, the merger agreement does not require Infineon or its affiliates or subsidiaries to take any such remedy actions that, individually or in the aggregate, would or would reasonably be expected to have a material adverse effect on the business, results of operations, assets or financial condition of Cypress and its subsidiaries (taken as a whole). It also does not require Infineon or its subsidiaries to take any remedy actions with respect to Infineon's or its affiliates' or subsidiaries' assets, properties, products, rights, services or businesses.

        If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental authority (other than CFIUS or any of its member agencies) or private party challenging the merger or any other transaction contemplated by the merger agreement, Infineon, Merger Sub and Cypress will cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and defend, at their cost and expense, any action.

Delisting and Deregistration of Cypress Common Stock

        Cypress will cooperate with Infineon and take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NASDAQ to enable the delisting of its shares on the NASDAQ and the deregistration of its shares under the Exchange Act, in each case, as promptly as practicable after (and only after) the effective time.

Employee Benefits

        Under the merger agreement, for a period of at least twelve months following the effective time, each continuing employee of Cypress or its subsidiaries will receive an annual base salary or wage rate, a short-term incentive opportunity, employee pension, welfare and other benefits (including any equity or equity-based compensation or benefits but excluding any defined benefit pension, nonqualified deferred compensation post-service or retiree health or welfare benefits) that are no less favorable in the aggregate than the base salary or wage rate, short-term incentive opportunity, employee pension, welfare and other benefits that were provided to that continuing employee immediately prior to the effective time. In addition, the annual base salary or wage rate of any continuing employee of Cypress or its subsidiaries will not be reduced for a period of at least twelve months following the effective time below the annual base salary or wage rate of that employee immediately prior to the effective time. For that twelve-month period, Infineon or one of its affiliates will maintain for the benefit of each continuing employee of Cypress or its subsidiaries a severance or termination arrangement no less favorable than the severance or termination arrangement applicable to that continuing employee immediately prior to the effective time.

        Infineon will honor and assume, or will cause to be honored and assumed, the terms of all Cypress employee benefit plans as in effect as of the date of the merger agreement, subject to the amendment and termination provisions of those plans.

        In addition, the merger agreement provides that, to the extent Infineon modifies any coverage or benefit plan in which continuing employees participate during such twelve month period, Infineon or any of its subsidiaries (including Cypress and any of its subsidiaries) will use commercially reasonable efforts to: waive or cause to be waived any pre-existing conditions, exclusions, limitations actively-at-work requirements, and eligibility waiting periods under any group health plans of Infineon or its affiliates with respect to continuing employees and their eligible dependents; give each continuing employee credit for the plan year in which the effective time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the effective time for which payment has been made; and to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar Cypress benefit plan, give each continuing employee service credit for such continuing employee's employment with Cypress for purposes of eligibility to participate and vesting credit (but excluding benefit accrual under any defined benefit pension plan) under each applicable Infineon benefit plan as if such service had been performed with Infineon. However, the recognition of service will not apply for purposes of any Infineon benefit plan under which similarly situated employees of Infineon and its subsidiaries do not receive credit for prior service, to the extent it would result in a duplication of benefits or compensation for the same service period, or for purposes of any plan or arrangement that is grandfathered or frozen, or under any equity or equity-based plan or arrangement or long term incentive compensation plan, either with respect to the level of benefits or participation.

Directors' and Officers' Indemnification and Insurance

        Following the effective time, subject to the limitations set forth in the merger agreement, each of Infineon and the surviving corporation agreed that it will indemnify and hold harmless each current and former director and officer of Cypress or any of its subsidiaries (in each case, to the extent acting in such capacity) against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal for matters existing or occurring prior to the effective time (including the fact that such Person is or was a director or officer of Cypress or any of its subsidiaries and any acts or omissions occurring or alleged to occur prior to the effective time) and advance expenses incurred by such indemnified party in the defense of any proceeding. To the extent required under the laws of the State of Delaware, any person to whom expenses are advanced may have to provide an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

        The provisions in the surviving corporation's and each of its subsidiaries' organizational documents with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers will be no less favorable to those directors and officers than the provisions contained in Cypress's or those subsidiaries' organizational documents as in effect as of the date of the merger agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years after the effective time in any manner that would adversely affect the rights thereunder of any such individuals.

        Additionally, for a period of six years following the effective time, Infineon will maintain, or will cause the surviving corporation to maintain, at no expense to the beneficiaries, either the existing policies of the directors' and officers' liability insurance and fiduciary liability insurance maintained by Cypress and its subsidiaries (except that a policy may be substituted therefor if it has at least the same coverage, with deductibles no larger than in the existing policies and containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the effective time and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance. However, Infineon and the surviving corporation are not required to pay in the aggregate for such coverage under such policies more than 300% of the last annual premium paid by Cypress prior to the date of the merger agreement in respect of the coverage required to be obtained under each such policy, but in such case must purchase as much coverage as possible for such amount. At Cypress's option, Cypress may purchase from insurance carriers with comparable credit ratings, no later than the effective time, a six year prepaid "tail policy" providing at least the same coverage and amounts, with deductibles no larger than in the existing policies and containing terms and conditions that are no less advantageous to the insured than the existing policies maintained by Cypress and its subsidiaries with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated hereby, and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance. However, Infineon and the surviving corporation are not required to pay in the aggregate for such coverage under such policies more than 300% of the last annual premium paid by Cypress prior to the date of the merger agreement in respect of the coverage required to be obtained under each such policy, but in such case must purchase as much coverage as possible for such amount. In the event Cypress elects to purchase such a "tail policy", the surviving corporation will (and Infineon will cause the surviving corporation to) maintain such "tail policy" in full force and effect and continue to honor their respective obligations thereunder. Infineon agrees to honor and perform under, and to cause the surviving corporation and each of its subsidiaries to honor and perform under, all indemnification agreements entered into by Cypress or any of its subsidiaries with any current or former director and officer of Cypress and its subsidiaries.

        The indemnification and insurance provisions of the merger agreement summarized above are intended to benefit, and are enforceable by, the indemnified persons and their respective heirs or representatives.

Financing

  Infineon's Efforts

        Infineon has agreed in the merger agreement to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the debt financing (as further described in the section entitled "The Merger—Financing of the Merger" beginning on page 84), including using reasonable best efforts to: maintain in effect the facilities agreement; satisfy on a timely basis all of the conditions and covenants within the control of Infineon and its affiliates in the facilities agreement; enforce its rights against the other parties to the facilities agreement, if any, including to require such parties to provide the debt financing; and consummate the debt financing.

        In addition, Infineon will be permitted to reduce commitments under the facilities agreement in respect of an amount equal to the actual net cash proceeds received by Infineon prior to the closing date from (i) the issuance of new shares by Infineon or its subsidiaries pursuant to any capital increase of Infineon or any of its subsidiaries or (ii) any other debt or equity issuance or asset disposition undertaken by Infineon or any of its subsidiaries, except that, Infineon will not use the amount of any such proceeds for any purposes other than making the payments Infineon is required to make on the closing date under the merger agreement and those additional proceeds together with the remaining net proceeds of the debt financing, together with cash, available lines of credit or other sources of immediately available funds of Infineon will, in the aggregate, provide sufficient funds to Infineon to consummate the transactions contemplated by the merger agreement (including making all of the payments required to be made by Infineon on the closing date under the merger agreement).

  Cypress's Cooperation

        We have agreed to use our reasonable best efforts to, and use reasonable best efforts to cause our representatives to, provide (in each case at Infineon's sole expense) such cooperation in connection with the debt financing (or any alternative debt or equity financing) as is necessary, customary and reasonably requested by Infineon, including using our reasonable best efforts to furnish, as promptly as reasonably practicable, all historical financial and other customary information relating to Cypress to Infineon to the extent reasonably requested by Infineon and obtain customary draft comfort letters from Cypress's independent public accounting firm, which accountants would be prepared to issue at the pricing and closing of any offering of debt or equity securities issued as part of the debt financing (or any alternative debt or equity financing) upon the completion of customary procedures, and cause such accountants to issue such comfort letters at the pricing and closing of any such offering. No such requested cooperation may unreasonably interfere with the ongoing operations of Cypress or any of its subsidiaries.

        The obligations of Infineon and Merger Sub to consummate the merger are not conditioned upon the obtaining of the debt financing or any alternative or replacement debt or equity financing. The merger agreement provides that Infineon will, promptly upon request by Cypress, reimburse Cypress and its subsidiaries for all reasonable and documented out-of-pocket costs incurred by Cypress and its subsidiaries (including those of its affiliates and representatives) in connection with taking action required or requested by Infineon in connection with Cypress's obligations to cooperate with Infineon in connection with Infineon's debt financing (or any alternative debt or equity financing). Infineon will indemnify and hold harmless each of Cypress, its subsidiaries and their respective representatives against any and all liabilities and losses incurred by them in connection with such cooperation and any information used in connection therewith, except in the event those liabilities arose out of or result from our or our subsidiaries' willful breach, gross negligence or bad faith.

  Existing Cypress Indebtedness

  Existing Credit Facility

        Cypress and its subsidiaries will use reasonable best efforts to cause the agent under the existing credit facility (as defined in the merger agreement), among Cypress, the guarantors party thereto, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, East West Bank, Silicon Valley Bank and SunTrust Bank, as syndication agents and documentation agents, and Morgan Stanley Bank, N.A., as issuing bank, to delivery to Infineon, on or prior to the second business day prior to the closing of the merger, a copy of a payoff letter (subject to the delivery of funds as arranged by Infineon) with respect to the existing credit facility, which payoff letter is required to indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations then due and payable under the existing credit facility as of the anticipated closing date (and the daily accrual thereafter). The payoff letter must also state that upon receipt of the payment of such total amount under such payoff letter, the existing credit facility and all related loan documents will be terminated. At the closing, the surviving corporation will (with funds arranged by Infineon) repay the outstanding amount of indebtedness of Cypress and its subsidiaries under the existing credit facility as provided for in the payoff letter.

  Convertible Notes; Capped Call Transactions

        The merger agreement provides that Cypress will, prior to the effective time, take all actions required by the applicable Convertible Notes indentures and the Capped Call Documentation (as defined in the merger agreement), respectively, to be performed prior to the effective time including the giving of any notices that may be required. Any notices and actions that are not required by the terms of the applicable Convertible Notes indenture or the Capped Call Documentation, as applicable are subject to the prior approval of Infineon (such approval not to be unreasonably withheld, conditioned or delayed). Cypress agreed to use its reasonable best efforts to reasonably cooperate with Infineon, at Infineon's written request, to enter into arrangements with the counterparties of each Capped Call Transaction (as defined in the merger agreement) to cause such Capped Call Transaction to be exercised, settled, terminated and/or cancelled as of the effective time, it being understood that the calculation and settlement of any amounts payable thereunder will be payable only in cash, and subject to the mutual agreement of Infineon, Cypress and the respective terms of the Capped Call Documentation or another written agreement relating to the termination of the Capped Calls Transactions as agreed between Cypress and the applicable counterparty. Cypress has also agreed not amend, modify or terminate the Capped Call Documentation without the prior written consent of Infineon.

        Notwithstanding anything in the merger agreement to the contrary, Cypress is not required in connection with its obligations in respect of the Convertible Notes and Capped Call Documentation to: make any payment prior to the occurrence of the effective time for which it has not received prior full reimbursement or is not otherwise indemnified and held harmless to its reasonable satisfaction by or on behalf of Infineon; enter into any instrument or agreement that is effective prior to the occurrence of the effective time; deliver opinions of external or internal counsel; provide access to or disclose information that would reasonably be expected to jeopardize attorney-client privilege or other privilege or contravene law or violate any contract (each as defined in the merger agreement); or compromise any prior tax or accounting position.

        Infineon and Merger Sub will promptly, upon request by Cypress, reimburse Cypress and its subsidiaries for all fees, costs and expenses (including attorneys' fees) incurred by Cypress and its subsidiaries in connection with its and their and their respective affiliates' and representatives actions in connection with Cypress's obligations under the merger agreement with respect to the existing credit facility, the Convertible Notes and the Capped Call Transactions, as described above. In addition, Infineon and Merger Sub have agreed to indemnify and hold harmless each of Cypress, its subsidiaries and their respective representatives against any and all liabilities and losses incurred by them in connection with these obligations, except in the event those liabilities arose out of or result from our or our subsidiaries' willful breach, gross negligence or bad faith.

Transaction Litigation

        Cypress has agreed that it will promptly (and in any event within 48 hours) notify Infineon in writing of the initiation of (and will keep Infineon reasonably informed regarding the status of) any stockholder litigation related to the merger agreement, the merger or the other transactions contemplated by the merger agreement that is brought against Cypress or any members of the Board after the date of the merger agreement and prior to the effective time. Cypress agreed to give Infineon the opportunity to participate (but not control), at Infineon's sole cost and expense, in the defense of any such litigation, and agreed not to settle any such transaction litigation without Infineon's prior written consent (not to be unreasonably withheld, conditioned or delayed).

Conditions to the Closing of the Merger

        The respective obligation of each party to the merger agreement to effect the merger under the merger agreement is subject to the satisfaction or, to the extent permitted by applicable law, waiver of various conditions, including the following:

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  the approval of the merger proposal by the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Cypress common stock entitled to vote thereon at the special meeting (or any adjournment thereof);

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  there must have been no law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) enacted, entered, promulgated or enforced by any governmental authority of competent jurisdiction which prohibits, restrains or enjoins the consummation of the merger and which remains in effect;

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  the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act must have expired or been earlier terminated and any required approvals thereunder must have been obtained, and antitrust clearance must have been obtained or expiration of the waiting periods must have occurred pursuant to the competition laws of the European Union, China, Japan, Philippines, South Korea, Taiwan and Vietnam (as described in the section entitled "The Merger—Regulatory Approvals" beginning on page 85); and

  •
  CFIUS clearance must have been obtained. The condition described in this bullet and the immediately preceding bullet are referred to as the "regulatory approval conditions".

        In addition, Infineon and Merger Sub are not obligated to effect the merger under the merger agreement unless the following conditions are satisfied (or waived by Infineon) at or prior to the effective time:

  •
  our representations and warranties regarding certain elements of our capitalization must be true and correct in all respects when made and as of the effective time as if made as of that date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case that representation and warranty must be true and correct as of that earlier date), except, in each case, where the failure to be true and correct is de minimis;

  •
  our representations and warranties regarding our due organization, authority to enter into the merger agreement, certain elements of our capitalization and the absence of brokers', investment bankers', financial advisors' and similar fees must be true and correct in all material respects when made and as of the effective time as if made as of that date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case that representation and warranty must be true and correct as of that earlier date);

  •
  our representation and warranty regarding the absence from March 31, 2019 through the date of the merger agreement of a material adverse effect with respect to Cypress and its subsidiaries, taken as a whole, must be true and correct in all respects when made and as of the effective time as though made on and as of that date;

  •
  our other representations and warranties set forth in the merger agreement (other than those noted in the preceding three bullet points) must be true and correct in all respects (without giving effect to any "materiality," "material adverse effect" or similar qualifiers contained in any such representations and warranties), when made and as of the effective time as though made on and as of that date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case that representation and warranty must be true and correct as of that earlier date), except where the failures of any such representations and warranties to be so true and correct, in the aggregate, have not had or would not reasonably be expected to have a material adverse effect with respect to Cypress and its subsidiaries (taken as a whole);

  •
  we must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, us under the merger agreement at or prior to the effective time;

  •
  Infineon must have received a certificate of an executive officer of Cypress certifying that the conditions described in all five of the preceding bullet points have been satisfied.

        Further, we are not obligated to effect the merger under the merger agreement unless the following conditions are satisfied (or waived by us) at or prior to the effective time:

  •
  the representations and warranties of Infineon and Merger Sub set forth in the merger agreement must be true and correct, both when made and as of the effective time as though made on and as of that date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case that representation and warranty must be true and correct as of that earlier date), except where the failure of any such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to have an Infineon Material Adverse Effect;

  •
  Infineon and Merger Sub must have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by each of them under the merger agreement at or prior to the effective time; and

  •
  we must have received a certificate of an executive officer of Infineon certifying that the conditions described in both of the preceding bullet points have been satisfied.

        None of Cypress, Infineon or Merger Sub may rely, as a basis for not consummating the merger, on the failure of any of the preceding conditions listed in this section to be satisfied if that failure was caused by that party's breach in any material respect of the merger agreement (or failure in any material respect to use the standard of efforts required from that party to consummate the merger).

Termination of the Merger Agreement

        Cypress or Infineon may terminate the merger agreement under the following circumstances:

  •
  by mutual written consent of Infineon and Merger Sub and Cypress;

  •
  if the effective time has not occurred on or before 5:00 p.m. San Jose, California time on December 3, 2019 (as may be extended pursuant to the merger agreement, the "outside date") and if the conditions (as described in the immediately preceding section) of the terminating party's obligations to effect the merger have not been satisfied or waived by the party entitled to the benefit thereof by such date (other than those conditions that by their nature are to be satisfied at the Closing). The outside date will be automatically extended up to two times for a period of five months each, first to May 3, 2020 and then to October 3, 2020, under certain circumstances if the regulatory approval conditions or, to the extent relating to the regulatory approval conditions, the condition regarding no legal restraints, have not been satisfied and all other conditions to effect the merger of the party seeking termination have been satisfied (other than those conditions that by their nature are to be satisfied at the closing) or waived. This right to terminate by reason of the passage of the outside date will not be available to the party seeking to terminate if any action of that party (or, in the case of Infineon, any action of Merger Sub) or the failure of that party (or, in the case of Infineon, the failure of Merger Sub) to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time has been the primary cause of the failure of the effective time to occur on or before the then-applicable outside date;

  •
  if any court of competent jurisdiction or other governmental authority located or having jurisdiction in the United States has issued an order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action is or has become final and nonappealable (any of the foregoing, a "legal restraint"); however the party seeking to terminate the merger agreement under this circumstance must have used the standard of efforts required of that party under the merger agreement to prevent, oppose and remove such legal restraint; or

  •
  if the approval of the merger proposal has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken.

        Cypress may terminate the merger agreement by written notice to Infineon:

  •
  if Infineon or Merger Sub breach any of their respective representation, warranty, covenant or agreement, or any such representation or warranty is untrue, such that it causes the failure of certain closing conditions to be satisfied and, in either case, such breach or condition is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions within thirty days after written notice by Cypress to Infineon or, if earlier, five business days prior to the outside date. Cypress will not have this right to terminate by reason of breach by Infineon or Merger Sub if Cypress is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement; or

  •
  prior to the approval of the merger proposal, in order to enter into a written definitive acquisition agreement with respect to a superior proposal that did not result from a material breach of the non-solicitation provisions and related notice procedures in the merger agreement, and subject to the payment by Cypress of a $330 million termination fee prior to or concurrently with the termination.

        Infineon may terminate the merger agreement by written notice to Cypress:

  •
  if Cypress breaches any of its representation, warranty, covenant or agreement, or any of its representations or warranties is untrue, such that it causes the failure of certain closing conditions to be satisfied and, in either case, such breach or condition is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions within thirty days after written notice by Infineon to Cypress or, if earlier, five business days prior to the outside date. Infineon will not have this right to terminate by reason of breach by Cypress if Infineon is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement; or

  •
  if the Board will have made a change of recommendation (as described in the section entitled "—Restrictions on Solicitation of Competing Acquisition Proposals—Exceptions to Non-Solicitation Restrictions; Change of Recommendation" beginning on page 108).

        In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will terminate and be null and void, and there will be no liability or obligation on the part of any party to the other parties, except certain sections of the merger agreement will survive the termination of the merger agreement in accordance with their respective terms, including terms relating to termination fees, and nothing will relieve any party of any liability for damages resulting from fraud or willful breach prior to the termination.

Termination Fees

        We will be required to pay Infineon a termination fee in the form of a cash amount of $330 million in the following circumstances:

  •
  if the merger agreement is validly terminated by Cypress (prior to obtaining the Cypress stockholder vote approving the merger proposal) to accept a superior proposal in material compliance with the non-solicitation restrictions described above, in which case we are required to pay a $330 million termination fee prior to or concurrently with the termination;

  •
  if the merger agreement is validly terminated by Infineon based on the Board making a change of recommendation (as described in the section entitled "—Restrictions on Solicitation of Competing Acquisition Proposals—Exceptions to Non-Solicitation Restrictions; Change of Recommendation" beginning on page 108), we are required to pay a $330 million termination fee to Infineon as promptly as reasonably practicable after, and, in any event, within two business days of, the termination; or

  •
  if the merger is validly terminated by either Cypress or Infineon because the merger has not occurred on or prior to the outside date or if the merger agreement is not adopted by the Cypress stockholders at the special meeting (or any adjournment or postponement thereof) where a vote on the approval of the merger proposal was taken, or by Infineon because of our material breach or failure to perform any representation, warranty, covenant or agreement in the merger agreement that causes certain conditions to closing to not be satisfied or the below events have occurred:

  ■
  a bona fide acquisition proposal must have been made to Cypress or Cypress's stockholders, or becomes publicly known or announced after the signing of the merger agreement and prior to the taking of the Cypress stockholders' vote at the special meeting (or any adjournment or postponement);

  ■
  the acquisition proposal is not withdrawn in a bona fide manner prior to the outside date in the case of a termination in connection with the outside date, or prior to the occurrence of the breach resulting in termination in the case of a termination for Cypress's material breach; and

    ■
    within 12 months after the relevant termination, Cypress consummates any alternative acquisition proposal, except that the definition of "acquisition proposal" (as defined in the section entitled "—Exceptions to Non-Solicitation Restrictions; Change of Recommendation" beginning on page 108) for this termination right is modified to replace the references to "at least 20%" and "at least 80%" with references to "at least 45%" and "at least 55%," respectively.

        Infineon will be required to pay us a termination fee in the form of a cash amount of $425 million if the merger agreement is validly terminated by either party because the merger does not occur on or prior to the outside date or as a result of a legal restraint with respect to an antitrust law or the DPA, under certain specified circumstances. These circumstances are: the requisite Cypress stockholder approval has been obtained; all of Infineon's and Merger Sub's conditions to effect the merger have been satisfied or waived (other than those conditions that are by their nature to be satisfied at the closing); and the condition that no legal restraint exist is satisfied unless a relevant legal restraint causing the failure of such condition relates to an antitrust law or the DPA. The termination fee is payable by Infineon to us within three business days of the termination.

        For a further description of the conditions described in this section, please see the section entitled "—Conditions to the Closing of the Merger" beginning on page 117.

        Neither party is required to pay any termination fee on more than one occasion. If paid, the payment of any termination fee will be the sole and exclusive remedy of the party receiving such fee (and all of such party's affiliates and representatives) for any losses or damages suffered by such persons as a result of the failure of the merger to be consummated or for any breach or failure to perform under the merger agreement.

Expenses

        We and Infineon are each responsible for all respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement, except as may otherwise be provided in the merger agreement. Expenses incurred in connection with the HSR Act filings will be borne by Infineon. Expenses incurred in connection with the filing, printing and mailing of this proxy statement will be shared equally by Infineon and Cypress. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including penalties and interest) incurred in connection with the merger will be paid by Infineon.

Amendment and Waiver of the Merger Agreement

        Subject to the provisions of applicable law, the merger agreement may be amended by the parties at any time prior to the effective time. The merger agreement may only be so amended by written agreement, executed and delivered by duly authorized officers of the respective parties with certain exceptions.

        At any time prior to the effective time, any party to the merger agreement may extend the time for performance of any obligations or other acts of the other parties to the merger agreement, waive any inaccuracies in the representations and warranties in the merger agreement or any document delivered in connection therewith, or waive compliance with any of the agreements or conditions contained in the merger agreement (subject to compliance with applicable law). Any such extension or waiver will only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing the merger agreement.

Specific Performance

        The parties to the merger agreement have agreed in the merger agreement that irreparable damages for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the parties do not perform the provisions of the merger agreement (including failing to take such actions as are required of it under the merger agreement in order to consummate the merger) in accordance with its terms or otherwise breach such provisions. Accordingly, the parties to the merger agreement agreed that they will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, without proof of actual damages or inadequacy of legal remedy and without any requirement for the posting of security. These equitable remedies are in addition to any other remedy to which a party would be entitled at law or in equity. Each party agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that either party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

        The parties to the merger agreement also agreed that prior to the closing of the merger, each party is entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of this Agreement (including the covenants further described in the section entitled "—Efforts to Complete the Merger" beginning on page 111) by the other parties and to cause the other parties to consummate the transactions contemplated by the merger agreement, including to effect the closing of the merger on the terms and conditions in the merger agreement. The merger agreement further provides that while Infineon may concurrently seek (i) specific performance and (ii) payment by Cypress of a $330 million termination fee, as the case may be, if, as and when required pursuant to the merger agreement, under no circumstances will Infineon be permitted or entitled to receive both of these remedies.

No Third Party Beneficiaries

        The merger agreement is binding upon and inures only to the benefit of each party thereto and their respective successors and permitted assignees. Nothing in the merger agreement, express or implied, is intended to or will confer on any other person any rights, benefits or remedies of any nature whatsoever under or by reason of the merger agreement, subject certain limited exceptions. These exceptions include:

  •
  certain benefits expressly given to the directors and officers under the merger agreement after the effective time, including as described in the section entitled "—Directors' and Officers' Indemnification and Insurance" beginning on page 113;

  •
  the rights of the holders of shares of Cypress common stock to receive the per share merger consideration under the merger agreement after the effective time;

  •
  the rights of the holders of Cypress options, RSUs and/or PSUs to receive the payments to which they are entitled under the terms and conditions of the merger agreement after the effective time;

  •
  with respect to certain terms of the merger agreement, the debt financing sources and their related parties; and

  •
  prior to the effective time, the right of Cypress on behalf of the Cypress stockholders and the holders of Cypress equity awards, as applicable, to pursue damages (including monetary damages based on the loss of the economic benefits of the merger, including the loss of the premium offered to such stockholders and holders of Cypress equity awards) for Infineon's or Merger Sub's breach of the merger agreement.

Governing Law

        The merger agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware (without giving effect to choice or conflict of law principles thereof that would result in the application of the laws of another jurisdiction).

Jurisdiction

        The parties to the merger agreement have irrevocably and unconditionally agreed not to bring or support any litigation against any debt financing source or its related parties relating to the merger agreement or any of the transactions contemplated thereby in any forum other than a court of competent jurisdiction sitting in the borough of Manhattan of the City of New York, whether a state or federal court and that the waiver of jury trial, as described below, will apply to any such litigation.

        The parties to the merger agreement have irrevocably agreed to: submit themselves to the exclusive personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery will decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware) in connection with any matter based upon or arising out of the merger agreement or any of the transactions contemplated by the merger agreement or the actions of Infineon, Merger Sub or Cypress in the negotiation, administration, performance and enforcement thereof; not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; not bring any action relating to the merger agreement or any of the transactions contemplated by the merger agreement in any court other than the courts of the State of Delaware; and consent to service being made through the notice procedures set forth in the merger agreement.

Waiver of Jury Trial

        Each of the parties irrevocably and unconditionally waived any and all right to trial by jury in any action, cause of action, claim, cross claim or third-party claim or legal proceeding of any kind based upon, arising out of or relating to the merger agreement, any document delivered under the merger agreement, or the transactions contemplated thereby (including the debt financing).

MARKET PRICES OF CYPRESS COMMON STOCK

Market Information

        Cypress common stock trades on the NASDAQ under the symbol "CY." As of the close of business on July 11, 2019, there were 369,130,782 shares of Cypress common stock outstanding. The following table shows the high and low sales price of shares of Cypress common stock for our third quarter of fiscal 2019 (through July 11, 2019) and each of our preceding fiscal quarters in 2019, 2018, 2017 and 2016.

Fiscal Year	High	Low
2019
First Quarter	$15.93	$12.11
Second Quarter	$22.43	$14.93
Third Quarter (through July 11, 2019)	$22.48	$22.24
2018
First Quarter	$18.72	$15.23
Second Quarter	$17.90	$14.41
Third Quarter	$18.59	$14.30
Fourth Quarter	$14.83	$11.81
2017
First Quarter	$14.98	$10.99
Second Quarter	$14.58	$12.68
Third Quarter	$15.11	$12.50
Fourth Quarter	$17.42	$14.55
2016
First Quarter	$9.73	$6.30
Second Quarter	$11.22	$8.02
Third Quarter	$12.48	$9.79
Fourth Quarter	$12.22	$9.63

        The closing sales price of Cypress common stock on the NASDAQ on July 11, 2019, the latest practicable date before the printing of this proxy statement, was $22.44 per share. The closing sales price of Cypress common stock on the NASDAQ on May 28, 2019, the last trading day prior to the date on which media reports of interest in potential strategic transactions involving Cypress were first published was $15.40 per share. You are urged to obtain current market quotations for Cypress common stock when considering whether to approve the merger proposal. Following the merger, there will be no further market for Cypress common stock, and Cypress common stock will be delisted from the NASDAQ and deregistered under the Exchange Act.

Holders

        As of the close of business on July 11, 2019, 369,130,782 shares of Cypress common stock were issued and outstanding, held by approximately 1,248 holders of record.

Dividends

        In May 2011, our Board adopted a policy to pay, subject to the satisfaction of certain conditions and the availability of funds, a regular quarterly cash dividend at an indicated quarterly rate of $0.09 per share of common stock, subject to quarterly declaration. We paid cash dividends at an indicated quarterly rate of $0.09 per share of common stock through January 5, 2012. On May 14, 2012, our Board of Directors announced an increase in the quarterly dividend, resulting in an indicated quarterly dividend of $0.11 per share of common stock. We have continued to pay cash dividends at an indicated quarterly rate of $0.11 per share of common stock since that time, and a record date of June 27, 2019 has been announced for our dividend payable on July 18, 2019. Under the merger agreement, described in the section entitled "The Merger Agreement—Conduct of Business Pending the Merger" beginning on page 103, Cypress is permitted to continue quarterly cash dividend payments at a quarterly rate of $0.11 per share prior to the completion of the merger.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below shows how much of our common stock was beneficially owned as of July 11, 2019 (unless another date is indicated) by (i) each person or entity known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our directors (who was serving as a director as of that date), (iii) each of our named executive officers, and (iv) all of our current directors and executive officers as a group. In general, a person or entity "beneficially owns" shares if he, she, or it has or shares with others the right to vote those shares or to dispose of them, or if the person or entity has the right to acquire those voting or disposition rights within 60 days of July 11, 2019 (such as by exercising options or vesting in RSUs).

        Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, each person or entity named in the table has the sole power to vote or direct the voting of (voting power), and the sole power to sell or otherwise direct the disposition of (dispositive power), the shares set forth opposite his, her, or its name. Unless otherwise specified, the address of each beneficial owner is c/o Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134.

Beneficial Owners of More than 5%	Total Shares Beneficially Owned(1)	Percent of Shares Outstanding(2)
The Vanguard Group(3)	40,229,398	10.98%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.(4)	35,389,456	9.66%
55 East 52nd Street New York, NY 10055
Waddell & Reed Financial, Inc.(5)	20,439,483	5.58%
6300 Lamar Avenue Overland Park, KS 66202

Directors and Named Executive Officers	Shares Owned Outright(6)	Right to Acquire within 60 Days(7)	Total Shares Beneficially Owned(1)	Percent of Shares Outstanding(2)
W. Steve Albrecht	161,939	—	161,939	*
Oh Chul Kwon	69,403	—	69,403	*
Catherine P. Lego	70,072	4,862	74,934	*
Camillo Martino	62,098	—	62,098	*
Jeffrey J. Owens	26,467	—	26,467	*
Jeannine P. Sargent	21,962	—	21,962	*
Michael S. Wishart	90,276	34,398	124,674	*
Hassane El-Khoury	503,689	18,404	522,093	*
Sam Geha	118,145		118,145	*
Sudhir Gopalswamy(8)	165,588	4,000	169,588	*
Pamela L. Tondreau	226,670	—	226,670	*
Thad Trent(9)	330,617	36,003	366,620	*
All directors and executive officers as a group (12 persons)	1,846,926	97,667	1,944,593	0.53%

*
Less than 0.5%.

(1)
The total shares beneficially owned by each person or group as of July 11, 2019 (except where another date is noted) includes shares of Cypress common stock that that person or group held outright on that date (e.g., shares held in a brokerage account) plus shares that person or group had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options and vesting of RSUs. To our knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has the sole power to vote or direct the voting of (voting power), and the sole power to sell or otherwise direct the disposition of (dispositive power), the shares set forth opposite that stockholder's name.

(2)
For each person and group included in the table, percentage ownership is calculated by dividing the total shares beneficially owned by that person or group as described above by the sum of the 369,130,782 shares of common stock outstanding (excluding treasury shares) on July 11, 2019 plus the number of shares of common stock that that person or group had the right to acquire from Cypress on or within 60 days of that date, including, but not limited to, upon the exercise of options and upon vesting and settlement of RSUs.

(3)
Beneficial ownership information for The Vanguard Group is as of December 31, 2018 and is based on information contained in the amendment to Schedule 13G it filed with the SEC on February 11, 2019. This amendment states that The Vanguard Group has sole voting power over 190,237 shares, shared voting power over 41,966 shares, sole dispositive power over 40,032,521 shares, and shared dispositive power over 196,877 shares.

(4)
Beneficial ownership information for BlackRock, Inc. is as of December 31, 2018 and is based on information contained in the amendment to Schedule 13G it filed with the SEC on February 4, 2019. This amendment states that BlackRock, Inc. has sole voting power over 33,891,575 shares, shared voting power over zero shares, sole dispositive power over 35,389,456 shares, and shared dispositive power over zero shares.

(5)
Beneficial ownership information for Waddell & Reed Financial, Inc. is as of December 31, 2018 and is based on information contained in the amendment to Schedule 13G it filed with the SEC on February 14, 2019. This amendment states that Waddell & Reed Financial, Inc. and Ivy Investment Management Company have sole voting power and sole dispositive power over 20,439,483 shares.

(6)
"Shares owned outright" refers to shares held in brokerage accounts.

(7)
"Right to acquire within 60 days" refers to (a) shares subject to employee or director stock options that are exercisable on or within 60 days after July 11, 2019 and/or (b) shares subject to employee or director restricted stock unit awards that are scheduled to vest within 60 days after July 11, 2019.

(8)
Mr. Gopalswamy and his spouse have shared voting power and shared dispositive power over 156,979 shares, which are held by a living trust for which they both serve as trustees.

(9)
Mr. Trent and his spouse have shared voting power and shared dispositive power over 328,673 shares, which are held in an account registered to both of them as joint tenants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following is a discussion of the material U.S. federal income tax consequences of the merger to "U.S. holders" and "non-U.S. holders" (in each case, as defined below) of Cypress common stock whose shares of common stock are converted into the right to receive cash in the merger. This discussion is based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended from time to time (the "Code"), applicable Treasury Regulations, judicial authority, and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to the holders as described herein. This discussion is general in nature and does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not address the Medicare tax on net investment income, any state, local or foreign income tax laws, or any non-income tax laws. Furthermore, this discussion applies only to holders that hold their Cypress common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not binding on the Internal Revenue Service ("IRS") or the courts and, therefore, could be subject to challenge, which could be sustained. In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as, for example:

  •
  a bank, insurance company, or other financial institution;

  •
  a tax-exempt organization;

  •
  a retirement plan or other tax-deferred account;

  •
  an entity or arrangement treated for U.S. federal income tax purposes as a partnership, S corporation or other pass-through entity (or an investor in such an entity or arrangement);

  •
  a mutual fund;

  •
  a real estate investment trust or regulated investment company;

  •
  a dealer or broker in stocks and securities or currencies;

  •
  a trader in securities that elects mark-to-market treatment;

  •
  a holder of shares subject to the alternative minimum tax provisions of the Code;

  •
  a holder of shares that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

  •
  a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;

  •
  a "controlled foreign corporation," "passive foreign investment company," or corporation that accumulates earnings to avoid U.S. federal income tax;

  •
  a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

  •
  a holder of shares that is required to accelerate the recognition of any item of gross income with respect to the shares as a result of that income being recognized on an applicable financial statement; or

  •
  a United States expatriate.

        If a partnership (or any other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds Cypress common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Cypress common stock and partners in those partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Cypress common stock that is, for U.S. federal income tax purposes, any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of Cypress common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. holder.

U.S. Holders

        General.    The exchange of Cypress common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Cypress common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to those shares and the U.S. holder's adjusted tax basis in those shares at the effective time of the merger. A U.S. holder's adjusted tax basis generally will equal the price the U.S. holder paid for those shares. Gain or loss will be determined separately for each block of shares of Cypress common stock (i.e., shares of Cypress common stock acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss and generally will be treated as long-term capital gain or loss if the U.S. holder has held the shares of Cypress common stock for more than one year at the effective time of the merger. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        Information Reporting and Backup Withholding.    Information reporting and backup withholding may apply to payments made in connection with the merger. To avoid backup withholding, a U.S. holder of Cypress common stock should (1) furnish a correct taxpayer identification number ("TIN"), certify that such holder is not subject to backup withholding on a properly completed and executed IRS Form W-9 (or appropriate successor form), and otherwise comply with all applicable requirements of the backup withholding rules; or (2) provide proof that such holder is otherwise exempt from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be claimed as a refund or credit against a holder's U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner. The IRS may impose a penalty on any taxpayer that fails to provide a correct TIN.

Non-U.S. Holders

        General.    A non-U.S. holder's receipt of cash in exchange for shares of Cypress common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

  •
  the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Cypress common stock for cash pursuant to the merger and certain other conditions are met; or

  •
  Cypress is or has been a "United States real property holding corporation" for U.S. federal income tax purposes and certain other conditions are met.

        A non-U.S. holder described in the first bullet point immediately above will generally be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

        Generally, a corporation is a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Cypress believes that it is not currently and does not anticipate becoming a "United States real property holding corporation" for U.S. federal income tax purposes.

        Information Reporting and Backup Withholding.    Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) and satisfies certain other requirements, or otherwise establishes an exemption. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the non-U.S. holder's country in which such holder resides under the provisions of an applicable treaty or agreement. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder must generally submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Notwithstanding the foregoing, backup withholding and information reporting may apply if we, the paying agent or Infineon have actual knowledge, or reason to know, that a non-U.S. holder is a United States person as defined under the Code. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be claimed as a refund or credit against the non-U.S. holder's U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

        THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

 FUTURE CYPRESS STOCKHOLDER PROPOSALS

        Cypress intends to hold a 2020 annual meeting of stockholders only if the merger has not already been completed by, or shortly after, the time at which Cypress's 2020 annual meeting of stockholders would normally take place. If Cypress holds its 2020 annual meeting of stockholders, any stockholder proposal intended for inclusion in the proxy materials for the 2020 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received at our principal executive offices no later than November 21, 2019. Where a stockholder does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must still comply with the procedural requirements in Cypress's bylaws. Accordingly, written notice must be sent to the Corporate Secretary of Cypress, at its principal executive offices, not less than 45 or more than 75 calendar days before the first anniversary of the prior year's annual meeting. This means that for the 2020 annual meeting, written notice must be delivered between the opening of business on January 5, 2020 and the close of business on February 4, 2020. If the date of the annual meeting, however, is more than 30 days before or more than 60 days after the anniversary of the prior year's meeting date, a stockholder proposal must be submitted no earlier than the close of business on the day that is 120 calendar days before the actual meeting and not later than the later of (i) the close of business on the 90th calendar day before the actual meeting and (ii) the close of business on the 10th calendar day following the calendar day on which Cypress first announces the meeting date to the public. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary at 198 Champion Court, San Jose, California 95134.

        Any stockholder suggestions for director nominations should be submitted to the Nominating and Corporate Governance Committee (c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134) by the dates by which other stockholder proposals are required to be submitted as set forth above.

        Cypress's bylaws also provide for separate notice procedures for eligible stockholders who wish to include their director nominees in Cypress's annual meeting proxy materials. Eligible stockholders who wish to submit a director nomination under Cypress's proxy access bylaw provisions must deliver written notice to our Corporate Secretary at the address above no earlier than December 5, 2019 and no later than January 4, 2020. Any such nomination must contain the specific information required by Cypress's bylaws.

        If you would like a copy of Cypress's current bylaws, please write to: Corporate Secretary, 198 Champion Court, San Jose, California 95134. A copy is also filed with the SEC and can be accessed at www.sec.gov.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement, as applicable, addressed to those stockholders, unless contrary instructions have been received. This procedure, which is commonly referred to as "householding," reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.

        Certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding shares of our common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee. A separate copy of these proxy materials will be promptly delivered upon request to our Investor Relations Department by (a) mail at Cypress Semiconductor Corporation, Attention: Investor Relations, 198 Champion Ct., San Jose, CA 95134, (b) telephone at (408) 943-2600, or (c) e-mail at investorrelations@cypress.com.

 WHERE YOU CAN FIND MORE INFORMATION

        Investors will be able to obtain free of charge this proxy statement and other documents filed with the SEC at the SEC's website at http://www.sec.gov. In addition, this proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at http://investors.cypress.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information located on, or hyperlinked or otherwise connected to, Cypress's website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

        The SEC allows us to "incorporate by reference" documents we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Cypress's Annual Report on Form 10-K for the fiscal year ended December 30, 2018 filed with the SEC on February 27, 2019 (our "Annual Report");

  •
  Cypress's Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2019 (our "Definitive Proxy Statement") and Definitive Additional Materials on Schedule 14A filed with the SEC on March 15, 2019;

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  Cypress's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 filed with the SEC on April 26, 2019; and

  •
  Cypress's Current Reports on Form 8-K filed with the SEC on May 6, 2019, June 3, 2019 (three separate filings), June 13, 2019, June 25, 2019 and July 16, 2019.

        We also incorporate by reference into this proxy statement additional documents that Cypress may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

        The directors, executive officers and certain other members of management and employees of Cypress may be deemed "participants" in the solicitation of proxies from Cypress stockholders in favor of the proposed merger. You can find information about Cypress's executive officers and directors in our Annual Report, as amended, and our Definitive Proxy Statement.

        You may request a copy of documents incorporated by reference at no cost, by writing to our Investor Relations Department at Cypress Semiconductor Corporation, 198 Champion Court, San Jose, CA 95134, Inc., or by email at investorrelations@cypress.com. If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY 16, 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

CYPRESS SEMICONDUCTOR CORPORATION,

INFINEON TECHNOLOGIES AG

and

IFX MERGER SUB INC.

Dated as of June 3, 2019

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of June 3, 2019 (as amended, restated, modified or supplemented in accordance with the terms hereof, this "Agreement"), is entered into by and among Cypress Semiconductor Corporation, a Delaware corporation (the "Company"), Infineon Technologies AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany ("Parent"), and IFX Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub" and, together with the Company and Parent, the "Parties" and, each, a "Party").

RECITALS

        WHEREAS, the respective Boards of Directors of Parent and Merger Sub have adopted and declared advisable this Agreement and the merger of Merger Sub with and into the Company with the Company surviving the Merger (the "Merger") on the terms and subject to the conditions set forth in this Agreement and have authorized the execution and delivery hereof;

        WHEREAS, the Company Board has (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement with Parent and Merger Sub providing for the Merger in accordance with the DGCL, (ii) approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement and (iii) adopted a resolution adopting and approving this Agreement and recommending this Agreement be approved by the stockholders of the Company; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

        1.1    Definitions.    For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

        "2020 Notes" means the 2.00% Exchangeable Senior Notes due 2020 issued by Spansion LLC pursuant to the 2020 Notes Indenture and guaranteed by the Company pursuant to the 2020 Notes Supplemental Indenture.

        "2020 Notes Indenture" means the Indenture, dated as of August 26, 2013, by and among Spansion LLC, as issuer, the guarantors parties thereto, and Wells Fargo Bank, National Association, as trustee.

        "2020 Notes Supplemental Indenture" the First Supplemental Indenture, dated March 12, 2015, by and among, Spansion LLC, the Company, other parties thereto, and Wells Fargo Bank, National Association, as trustee, in respect of the 2020 Notes Indenture.

        "2022 Notes" means the 4.50% Convertible Senior Notes due 2022 issued by the Company pursuant to the 2022 Notes Indenture.

        "2022 Notes Indenture" means the Indenture, dated June 23, 2016, by and between the Company, as issuer, and U.S. Bank National Association, as trustee.

        "2023 Notes" means the 2.00% Convertible Senior Notes due 2023 issued by the Company pursuant to the 2023 Notes Indenture.

        "2023 Notes Indenture" means the Indenture, dated November 6, 2017, by and between the Company, as issuer, and U.S. Bank National Association, as trustee.

        "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains terms that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, however, that an Acceptable Confidentiality Agreement shall not (a) be required to contain "standstill" provisions, (b) provide for an exclusive right to negotiate with the Company or (c) restrict the Company from complying with Section 6.6.

        "Acquisition Proposal" means any proposal or offer from any Person or group of Persons (other than Parent, Merger Sub or any of their respective Subsidiaries) that contemplates (a) a Person or group acquiring beneficial ownership (as defined under Section 13(d) of the Exchange Act) of at least 20% of the assets or revenue (in each case, on a consolidated basis with its Subsidiaries, with assets measured by fair market value as determined in good faith by the Company Board) of, or equity interests in, the Company (whether pursuant to a merger, consolidation or other business combination, sale of shares, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step or series of related transactions), in each case, other than the Merger or (b) any merger, consolidation, business combination, recapitalization or similar transaction involving the Company, including any single or multi-step or series of related transactions, as a result of which the stockholders of the Company immediately prior to such transaction would cease to own at least 80% of the voting power of the Company (or any surviving entity or parent thereof) immediately following such transaction.

        "Action" means any litigation, suits, actions, legal proceedings or arbitrations by or before any Governmental Authority.

        "Additional Financing Proceeds" has the meaning set forth in Section 6.12.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person.

        "Agreement" has the meaning specified in the Preamble.

        "Alternative Acquisition Agreement" has the meaning set forth in Section 6.6(a)(i).

        "Anti-Corruption Laws" has the meaning set forth in Section 4.7(b).

        "Antitrust Law" means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        "Applicable Date" has the meaning set forth in Article IV.

        "Bankruptcy and Equity Exception" has the meaning set forth in Section 4.2.

        "Benefit Continuation Period" has the meaning set forth in Section 6.10(a).

        "Book-Entry Shares" has the meaning set forth in Section 3.4(b)(i).

        "Business Day" means (a) any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or (b) in the case of determining a date when any payment is due, any day of the calendar year, other than a Saturday or Sunday, on which national banking institutions in the City of New York, New York, San Jose, California, Frankfurt, Germany, or Munich, Germany are open to the public for conducting business and are not required or authorized to be closed under applicable Law.

        "Bylaws" has the meaning set forth in Section 4.1(b).

        "Cancelled Shares" has the meaning set forth in Section 3.1(a).

        "Capitalization Date" has the meaning set forth in Section 4.4(a).

        "Capped Call Documentation" means the agreements governing the Capped Call Transactions, in each case, as amended, restated, supplemented, or otherwise modified on or prior to the date hereof.

        "Capped Call Transactions" means the transactions documented under each of the following: (a) the Base Capped Call Transaction Confirmation, dated as of June 20, 2016, by and between Bank of America, N.A. and the Company; (b) Additional Capped Call Transaction Confirmation, dated June 21, 2016, by and between Bank of America, N.A. and the Company; (c) Base Capped Call Transaction Confirmation, dated as of June 20, 2016, by and between Credit Suisse Capital LLC (represented by Credit Suisse Securities (USA) LLC, as agent) and the Company; (d) Additional Capped Call Transaction Confirmation, dated June 21, 2016, by and between Credit Suisse Capital LLC (represented by Credit Suisse Securities (USA) LLC, as agent) and the Company; (e) Base Capped Call Transaction Confirmation, dated as of June 20, 2016, by and between JPMorgan Chase Bank, National Association, London Branch, and the Company; and (f) Additional Capped Call Transaction Confirmation, dated June 21, 2016, by and between JPMorgan Chase Bank, National Association, London Branch, and the Company.

        "Cause" means (a) the Surviving Corporation or one of its Affiliates having "cause," "just cause" or term of similar meaning or import, to terminate a Continuing Employee's employment or service, as defined in any employment, change in control severance, consulting or services agreement between the Continuing Employee and the Surviving Corporation or one of its Affiliates in effect at the time of such termination or (b) in the absence of any such employment, change in control severance, consulting or services agreement (or the absence of any definition of "cause," "just cause" or term of similar meaning or import contained therein), the occurrence of any of following events or conditions: (i) any act of personal dishonesty taken by a Continuing Employee in connection with his or her responsibilities as an employee or other service provider that results, or is intended to result, in substantial personal enrichment of such Continuing Employee, (ii) a Continuing Employee being indicted for, convicted of, or pleading no contest to, a felony or misdemeanor involving moral turpitude, (iii) a willful act by a Continuing Employee in conjunction with the performance of such Continuing Employee's duties for the Surviving Corporation and its Subsidiaries that constitutes illegal or gross misconduct, or (iv) a Continuing Employee's material breach of a material policy of the Surviving Corporation or intentional unauthorized or wrongful use or disclosure of proprietary or confidential information of the Surviving Corporation and its Subsidiaries (or any other party to whom the Continuing Employee owes an obligation of nonuse or nondisclosure as a result of such Continuing Employee's employment relationship with the Surviving Corporation and its Subsidiaries), including but not limited to trade secrets and customer lists; or (v) a Continuing Employee's willful and continued failure to substantially perform the duties and responsibilities of his or her position (other than due to physical or mental illness) after there has been delivered to the Continuing Employee a written demand for performance from the Surviving Corporation that describes the basis for the Surviving Corporation's belief that the Continuing Employee has not substantially performed his or her duties and the Continuing Employee has not corrected such failure within fourteen (14) days of such written demand.

        "Certificate of Incorporation" has the meaning set forth in Section 4.1(b).

        "Certificate of Merger" has the meaning set forth in Section 2.3.

        "Certificates" has the meaning set forth in Section 3.4(b)(i).

        "CFIUS" means the Committee on Foreign Investment in the United States.

        "CFIUS Clearance" means the Parties (a) shall have received written notice from CFIUS that it has concluded its review, or, if applicable, investigation, and has determined that there are no unresolved national security concerns with respect to the Merger and that action under the DPA is concluded, or (b) if CFIUS has sent a report to the President of the United States ("President") requesting the President's decision with respect to the Merger, either (i) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the Merger, or (ii) the time permitted under the DPA for the President to take action to suspend or prohibit the Merger shall have lapsed.

        "Change of Recommendation" has the meaning set forth in Section 6.6(a)(i).

        "Closing" has the meaning set forth in Section 2.2.

        "Closing Date" has the meaning set forth in Section 2.2.

        "Closing Date Payments" means (a) the payment in full, in cash, of the aggregate amount of Per Share Merger Consideration required to be paid by Parent and Merger Sub in connection with the consummation of the Merger and the terms of this Agreement, (b) the payment of all costs, fees and expenses required to be paid by Parent and Merger Sub in connection with the Merger and any Financing, and any refinancing, repurchase or repayment of amounts with respect to the Credit Facility, the Convertible Notes or any other outstanding indebtedness of the Company or its Subsidiaries contemplated by this Agreement or the Debt Agreement and (c) the payment of any other amounts required to be paid by Parent and Merger Sub (or the Surviving Corporation) on or promptly after the Closing Date in connection with the consummation of the transactions contemplated hereby and the terms of this Agreement (including Article III).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means common stock, par value $0.01 per share, of the Company.

        "Company" has the meaning set forth in the Preamble.

        "Company 2010 Incentive Plan" means the Spansion Inc. 2010 Equity Incentive Award Plan amended and restated effective August 5, 2016, as may be amended or restated from time to time.

        "Company 2012 Incentive Plan" means the Cypress Semiconductor Corporation 2012 Incentive Award Plan amended and restated as of November 19, 2012, as may be amended or restated from time to time.

        "Company 2013 Stock Plan" means the Cypress Semiconductor Corporation 2013 Stock Plan amended and restated as of June 20, 2017, as amended February 16, 2018, and as may be amended or restated from time to time (which was formerly named the 1994 Stock Option Plan).

        "Company Board" means the Board of Directors of the Company.

        "Company Disclosure Schedule" has the meaning set forth in Article IV.

        "Company Employees" means any current or former officer, employee, director or individual consultant of the Company or any of its Subsidiaries.

        "Company Equity Award" means any Company Option, Restricted Stock Unit or PSU issued and outstanding, or authorized to be issued, pursuant to a Company Equity Plan.

        "Company Equity Plan" means, collectively or any of, the Company 2010 Incentive Plan, the Company 2012 Incentive Plan or the Company 2013 Stock Plan.

        "Company ESPP" means the Cypress Semiconductor Corporation Employee Stock Purchase Plan, amended and restated as of January 1, 2019.

        "Company Intervening Event Notice" has the meaning set forth in Section 6.6(c)(ii).

        "Company Notice" has the meaning set forth in Section 6.6(d).

        "Company Option" has the meaning set forth in Section 3.2(a).

        "Company Plans" has the meaning set forth in Section 4.11(a).

        "Company Product Sales Agreements" means Contracts pursuant to which any Company Products are or have been directly or indirectly licensed or sold by the Company or any of its Subsidiaries to customers or channel partners.

        "Company Products" means all product offerings, including all software, of the Company and each of the Company's Subsidiaries (a) that are being sold, licensed, or distributed, as applicable, or (b) that the Company, or any of its Subsidiaries, is otherwise obligated to license, distribute, support or maintain (in each case, excluding, for the avoidance of doubt, (i) those third party products or Open Source Materials embedded in or otherwise part of the product offering and (ii) any of the Company's support, consulting and/or training services), in the case of each of clauses (a) and (b), that are material to the business of the Company and its Subsidiaries, taken as a whole.

        "Company Related Parties" has the meaning set forth in Section 8.3(e).

        "Company Requisite Vote" has the meaning set forth in Section 4.2.

        "Company Securities" has the meaning set forth in Section 4.4(b).

        "Company Termination Payment" means an amount equal to $330,000,000.

        "Confidentiality Agreement" has the meaning set forth in Section 6.5(b).

        "Continuing Employees" has the meaning set forth in Section 6.10(a).

        "Contract" means any written agreement, contract, subcontract, settlement agreement, lease, sublease, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature.

        "control" (including the terms "controlling", "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, status as managing member, sole member or general partner, by contract, or otherwise.

        "Controlling Person" has the meaning specified in the definition of Subsidiary.

        "Conversion Date" means (a) the Exchange Date (as defined in the 2020 Notes Indenture), (b) the Conversion Date (as defined in the 2022 Notes Indenture) or (c) the Conversion Date (as defined in the 2023 Notes Indenture), as the case may be.

        "Conversion Rate" means (a) the Exchange Rate (as defined in the 2020 Notes Indenture), (b) the Conversion Rate (as defined in the 2022 Notes Indenture) or (c) the Conversion Rate (as defined in the 2023 Notes Indenture), as the case may be.

        "Convertible Notes" means, collectively, the 2020 Notes, the 2022 Notes and the 2023 Notes.

        "Convertible Notes Indentures" means, collectively, the 2020 Notes Indenture, the 2020 Notes Supplemental Indenture, the 2022 Notes Indenture and the 2023 Notes Indenture.

        "Copyrights" means any and all copyrights, mask work rights, database rights and all other rights with respect to works of authorship and all registrations thereof and applications therefor.

        "Credit Facility" means the Amended and Restated Credit and Guaranty Agreement, dated as of March 12, 2015, among the Company, the guarantors party thereto, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, East West Bank, Silicon Valley Bank and SunTrust Bank, as syndication agents and documentation agents, and Morgan Stanley Bank, N.A., as issuing bank.

        "Debt Agreement" has the meaning set forth in Section 5.7.

        "Debt Financing Conditions" has the meaning set forth in Section 5.7.

        "Debt Financing Sources" has the meaning set forth in Section 5.7.

        "Debt Financing Sources Related Party" means the Debt Financing Sources and the commitment parties that are parties to any alternative financing commitment letter or definitive financing agreement entered into pursuant to this Agreement, together with their respective Affiliates, and the respective officers, directors, officers, employees, agents, advisors, controlling persons and the other representatives and successors of each of the foregoing.

        "DGCL" means the General Corporation Law of the State of Delaware.

        "Dissenting Stockholder" has the meaning set forth in Section 3.4(g).

        "DOJ" has the meaning set forth in Section 6.4(c).

        "Domain Names" means all Internet domain name registrations.

        "DPA" means Section 721 of the Defense Production Act of 1950, as amended, 50 U.S.C. § 4565, and all regulations promulgated thereunder (31 C.F.R. §§ 800.401 and 402).

        "Effect" means any circumstance, event, development, change, condition, state of facts, event, occurrence or effect.

        "Effective Time" has the meaning set forth in Section 2.3.

        "Environmental Laws" means Laws and Orders regarding pollution, public or worker health and safety (to the extent related to exposure to Hazardous Materials), or protection of the environment, including those relating to the release or threatened release of or exposure to Hazardous Materials.

        "Environmental Permits" has the meaning set forth in Section 4.17(c).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Ex-Im Laws" means all applicable laws and regulations relating to export, re-export, transfer or import controls (including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, and customs and import laws administered by U.S. Customs and Border Protection).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

        "Exchange Fund" has the meaning set forth in Section 3.4(a).

        "Existing Policies" has the meaning set forth in Section 6.11(d).

        "FCPA" has the meaning set forth in Section 4.7(b).

        "Final Purchase Date" has the meaning set forth in Section 3.2(e)(v).

        "Financial Advisor" has the meaning set forth in Section 4.19.

        "Financing" has the meaning set forth in Section 5.7.

        "Financing Failure Event" shall mean any of the following (a) the commitments with respect to all or any portion of the Financing expiring or being terminated (other than from a reduction thereof by the Parent in accordance with Section 6.12), (b) for any reason, all or any portion of the Financing becoming unavailable, (c) a breach, repudiation or threatened or anticipated breach or repudiation by any party to the Debt Agreement or (d) it becoming reasonably foreseeable that any of the events set forth in clauses (a) through (c) will occur (including if any party to the Debt Agreement or any Affiliate or agent of such Person shall allege that any of the events set forth in clauses (a) through (c) has occurred).

        "FTC" has the meaning set forth in Section 6.4(c).

        "GAAP" means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein.

        "Good Reason" means (a) a Continuing Employee's resignation of his or her employment or service with the Surviving Corporation or one of its Affiliates for "good reason", as defined in any employment, change in control severance, consulting or services agreement between the Continuing Employee and the Surviving Corporation or one of its Affiliates in effect at the time of such resignation or (b) in the absence of any such employment, change in control severance, consulting or services agreement (or the absence of any definition of "good reason" or term of similar meaning or import contained therein), a Continuing Employee's resignation within thirty (30) days following the expiration of any cure period following the occurrence of one or more of the following, without the Continuing Employee's express written consent: (i) a material reduction by the Surviving Corporation or one of its Subsidiaries of the Continuing Employee's base salary in effect immediately prior to such reduction (other than a one-time reduction that is equal to or less than fifteen percent (15%) of the Continuing Employee's base salary that also applies to substantially all of the similarly situated employees of the Surviving Corporation and its Subsidiaries); or (ii) a Continuing Employee's relocation at the Surviving Corporation's or Parent's direction to a facility or location more than thirty-five (35) miles from such Continuing Employee's then present location of providing services. A Continuing Employee's resignation will not be deemed to be for Good Reason unless such Continuing Employee has first provided the Surviving Corporation with written notice of the acts or omissions constituting the grounds for Good Reason within one hundred twenty (120) days of the initial existence of the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days following the date the Surviving Corporation receives such notice, and such condition has not been cured during such period.

        "Government Officials" has the meaning set forth in Section 4.7(c).

        "Governmental Authority" means any governmental, quasi-governmental or regulatory (including stock exchange) authority, agency, court, commission or other governmental or judicial body, in each case, whether foreign or domestic, of any country, nation, republic, federation, union or similar entity or any state, county, parish or municipality, jurisdiction or other political subdivision thereof.

        "Hazardous Materials" shall mean any substance, material or waste that is a basis for liability under, or regulated due to its harmful or deleterious nature or characteristics under, or defined as a hazardous or toxic substance, material or waste or as a pollutant or contaminant, or words of similar meaning, by, any applicable Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Immaterial Trademark Licenses" means non-exclusive licenses or other similar rights of use granted by the Company or any of its Subsidiaries in respect of Trademarks to third party vendors to refer to the Company as a customer and rights granted to third parties as part of corporate sponsorships, or such other similar non-exclusive licenses or rights that and are not material to the Company or its Subsidiaries.

        "Indemnified Parties" has the meaning set forth in Section 6.11(a).

        "Intellectual Property" means the rights associated with or arising out of any of the following: (a) Patents; (b) Trade Secrets; (c) Copyrights; (d) Trademarks; (e) Domain Names; (f) software (including source code, executable code, systems, tools, data, databases, firmware, interfaces, and related documentation); and (g) any similar, corresponding or equivalent intellectual property, and all associated rights with respect to any of the foregoing, anywhere in the world.

        "Interim Period" means the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII.

        "Intervening Event" means an Effect that (a) was not known to the Company Board, or the material consequences of which (based on facts actually known to the Company Board as of the date of this Agreement) were not reasonably foreseeable, in either case, as of the date of this Agreement, and (b) does not involve any Acquisition Proposal; provided that a change in the trading price or trading volume of the Shares, the Company meeting or exceeding any internal or public projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period shall not constitute an Intervening Event but the underlying causes thereof may constitute an Intervening Event.

        "Intervening Event Notice Period" has the meaning set forth in Section 6.6(c)(iii).

        "IRS" means the U.S. Internal Revenue Service.

        "Knowledge" means (a) with respect to the Company, the actual knowledge (without any duty of inquiry) of any of the individuals listed in Section 1.1(a)(i) of the Company Disclosure Schedule and (b) with respect to Parent or Merger Sub means the actual knowledge (without any duty of inquiry) of any of the individuals listed in Section 1.1(a)(ii) of the Parent Disclosure Schedule.

        "Law" means any federal, state, local, municipal, foreign or other law (including common law), statute, constitution, ordinance, code, rule, regulation or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including the SEC and the NASDAQ).

        "Leased Real Property" means all right, title and interest of the Company or a Subsidiary of the Company, as applicable, in and to all leases, subleases, licenses or other rights to use, occupy or access real property pursuant to real property agreements, including easements, rights of way or other similar real property agreements used or held for use by the Company or such Subsidiary in the conduct of the business of the Company or such Subsidiary.

        "Liens" means any lien (statutory or other), pledge, mortgage, deed of trust, hypothecation, adverse claim, encumbrance, other charge or security interest, easement, servitude, pre-emptive right, right of first refusal, transfer restriction, adverse ownership claim or other similar encumbrance.

        "Material Adverse Effect" means any Effect that, individually or in the aggregate, is, or would reasonably be expected to (x) prevent, materially delay or have a material adverse effect on the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement or (y) be, materially adverse to the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no Effects relating to the following will be deemed, either alone or in combination, to be or constitute a "Material

Adverse Effect" or be taken into account when determining whether a "Material Adverse Effect" has occurred or may, would or could occur under clause (y) above: (a) Effects generally affecting in the industries in which the Company and its Subsidiaries operate; (b) general economic conditions; (c) Effects on securities markets, credit markets, currency markets or other financial markets (including changes in interest or exchange rates); (d) Effects on political conditions or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism); (e) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events; (f) changes in Law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof); (g) the negotiation, announcement (whether or not authorized by the Parties, including any pre-signing reports in the press or otherwise, reporting on a potential transaction among the Parties or otherwise relating to an acquisition of the Company), pendency or consummation of this Agreement or the transactions contemplated hereby, including the identity of, or Effects relating to, Parent or any of its Affiliates or any communication by Parent or any of its Affiliates regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees (including any impact on the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners); provided that this clause (g) shall not apply to any representation or warranty contained in Sections 4.3 or 4.11(f) to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the Merger; (h) changes in the Company's share price or the trading volume (including suspension of trading) of the Company's share capital, or any failure by the Company to meet any public estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); (i) any breach, violation or non-performance of any provision of this Agreement by Parent or any of its Affiliates; (j) actions or omissions required of the Company under this Agreement or taken or not taken at the written request of, or with the consent of, Parent or any of its Affiliates or any of their respective Representatives; and (k) any claims or Actions arising from allegations of breach of fiduciary duty or violation of Law or otherwise relating to this Agreement or the transactions contemplated hereby, except, in the case of each of clauses (a) through (f), to the extent such Effects disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other companies in the industries, markets or geographies in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate impact will be taken into account in determining whether there has been a Material Adverse Effect).

        "Material Contracts" has the meaning set forth in Section 4.8(a).

        "Merger" has the meaning set forth in the Recitals.

        "Merger Sub" has the meaning set forth in the Preamble.

        "Most Recent Company Balance Sheet" has the meaning set forth in Section 4.6(d).

        "NASDAQ" means the NASDAQ Global Select Market.

        "Non-Controlled Subsidiary" shall have the meaning set forth in Section 6.1(e).

        "Notice Period" has the meaning set forth in Section 6.6(d).

        "Open Source Materials" refers to any software or other material that is distributed pursuant to any license identified as an open source license by the Open Source Initiative (www.opensource.org) (including the GNU General Public License (GPL), LGPL, Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), and the Apache License).

        "Option Consideration" has the meaning set forth in Section 3.2(a).

        "Order" means any injunction, judgment, decree or other order issued by a Governmental Authority of competent jurisdiction.

        "Outside Date" has the meaning set forth in Section 8.1(b).

        "Owned Intellectual Property" means any Intellectual Property that is owned by the Company or any of its Subsidiaries.

        "Owned Real Property" has the meaning set forth in Section 4.14(b).

        "Owned Registered Intellectual Property" means all Owned Intellectual Property that is Registered Intellectual Property.

        "Parent" has the meaning set forth in the Preamble.

        "Parent Disclosure Schedule" has the meaning set forth in Article V.

        "Parent Group" has the meaning set forth in Section 6.4(b).

        "Parent Material Adverse Effect" means any Effect that, individually or in the aggregate with any other Effect, prevents, materially delays or has a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

        "Parent Related Parties" has the meaning set forth in Section 8.3(e).

        "Parent Termination Payment" has the meaning set forth in Section 8.3(b)(iii).

        "Party" and "Parties" have the meaning set forth in the Preamble.

        "Patents" means patents and patent applications, and industrial designs, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, counterparts, and reexaminations thereof.

        "Paying Agent" has the meaning set forth in Section 3.4(a).

        "Permits" has the meaning set forth in Section 4.7(a).

        "Per Share Merger Consideration" has the meaning set forth in Section 3.1(a).

        "Permitted Liens" means any Lien (a) for Taxes or governmental assessments, charges or claims of payment not yet delinquent, being contested in good faith or for which accruals or reserves have been established in accordance with GAAP, (b) which is a carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Lien arising in the ordinary course of business, (c) incurred or pledges or deposits made in connection with workers' compensation, unemployment insurance and other social security laws or similar legislation, (d) which is disclosed on the Most Recent Company Balance Sheet or notes thereto or securing liabilities reflected on such balance sheet, (e) which was incurred in the ordinary course of business since the date of the Most Recent Company Balance Sheet, (f) securing indebtedness of the Company and its Subsidiaries, including under the Credit Facility, any letters of credit or bank guarantees relating thereto and any related hedging obligations entered into in the ordinary course of business; (g) securing capital or financing lease obligations (including on vehicles) entered into in the ordinary course of business, (h) which would not reasonably be expected to materially impair the continued use of the applicable property, asset or right for the purposes for which the property, asset or right is currently being used, (i) under statutory or common law to secure landlords, lessors or renters under leases or rental agreements, (j) imposed on the underlying fee interest in any Leased Real Property, (k) that is a zoning, land use, covenant, condition and restriction, matter that would be shown by a real property survey or similar matter affecting the Company's real property, (l) imposed by applicable Law or (m) relating to intercompany borrowings among the Company and its wholly owned Subsidiaries.

        "Person" means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

        "Pre-Closing Restructuring" has the meaning set forth in Section 6.20.

        "Preferred Stock" means preferred stock, par value $0.01 per share, of the Company.

        "Proceeding" has the meaning set forth in Section 6.11(a).

        "Proxy Statement" has the meaning set forth in Section 4.18.

        "PSU" means any performance-based share unit of the Company issued under a Company Equity Plan that is outstanding and subject to any vesting requirements or repurchase, forfeiture or other lapse restrictions that remain unsatisfied as of immediately prior to the Effective Time (and after giving effect to any accelerated vesting provided for in any Company Plan or other written agreement).

        "PSU Consideration" has the meaning set forth in Section 3.2(d).

        "PSU Payment Date" has the meaning set forth in Section 3.2(d).

        "Real Property Leases" has the meaning set forth in Section 4.14(c).

        "Recommendation" has the meaning set forth in Section 4.2.

        "Registered Intellectual Property" means any Intellectual Property that is the subject of an application, certificate, filing or registration issued, filed with, or recorded by any Governmental Authority, including any of the following: (a) issued Patents and Patent applications; (b) Trademark registrations, renewals and applications; (c) Copyright registrations and applications; and (d) Domain Name registrations.

        "Representatives" means, with respect to any Person, its directors, officers, employees, investment bankers, attorneys, accountants, agents and other advisors or representatives.

        "Restraint" has the meaning set forth in Section 8.1(c).

        "Restricted Stock Unit" means any restricted stock unit of the Company (other than a PSU) issued under a Company Equity Plan or any restricted share of Common Stock awarded pursuant to a Company Equity Plan, in each case, that is outstanding and subject to any vesting requirements or repurchase, forfeiture or other lapse restrictions that remain unsatisfied as of immediately prior to the Effective Time (and after giving effect to any accelerated vesting provided for in any Company Plan or other written agreement).

        "Restricted Stock Unit Payment Date" has the meaning set forth in Section 3.2(d).

        "Restructuring Costs" has the meaning set forth in Section 6.20.

        "RSU Consideration" has the meaning set forth in Section 3.2(b).

        "Sanctioned Person" means at any time any Person: (a) listed on the OFAC list of "Specially Designated Nationals and Blocked Persons" or Foreign Sanctions Evaders list, or the Entity List or Denied Parties List administered by the US Commerce Department; (b) that is, or is part of, a government of a Sanctioned Territory; (c) 50% or more owned or controlled by any of the foregoing; (d) located within or operating from a Sanctioned Territory; or (e) otherwise targeted under any Sanctions.

        "Sanctioned Territory" means any country or other territory subject to a general export, import, financial or investment embargo under Sanctions from time to time (which includes, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region).

        "Sanctions" means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the Department of Treasury, Office of Foreign Assets Control, the Department of State, and the Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations, (d) the United Kingdom (including Her Majesty's Treasury), or (e) other similar Governmental Authority from time to time.

        "SEC" has the meaning set forth in Section 4.6(a).

        "SEC Reports" has the meaning set forth in Section 4.6(a).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Share" has the meaning set forth in Section 3.1(a).

        "SOX" has the meaning set forth in Section 4.6(a).

        "Stockholders Meeting" has the meaning set forth in Section 6.8.

        "Subsidiary" means, with respect to any Person (the "Controlling Person"), any other Person (a) of which a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by the Controlling Person or (ii) with respect to which the Controlling Person or its Subsidiaries is a general partner or managing member.

        "Superior Proposal" means a bona fide written Acquisition Proposal (with references to 20% and 80% being deemed to be replaced with references to 50%) which the Company Board in good faith determines would, if consummated, result in a transaction that is more favorable to the stockholders of the Company from a financial point of view than the transactions contemplated by this Agreement after taking into account all such factors and matters deemed relevant for such determination in good faith by the Company Board, including legal, financial, regulatory, timing, likelihood of consummation or other aspects of such proposal and the transactions contemplated hereby and after taking into account any changes to the terms of this Agreement irrevocably offered in writing by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.6(d).

        "Surviving Corporation" has the meaning set forth in Section 2.1.

        "Tax Return" means all returns and reports (including any attached schedules) required to be filed with a Tax authority, including any information return, claim for refund, amended return or declaration of estimated Tax.

        "Taxes" means all federal, state, local or foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, occupancy and other taxes, duties or other like assessments of any nature whatsoever imposed by any Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

        "Trade Secrets" means know-how, technologies, and trade secret rights and corresponding rights and all other related confidential information and other non-public or proprietary information (whether or not patentable), including any that derive economic value from being maintained as confidential.

        "Trademarks" means all trademarks, service marks, logos, trade dress, and trade names indicating the source of goods or services, and other indicia of source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith.

        "Transaction Litigation" has the meaning set forth in Section 6.16.

        "Trustee" has the meaning set forth in the Indenture.

        "Unvested Restricted Stock Units" has the meaning set forth in Section 3.2(d).

        "Vested Restricted Stock Units" has the meaning set forth in Section 3.2(b).

        "Willful Breach" means, with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching Party with actual knowledge (an in no event constructive, imputed or otherwise) that such Party's act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement. For the avoidance of doubt, a Party's failure to consummate the Closing when required pursuant to Section 2.2 shall be a Willful Breach of this Agreement.

        1.2    Other Definitional and Interpretive Provisions.

          (a)   Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply:

              (i)  Exhibits; Schedules.    The Exhibits to this Agreement and the Company Disclosure Schedule and Parent Disclosure Schedule are hereby incorporated and made a part hereof and are an integral part of this Agreement. The Company may, at its option, include in the Company Disclosure Schedule, and Parent may, at its option, include in the Parent Disclosure Schedule, items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any item or matter set forth in any section of any Company Disclosure Schedule or any Parent Disclosure Schedule shall be deemed to be referred to and incorporated in and disclosure with respect to any section to which it is specifically referenced or cross-referenced, and also in all other sections of the Company Disclosure Schedule or Parent Disclosure Schedule, respectively, to which such item's or matter's application or relevance is reasonably apparent on its face. Any capitalized terms used in any Exhibit, Company Disclosure Schedule or Parent Disclosure Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.

             (ii)  Certificates; Other Agreements.    All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

            (iii)  Calculation of Time Period.    Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.

            (iv)  Dollars.    Any reference in this Agreement to dollars or $ shall mean U.S. dollars unless otherwise indicated.

             (v)  Gender; Number; Usage.    Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).

            (vi)  Headings.    The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings with respect thereto are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Article" or "Section" are to the corresponding Article or Section, respectively, of this Agreement unless otherwise specified.

           (vii)  Herein.    The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

          (viii)  Including.    The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

            (ix)  Or.    The word "or" is not exclusive, unless the context otherwise requires.

             (x)  Will.    The word "will" shall be construed to have the same meaning as the word "shall".

            (xi)  To the Extent.    The phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean "if".

           (xii)  Ordinary Course of Business.    The phrase "ordinary course of business" shall mean ordinary course of business consistent with past practice, whether or not expressly stated.

          (xiii)  Time of Day.    All references herein as to any time of day shall be the time of day in San Jose, California, unless otherwise expressly specified.

          (xiv)  Contracts; Laws.    Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

           (xv)  Reflected On or Set Forth In.    An item arising with respect to a specific representation or warranty shall be deemed to be "reflected on" or "set forth in" a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (A) there is a reserve, accrual or other similar item on such balance sheet or financial statements that specifically identifies the applicable amount related to, and the subject matter of, such representation or (B) such item and the amount thereof is otherwise specifically identified on the balance sheet or financial statements.

          (b)   Each of the Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

 ARTICLE II
THE MERGER

        2.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and a wholly owned subsidiary of Parent, and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article III.

        2.2    Closing.    Unless this Agreement shall have been terminated pursuant to Article VIII, and subject to satisfaction of the conditions set forth in Article VII (or, to the extent permitted by applicable Law, the written waiver thereof by the Party entitled to waive any such condition), the closing of the Merger (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, California, at 7:00 a.m., Palo Alto, California time, on the fifth Business Day following the day on which all the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied or waived in accordance with this Agreement or at such other date, time or place (including by remote communication or the electronic exchange of executed documents and the electronic transfer of funds) as the Company and Parent may agree in writing. The date on which the Closing occurs is referred to herein as the "Closing Date".

        2.3    Effective Time.     Subject to the provisions of this Agreement, at the Closing, the Company and Parent will cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger"), to be signed, acknowledge and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the "Effective Time").

        2.4    Effects of the Merger.     At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the DGCL and the Certificate of Merger.

        2.5    Certificate of Incorporation; Bylaws.

          (a)   At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended or restated as provided therein and by applicable Law, in each case, subject to and consistent with, the obligations set forth in Section 6.11.

          (b)   At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (except that references therein to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation), until thereafter amended or restated as provided therein, or applicable Law, in each case, subject to and consistent with, the obligations set forth in Section 6.11.

        2.6    Directors and Officers.

          (a)   At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become and constitute all of the directors of the Surviving Corporation, to serve in such capacity until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation and applicable Law.

          (b)   At the Effective Time, the officers of the Company immediately prior to the Effective Time shall become and constitute all of the officers of the Surviving Corporation, to serve in such capacity until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.

ARTICLE III
EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS

        3.1    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:

          (a)    Merger Consideration.     Each share of Common Stock issued and outstanding immediately prior to the Effective Time (each such share, a "Share") (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time, and, in each case, not held on behalf of third parties, (ii) Shares owned by the Company, including Shares held in treasury by the Company, and in each case not held on behalf of third parties, (iii) Shares owned by any direct or indirect wholly owned Subsidiary of the Company and (iv) Shares owned by Dissenting Stockholders (the Shares referred to in the foregoing clauses (i), (ii), (iii) and (iv), collectively, the "Cancelled Shares")) shall be converted automatically into and shall thereafter represent the right to receive $23.85 per share in cash, without interest (the "Per Share Merger Consideration"). At the Effective Time, all of the Shares that have been converted into a right to receive the Per Share Merger Consideration as provided in this Section 3.1(a) shall no longer be outstanding, shall be cancelled and extinguished automatically and shall cease to exist, and each former holder of Shares that were outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares, except for the right to receive the Per Share Merger Consideration to be paid in consideration therefor in accordance with this Article III.

          (b)    Cancellation of Cancelled Shares.     At the Effective Time, each Cancelled Share shall cease to be outstanding, be cancelled without any conversion thereof or payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have under Section 3.4(g).

          (c)    Capital Stock of Merger Sub.     Each share of common stock, par value $0.01 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        3.2    Treatment of Company Equity Awards.

          (a)    Treatment of Company Options.     At the Effective Time, each option to purchase shares of Common Stock issued under a Company Equity Plan (a "Company Option") that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested and without any required action on the part of any Party, the holder of any such Company Option or any other Person, will be cancelled and converted at the Effective Time into the right to receive (without interest) at or as promptly as practicable following the Effective Time a cash payment, if any, with respect thereto equal to the product of (i) the number of shares of Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price under such Company Option immediately prior to the Effective Time (the "Option Consideration"). Payment of the Option Consideration shall be net of any applicable Taxes required to be withheld with respect to such payment (as provided in Section 3.4(f)). As of the Effective Time, all Company Options (whether vested or unvested) shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company Option shall cease to have any rights with respect thereto, except the right to receive the Option Consideration, if any. For the avoidance of doubt, each Company Option that is outstanding and unexercised as of the Effective Time with a per share exercise price that is equal to or greater than the Per Share Merger Consideration will, as of the Effective Time, be cancelled without the payment of any consideration therefor.

          (b)    Treatment of Vested Restricted Stock Units.     Immediately prior to the Effective Time, (i) each outstanding Restricted Stock Unit that is (A) held by a non-employee director, whether vested or unvested, (B) vested in accordance with the terms of the applicable Company Equity Plan and award agreement evidencing such Restricted Stock Unit as of immediately prior to the Effective Time and for which Shares have not yet been issued, or (C) is subject to accelerated vesting solely as a result of the completion of the Merger in accordance with the terms thereof and (ii) with respect to each vesting tranche of all Restricted Stock Units grants that are outstanding as of the date of this Agreement and that are not covered by clause (i) of this Section 3.2(b), fifty percent (50%) of the total number of such Restricted Stock Units subject to such vesting tranche (the Restricted Stock Units described in clauses (i) and (ii), each, a "Vested Restricted Stock Unit"), shall, automatically and without any required action on the part of any Party, the holder of any such Vested Restricted Stock Unit or any other Person, be cancelled and shall only entitle the holder of such Vested Restricted Stock Unit to receive (without interest), at or as promptly as practicable following the Effective Time, an amount in cash equal to the product of (x) the total number of Shares subject to such Vested Restricted Stock Unit immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration (the "RSU Consideration"). Payment of RSU Consideration shall be net of any applicable Taxes required to be withheld with respect to such payment (as provided in Section 3.4(f)). As of the Effective Time, all Vested Restricted Stock Units shall no longer be outstanding and shall automatically cease to exist, and each holder of a Vested Restricted Stock Unit shall cease to have any rights with respect thereto, except the right to receive the RSU Consideration in respect thereof in accordance with the terms of this Section 3.2(b).

          (c)    Treatment of Unvested Restricted Stock Units.     Immediately prior to the Effective Time, each outstanding Restricted Stock Unit that is not a Vested Restricted Stock Unit (each, an "Unvested Restricted Stock Unit") shall, automatically and without any required action on the part of any Party, the holder of any such Unvested Restricted Stock Unit or any other Person, be cancelled and shall only entitle the holder of such Unvested Restricted Stock Unit to receive the RSU Consideration, which RSU Consideration will vest and be payable by the Surviving Corporation, subject to the applicable holder's continued employment through such applicable vesting date, without any interest for the period from the Effective Time until such date, on the applicable vesting date for such Unvested Restricted Stock Unit (such applicable vesting date, the "Restricted Stock Unit Payment Date"); provided, that if the employment of a holder of Unvested Restricted Stock Units is, following the Effective Time but prior to the applicable Restricted Stock Unit Payment Date, terminated for any reason other than (i) by Parent or any of its Affiliates (including the Surviving Corporation) for Cause or (ii) by such holder without Good Reason, then the payment of the RSU Consideration shall be accelerated to the first payroll date after the date of such termination. For purposes of this Section 3.2(d), the term "applicable vesting date" means the date that the applicable Unvested Restricted Stock Unit otherwise would have vested in accordance with its terms. Payment of RSU Consideration shall be made on the applicable Restricted Stock Unit Payment Date net of any applicable Taxes required to be withheld with respect to such payment. As of the Effective Time, all Unvested Restricted Stock Units shall no longer be outstanding and shall automatically cease to exist, and each holder of an Unvested Restricted Stock Unit shall cease to have any rights with respect thereto, except the right to receive the RSU Consideration in respect thereof in accordance with the terms of this Section 3.2(d).

          (d)    Treatment of PSUs.     Immediately prior to the Effective Time, each outstanding PSU shall automatically and without any required action on the part of any Party, the holder of any such PSU or any other Person, shall be cancelled and shall only entitle the holder of such PSU to receive (without interest) an amount in cash equal to the product of (i) (x) for each outstanding PSU other than the 2019 LTIP PSUs, the maximum number of Shares subject to such PSU immediately prior to the Effective Time, and (y) for each 2019 LTIP PSU, that number of PSUs as is calculated by assuming that the applicable performance goals for such 2019 LTIP PSU are achieved at 150% of target and then adjusting such number based on the Company's total shareholder return as measured immediately prior to the Effective Time in accordance with the terms of the 2019 LTIP PSUs, in each case, multiplied by (ii) the Per Share Merger Consideration (the "PSU Consideration"), which PSU Consideration will vest and be payable by the Surviving Corporation, subject to the applicable holder's continued employment through such applicable vesting date, without any interest for the period from the Effective Time until such date, on the applicable vesting date for such PSU (with respect to each PSU, such applicable vesting date, the "PSU Payment Date"); provided, that if the employment of a holder of PSUs is, following the Effective Time but prior to the applicable PSU Payment Date, terminated for any reason other than (x) by Parent or any of its Affiliates (including the Surviving Corporation) for Cause or (y) by such holder without Good Reason, then the payment of the PSU Consideration shall be accelerated to the first payroll date after the date of such termination. For purposes of this Section 3.2(d), the term "applicable vesting date" means the date that the applicable PSU otherwise would have vested in accordance with its terms (i.e., the first date on which the service vesting requirement is satisfied with respect to such PSU). Payment of PSU Consideration shall be made on the PSU Payment Date net of any applicable Taxes required to be withheld with respect to such payment. As of the Effective Time, all PSUs shall no longer be outstanding and shall automatically cease to exist, and each holder of a PSU shall cease to have any rights with respect thereto, except the right to receive the PSU Consideration in respect thereof in accordance with the terms of this Section 3.2(e).

          (e)    Treatment of Company ESPP.     With respect to the Company ESPP, the Company will take all actions reasonably necessary to provide that:

              (i)  participation in the Company ESPP following the date of this Agreement will be limited to those Company Employees who participate in the Company ESPP as of the date of this Agreement;

             (ii)  except to the extent necessary to maintain the status of the Company ESPP as an "employee stock purchase plan" within the meaning of Section 423 of the Code and the Treasury Regulations thereunder, participants may not increase their payroll deductions or purchase elections from those in effect on the date of this Agreement;

            (iii)  no new offering periods under the Company ESPP will commence during the Interim Period;

            (iv)  on a date determined by the Company Board that is no later than three (3) Business Days prior to the Effective Time, any outstanding "Offering Period" (as defined in the Company ESPP) that is in progress on such date shall terminate and be the final Offering Period under the Company ESPP;

             (v)  the accumulated payroll deductions of each participant under the Company ESPP will be used to purchase shares of Common Stock in accordance with the terms of the Company ESPP on the earlier of (A) the scheduled purchase date for the final Offering Period and (B) the date that is not less than three (3) Business Days prior to the Effective Time (with any participant payroll contributions not applied to the purchase of such shares returned to the participant) (the "Final Purchase Date");

            (vi)  the Company ESPP shall terminate as of immediately prior to the Effective Time; and

           (vii)  any shares of Common Stock acquired under the Company ESPP prior to or on the Final Purchase Date will be treated as outstanding Shares for purposes of Section 3.1.

          (f)    Corporate Actions.     At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and use reasonable best efforts to take any actions which are reasonably necessary to effectuate the provisions of this Section 3.2.

          (g)    Deposit.    At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate amount of the Option Consideration and the RSU Consideration for the Vested Restricted Stock (in each case, after giving effect to any required Tax withholdings as provided in Section 3.4(f)). As promptly as reasonably practicable following the Closing Date, but in no event later than the Surviving Corporation's next payroll date that is at least ten (10) Business Days following the Closing Date, Parent shall cause the Company or the Surviving Corporation to pay the applicable holders of Company Options, Restricted Stock Units or PSUs that are cancelled and converted pursuant to Sections 3.2(a), 3.2(b) or 3.2(d), as applicable, all amounts required to be paid to such holders in respect of such Company Options or Vested Restricted Stock Units through the Company's or the Surviving Corporation's payroll system or payroll provider, as the case may be. Notwithstanding the foregoing, if any payment owed to a holder of Company Options and/or Restricted Stock Units and/or PSUs pursuant to Sections 3.2(a) or 3.2(b), as applicable, cannot be made through the Company's or the Surviving Corporation's payroll system or payroll provider, then Parent shall cause the Surviving Corporation to issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event later than the Surviving Corporation's next payroll date that is at least ten (10) Business Days thereafter).

        3.3    Treatment of Convertible Notes.

          (a)   In accordance with the terms of the applicable Convertible Notes Indenture, at or after the Effective Time, each holder of Convertible Notes will be entitled, subject to the terms and conditions of its applicable Convertible Notes Indenture, to:

              (i)  convert or exchange such holder's applicable Convertible Notes only into a right to receive from the Surviving Corporation an amount in cash for each $1,000 principal amount of such Convertible Notes held by such holder equal to the (i) Per Share Merger Consideration multiplied by the applicable Conversion Rate in effect on the applicable Conversion Date, in each case, for such Convertible Notes (as may be increased by any Additional Shares (as defined in the relevant Convertible Notes Indenture) pursuant to the terms and conditions of the relevant Convertible Notes Indenture);

             (ii)  require the Surviving Corporation to repurchase such holder's applicable Convertible Notes (or any portion of principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof), for cash on a date specified by the Company in accordance with the applicable Convertible Notes Indenture at the applicable Fundamental Change Repurchase Price (as defined in the relevant Convertible Notes Indenture); or

            (iii)  continue to hold such holder's Convertible Notes, which, for the avoidance of doubt, following the Closing Date shall only be convertible or exchangeable into cash as set forth in Section 3.3(a)(i) above.

          (b)   The Surviving Corporation (directly or through the Paying Agent (as defined in the relevant Convertible Notes Indenture)) shall satisfy and fulfill the relevant payment obligations to each holder of Convertible Notes described in Section 3.3(a)(i) or 3.3(a)(ii) as and when required by the terms of this Agreement and the relevant Convertible Notes Indenture (as such Convertible Notes Indenture may be supplemented in accordance with its terms and Section 6.14(b)).

        3.4    Surrender of Shares.

          (a)    Paying Agent.     Prior to the Effective Time, Parent or Merger Sub shall enter into an agreement in form and substance reasonably acceptable to the Company with a paying agent selected by Parent (which agreement and paying agent shall be subject to the Company's prior written approval, which approval shall not be unreasonably conditioned, withheld or delayed), to act as agent for the stockholders of the Company in connection with the Merger (such paying agent, the "Paying Agent") to receive payment of the aggregate Per Share Merger Consideration to which the stockholders of the Company shall become entitled pursuant to this Article III. Prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, a cash amount in U.S. dollars in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to pay the aggregate Per Share Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares) (such cash being hereinafter referred to as the "Exchange Fund") in trust for the benefit of the holders of the Shares that will be converted into the right to receive the Per Share Merger Consideration pursuant to Section 3.1(a). The Paying Agent shall invest the Exchange Fund as reasonably directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, a division of The McGraw-Hill Companies, Inc., respectively, in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1.0 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall promptly replace or restore, or cause to be replaced or restored, the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments of the aggregate Per Share Merger Consideration (including in respect of any Shares held by former Dissenting Stockholders as described in Section 3.4(g)). Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Article III shall be promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 3.4(a) shall not be used for any purpose other than as contemplated by this Section 3.4(a).

          (b)    Exchange Procedures.

            (i)    Transmittal Materials.    Promptly after the Effective Time (and in any event no later than two (2) Business Days thereafter), the Surviving Corporation shall cause the Paying

    Agent to mail or otherwise provide to each former holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares, if any ("Certificates"), and each former holder of record of Shares held in book-entry form, if any ("Book-Entry Shares"), (in each case, other than holders of Cancelled Shares) (A) transmittal materials, including a letter of transmittal in customary form as mutually agreed by Parent and the Company prior to the Closing, specifying that delivery shall be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent or, with respect to Book-Entry Shares, only upon delivery of an "agent's message" regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), such transmittal materials to be in such form and have such other provisions as Parent and the Company may mutually agree prior to the Closing and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Per Share Merger Consideration.

            (ii)    Certificates.    Upon surrender of one or more Certificates to the Paying Agent, in accordance with the terms of such transmittal materials and instructions as contemplated in Section 3.4(b)(i), the holder of record of such Certificate(s) shall be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in U.S. dollars in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 3.4(f)) equal to the product of (A) the number of Shares represented by such Certificate(s) multiplied by (B) the Per Share Merger Consideration, and the Certificate(s) so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

            (iii)    Book-Entry Shares.    Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Certificate to the Paying Agent or the Surviving Corporation in order to receive the Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger. In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares) shall upon receipt by the Paying Agent of an "agent's message" in customary form (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Shares upon receipt by the Paying Agent of such "agent's message" or such other evidence, if any, as the Paying Agent may reasonably request) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in U.S. dollars in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 3.4(f)) equal to the product of (A) the number of Shares represented by such Book-Entry Shares multiplied by (B) the Per Share Merger Consideration, and the Book-Entry Shares so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares.

            (iv)    Unrecorded Transfers; Other Payments.    In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates or Book-Entry Shares, as applicable, is registered, a check for any cash to be exchanged upon due surrender of the Certificates or Book-Entry Shares, as applicable, may be issued to such transferee or other Person if the Certificates or Book-Entry Shares, as applicable, formerly representing such Shares is properly presented to the Paying Agent accompanied by all reasonable documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.

             (v)  Until surrendered as contemplated by this Section 3.4(b), each Certificate and Book-Entry Share (other than Cancelled Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share Merger Consideration as contemplated by this Article III. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Per Share Merger Consideration.

          (c)    Termination of Exchange Fund.     Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Shares for 12 months after the Effective Time shall be delivered to the Surviving Corporation upon demand. Any holder of Certificates or Book-Entry Shares (other than Cancelled Shares) who has not theretofore complied with this Article III (including the terms of the transmittal materials) shall thereafter be entitled to look to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 3.4(f)) upon delivery of evidence of Certificates or Book-Entry Shares reasonably acceptable to the Surviving Corporation, without any interest thereon in accordance with the provisions set forth in Section 3.4(b), and Parent shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of such holder's claim for the Per Share Merger Consideration payable upon due surrender of its Certificates or Book-Entry Shares. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by such holders immediately prior to such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims of interest of any Person previously entitled thereto.

          (d)    Transfers.    From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any evidence of a Certificate or Book-Entry Share is presented, and acceptable, to the Surviving Corporation, Parent or the Paying Agent for transfer, subject to compliance with the procedures set forth in this Article III, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article III. The Per Share Merger Consideration paid upon the surrender of Certificates or receipt by the Paying Agent of an "agent's message" in the case of Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares, as applicable.

          (e)    Lost Certificates.     In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 3.4(f)) equal to the amount the holder of such Certificate is entitled as set forth in Section 3.4(b)(ii).

          (f)    Withholding Rights.     Each of the Paying Agent, Parent, the Company and the Surviving Corporation shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by the Paying Agent, Parent, the Company or the Surviving Corporation, as the case may be, such deducted or withheld amounts (i) shall be remitted by the Paying Agent, Parent, the Company or the Surviving Corporation, as applicable, to the applicable Governmental Authority and (ii) shall be treated for all purposes of this Agreement as having been paid to the recipient in respect of which such deduction and withholding was made by the Paying Agent, Parent, the Company or the Surviving Corporation, as the case may be.

          (g)    Appraisal Rights.     No stockholder of the Company who has perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (each, a "Dissenting Stockholder") shall be entitled to receive the Per Share Merger Consideration with respect to the Shares owned by such Person unless and until such Person shall have effectively withdrawn or lost (through failure to perfect or otherwise) such Person's right to appraisal under the DGCL. Each such Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Shares owned by such Dissenting Stockholder. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments served pursuant to applicable Law that are received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands, waive any failure to timely deliver a written demand for appraisal under the DGCL, approve any withdrawal of any such demands or propose or agree to do any of the foregoing. If any Dissenting Stockholder effectively withdraws or loses (through failure to perfect or otherwise) such stockholder's right to obtain payment for the fair value of such stockholder's Shares under the Section 262 of the DGCL, then, as of the later of the Effective Time and the time of the occurrence of such effective withdrawal or loss, such stockholder shall no longer be a Dissenting Stockholder and such Dissenting Stockholder's Shares shall be treated as if they had, as of the Effective Time, been converted into the right to receive the Per Share Merger Consideration, without interest, as set forth in Section 3.1(a).

        3.5    Adjustments.    Notwithstanding anything to the contrary herein, if the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), combination, stock dividend or distribution, recapitalization, subdivision, merger, issuer tender or exchange offer, or other similar transaction, then, in any such case, the Per Share Merger Consideration shall be equitably adjusted to provide to Parent and the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 3.5 shall be construed to permit the Company, any Subsidiary of the Company or any other Person to take any such action except as permitted by the terms of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent and Merger Sub that, except (i) as disclosed in the SEC Reports filed with, or furnished to, the SEC on or after December 31, 2016 (the "Applicable Date") and prior to the date of this Agreement (excluding any disclosures set forth in the SEC Reports (A) under the captions "Risk Factors" or "Forward-Looking Statements" and (B) in any

other section relating to forward-looking statements, in each case, to the extent they are cautionary, predictive or forward-looking in nature) or (ii) as set forth on the corresponding sections of the disclosure letter delivered to Parent by the Company concurrently with entering into this Agreement (the "Company Disclosure Schedule"), it being acknowledged and agreed that disclosure of any item or matter in any section or subsection of the Company Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the application or relevance of such item or matter is reasonably apparent on its face:

        4.1    Organization, Standing and Power.

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except, in each case, where the failure to be so organized, formed, existing, qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority has not had, or would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   The Company has furnished or otherwise made available to Parent, prior to the date hereof, a correct and complete copy of the certificate of incorporation of the Company (as amended to date, the "Certificate of Incorporation") and the bylaws of the Company (as amended to date, the "Bylaws"), in each such case, as currently in effect as of the date hereof. The Certificate of Incorporation and the Bylaws are in full force and effect.

        4.2    Authorization.    The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby, subject only to the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Common Stock entitled to vote thereon at the Stockholders Meeting, or any adjournment or postponement thereof, to adopt this Agreement (the "Company Requisite Vote") and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the "Bankruptcy and Equity Exception"). The Company Board, at a duly called and held meeting, has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and the Company's stockholders, (b) approved and adopted this Agreement, (c) subject to the terms of this Agreement, resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the Merger (the "Recommendation") and (d) directed that this Agreement be submitted to the stockholders of the Company for their consideration and adoption. The only vote of the stockholders of the Company required to approve this Agreement and the transactions contemplated hereby is the Company Requisite Vote.

        4.3    No Conflicts; Governmental Approvals.

          (a)   The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby do not and will not

  (i) breach or violate the Certificate of Incorporation or Bylaws, (ii) assuming that all consents, approvals and authorizations contemplated by Section 4.3(b) have been obtained, all filings described in Section 4.3(b) have been made and the Company Requisite Vote has been obtained, conflict with, breach or violate any Law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties or assets are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the assets of the Company pursuant to, any Material Contract, except, in the case of the foregoing clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, in each case, other than as may arise in connection with facts and circumstances particular to Parent and its Affiliates.

          (b)   The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for (i) compliance with the applicable requirements of the Exchange Act (including the filing of the Proxy Statement), and state securities, takeover and "blue sky" laws, (ii) the filing of a premerger notification and report form by the Company under the HSR Act and similar requirements in non-U.S. countries under applicable Antitrust Laws, (iii) the filing of a joint voluntary notification to CFIUS pursuant to the DPA by Parent, Merger Sub and the Company, (iv) compliance with the applicable requirements of NASDAQ, (v) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to (A) prevent or materially delay the consummation of the transactions contemplated by this Agreement by the Company and (B) have, individually or in the aggregate, a Material Adverse Effect.

        4.4    Capitalization.

          (a)   The authorized capital stock of the Company consists of (x) 650,000,000 shares of Common Stock and (y) 5,000,000 shares of Preferred Stock. As of the close of business on May 30, 2019 (the "Capitalization Date"):

              (i)  no shares of Preferred Stock were issued and outstanding;

             (ii)  365,933,848 shares of Common Stock were issued and outstanding (excluding shares of Common Stock described in Section 4.4(a)(iii) and Section 4.4(a)(iv) below);

            (iii)  172,537,221 shares of Common Stock were held by the Company in its treasury;

            (iv)  no shares of Common Stock were held by Subsidiaries of the Company;

             (v)  1,919,900 shares of Common Stock were subject to outstanding Company Options;

            (vi)  11,278,926 shares of Common Stock were underlying outstanding Restricted Stock Units;

           (vii)  up to a maximum of 3,779,139 shares of Common Stock were underlying outstanding PSUs (calculated based on deemed maximum level performance achievement);

          (viii)  26,038,237 shares of Common Stock were reserved and available for issuance (or subject to issuance commitments) pursuant to the Company Equity Plans (excluding shares of Common Stock described in Sections 4.4(a)(v), 4.4(a)(vi) and 4.4(a)(vii));

            (ix)  up to a maximum of 1,300,000 shares of Common Stock were subject to outstanding purchase rights under the Company ESPP; and

             (x)  (A) 2,462,312 shares of Common Stock were subject to or otherwise deliverable in connection with the outstanding 2020 Notes, (B) 21,314,445 shares of Common Stock were subject to or otherwise deliverable in connection with the outstanding 2022 Notes and (C) 7,006,485 shares of Common Stock were subject to or otherwise deliverable in connection with the outstanding 2023 Notes, in each case of clauses (A), (B) and (C), assuming that all of the outstanding Convertible Notes are exchanged or converted into shares of Common Stock.

          (b)   From the close of business on the Capitalization Date until the date of this Agreement, no Company Equity Awards have been granted and no other Company Securities have been granted or issued, except (i) for shares of Common Stock issued pursuant to the vesting and settlement of Restricted Stock Units or PSUs, in each case, outstanding as of the Capitalization Date and in accordance with their terms and the terms of the relevant Company Plan or other written agreement, (ii) resulting from the exercise of Company Options or the exercise of purchase rights under the Company ESPP, in each case, outstanding as of the Capitalization Date and in accordance with their terms or (iii) resulting from the conversion, redemption or exchange of the Convertible Notes outstanding as of the Capitalization Date and in accordance with their terms. As of the date of this Agreement, except as described in Section 4.4(a) and for any changes described in the immediately preceding sentence, (A) there are not outstanding or authorized any (1) shares of capital stock, other equity interests or other voting securities of the Company, (2) securities of the Company or any Subsidiary of the Company convertible into, exercisable for or exchangeable for, or the value of which is based upon the value of, shares of capital stock, other equity interests or voting securities of the Company, (3) shares of restricted stock, restricted stock units, options, warrants, calls, phantom stock, stock appreciation rights or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any Subsidiary of the Company to issue or sell, any capital stock, other equity interests, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or other equity interest or voting securities of the Company or (4) securities or rights issued by the Company or any of its Subsidiaries, in each case, that are derivative of, or provide economic benefit based on the value of, any capital stock, other equity interest or other voting securities of the Company (each of clauses (1) through (4), collectively, "Company Securities") and (B) there are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Securities or to issue, deliver or sell, or cause to be issued delivered or sold, any Company Securities.

          (c)   All outstanding Shares, and all Shares reserved for issuance or subject to issuance commitments as noted in Section 4.4(a) or the Company Disclosure Letter, when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of pre-emptive rights. Except for the Convertible Notes, the Company Equity Awards, neither the Company nor any Company Subsidiary have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no voting trusts or other Contracts to which the Company or any Subsidiary of the Company is party with respect to the voting of any shares of Common Stock, other equity interest or other voting security in the Company or any Subsidiary of the Company.

          (d)   The per share exercise price for each currently outstanding Company Option is equal to or greater than the per share fair market value of the underlying shares of Common Stock on the applicable grant date as determined in accordance with the applicable Company Equity Plan. Each Company Equity Award was granted under one of the Company Equity Plans.

          (e)   Section 4.4(e) of the Company Disclosure Schedule sets forth as of the Capitalization Date a complete and accurate list of each outstanding Company Equity Award granted under any of the Company Equity Plans and: (i) the number of shares of Common Stock subject to such outstanding Company Equity Award, (ii) if applicable, the exercise price, purchase price, or similar pricing of such Company Equity Award, (iii) the date on which such Company Equity Award was granted or issued, (iv) any applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof and (v) with respect to Company Options, the date on which such Company Option expires.

          (f)    Each of the outstanding shares of capital stock of each of the Company's Subsidiaries that is a corporation is duly authorized, validly issued, fully paid and non-assessable, and all such shares owned by the Company or a Subsidiary of the Company are owned free and clear of all Liens, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except where any such failure to own any such shares free and clear has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (g)   No Subsidiary of the Company owns any shares of capital stock or other equity securities of the Company.

        4.5    Subsidiaries.    The Company or one of its wholly-owned Subsidiaries owns 100% of the outstanding equity of each Subsidiary of the Company. Each of the Company's Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case where the failure to be so organized, formed, existing, qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, has not had, or would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries owns any material equity interest in, any Person (other than Subsidiaries of the Company) or has contractually agreed or committed to provide a material amount of funds (other than ordinary course accounts payable) to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Person (other than Subsidiaries of the Company).

        4.6    SEC Filings; Financial Statements; Undisclosed Liabilities.

          (a)   The Company has filed or furnished all forms, reports and other documents required to be filed by it with, or furnished to, the U.S. Securities and Exchange Commission (the "SEC") since the Applicable Date (such documents filed or furnished since the Applicable Date and those filed or furnished by the Company with the SEC subsequent to the date of this Agreement, if any, including any amendments or supplements thereof, the "SEC Reports"). At the time it was filed or furnished (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each SEC Report (i) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, the Sarbanes-Oxley Act of 2002 ("SOX") and the applicable rules and regulations promulgated thereunder and (ii) did not, at the time it was filed or furnished (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such filing) or, with respect to SEC Reports filed or furnished after the date of this Agreement, will not, subject to the last sentence of Section 4.18, contain any untrue statement of a material fact, or omit to state a material fact, required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b)   The Company is and, since the Applicable Date, has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

          (c)   Each of the consolidated financial statements contained in the SEC Reports filed with the SEC (i) complied as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis with the Company's past practices throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments and any other adjustments described therein).

          (d)   Neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be disclosed on a balance sheet, except (i) as and to the extent set forth in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of March 31, 2019, including the notes thereto (the "Most Recent Company Balance Sheet") and (ii) for liabilities and obligations (A) incurred since March 31, 2019 in the ordinary course of business consistent with past practice, (B) in the form of executory obligations under any Contract entered into by the Company since March 31, 2019 in the ordinary course of business consistent with past practice, (C) incurred in connection with the preparation and negotiation of this Agreement or pursuant to this Agreement or in connection with the transactions contemplated hereby, (D) which have been discharged or paid in full prior to the date of this Agreement or (E) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (e)   Each of the principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the SEC Reports filed with the SEC, and prior to the date of this Agreement, neither the Company nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing such certifications. For purposes of this Section 4.6(e), "principal executive officer" and "principal financial officer" have the meanings given to such terms in SOX.

          (f)    The Company maintains a system of internal controls over financial reporting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (iii) access to assets that could have a material effect on the Company's financial statements is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (g)   The Company has in place "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information (both financial and non-financial) that is required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure. Since the Applicable Date, the Company has disclosed to the Company's auditors and the audit committee of the Company Board (i) any "significant deficiencies" and "material weaknesses" in its internal controls over financial reporting, and (ii) any fraud or allegation of fraud that involves management or other employees who have a significant role in its internal control over financial reporting. Since the Applicable Date, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company and its Subsidiaries, or their respective internal accounting controls, or any related material allegation regarding management or other employees who have a significant role in the Company's internal control over financial reporting.

          (h)   As of the date of this Agreement, (i) there are no outstanding unresolved comments with respect to the Company or the SEC Reports filed with the SEC noted in comment letters or, to the Knowledge of the Company, other correspondence received by the Company or its attorneys from the SEC and (ii) to the Knowledge of the Company, there are no pending or outstanding (A) formal or informal investigations of the Company by the SEC or (B) inspection of an audit of the Company's financial statements by the Public Company Accounting Oversight Board.

          (i)    The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K of the SEC, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company's code of ethics with respect to any such persons, as required by Section 406(b) of SOX.

        4.7    Compliance With Laws; Permits.

          (a)   Each of the Company and its Subsidiaries are in possession of all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Authority necessary for each of the Company or such Subsidiary to own, lease and operate its properties or to carry on its business as it is being conducted as of the date of this Agreement (the "Permits"), except where the failure to hold or to comply with, or the suspension or cancellation of, or failure to be valid or to be in full force and effect of, any of the Permits, has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is in conflict with, default under or violation of, any Law applicable to the Company or any such Subsidiary of the Company or by which any property or asset of the Company or any such Subsidiary of the Company is bound or affected, except for any conflicts, defaults or violations as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   Since December 31, 2016, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any Representative of the Company or any of its Subsidiaries has, directly or, knowingly, indirectly, taken any action which would cause them to be in violation of: (i) the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or any rules or regulations thereunder; and (ii) any other applicable anticorruption and/or anti-bribery laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any governmental authority of any jurisdiction applicable to the Company or its Subsidiaries (whether by virtue of jurisdiction or organization or conduct of business) (collectively, the "Anti-Corruption Laws").

          (c)   Since December 31, 2016, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any Representatives of the Company or any of its Subsidiaries, has, directly or, knowingly, indirectly, offered, paid, promised to pay, or authorized a payment, of any money or other thing of value (including any fee, gift, commission payment, discount, travel expense, or entertainment) to any of the following persons for the purpose of influencing any act or decision of such person in his official capacity, inducing such person to do or omit to do any act in violation of the lawful duty of such official, securing any improper advantage, or inducing such person to use his influence with a non-U.S. government or instrumentality thereof to affect or to influence any act or decision of such government or instrumentality, in order to assist the Company in obtaining or retaining business for or with, or directing the business to, any Person: (i) any person who is an agent, representative, official, officer, director, or employee of any non-U.S. government or any department, agency, or instrumentality thereof (including officers, directors, and employees of state-owned, operated or controlled entities) or of a public international organization; (ii) any person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, or public international organization; (iii) any political party or official thereof; (iv) any candidate for political or political party office (such recipients in clauses (i), (ii), (iii) and (iv), collectively, "Government Officials"); or (v) any other individual or entity while having actual knowledge that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any Government Official.

          (d)   Since December 31, 2016, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any Representatives of the Company or any of its Subsidiaries (i) has been, nor is, a Sanctioned Person; (ii) has entered into any agreement, transaction, dealing or relationship with or for the benefit of any Sanctioned Person (or involving any property thereof) or involving any Sanctioned Territory, except as permitted under applicable Sanctions; (iii) otherwise violated or been subject to penalties under applicable Sanctions; nor (iv) has violated applicable Ex-Im Laws.

          (e)   There are no current, pending, or, to the Knowledge of the Company, threatened charges, proceedings, investigations, audits, or complaints against the Company or any of its Subsidiaries or, to the Knowledge of the Company, any Representative of the Company or any of its Subsidiaries with respect to any Anti-Corruption Laws, Sanctions, Ex-Im Laws or any applicable anti-money laundering or anti-terrorist funding law or regulation of any country, except, in each case, as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (f)    Notwithstanding anything contained in this Section 4.7, no representation or warranty will be deemed to be made in this Section 4.7 in respect of the matters referenced in Section 4.6 or in respect of environmental, Tax, employee benefits or labor matters.

        4.8    Material Contracts.

          (a)   Section 4.8(a) of the Company Disclosure Schedule lists the following respective Contracts (other than any Company Plan or Company Equity Plan) in effect as of the date hereof (which shall be deemed to include all then-current material amendments, modifications and supplements whether or not specifically referenced thereon, provided that such material amendments, modifications and supplements were made available to Parent prior to the date of this Agreement) to which the Company or any of its Subsidiaries is a party (provided, however, that Section 4.8(a) of the Company Disclosure Schedule will be deemed to include, without requirement of listing, any "material contract" (as such term is used in Item 601(b)(10) of Regulation S-K of the SEC) that is filed as an exhibit to any of the SEC Reports filed with the SEC prior to the date of this Agreement, other than any Company Plan or Company Equity Plan), such Contracts as are required to be set forth in Section 4.8(a) of the Company Disclosure Schedule, together with the Real Property Leases and any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) collectively being, the "Material Contracts":

              (i)  all Contracts (excluding purchase orders issued in the ordinary course of business) under which the Company or any of its Subsidiaries was obligated to make purchases in excess of $20,000,000 during the 12-month period ended March 31, 2019;

             (ii)  all Contracts (excluding purchase orders issued in the ordinary course of business) involving a customer or a distributor and that required payments to, or receipts by, the Company or any of its Subsidiaries in excess of $20,000,000 during the 12-month period ended March 31, 2019;

            (iii)  all material Contracts to which any Governmental Authority is a party or any material subcontract (at any tier) that to the Knowledge of the Company is for the purpose of fulfilling a contract or order from a Governmental Authority as the ultimate customer;

            (iv)  all Contracts that (A) materially limit or purport to materially limit the ability of the Company or any of its Subsidiaries, and, which upon the consummation of the Merger would materially limit or purport to materially limit the ability of Parent or any Subsidiary of Parent, to compete with any Person, in any line of business or sell, supply or distribute any product or service, in each case, in any geographic area, during any period of time or (B) subject the Company or any of its Subsidiaries and, which upon the consummation of the Merger would subject the Parent or any of its Subsidiaries, to any material "most-favored nation" pricing right, exclusivity or similar obligation;

             (v)  any Contract providing for the disposition or acquisition by the Company or any of its Subsidiaries directly or indirectly (by merger, license or otherwise) of assets or equity ownership interests for consideration in excess of $35,000,000 (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or containing other material "earn-out" provisions or other material contingent payment obligations;

            (vi)  any mortgages, indentures, guarantees, loans, credit agreements, security agreements or other Contracts in excess of $50,000,000 relating to indebtedness, other than (A) accounts receivables and payables and (B) loans to or guarantees for direct or indirect wholly owned Subsidiaries of the Company, in each case, in the ordinary course of business consistent with past practice;

           (vii)  all Contracts establishing or otherwise providing for revenue or profit-sharing joint ventures (whether in partnership, limited liability company or other organizational form) that resulted in revenues for the Company or any of its Subsidiaries in excess of $10,000,000 during the 12-month period ended March 31, 2019;

          (viii)  all Contracts (excluding licenses for commercially available computer components or software that is generally available on nondiscriminatory pricing terms) under which the Company or any of its Subsidiaries is granted any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any Patents) with respect to any Intellectual Property of a third party (including any that is embodied in or necessary for the use of any Company Product as of the date of this Agreement) and which Contract is (i) material to the Company and its Subsidiaries, taken as a whole or (ii) includes any exclusive license or other similar exclusive right;

            (ix)  all Contracts (excluding non-exclusive licenses relating to sales of Company Products in the ordinary course of business or licenses for commercially available computer components or software that is generally available on nondiscriminatory pricing terms) under which the Company or any of its Subsidiaries has granted to a third party any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any Patents) with respect to any Intellectual Property of the Company or any of its Subsidiaries and which Contract (i) is material to the Company and its Subsidiaries, taken as a whole or (ii) includes any exclusive license or other similar exclusive right;

             (x)  all Contracts that are not included in the foregoing Sections 4.8(a)(viii) or 4.8(a)(ix) (or in the exclusions identified in such clauses) that restrict the Company's or any of its Subsidiaries' rights with respect to Intellectual Property in a manner that is material to the Company and its Subsidiaries, taken as a whole;

            (xi)  all Contracts entered into since December 31, 2016, in connection with the settlement or other resolution of any legal action that has any material continuing obligation, liability or restriction on the part of or which operates against the Company or any of its Subsidiaries; and

           (xii)  all Contracts that are not included in the foregoing Sections 4.8(a)(i) or 4.8(a)(ii) (or in the exclusions identified in such clauses) under which the Company and its Subsidiaries are obligated to make or receive payments in excess of $25,000,000 in the aggregate in fiscal year 2019.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Material Contract is a legal, valid and binding agreement, to the Knowledge of the Company, and is in full force and effect and enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception), (ii) the Company or its applicable Subsidiary, as the case may be, is not in default under any Material Contract, has not committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the Material Contract and (iii) to the Knowledge of the Company, no other party is in breach or violation of, or default under, any Material Contract. As of the date of this Agreement, the Company has made available to Parent true and complete copies of all Material Contracts, including any material amendments, modifications and supplements thereto to the extent available in the Company's and its Subsidiaries' books and records.

        4.9    Absence of Certain Changes.

          (a)   Since the date of the Most Recent Company Balance Sheet through the date of this Agreement, the Company and its Subsidiaries have conducted their businesses, in all material respects, in the ordinary course consistent with past practice (except as contemplated or permitted by this Agreement). Since the date of the Most Recent Company Balance Sheet through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement without Parent's prior written consent, would constitute a breach of the covenants set for in clauses (i), (v), (x) or (xii) of Section 6.1(b).

          (b)   Since the date of the Most Recent Company Balance Sheet, there has not been any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        4.10    Legal Proceedings.     As of the date of this Agreement, there is (a) no Action pending and (b) to the Knowledge of the Company, (i) no inquiry, audit or investigation by any Governmental Authority pending and (ii) no Action threatened in writing against the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries that, in the case of either clause (a) or clause (b), has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, none of the Company, any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is subject to any continuing Order, settlement agreement or similar written agreement with any Governmental Authority, or any Order, determination or award of any Governmental Authority, in each case that contains ongoing obligations that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        4.11    Employee Benefit Matters.

          (a)   Section 4.11(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each material "employee benefit plan" (within the meaning of Section 3(3) of ERISA), and each other material employee benefit plan, policy, program, or arrangement providing compensation or benefits, including bonus plans, employment, severance, fringe benefits, change in control, incentive equity or equity-based compensation, or deferred compensation arrangements, in each case, contributed to, sponsored or maintained by the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries has an obligation to contribute or any current or contingent liability or obligation, other than a plan, policy, program, or arrangement which is required to be maintained by applicable Law, as of the date of this Agreement for the benefit of any current, former or retired employee of the Company or any of its Subsidiaries (such plans, programs, policies, agreements and arrangements, collectively "Company Plans").

          (b)   With respect to each Company Plan set forth on Section 4.11(a) of the Company Disclosure Schedule, the Company has made available to Parent a true and complete copy thereof to the extent in writing and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the IRS, (iii) the most recent summary plan description for each Company Plan for which such summary plan description is required and (iv) for the most recent year the Form 5500.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Plan has been established, funded, operated, maintained and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, and other applicable Laws, rules and regulations, (ii) with respect to each Company Plan, as of the date of this Agreement, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, and (iii) no event has occurred and, no condition exists, that has subjected, or would reasonably be expected to subject, the Company or any of its Subsidiaries to any material Tax, fine, lien, penalty or other Liability imposed by ERISA, the Code or any other applicable Law. Each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter to that effect from the IRS and, to the Knowledge of the Company, no circumstances exist which would reasonably be expected to materially adversely affect such qualification.

          (d)   No Company Plan provides for post-employment or retiree health benefits, except to the extent required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code, or similar Laws.

          (e)   No Company Plan is, and none of the Company or any of its Subsidiaries has any obligation or liability with respect to a "defined benefit plan" as defined in Section 3(35) of

  ERISA or a plan subject to Title IV of ERISA or Section 412 of the Code, a "multiemployer plan" as defined in Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Section 413(c) of the Code, or a "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA.

          (f)    Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)) could (i) accelerate the time of payment, vesting, funding or increase the amount of compensation or benefits due, to any Company Employee under any Company Plan or otherwise, except as expressly provided in Section 3.2 of this Agreement, (ii) result in any breach or violation of or default under, or limit the Company's right to amend, modify or terminate, any Company Plan or (iii) result in any payments or benefits which would not reasonably be expected to be deductible under Section 280G of the Code or which could result in the imposition of any Tax or penalty under Section 4999 of the Code.

          (g)   Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any Person for any Tax incurred by such Person under Section 409A or 4999 of the Code.

          (h)   Notwithstanding anything in this Section 4.11, no Company Plan maintained for the benefit of current or former employees or individual service provides of the Company or any of its Subsidiaries outside of the United States is a defined benefit plan or has any unfunded or underfunded liabilities except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (i)    Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 4.11 and Sections 4.9, 4.12 and 4.15 are the sole and exclusive representations and warranties of the Company with respect to the Company Plans, ERISA and employee benefits matters and no other representation or warranty of the Company contained herein shall be construed to relate to the Company Plans or ERISA (including their compliance with any applicable Law) or any other employee benefit matters.

        4.12    Labor.    Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or similar agreement with any labor organization or other representative of any Company Employees, nor is any such agreement being negotiated by the Company or any of its Subsidiaries as of the date hereof. As of the date hereof, there are no material labor strikes, material work stoppages, slowdowns, lockouts or similar material labor disputes pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with all applicable Laws respecting labor and employment, including terms and conditions of employment, immigration, workers' compensation, layoffs, compensation and benefits, wages and hours and overtime exemption classifications and (b) there are no (i) unfair labor practice charges or complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority, (ii) to the Knowledge of the Company, union organizing efforts regarding any Company Employees or (iii) liabilities or obligations under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law that remain unsatisfied. As of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened actions or proceedings against the Company or any of its Subsidiaries relating to current or former employees or labor or employment practices, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 4.12 and Section 4.9 are the sole and exclusive representations and warranties of the Company with respect to labor and employment matters and no other representation or warranty of the Company contained herein shall be construed to relate to labor and employment matters (including their compliance with any applicable Law).

        4.13    Insurance.    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all insurance policies of the Company and its Subsidiaries which are material to the Company and its Subsidiaries, taken as a whole, (a) are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and as is customary in all material respects in the industries in which the Company and its Subsidiaries operate and (b) all premiums due with respect to such material insurance policies have been paid in accordance with the terms thereof.

        4.14    Real Property.

          (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or one of its Subsidiaries owns, and has good title to, each of the tangible assets reflected as owned by the Company or the Company's Subsidiaries on the Most Recent Company Balance Sheet (except for tangible assets sold or disposed of since that date in the ordinary course of business), free of any Liens other than Permitted Liens. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all of the machinery, equipment and other tangible personal property and assets owned or used by the Company and the Company's Subsidiaries are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put.

          (b)   Section 4.14(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all material real property owned by the Company or any of its Subsidiaries (the "Owned Real Property"). The Company or any of its Subsidiaries (as the case may be) has good and marketable title to such Owned Real Property, free and clear of all Liens, except Permitted Liens. None of the Owned Real Property is subject to any leases, tenancies or occupancies other than that of the Company or the Company's Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all of the buildings, fixtures and other improvements located on the Owned Real Property are reasonably adequate and suitable for the purpose of conducting the Company's business as presently conducted.

          (c)   Section 4.14(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all material leases and subleases in respect of real property (which shall be deemed to include all then-current material amendments, modifications and supplements whether or not specifically referenced thereon, provided that such amendments, modifications and supplements were made available to Parent prior to the date of this Agreement) to which the Company or any of its Subsidiaries is a party, as lessee ("Real Property Leases"). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all of the fixtures and other improvements located on the premises subject to the Real Property Leases are reasonably adequate and suitable for the purpose of conducting the Company's business as presently conducted, and neither the Company nor any of its Subsidiaries is in breach or default under any Real Property Lease to which it is a party.

        4.15    Tax Matters.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

          (a)   The Company and each of its Subsidiaries (i) have timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all respects; (ii) have paid all Taxes (as defined below) required to be paid, and withheld and remitted to the appropriate Governmental Authority all Taxes required to be withheld, whether or not shown as due on such filed Tax Returns; and (iii) have no outstanding waivers of any statute of limitations with respect to Taxes or agreements to any extension of time with respect to a Tax assessment or deficiency.

          (b)   No Tax audits, examinations, investigations or other proceedings with respect to any Tax liability of the Company or any of its Subsidiaries are currently pending.

          (c)   There are no Liens on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax, other than for Taxes that are not yet due and payable or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided.

          (d)   Neither the Company nor any of its Subsidiaries has participated in any "listed transactions" within the meaning of Treasury Regulations Section 1.6011-4.

          (e)   Neither the Company nor any of its Subsidiaries (i) has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, (ii) is a party to or bound by any material Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than any other commercial agreements or contracts not primarily related to Tax or any agreement among or between only the Company and/or any of its Subsidiaries) or (iii) has been either a "distributing corporation" or a "controlled corporation" in a transaction intended to be governed (in whole or in part) by Section 355 of the Code in the two-year period ending on the date of this Agreement.

          (f)    No unresolved written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns such that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

          (g)   Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 4.15, and in Sections 4.9 and 4.11, are the sole and exclusive representations and warranties of the Company with respect to Taxes and no other representation or warranty of the Company contained herein shall be construed to relate to Taxes (including their compliance with any applicable Law).

        4.16    Intellectual Property.

          (a)   Section 4.16(a) of the Company Disclosure Schedule contains a list as of the date hereof of all material Owned Registered Intellectual Property.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the Knowledge of the Company, (A) all of the Owned Intellectual Property, including each item of Owned Registered Intellectual Property, is exclusively owned by the Company or a Subsidiary of the Company free and clear of all Liens (other than (i) Permitted Liens, (ii) Company Product Sales Agreements, (iii) outbound nonexclusive licenses entered into in the ordinary course of business, (iv) Contracts set forth on Section 4.8(a)(ix) of the Company Disclosure Schedule and (v) Immaterial Trademark Licenses) and (B) the Company and its Subsidiaries own, or have a valid right to use, all material Intellectual Property used or held for use, or that is necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each item of material Owned Registered Intellectual Property is, to the Knowledge of the Company, valid and subsisting. None of the Company or any of its Subsidiaries has received any written notice within the past two (2) years from the date of this Agreement directed to the Company or any of its Subsidiaries challenging the legality, patentability, validity, enforceability, use or ownership (excluding, for the avoidance of doubt, office actions issued by Governmental Authorities with respect to Registered Intellectual Property applications) of any

  Owned Registered Intellectual Property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (d)   To the Knowledge of the Company, (i) the operation by the Company and its Subsidiaries of their businesses is not, and was not since the Applicable Date, infringing, misappropriating or otherwise violating the Intellectual Property rights of any person and (ii) no Owned Intellectual Property is being, to the Knowledge of the Company, misappropriated, infringed or otherwise violated by any third party, in each case, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice from any person since the Applicable Date alleging the same.

          (e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries have taken commercially reasonable measures to protect the Company's or such Subsidiary's rights in the material Trade Secrets owned by the Company or such Subsidiary and other material Owned Intellectual Property, including by requiring employees, consultants and contractors who have been involved in the development of Intellectual Property for the Company or its Subsidiaries to execute confidentiality agreements and assign sole ownership of such Intellectual Property to the Company or its Subsidiaries (except where such rights arise by operation of Law and sole ownership of such Intellectual Property automatically vests in the Company or any of its Subsidiaries under applicable Law).

          (f)    To the Knowledge of the Company, no material Owned Intellectual Property was developed using any facilities or resources of universities or other academic institutions or under any Contract with any Governmental Authority, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (g)   Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries are in compliance with all applicable Laws with respect to the security of their information technology systems, and (ii) to the Knowledge of the Company, there have been no breaches, outages or violations of the same, or of any other sensitive or personal information or Trade Secrets in their possession or control.

          (h)   Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 4.16 and in Section 4.3 (No Conflicts; Governmental Approvals), Section 4.7 (Compliance With Laws; Permits), Section 4.8 (Material Contracts), Section 4.9 (Absence of Certain Changes), and Section 4.10 (Absence of Litigation) are the sole and exclusive representations and warranties of the Company with respect to Intellectual Property, and no other representation or warranty of the Company contained herein shall be construed to relate to Intellectual Property.

        4.17    Environmental Matters.

          (a)   The Company and each of its Subsidiaries is, and since December 31, 2016 has been in compliance with all applicable Environmental Laws, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries are contaminated with any Hazardous Substance above cleanup levels established by Governmental Authorities pursuant to, or so as would give rise to liability or obligation under, Environmental Laws that require remediation by the Company or any of its Subsidiaries and (ii) since

  December 31, 2016 (or earlier if unresolved), neither the Company nor any of its Subsidiaries has received any written notice, Order, letter or request for information stating that it may be in violation of or liable under any Contract, or pursuant to Environmental Law, including for any contamination by Hazardous Substances above cleanup levels established by Governmental Authorities pursuant to Environmental Laws that require remediation at any site.

          (c)   Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries possesses and is in compliance with all Permits, licenses and other authorizations required under any applicable Environmental Law for the operation of its respective businesses ("Environmental Permits"), and, as of the date hereof, no suspension or cancellation of, or declination to renew, any of the Environmental Permits is pending or, to the knowledge of the Company, threatened in writing.

          (d)   Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no claim, suit or proceeding arising under or pursuant to Environmental Laws is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. No condition exists at or on any property currently or, to the Knowledge of the Company, formerly owned or operated by the Company or any of its Subsidiaries, and there has been no release or disposal of or exposure of any Person to any Hazardous Substances, in each case that has given or would give rise to any liability or obligation under Environmental Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (e)   The Company and its Subsidiaries have furnished to Parent complete copies of all material environmental reports pertaining to their current or former business or properties, including the most recent Phase I and Phase II environmental site assessments for each of the Owned Real Property, that are in the Company's or its Subsidiaries' possession.

          (f)    Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in Sections 4.3, 4.6, 4.8, 4.9 and this Section 4.17 are the sole and exclusive representations and warranties of the Company with respect to Environmental Laws, Hazardous Substances and Environmental Permits, and no other representation or warranty of the Company contained herein shall be construed to relate to Environmental Laws, Hazardous Substances and Environmental Permits (including their compliance with any applicable Law).

        4.18    Proxy Statement.     None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the "Proxy Statement") will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading. The Proxy Statement will, at the time of the Stockholders Meeting, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding anything to the contrary, the Company makes no representation or warranty with respect to any information in the Proxy Statement, or statement made in the Proxy Statement based on information, in either case, supplied by or on behalf of Parent or Merger Sub or any of their respective Representatives which is contained or incorporated by reference in the Proxy Statement.

        4.19    Opinion of Financial Advisor.     Morgan Stanley & Co. LLC (the "Financial Advisor") has delivered to the Company Board an oral opinion (to be confirmed in writing) to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Per Share Merger Consideration to be paid to the holders of Common Stock (other than holders of the Cancelled Shares) pursuant to this Agreement is fair, from a financial point of view to such holders.

        4.20    Takeover Statutes.     Assuming the accuracy of the representations and warranties contained in Section 5.8, no "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States applicable to the Company is applicable to this Agreement or the transactions contemplated hereby, including the Merger.

        4.21    No Brokers.     Except for fees payable to the Financial Advisor or to other Persons listed on Section 4.21 of the Company Disclosure Schedule and disclosed to Parent in writing, no agent, broker, investment banker, financial advisor or finder is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its Subsidiaries.

        4.22    Affiliate Transactions.     Other than compensation payable to officers and directors and employee expense reimbursement obligations and to the extent not required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, there are no existing or proposed Contracts, transactions, indebtedness or other arrangements between the Company or any of its Subsidiaries, on the one hand, and any of the directors, officers or employees of the Company or its Subsidiaries, that are not themselves the Company or a Subsidiary of the Company, on the other hand.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

        Parent and Merger Sub each hereby represent and warrant to the Company that, except as set forth on the corresponding sections of the disclosure letter delivered to the Company by Parent and Merger Sub concurrently with entering into this Agreement (the "Parent Disclosure Schedule"), it being acknowledged and agreed that disclosure of any item or matter in any section or subsection of the Parent Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the application or relevance of such item or matter is reasonably apparent on its face:

        5.1    Organization, Standing and Power.    Each of Parent and Merger Sub is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, where the failure to be so organized, qualified or, to the extent such concept is applicable, in such good standing, or to have such power or authority, has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has furnished or otherwise made available to the Company prior to the date hereof, a complete and correct copy of the certificate of incorporation, bylaws or comparable documents of Parent and Merger Sub, each as amended to the date of this Agreement, and each as so delivered is in full force and effect.

        5.2    Authorization.    Each of Parent and Merger Sub has all requisite corporate power and authority, and has taken all corporate or other action necessary, in order to execute, deliver and perform its obligations under, this Agreement, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly approved by the Board of Directors of Merger Sub and the execution, delivery and performance of this Agreement by each of Parent and Merger Sub, the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action by the respective boards of directors or equivalent bodies of Parent and Merger Sub and, immediately following the execution of this Agreement, Parent (directly or through its Subsidiaries) will cause the sole stockholder of Merger Sub to adopt this Agreement in its capacity as sole stockholder of Merger Sub, and no other corporate proceedings or stockholder or similar action on the part of Parent or Merger Sub or any of their Affiliates are necessary to authorize, adopt or approve this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        5.3    No Conflicts; Governmental Approvals.

          (a)   The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby do not and will not (i) breach, violate or conflict with the certificate of incorporation, bylaws or other governing documents of Parent, the certificate of incorporation or bylaws of Merger Sub or the comparable governing instruments of any of their respective Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by Section 5.3(b) below have been obtained, and all filings described in Section 5.3(b) have been made, conflict with, breach or violate any Law applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of Parent or Merger Sub pursuant to, any Contracts to which Parent or Merger Sub, or any Affiliate thereof, is a party or by which Parent or Merger Sub or any of their Affiliates or its or their respective properties are bound (including any Contract to which an Affiliate of Parent or Merger Sub is a party), except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for (i) compliance with the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder and state securities, takeover and "blue sky" laws, (ii) the filing of a premerger notification and report form by Parent and Merger Sub under the HSR Act and similar requirements in non-U.S. countries under applicable Antitrust Laws, (iii) the filing of a joint voluntary notification to CFIUS pursuant to the DPA by Parent, Merger Sub and the Company, (iv) compliance with the applicable requirements of NASDAQ, (v) the signing and filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        5.4    Vote / Approval Required.     No vote or consent of the holders of any class or series of capital stock of Parent or any of its Affiliates (other than Merger Sub) is necessary to approve this Agreement or the transactions contemplated hereby, including the Merger. The adoption of this Agreement by a Subsidiary of Parent as the sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the transactions contemplated hereby, including the Merger.

        5.5    Legal Proceedings.     As of the date of this Agreement, there is (a) no Action pending and (b) to the Knowledge of the Parent, (i) no inquiry, audit or investigation by any Governmental Authority pending and (ii) no Action threatened in writing against Parent or Merger Sub or any of their respective Subsidiaries, or any property or asset of Parent or Merger Sub or any of their respective Subsidiaries that, in the case of either clause (a) or clause (b), has had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, none of Parent or Merger Sub or any of their respective Subsidiaries or any property or asset of Parent or Merger Sub or any of their respective Subsidiaries is subject to any continuing Order, settlement agreement or similar written agreement with any Governmental Authority, or any Order, determination or award of any Governmental Authority, in each case that contains ongoing obligations that have had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        5.6    Operations and Ownership of Merger Sub.     The authorized capital stock of Merger Sub consists solely of 5,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned, directly or indirectly, by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature, directly or indirectly, other than (i) as expressly contemplated herein or in any other document related to this transaction and (ii) liabilities and obligations incidental to its formation and the maintenance of its existence.

        5.7    Sufficient Funds; Financing.     Parent and Merger Sub on the Closing Date will have sufficient cash, available lines of credit or other sources of immediately available funds to make the Closing Date Payments. Each of Parent and Merger Sub agrees and affirms that is it not a condition to the Closing or to any of its obligations under this Agreement (including its obligations to consummate the transactions contemplated hereby) that Parent or Merger Sub obtain any financing for, or related to, any of the transactions contemplated by this Agreement. Parent has delivered to the Company a true, complete and correct copy of the senior facilities agreement, dated as of June 3, 2019 between, among others, Parent and Bank of America Merrill Lynch International Designated Activity Company, Credit Suisse International, J.P. Morgan Securities PLC and J.P. Morgan Europe Limited, as agent (other than Parent, the "Debt Financing Sources") (including all exhibits, schedules and annexes thereto, and any executed fee letter associated therewith redacted in a manner as described below, collectively, the "Debt Agreement"), pursuant to which the Debt Financing Sources have committed, subject only to the satisfaction of the terms and conditions set forth therein (the "Debt Financing Conditions"), to provide debt financing to Parent and Merger Sub in the aggregate amounts set forth therein (the "Financing") for the purposes of funding the Closing Date Payments. The Debt Agreement has not been amended, supplemented or modified prior to the date of this Agreement, and as of the date of this Agreement, the respective commitments contained in the Debt Agreement have not been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is pending. Except for any fee letter referred to above (a complete copy of which has been provided to the Company, with only fee amounts and the economic terms related to any market flex provisions contained therein redacted in a customary manner (provided that Parent represents and warrants that the redactions in any such fee letters do not relate to the imposition of any new conditions (or the modification or expansion of any existing Debt Financing Conditions) with respect to the Financing, any reduction in the amount of the Financing or otherwise relate to the termination or enforceability or availability of the Financing)) and customary engagement letters with respect to the Financing, there are no side letters or Contracts to which Parent or Merger Sub or any of their Affiliates is a party related to the provision, funding or investing, as applicable, of the Financing or the transactions contemplated hereby other than as expressly set forth in the Debt Agreement delivered to the Company prior to the date hereof. Parent has fully paid any and all commitment fees or other fees in connection with the Debt Agreement that are payable on or prior to the date hereof and Parent will, directly or indirectly, continue to pay in full any such amounts required to be paid as and when they become due and payable on or prior to the Closing Date. As of the date hereof, the Debt Agreement is in full force and effect and are the legal, valid, binding and enforceable obligations of Parent, and, to the knowledge of Parent, each of the other parties thereto, subject to the Bankruptcy and Equity Exception, and Parent is not aware of any fact or occurrence existing on the date hereof that would or would reasonably be expected to make any of the assumptions or any of the statements set forth in the Debt Agreement inaccurate or that would or would reasonably be expected to cause the Debt Agreement to be ineffective. There are no conditions or other contingencies related to the provision, funding or investing of the full amount of the Financing (including pursuant to any market flex provisions in the fee letter or otherwise), other than the Debt Financing Conditions as expressly set forth in the Debt Agreement delivered to the Company prior to the date hereof. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Parent or, to the knowledge of Parent, any other party thereto under the Debt Agreement, (ii) constitute a failure to satisfy a Debt Financing Condition on the part of Parent or any other party thereto under the Debt Agreement or (iii) result in any portion of the amounts to be provided, funded or invested in accordance with the Debt Agreement being unavailable on the Closing Date. As of the date hereof, Parent has no reason to believe that any of the Debt Financing Conditions to the Financing contemplated by the Debt Agreement will not be satisfied or that the full amount of the Financing will not be made available to Parent in full on the Closing Date, and, as of the date hereof, Parent is not aware of the existence of any fact or event that would or would reasonably be expected to cause such Debt Financing Conditions not to be satisfied or the full amount of the Financing not to be made available to Parent in full on the Closing Date. When funded in accordance with the Debt Agreement, the net proceeds of the Financing contemplated by the Debt Agreement, together with cash (including any Additional Financing Proceeds), available lines of credit or other sources of immediately available funds of Parent will, in the aggregate, provide funds to Parent sufficient to consummate the transactions contemplated hereby, including the making of all Closing Date Payments.

        5.8    Ownership of Shares.     None of Parent, Merger Sub or any of their respective Affiliates or Subsidiaries beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Shares or Company Securities or any other securities that are convertible into or exchangeable or exercisable for Shares, or holds any rights to acquire or vote any Shares, or any option warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that provides Parent, Merger Sub, or any of their respective Affiliates or Subsidiaries with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Shares or a value determined in whole or part with reference to, or derived in whole or part from, the value of the Shares, in any case without regard to whether (a) such derivative conveys any voting rights in such securities to such Person or such Person's Affiliates, (b) such derivative is required to be, or capable of being, settled through delivery of securities or (c) such Person or such Person's Affiliates may have entered into other transactions that hedge the economic effect of such derivative.

        5.9    Proxy Statement.     None of the information supplied or to be supplied by or on behalf of each of Parent and Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding anything to the contrary, Parent and Merger Sub make no representation or warranty with respect to any information in the Proxy Statement, or statement made in the Proxy Statement based on information, in either case, supplied by the Company or any of its Representatives which is contained or incorporated by reference in the Proxy Statement.

        5.10    Certain Arrangements.     As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates or any other Person on behalf of Parent or Merger Sub or their respective Affiliates (including any Representatives of the foregoing) has entered into any contract, commitment, agreement, instrument, obligation, arrangement, understanding or undertaking, whether written or oral, or authorized, committed or agreed to enter into any with any contract, commitment, agreement, instrument, obligation, arrangement, understanding or undertaking, whether written or oral, with any stockholder of the Company or any member of the Company's management or directors that is related to the transactions contemplated by this Agreement.

        5.11    Access to Information; Disclaimer.     Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents and other information and materials provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from the management or officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the specific representations and warranties of the Company expressly contained in Article IV and that any and all other representations and warranties (express or implied) are specifically disclaimed. Without limiting the foregoing, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives or any other Person has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives or any other Person with respect thereto.

        5.12    No Brokers.     No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, for which the Company will be liable in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

ARTICLE VI
COVENANTS

        6.1    Conduct of Business of the Company Pending the Closing.

          (a)   During the Interim Period, except (i) as set forth in Section 6.1 of the Company Disclosure Schedule, (ii) as required by applicable Law or Contract, (iii) as otherwise expressly contemplated or required by this Agreement or (iv) with the prior written consent of Parent

  (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause its Subsidiaries to: (A) conduct its and their respective businesses in the ordinary course of business in all material respects and (B) to the extent consistent with the foregoing, use commercially reasonable efforts to preserve intact in all material respects its and their present business organizations and preserve in all material respects its and their present relationships with their material customers and material suppliers; provided that for the avoidance of doubt, the Company shall not be obligated to take any action that would not be permitted by Section 6.1(b).

          (b)   During the Interim Period, except (i) as set forth in Section 6.1 of the Company Disclosure Schedule, (ii) as required by applicable Law or Contract, (iii) as otherwise expressly contemplated or required by this Agreement or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not, and shall cause its Subsidiaries not to:

              (i)  declare, set aside or pay any dividends on or make any distribution with respect to Company Securities or the outstanding shares or other equity or voting interests in any Company Subsidiary (whether in cash, assets, Company Securities or shares or other securities of the Company or any of its Subsidiaries), except (A) the declaration and payment by the Company of dividends, payable quarterly with declaration, record and payment dates consistent with past practice, at a rate not to exceed a quarterly rate of $0.11 per share of its outstanding Common Stock, and (B) dividends and distributions by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

             (ii)  split, combine, reduce or reclassify any of its capital stock or any Company Securities, except for any such transaction by a wholly owned Subsidiary of the Company that remains a wholly owned Subsidiary after consummation of such transaction;

            (iii)  except as required by the terms of any Company Plan existing and disclosed as of the date of this Agreement:

              (A)  grant or provide any retention or change in control bonus payments or benefits to any Company Employee, except (1) as required pursuant to the terms of any Company Plan existing and disclosed as of the date of this Agreement and (2) performance bonuses in the ordinary course of business consistent with past practice (including the payment of the Company's quarterly incentive plan bonuses);

              (B)  grant or provide any severance payments or benefits to any Company Employee, except as required pursuant to the terms of any Company Plan existing and disclosed as of the date of this Agreement (including, with respect to employees, severance pursuant to the Company's disclosed generally applicable severance policies existing as of the date of this Agreement or as required pursuant to applicable Law);

              (C)  increase or commit to increase the cash, benefits, equity or other compensation payable or to become payable to any Company Employee, other than, solely with respect to employees with annual base compensation of less than $300,000, increases in annual base compensation and, target incentive cash compensation in amounts that are in the ordinary course of business consistent with past practice (it being understood that (i) whether increases are considered made in the "ordinary course of business" shall take into account the geographic location in which the employee works and (ii) payment of bonuses and other incentive compensation as required pursuant to the terms of Company Plans existing and disclosed as of the date of this Agreement or in connection with any new hires as described in Section 6.1(b)(iii)(G) shall not be considered to be an increase in compensation or benefits payable);

              (D)  establish, adopt, enter into, amend or terminate any collective bargaining agreement or other Contract with any union, works council or other labor organization or voluntarily recognize any union, works council or other labor organization as the bargaining representative of any Company Employees;

              (E)  establish, adopt, enter into, terminate or amend any Company Plan (or any arrangement that would be a Company Plan if in effect on the date hereof), other than ordinary course renewals of or modifications to Company Plans that are health or welfare benefit plans in connection with an open enrollment period and in the ordinary course of business consistent with past practice;

              (F)  take any action to accelerate the vesting or payment date of any Company Equity Awards or accelerate the vesting or payment of any compensation or benefits, or the funding of any compensation or benefits, payable or to become payable under a Company Plan or otherwise (other than acceleration as required by the terms hereof);

              (G)  hire or retain any person for employment with the Company or any Subsidiary of the Company with annual base compensation in excess of $300,000 or terminate any individual with annual base compensation in excess of $300,000, other than terminations for "cause" or due to permanent disability; provided, that, the Company and any of its Subsidiaries may hire any person with annual base compensation in excess of $300,000 for employment (including by means of internal promotion) to fill any currently existing position that is vacant as of the date of this Agreement and is set forth on Section 6.1(b)(iii)(G) of the Company Disclosure Schedule;

    provided; however, that, notwithstanding the foregoing provisions of this Section 6.1(b)(iii) but without limiting any of the other exceptions contained in this Section 6.1(b)(iii), solely with respect to employees with annual compensation of less than $300,000, the Company and its Subsidiaries will be permitted to engage in compensation reviews and make adjustments to employee salary or wage rates, bonus, and employee benefits, in each case, in the ordinary course of business consistent with past practice (taking into account the geographic location in which the applicable employee works);

            (iv)  make any material change in its financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by Law, GAAP or SEC policy;

             (v)  enter into an agreement providing for the acquisition, directly or indirectly (including by merger, consolidation, or acquisition of shares or assets or any other business combination) of any corporation, partnership, other business organization or any division thereof, except for (A) transactions between the Company and a wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company, (B) purchases of equipment or inventory in the ordinary course of business or pursuant to existing Contracts that have been disclosed to Parent prior to the date of this Agreement or (C) transactions not exceeding $5,000,000 individually or $10,000,000 in the aggregate;

            (vi)  amend or otherwise change the Certificate of Incorporation or the Bylaws, or amend or otherwise change in any material respect, the certificate of incorporation or bylaws or other applicable governing instruments of any Subsidiary of the Company;

           (vii)  issue, deliver, grant, sell, pledge, dispose of or encumber, or subject to any Lien (other than Permitted Liens) any Company Securities or any shares or voting securities or other equity interests of any Subsidiaries of the Company or any securities convertible into, exchangeable for or exercisable for any Company Securities or any such shares or voting securities, or any rights, warrants or options to acquire any Company Securities or any such shares or voting securities or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units, except (i) as permitted by Section 6.1(b)(iii) or by Section 6.1(b)(ix), (ii) for issuances of shares of Common Stock in respect of (A) the exercise of purchase rights under the Company ESPP, upon exercise of Company Options, or the vesting and settlement of Restricted Stock Units and PSUs, in each case, in accordance with their respective terms, the terms of the applicable Company Plan as disclosed to Parent and the terms of this Agreement, in each case, as in effect as of the date hereof, or (B) the conversion, redemption or exchange of any Convertible Note and (iii) for transactions between the Company and a wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company;

          (viii)  directly or indirectly, purchase, redeem or otherwise acquire any Company Securities or any shares in the capital stock or any rights, warrants or options to acquire any such shares in the capital stock of any Subsidiary of the Company, except for (A) acquisitions of Company Securities (including shares of Common Stock) tendered by holders of Company Equity Awards (or withheld by the Company) in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto, (B) the acquisition by the Company of Company Equity Awards in connection with the forfeiture or cancellation of such awards, (C) any repurchases or other transactions required under the terms of the Convertible Notes or Convertible Notes Indentures (or otherwise in connection with the settlement of the Convertible Notes as provided herein), as applicable, and (D) transactions between the Company and a wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company;

            (ix)  redeem, repurchase, prepay (other than prepayments of revolving or term loans), incur, assume, guarantee or otherwise become liable for, or amend in any material respects the terms of, any indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except (A) any indebtedness among the Company and its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company (and guarantees by the Company or the Company's Subsidiaries in respect thereof), (B) borrowings in connection with or permitted by the Credit Facility or other indebtedness or guarantees incurred in the ordinary course of business pursuant to letters of credit or otherwise in an aggregate amount not to exceed $5,000,000, (C) any commodity or currency sale, swap or hedging arrangements that can be terminated on 90 days or less notice without penalty or other loss or cost and are entered into in the ordinary course of business, (D) in connection with the refinancing of any outstanding indebtedness at anticipation of its maturity and only as set forth on Section 6.1(b)(ix) of the Company Disclosure Schedule, and (E) any other indebtedness in an amount not to exceed $25,000,000 in aggregate principal amount;

             (x)  sell, lease, license, transfer, abandon, permit to lapse, exchange, swap or otherwise dispose of, or subject to any Lien (except for Permitted Liens or as permitted by Section 6.1(b)(ix)), any of its properties or assets, except for (A) sales of inventory, equipment or Company Products, or dispositions of obsolete or worthless equipment, in the ordinary course of business, (B) non-exclusive licenses of Intellectual Property in the ordinary course of business, (C) transactions between the Company and a wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company and (D) transactions with respect to properties or assets (other than (1) Intellectual Property and (2) any corporation, partnership, other business organization or any division thereof or any other business) that have a value less than $5,000,000 individually or $10,000,000 in the aggregate; provided, that the Company shall notify Parent in advance of entering into any Contract related to, or consummating, any transactions conducted pursuant to clause (D) above that have a value in excess of $2,000,000 individually;

            (xi)  settle, pay, discharge or satisfy any material Actions other than (i) Transaction Litigation as permitted by Section 6.16, (ii) the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Most Recent Company Balance Sheet as they become due or (iv) those that do not (A) impose any injunctive relief on the Company or any of its Subsidiaries and (B) involve the payment by the Company or its Subsidiaries of money greater than $5,000,000 individually or $10,000,000 in the aggregate;

           (xii)  other than in the ordinary course of business, as required by applicable Law or GAAP, (A) make any material change to any method of Tax accounting, (B) make or change any material Tax election, (C) surrender any claim for a material refund of Taxes, (D) enter into any closing agreement with respect to any material Taxes or (E) settle or compromise any material Tax liability; or

          (xiii)  (A) terminate (other than an expiration in accordance with its terms), materially modify or amend, or expressly waive any material rights or claims under, any Material Contract in a manner which is materially adverse to the Company, other than in the ordinary course of business, or (B) enter into any Contract that, if entered into prior to the date hereof, would be (1) a Material Contract of the type described in Section 4.8(a)(iv) (other than such Contracts that contain "most-favored nation" pricing rights to the extent such Contract and right are entered into in the ordinary course of business) or (2) a Material Contract (other than a Material Contract of the type addressed by the immediately preceding subclause (B)(1)), other than in the ordinary course of business;

          (xiv)  merge or consolidate the Company or any of its Subsidiaries with any other Person (other than any such merger or consolidation of a wholly owned Subsidiary of the Company with another wholly owned Subsidiary of the Company);

           (xv)  make any capital contributions or investments (including through any loans or advances) in any Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company) of more than $2,000,000 individually or $5,000,000 in the aggregate;

          (xvi)  make or authorize any payment of, or commitment for, capital expenditures in any period that would exceed the amount set forth for such period in Section 6.1(b)(xvi) of the Company Disclosure Schedule; or

         (xvii)  agree, authorize or commit to do any of the foregoing actions described in Section 6.1(b)(i) through Section 6.1(b)(xvi).

          (c)   Parent and Merger Sub acknowledge and agree that: (i) nothing contained in this Agreement shall give or be deemed to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time, (ii) prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations and (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent or Merger Sub shall be required with respect to any matter set forth in this Section 6.1 or elsewhere in this Agreement to the extent the requirement of such consent would violate any Law. The failure of the Company or any of its Subsidiaries to take any actions prohibited by this Section 6.1 shall not be a breach of this Agreement.

          (d)   Each of Parent, Merger Sub and the Company agrees that, during the Interim Period, it shall not (and shall cause each of its controlled Affiliates not to), directly or indirectly, take any action (including any action with respect to a third party) that, in either case, would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement or their respective ability to satisfy their obligations hereunder.

          (e)   Notwithstanding the foregoing provisions of this Section 6.1, any covenant of the Company to cause its Subsidiaries to take or refrain from taking any actions hereunder shall, with respect to its Subsidiaries listed on Section 6.1(e) of the Company Disclosure Schedule ("Non-Controlled Subsidiary"), be deemed to be a covenant of the Company to use reasonable best efforts to cause such Non-Controlled Subsidiary to take or refrain from taking such action, which efforts shall be limited to the exercise of management, voting, consent or similar rights available to the Company or any other Subsidiary of the Company under any existing organizational document or other Contract with respect to the ownership interest in such Non-Controlled Subsidiary.

        6.2    Access to Information.

          (a)   During the Interim Period, to the extent permitted by applicable Law and subject to Section 6.5(b), the Company shall, and shall cause each of its Subsidiaries to, afford Parent and its Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their properties, offices, books, personnel and records. Notwithstanding the foregoing, the Company shall not be required by this Section 6.2 to provide Parent or its Representatives with access to or to disclose information (i) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice, (ii) the disclosure of which would reasonably be expected to violate or conflict with any Law, including Antitrust Laws, (iii) that is subject to any attorney-client, attorney work product or other legal privilege or (iv) that would result in the disclosure of any Trade Secrets of the Company or any third parties; provided, that in the case of each of clauses (i), (iii) and (iv), to the extent reasonably requested by Parent, the Company shall use its commercially reasonable efforts to develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Parent. Parent will reasonably minimize any disruption to the businesses of the Company that may result from the requests for access, data and information hereunder. During the Interim Period, neither Parent nor Merger Sub shall have any right to perform invasive or subsurface investigations of the properties or facilities of the Company or any of its Subsidiaries without the prior written consent of the Company (which consent may be withheld for any or no reason). Parent shall indemnify, defend and hold harmless the Company and its Subsidiaries from and against all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties that may be incurred by any of them arising out of or related to the provision of the access rights described in this Section 6.2, including the use, storage or handling of any personally identifiable information relating to employees, suppliers or customers or other business relationships of the Company or its Subsidiaries.

          (b)   The Company may elect to limit, or cause any of its Subsidiaries to limit, disclosure of any information to certain Persons designated, at the request of the Company, as a "clean team" of Parent (which Persons must be acceptable to the Company), and materials provided pursuant to this Section 6.2 may be redacted (i) to remove references concerning the valuation of the Company and the Merger and other confidential information, (ii) to remove pricing information or other information deemed competitively sensitive by outside counsel to the Company, (iii) as necessary to comply with contractual arrangements and (iv) as necessary to address privilege concerns. Without limiting the terms of Section 6.5(b), Parent will hold, and will cause its Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.2 in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.

        6.3    Consents.    Each of Parent, Merger Sub and the Company shall use (and the Company shall cause its Subsidiaries to use) their respective commercially reasonable efforts to obtain all consents and approvals set forth on Section 6.3 of the Company Disclosure Schedule; provided, however, that (a) no party shall be obligated to, and the Company shall not be obligated to cause its Subsidiaries to, pay any (i) fees, costs or expenses in connection therewith (other than immaterial administrative or legal costs and expenses) or (ii) consideration to any third party from whom any such consent or approval is requested under any Contract and (b) the consent of Parent shall be required with respect to any amendment or modification to any Contract for the purposes of obtaining any such consent or approval that is adverse in any material respect to Parent, Merger Sub, the Company or any of its Subsidiaries following the Closing; provided further, that each of the parties acknowledges and agrees that obtaining any such consent or approval shall not be a condition to Closing.

        6.4    Further Action; Efforts.

          (a)   Subject to Section 6.3, without limiting any other covenant in this Agreement (including the obligations of Parent and Merger Sub set forth in this Section 6.4 and Section 6.12), each of the Company, on the one hand, and Parent and Merger Sub, on the other, agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws to (i) consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. Subject to appropriate confidentiality protections, each of the Company, on the one hand, and Parent and Merger Sub, on the other, shall furnish to the other such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

          (b)   Each Party will use its best efforts to, and, in the case of Parent, cause each of its Subsidiaries and Affiliates (collectively, the "Parent Group") to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the undertakings pursuant to this Section 6.4, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall provide or cause to be provided (including by (i) their "ultimate parent entities" as that term is defined in the HSR Act and (ii) their other Affiliates) as promptly as practicable to any applicable Governmental Authority information and documents requested by such Governmental Authority or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including (i) filing any notification and report form and related material required under the HSR Act no later than ten (10) Business Days after the date hereof, (ii) filing information and documents required under any other Antitrust Law enforced by any Governmental Authority regarding pre-acquisition notifications for the purpose of competition reviews as promptly as practicable following the date of this Agreement, and, in each case, thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act (and any other Antitrust Law enforced by any Governmental Authority regarding preacquisition notifications for the purpose of competition reviews), (iii) making a draft joint voluntary notice to CFIUS in accordance with the DPA as promptly as practicable after the date of this Agreement, (iv) making a final joint voluntary notice to CFIUS in accordance with the DPA as promptly as practicable after receipt of confirmation that CFIUS has no further comment to the draft filing, and (v) as promptly as practicable providing any information requested by CFIUS or its member agencies in connection with the CFIUS review or investigation of the transactions contemplated by this Agreement, and in any event within the timeframes set forth in the DPA as extended, if applicable. Parent shall use reasonable best efforts to cause (and shall cause its "ultimate parent entity" as that term is defined in the HSR Act to cause) the filings under the HSR Act to be considered for grant of "early termination," and make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. Neither Parent nor Merger Sub shall, on more than one occasion, "pull-and-refile" pursuant to 16 C.F.R. 803.12 any filing made under the HSR Act or take any similar action with respect to any filing made with, or notice to (including the joint voluntary notice to CFIUS), any Governmental Authority, in each case, without prior written approval from the Company.

          (c)   Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 6.4(b) to obtain all requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law or in order to obtain CFIUS Clearance (as applicable), (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) subject to applicable Law, furnish to the other Party as promptly as reasonably practicable all information reasonably required for any application or other filing to be made by the other Party pursuant to any applicable Law in connection with the transactions contemplated by this Agreement; (iii) promptly notify the other Party of any written or substantive oral communication received by such Party from, or given by such Party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ"), CFIUS or its member agencies or any other U.S. or foreign Governmental Authority and of any written or substantive oral communication received or given in connection with any proceeding by a private Party, in each case regarding any of the transactions contemplated hereby and, subject to applicable Law, furnish the other Party promptly with copies of all correspondence, filings and communications between such Party and the FTC, the DOJ, CFIUS or its member agencies, or any other Governmental Authority with respect to the transactions contemplated by this Agreement (excluding personal identifier information and any internal documents submitted with any application or other filing made pursuant to the HSR Act or any other Antitrust Law, and with due regard for customary information exchange protocols); (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by the DOJ, FTC, CFIUS or its member agencies, or by any other Governmental Authority in respect of such registrations, declarations and filings or such transactions, and in any event when applicable within the timeframes set forth in the DPA as extended, if applicable; and (v) consult with each other reasonably in advance, and consider in good faith the other Party's reasonable comments in connection with, any communication, meeting or conference with, the FTC, the DOJ, CFIUS or its member agencies, or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person. No Party shall independently participate in any meeting or communication with respect to the transactions contemplated by this Agreement with any Governmental Authority in respect of any such filings, investigation or other inquiry relating to Sections 6.4(b) or 6.4(c) without giving the other Parties' sufficient and reasonable prior notice of the meeting to the extent practicable and, to the extent practicable and permitted by such Governmental Authority, the opportunity to attend and/or participate in such meeting or communication; provided, however, that the requirements of this provision shall not apply to any portion of a meeting or discussion between Parent or its Representatives, on the one hand, and any Governmental Authority, on the other hand, solely to the extent such a meeting or communication relates only to Parent confidential business information. Notwithstanding anything in this Agreement to the contrary, Parent shall, on behalf of the Parties, control and direct all communications and strategy in dealing with any Governmental Authority under the HSR Act or other Antitrust Laws, or in connection with CFIUS or any of its member agencies; provided that Parent shall consider in good faith the views and comments of the Company and its outside counsel with respect to such communications and strategies.

          (d)   In furtherance and not in limitation of the foregoing, Parent shall, and shall cause its Affiliates and Subsidiaries to, take any and all steps necessary to (i) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or in order to obtain CFIUS Clearance and (ii) avoid the entry of, effect the dissolution of, and, except if issued pursuant to the DPA, have vacated, lifted, reversed or overturned, any decree, order or judgment that would prevent, prohibit, restrict or delay the consummation of the contemplated transactions, in each case, so as to enable the Parties to close the contemplated transactions as expeditiously as practicable (but in no event later than the Outside Date), including (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate orders or otherwise, the sale, divestiture, disposition, or license of any assets, properties, products, rights, services or businesses (collectively "Assets") of the Company or its Subsidiaries or any interest therein, (B) otherwise taking or committing to take actions that would limit Parent's, Parent's Subsidiaries, Parent's Affiliates, or the Company's or its Subsidiaries' freedom of action with respect to, or its or their ability to retain any Assets of the Company or its Subsidiaries or any interest or interests therein, and (C) providing assurances of continuing supply of products directly or indirectly to the United States Government (the matters described in this sentence, individually and collectively, "Remedy Actions"). Notwithstanding anything to the contrary set forth in this Agreement, in no event shall anything in this Agreement require, or be construed to require, Parent or its Affiliates or Subsidiaries to take, or propose or agree to take, any Remedy Actions (and the Company and its Subsidiaries shall not take, or agree to take, any Remedy Actions, without the prior written consent of Parent) (1) that, individually or in the aggregate with all other Remedy Actions, would, or would be reasonably expected to, have a material adverse effect on the business, results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, or (2) with respect to Parent's or its Affiliates' or Subsidiaries' Assets (excluding, for the avoidance of doubt, the Surviving Corporation and its Subsidiaries after the Effective Time).

          (e)   Subject to the obligations under Section 6.4(d), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority (other than CFIUS or any of its member agencies) or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, (i) each of Parent, Merger Sub and the Company shall, and Parent shall cause each member of the Parent Group to, cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement and (ii) Parent, Merger Sub and the Company must defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement.

          (f)    From the date of this Agreement through the date (i) of termination of the required waiting periods under the HSR Act and all applicable Antitrust Laws, (ii) all approvals under applicable Antitrust Laws are obtained and (iii) the consents required pursuant to this Section 6.4 are obtained, neither Parent nor Merger Sub nor any of their Affiliates shall acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation would reasonably be expected to: (A) hinder or delay, as applicable, the obtaining of clearance or the expiration of the required waiting periods under the HSR Act, obtaining the approvals required under other such applicable Antitrust Laws, obtaining of the consents or clearances required pursuant to this Section 6.4, or any consents or clearances of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement, (B) increase the risk of any Governmental Authority seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement or (C) increase the risk of not being able to remove any such order on appeal or otherwise.

          (g)   Notwithstanding anything herein to the contrary, commercially and/or competitively sensitive information and materials of a Party may, at the election of a providing Party, be provided to the other Party on an outside antitrust or CFIUS counsel-only basis while, to the extent feasible and reasonable, making a version in which the commercial and/or competitively sensitive information has been redacted available to the other Party.

        6.5    Publicity; Confidentiality.

          (a)   The initial press release regarding the Merger shall be a joint press release of the Parties. Except in connection with (i) a Change of Recommendation or an Acquisition Proposal, (ii) any dispute between or among the Parties regarding this Agreement or the transactions contemplated hereby or (iii) a press release or other public statement that is (A) consistent in all material respects with previous press releases, public disclosures or public statements made by a Party in accordance with this Agreement, including in investor conference calls, SEC filings, Q&As or other publicly disclosed documents, in each case, to the extent such disclosure is still accurate, thereafter or (B) as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Authority (or, in the case of the Company, by the fiduciary duties of the Company Board as reasonably determined by the Company Board or, in the case of Parent, by the fiduciary duties of the Management Board of Parent as reasonably determined by the Management Board of Parent), in each case, as determined in the good faith judgment of the Party proposing to make such release, unless a Change of Recommendation has occurred, the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Authority (including any national securities exchange or interdealer quotation service) with respect thereto. Notwithstanding the foregoing, (1) the Company may, without any consultation with Parent, make communications in support of the Merger and/or the transactions contemplated hereby and solicit proxies from the Company's stockholders and (2) Parent and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements in clauses (1) and (2) consist solely of information previously disclosed in all material respects and consistent in all material respects with previous press releases, public disclosures or public statements made by a Party in accordance with this Agreement, in each case, to the extent such disclosure is still accurate at the time of such statement.

          (b)   Each of Parent and Merger Sub will comply with the terms and conditions of the letter agreement, dated April 30, 2019, between the Company and Parent (the "Confidentiality Agreement"), and will hold and treat, and will cause their respective officers, employees, auditors and other Representatives to hold and treat, in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect each in accordance with its terms; provided that (i) the Confidentiality Agreement is hereby amended, as applicable, to permit the inclusion of all potential sources of equity, debt or other financing in the term "Representatives" as such term is defined therein, and (ii) any explicit or implicit lockup or standstill restrictions contained in the Confidentiality Agreement shall be terminated as of the date of this Agreement.

        6.6    Acquisition Proposals.

          (a)    Certain Restrictions.

              (i)  Except as permitted by Section 6.6(b) or Section 6.6(d), during the Interim Period, the Company shall not, and shall cause its Subsidiaries not to and shall direct its and their Representatives not to on behalf of the Company or its Subsidiaries, (A) initiate, solicit or knowingly encourage or facilitate any inquiries with respect to, or the making of, any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in, any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information to, any Person in connection within any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (other than informing any Person of the existence of the provisions of this Section 6.6), (C) publicly endorse or recommend, or propose publicly to endorse or recommend, any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (D) execute or enter into, any merger agreement, acquisition agreement or other similar definitive agreement or any letter of intent, memorandum of understanding or agreement in principle relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an "Alternative Acquisition Agreement") or approve any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (E) withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify) in a manner adverse to Parent, the Recommendation or fail to include the Recommendation in the Proxy Statement; (F) take formal action or make any recommendation in connection with a tender offer or exchange offer relating to securities of the Company other than a recommendation against such offer or a "stop, look and listen" communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act; (G) if a tender offer or exchange offer that relates to the securities of the Company is commenced, fail to publicly recommend against acceptance of such tender offer or exchange offer by the stockholders of the Company within ten (10) Business Days after the commencement thereof; (H) following an Acquisition Proposal becoming publicly known, fail to publicly reaffirm the Recommendation within ten (10) Business Days after receipt of a written request by Parent to so reaffirm, provided that the Company and its Representatives shall have no obligation to reaffirm the Recommendation more than once with respect to any publicly known Acquisition Proposal (with modification to the financial terms thereof or any other material term thereof constituting a new Acquisition Proposal); or (I) resolve, publicly propose or agree to do any of the foregoing (any act described in clauses (C), (D), (E), (F), (G), (H) or this clause (I) (to the extent related to the actions described in the forgoing clauses (C), (D), (E), (F), (G) or (H)), a "Change of Recommendation"); provided, however, that it is understood and agreed that any determination or action by the Company Board to the extent permitted under Section 6.6(b), Section 6.6(c) or Section 6.6(d) shall not be, and shall not be deemed to be, a breach or violation of this Section 6.6(a) or, in the case of Section 6.6(b), unless a Change of Recommendation has occurred, give Parent a right to terminate this Agreement pursuant to Section 8.1(e)(ii).

             (ii)  The Company shall, and shall cause its Subsidiaries to and shall direct its and their Representatives to, immediately cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) in connection with any proposal or offer that would constitute, or reasonably be expected to lead to, an Acquisition Proposal, in each case, that exist as of the date hereof, and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives. The Company also agrees that it will promptly request each Person (other than the Parties and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all confidential information furnished to such Person by or on behalf of the Company or any of its Subsidiaries prior to the date hereof and in accordance with the terms of such confidentiality agreement. Notwithstanding anything to the contrary herein, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement solely to the extent (A) necessary to allow for a confidential Acquisition Proposal to be made to the Company or the Company Board and (B) the Company Board has determined in good faith, after consultation with its outside legal counsel, that failure to grant such waiver, amendment or release would be inconsistent with its fiduciary duties under applicable Law.

            (iii)  The Company agrees that it will promptly (and in any event within twenty-four (24) hours of the Company's Knowledge of any such event) notify Parent if (A) any expressions of interest, proposals or offers with respect to an Acquisition Proposal are received by, (B) any non-public information is requested to facilitate a proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal from, or (C) any discussions or negotiations are sought to be initiated or continued with the Company or any of its Subsidiaries or any of its or their respective Representatives from any Person (other than Parent) with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, including in such notification a copy (if in writing) of documents or written summary of material terms (if oral) relating to such expression of interest, proposal, offer or request for information, and the identity of the Person from which such expression of interest, proposal, offer or request for information was received. Except as provided in Section 6.6(d), the Company shall keep Parent reasonably informed, on a prompt basis of the status and material terms of any such expressions of interest, proposals or offers (including any copies (if in writing) of documents or written summaries of material terms (if oral) of any proposed agreements and amendments or modifications thereto, and a copy of any other documents provided by the relevant counterparty relating thereto) and the status of any discussions or negotiations regarding any Acquisition Proposal, and in the case of any material modification to the terms of any Acquisition Proposal, the Company shall notify Parent of such material modification on a prompt basis (and in any event within forty-eight (48) hours of the Company's or any of its Subsidiaries' or any of its or their respective Representatives' knowledge of any such material modification (such period to be reduced to twenty-four (24) hours in the event of any modification to price)).

          (b)    Certain Exceptions.     Notwithstanding anything to the contrary in Section 6.6(a), nothing contained in this Agreement shall prevent or restrict the Company or the Company Board from:

              (i)  (A) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or (B) making any "stop-look-and-listen" communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company); provided that, any such disclosure referred to in the preceding clauses (A) or (B) that involves an Acquisition Proposal shall be deemed to be a Change of Recommendation unless the Company Board reaffirms the Recommendation in such disclosure;

             (ii)  prior to obtaining the Company Requisite Vote, contacting any Person or group and their respective Representatives who has made an Acquisition Proposal once and solely to ask questions to clarify (and not to negotiate or engage in any discussions) the material terms of such Acquisition Proposal;

            (iii)  prior to obtaining the Company Requisite Vote, providing access to the Company's or any of its Subsidiaries' properties, books and records and providing information in response to a request therefor by a Person or group who has made an Acquisition Proposal that did not result from a material breach of this Section 6.6 if the Company Board (A) shall have determined in good faith, after consultation with the Company's outside legal counsel and financial advisors, that such Acquisition Proposal constitutes or could reasonably be expected to constitute, result in or lead to a Superior Proposal and (B) has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided that the Company shall promptly provide to Parent and Merger Sub any non-public information that is provided to any Person given such access that was not previously made available to Parent or Merger Sub;

            (iv)  prior to obtaining the Company Requisite Vote, engaging in any negotiations or discussions regarding an Acquisition Proposal and any changes thereto with any Person or group, and their respective Representatives and its potential sources of financing, who has made an Acquisition Proposal that did not result from a material breach of this Section 6.6 (which, for the avoidance of doubt, such negotiations or discussions need not be solely for clarification purposes) if the Company Board shall have determined in good faith, after consultation with the Company's outside legal counsel and financial advisors, that such Acquisition Proposal could reasonably be expected to constitute, result in or lead to a Superior Proposal;

             (v)  prior to obtaining the Company Requisite Vote, making a Change of Recommendation to the extent permitted under Section 6.6(c) or Section 6.6(d); or

            (vi)  resolving or agreeing to take any of the foregoing actions, to the extent such actions would be permitted by the foregoing clauses (i) through (v).

          (c)    Intervening Events.     Notwithstanding anything herein to the contrary, at any time prior to obtaining the Company Requisite Vote, the Company Board may in response to an Intervening Event take the actions described in clause (E) (or clause I to the extent relating thereto) of the definition of "Change of Recommendation" if:

              (i)  the Company Board has determined in good faith, after consultation with the Company's outside legal counsel that an Intervening Event has occurred and that the failure to make such Change of Recommendation would reasonably be likely to be inconsistent with its fiduciary duties under applicable Law;

             (ii)  the Company delivers to Parent a written notice (a "Company Intervening Event Notice"), at least four (4) Business Days in advance, advising Parent of such determination under Section 6.6(c)(i), which Company Intervening Event Notice shall include a description of the Intervening Event in reasonable detail (provided that the giving of such Company Intervening Event Notice and actions of the Company Board in authorizing and disclosing (to the extent legally required) such notice shall not in themselves constitute a Change of Recommendation); and

            (iii)  at or after 11:59 p.m. San Jose, California time, on the fourth Business Day immediately following the date the Company Intervening Event Notice is delivered to Parent (such period of time, the "Intervening Event Notice Period"), the Company Board again makes a determination described under Section 6.6(c)(i) after (A) if requested by Parent, the Company made its Representatives reasonably available during the Intervening Event Notice Period for the purpose of engaging in discussions and negotiations with Parent and its

    Representatives (to the extent Parent desires to negotiate) regarding a possible amendment to this Agreement and (B) taking into account in good faith any written proposals made by Parent during the Intervening Event Notice Period, if any, that if accepted by the Company would become binding on Parent.

        (d)    Superior Proposals.     Notwithstanding anything herein to the contrary, at any time prior to obtaining the Company Requisite Vote, the Company Board may in response to its receipt of an Acquisition Proposal that did not result from a material breach of this Section 6.6 (x) make a Change of Recommendation (other than the actions described in clause (D) of the definition of Change of Recommendation) or (y) terminate this Agreement pursuant to Section 8.1(d)(ii) to enter into a definitive written agreement providing for such Acquisition Proposal if:

              (i)  the Company Board has determined in good faith, after consultation with the Company's financial advisors and outside legal counsel that (A) such Acquisition Proposal would, if consummated, result in a Superior Proposal and (B) the failure to make such Change of Recommendation or terminate this Agreement pursuant to Section 8.1(d)(ii) to enter into a definitive written agreement providing for such Acquisition Proposal, as the case may be, would reasonably be likely to be inconsistent with its fiduciary duties under applicable Law (provided that the actions of the Company Board in making such determination and such determination shall not in themselves constitute a Change of Recommendation or a termination of this Agreement);

             (ii)  the Company delivers to Parent a written notice (a "Company Notice") at least four (4) Business Days in advance advising Parent of such determination under Section 6.6(d)(i), which Company Notice shall specify the identity of the party making a Superior Proposal and the material terms and conditions thereof and include an unredacted copy of the Superior Proposal and any proposed draft Alternative Acquisition Agreement for such Superior Proposal and any related documents, including financing documents, to the extent provided by the relevant party in connection with the Superior Proposal (provided that the giving of a Company Notice and actions of the Company Board in authorizing and disclosing (to the extent legally required) such notice shall not in themselves constitute a Change of Recommendation or a termination of this Agreement); and

            (iii)  at or after 11:59 p.m. San Jose, California time, on the fourth Business Day immediately following the date the Company Notice is delivered to Parent (such period of time, the "Notice Period"), the Company Board again makes a determination described under Section 6.6(d)(i) after (A) if requested by Parent, the Company made its Representatives reasonably available during the Notice Period for the purpose of engaging in discussions and negotiations with Parent and its Representatives (to the extent Parent desires to negotiate) regarding a possible amendment to this Agreement and (B) taking into account in good faith any written proposals made by Parent during the Notice Period, if any, that if accepted by the Company would become binding on Parent; provided that if, following the date the Company Notice is delivered but prior to the Company Board making a Change of Recommendation or terminating this Agreement pursuant to Section 8.1(d)(ii), the financial or other material terms of the relevant Acquisition Proposal are materially amended or modified, then the Company will deliver to Parent a new Company Notice pursuant to Section 6.6(d)(ii), except that the Notice Period with respect to such new Company Notice for the purposes of this Section 6.6(d)(iii) shall instead end at 11:59 p.m. San Jose, California time, on the second Business Day immediately following the date such new Company Notice is delivered to Parent (but no such new Company Notice will shorten the initial Notice Period).

        6.7    Proxy Statement.

          (a)   The Company shall, with the assistance of Parent, prepare and file with the SEC, promptly after the date of this Agreement (and no later than thirty (30) days after the date hereof), the Proxy Statement. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Unless the Company Board has made a Change of Recommendation in accordance with the provisions of this Agreement, the Recommendation shall be included in the Proxy Statement.

          (b)   Subject to applicable Law, prior to the filing of the Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response (except to the extent of any disclosures in such document or response relate to an Acquisition Proposal), which comments, if any, the Company shall consider in good faith. Each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall use its reasonable best efforts to respond to and resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. Within ten (10) calendar days after the date of this Agreement (and thereafter as reasonably determined by the Company in consultation with Parent), the Company shall conduct a "broker search" in accordance with Rule 14a-13 of the Exchange Act for a record date for the Stockholders Meeting that is twenty (20) Business Days after the date of such "broker search." The Company shall cause the Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Stockholders Meeting promptly (but in any event no more than five (5) Business Days) after the date on which the SEC confirms that it will not review the Proxy Statement or that it has no further comments on the Proxy Statement.

          (c)   If at any time prior to the Stockholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, the Party that discovers such information shall promptly notify the other Party and the Company shall prepare (with the reasonable assistance and cooperation of Parent) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law. Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable Law. For the purposes of this Section 6.7, any information concerning the Company or its Affiliates will be deemed to have been provided by the Company, and any information concerning Parent or its Affiliates will be deemed to have been provided by Parent and/or Merger Sub.

        6.8    Stockholders Meeting.     The Company, acting through its Board of Directors (or a committee thereof), shall take all action reasonably required under the DGCL, the Certificate of Incorporation, the Bylaws and the applicable requirements of NASDAQ necessary to duly establish a record date for, call, give notice of, convene and hold a meeting of its stockholders for the purpose of adopting this Agreement and the Merger (including any adjournment or postponement thereof, the "Stockholders Meeting") as promptly as practicable following confirmation by the SEC that the SEC will not review the Proxy Statement or that it has no further comments on the Proxy Statement (but subject to the last sentence of this Section 6.8); provided that the Company may postpone, recess, adjourn or cancel such meeting (a) to the extent required by Law, fiduciary duty or a request from the SEC or its staff, (b) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Company Requisite Vote, (c) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting, (d) in the good faith judgment of the Company Board (after consultation with its outside legal counsel), the failure to adjourn, postpone or delay the Stockholders Meeting would be reasonably likely to not allow sufficient time under applicable Laws for the distribution of any required or appropriate supplement or amendment to the Proxy Statement or (e) Parent otherwise provides written consent to such postponements or adjournment. Notwithstanding the foregoing, the Company shall, at the request of Parent, to the extent permitted by Law, adjourn the Stockholders Meeting to a date specified by Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of Shares to obtain the Company Requisite Vote; provided that no such adjournment pursuant to this sentence shall be required to be for a period exceeding ten (10) Business Days. The Company, acting through its Board of Directors (or a committee thereof), shall, subject to Sections 6.6(b)(v), 6.6(c) and 6.6(d), (i) include in the Proxy Statement the Recommendation and (ii) use its reasonable best efforts to obtain the Company Requisite Vote. The adoption of this Agreement, the adjournment or postponement of the Stockholders Meeting due to the absence of a quorum or if the Company has not received proxies representing a sufficient number of Shares to obtain the Company Requisite Vote, and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act shall be the only matters which the Company shall propose to be acted on by the Company's stockholders at the Stockholders Meeting unless otherwise approved in writing by Parent. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Stockholders Meeting if this Agreement is terminated.

        6.9    Stock Exchange Delisting; Deregistration.     Prior to the Closing Date, the Company shall cooperate with Parent and take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Shares from NASDAQ as promptly as practicable after (and only after) the Effective Time and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

        6.10    Employment and Employee Benefits.

          (a)   For a period of at least twelve (12) months following the Effective Time (the "Benefit Continuation Period"), Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or its Subsidiaries who continues to be employed by the Company or the Surviving Corporation or any Subsidiary or Affiliate thereof (each, a "Continuing Employee" and collectively, the "Continuing Employees"), an annual base salary or wage rate, a short term incentive opportunity, employee pension, welfare and other benefits (including any equity or equity-based compensation or benefits but excluding any defined benefit pension, nonqualified deferred compensation, post-service or retiree health or welfare benefits) that are no less favorable in the aggregate than the base salary or wage rate, short term incentive opportunity, employee pension, welfare and other benefits that were provided to such Continuing Employee immediately prior to the Effective Time; provided, however, that the annual base salary or wage rate of any Continuing Employee will not be reduced during the Benefit Continuation Period below the annual base salary or wage rate applicable to such Continuing Employee immediately prior to the Effective Time. For the duration of the Benefit Continuation Period, Parent or one of its Affiliates shall maintain for the benefit of each Continuing Employee a severance or termination arrangement no less favorable than the severance or termination arrangement applicable to such Continuing Employee immediately prior to the Effective Time.

          (b)   Parent shall honor and assume, or shall cause to be honored and assumed, the terms of all Company Plans, subject to the amendment and termination provisions thereof.

          (c)   To the extent that Parent modifies any coverage or benefit plan in which Continuing Employees participate during the Benefit Continuation Period, Parent or any of its Subsidiaries (including the Surviving Corporation and any Subsidiaries thereof) shall use commercially reasonable efforts to (i) waive or cause to be waived any pre-existing conditions, exclusions, limitations, actively-at-work requirements, and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made, and (iii) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar Company Plan, give each Continuing Employee service credit for such Continuing Employee's employment with the Company for purposes of eligibility to participate and vesting credit (but excluding benefit accrual under any defined benefit pension or retiree medical plan) under each applicable Parent benefit plan as if such service had been performed with Parent; provided, however, that such recognition of service shall not apply (A) for purposes of any Parent benefit plan under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service, (B) to the extent it would result in a duplication of benefits or compensation for the same period of service, or (C) for purposes of any plan or arrangement that is grandfathered or frozen, or under any equity or equity-based plan or arrangement or long term incentive compensation plan, either with respect to the level of benefits or participation.

          (d)   Nothing in this Agreement shall confer upon any Continuing Employee or any other Person any right to continue in the employ or service of Parent, the Surviving Corporation, or any Affiliate of Parent or any particular term or condition of employment or service, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation, or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee or any other Person at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.10 shall (i) be deemed or construed to be an establishment, termination, amendment or other modification of any Company Plan or any other benefit or compensation plan, program, policy, Contract or arrangement, (ii) prevent Parent, the Surviving Corporation or any Affiliate of Parent from establishing, amending or terminating any Company Plans or any other benefit or compensation plan, program, policy, Contract, agreement or arrangement in accordance with their terms or (iii) create any third-party rights in any current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof) or any other Person other than the Parties.

          (e)   Prior to the Closing, the Company and its Subsidiaries shall fully and timely satisfy all legal or contractual requirements to provide notice to, inform, bargain with, or to enter into any consultation procedure with, any labor union, labor organization or works council, which is representing any Company Employee, in connection with the transactions contemplated by this Agreement.

        6.11    Directors' and Officers' Indemnification and Insurance.

          (a)   From and after the Effective Time, each of Parent and the Surviving Corporation agrees that it will indemnify and hold harmless each present and former director and officer of the Company or any of its Subsidiaries (in each case, when acting in such capacity) (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a "Proceeding"), arising out of, relating to or in connection with matters existing or occurring at or prior to the Effective Time (including the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries or any acts or omissions occurring or alleged to occur prior to the Effective Time), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the Laws of the State of Delaware and its certificate of incorporation and bylaws in effect on the date of this Agreement to indemnify such Person (and Parent or the Surviving Corporation shall advance expenses (including reasonable legal fees and expenses); provided that, to the extent required under such Laws of the State of Delaware, the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification) incurred in the defense of any Proceeding, including any expenses incurred in enforcing such Person's rights under this Section 6.11. In the event of any such Proceeding (x) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification could be sought by such Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of or related to such Proceeding or such Indemnified Party otherwise consents in writing and (y) the Surviving Corporation shall reasonably cooperate in the defense of any such matter.

          (b)   Each of Parent and the Surviving Corporation shall cooperate, and shall use reasonable best efforts cause their respective Affiliates to cooperate, in the defense of any action, cause of action, claim, cross-claim or third-party claim or Proceeding of any kind that is subject to advancement of expenses, indemnification and exculpation from liabilities, and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

          (c)   The provisions in the Surviving Corporation's and each of its Subsidiaries' certificate of incorporation, bylaws and other similar governing or constituent documents and instruments with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be no less favorable to such directors and officers than such provisions contained in the Company's or such Subsidiaries' certificate of incorporation, bylaws and other similar governing or constituent documents and instruments in effect as of the date hereof, which provisions shall not be amended, repealed, restated or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

          (d)   Parent shall maintain, or shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for at least six (6) years following the Effective Time, the current policies of the directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries (the "Existing Policies") (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage, with deductibles no larger than in the Existing Policies and containing terms and conditions which are not less advantageous to any beneficiary thereof, and provided, further, that Parent and the Surviving Corporation shall not be required to pay in the aggregate for such coverage under such policies more than 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto under each such policy, but in such case shall purchase as much coverage as possible for such amount) with respect to matters existing or occurring at or prior to the Effective Time and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance. At the

  Company's option, the Company may purchase from insurance carriers with comparable credit ratings, no later than the Effective Time, a six (6) year prepaid "tail policy" providing at least the same coverage and amounts, with deductibles no larger than in the Existing Policies and containing terms and conditions that are no less advantageous to the insured than the Existing Policies maintained by the Company and its Subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby, and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance; provided, however, that Parent and the Surviving Corporation shall not be required to pay in the aggregate for such coverage under such policies more than 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto under each such policy, but in such case shall purchase as much coverage as possible for such amount. In the event the Company elects to purchase such a "tail policy", the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such "tail policy" in full force and effect and continue to honor their respective obligations thereunder. Parent agrees to honor and perform under, and to cause the Surviving Corporation and each of its Subsidiaries to honor and perform under, all indemnification agreements entered into by the Company or any of its Subsidiaries with any Indemnified Party.

          (e)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates, restructures, recapitalizes, merges with or into any other Person or otherwise reorganizes and is not the continuing or surviving corporation or entity of such consolidation, restructuring, recapitalization, merger or other restructuring or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made by Parent or the Surviving Corporation, as the case may be, so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.11.

          (f)    The rights of the Indemnified Parties under this Section 6.11 shall be in addition to any rights such Indemnified Parties may have under the Certificate of Incorporation or the Bylaws or the certificate of incorporation and bylaws or similar governing or constituent documents and instruments of any of its Subsidiaries, or under any applicable Contracts or Laws. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company, its Subsidiaries or its or their directors, officers, employees or agents, it being understood that the indemnification provided for in this Section 6.11 is not prior to, or in substitution for, any such claims under any such policies.

          (g)   The provisions of this Section 6.11 shall survive the Merger and, following the Effective Time, are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and representatives. The obligations of the Surviving Corporation under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.11 applies without the consent of the affected Indemnified Party (it being expressly agreed that the Indemnified Parties and their heirs and representatives to whom this Section 6.11 applies shall be third party beneficiaries of this Section 6.11).

        6.12    Financing.    Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable prior to the Outside Date to obtain the Financing, including using reasonable best efforts to (a) maintain in effect the Debt Agreement, (b) satisfy on a timely basis all Debt Financing Conditions that are within the control of Parent and its Affiliates in the Debt Agreement, (c) enforce its rights against the other parties to the Debt Agreement, if any, including to require such parties to provide the Financing and (d) consummate the Financing. Parent shall give the Company prompt notice of any Financing Failure Event by any party to the Debt Agreement of which Parent or its Affiliates becomes aware. Without limiting Parent's other obligations under this Section 6.12, if a Financing Failure Event occurs, then Parent shall (i) promptly notify the Company of such Financing Failure Event and the reasons therefor, (ii) obtain alternative financing from alternative financing sources, in an amount sufficient to make the Closing Date Payments and consummate the transactions contemplated hereby on terms and conditions not materially less favorable to Parent or its Affiliates (taking into account any flex provisions) than the terms and conditions set forth in the Debt Agreement and any fee letter, as applicable, as promptly as practicable following the occurrence of such event and in no event later than the date the Closing is required to occur hereunder and (iii) obtain, and when obtained, provide the Company with a copy of, any new financing commitment that provides for such alternative financing; provided, in the case of each of clauses (ii) and (iii), that such actions shall be required from Parent only to the extent any portion of the Financing becomes unavailable as a result of such Financing Failure Event and such unavailability would reasonably be expected to adversely affect the ability of Parent and Merger Sub to make the Closing Date Payments on the Closing Date. Neither Parent nor any of its Affiliates shall amend, modify, supplement, restate, assign, substitute or replace the Debt Agreement except (A) for substitutions and replacements pursuant to the immediately preceding sentence (or the last sentence of this Section 6.12), (B) any amendment, modification, supplement, restatement, substitution or replacement that (1) does not add new (or otherwise expand, amend or modify any existing) Debt Financing Condition, (2) does not adversely affect in any material respect the ability of Parent or Merger Sub to enforce its rights against other parties thereto and (3) could not otherwise be reasonably expected to prevent, impede or delay in any material respect the consummation of the Merger and the other transactions contemplated herein; or (C) with the prior written consent of the Company. As applicable, references in this Agreement (other than with respect to representations in this Agreement made by Parent that speak as of the date hereof) (I) to "Financing" shall include any alternative or modified financing contemplated by this paragraph and (II) to "Debt Agreement" shall include any commitment letter or definitive financing agreement relating to such alternative or modified financing. Notwithstanding anything herein to the contrary, the Parent shall be permitted to reduce commitments under the Debt Agreement in respect of an amount equal to the actual net cash proceeds received by Parent prior to the Closing Date from (x) the issuance of new shares by Parent or its Subsidiaries pursuant to any capital increase of Parent or any of its Subsidiaries or (y) any other debt or equity issuance or asset disposition undertaken by the Parent or any of its Subsidiaries (such net cash proceeds, the "Additional Financing Proceeds"); provided that (aa) Parent will not use the amount of such Additional Financing Proceeds for any purposes other than making the Closing Date Payments and (bb) the Additional Financing Proceeds together with the remaining net proceeds of the Financing contemplated by the Debt Agreement, together with cash, available lines of credit or other sources of immediately available funds of Parent will, in the aggregate, provide funds to Parent sufficient to consummate the transactions contemplated hereby, including the making of all Closing Date Payments on the Closing Date.

        6.13    Financing Assistance.

          (a)   The Company shall use reasonable best efforts to, and shall use its reasonable best efforts to cause its Representatives to, provide such cooperation in connection with the Financing (which term, for purposes of this Section 6.13, shall include any alternate financing, including any debt or equity securities issued in lieu of the Financing) as is necessary, customary and reasonably requested by Parent, including using its reasonable best efforts to (i) furnish Parent, as promptly as reasonably practicable, all historical financial and other customary information relating to the Company to Parent to the extent reasonably requested by Parent and (ii) obtain customary draft comfort letters from the Company's independent public accounting firm, which accountants would be prepared to issue at the pricing and closing of any offering of debt or equity securities issued as part of the Financing upon the completion of customary procedures, and cause such accountants to issue such comfort letters at the pricing and closing of any such offering. Notwithstanding anything to the contrary herein, it is understood and agreed that the condition precedent set forth in Section 7.2(b), as applied to the Company's obligations under this Section 6.13, shall be deemed to be satisfied unless the Financing has not been obtained as a direct result of the Company's material breach of its obligations under this Section 6.13 resulting from its Willful Breach, gross negligence or bad faith, as may be determined in a final, non-appealable order of a court of competent jurisdiction.

          (b)   Notwithstanding the foregoing: (i) such requested cooperation shall not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries; (ii) neither the Company nor any of its Subsidiaries shall: (A) be required to pay any commitment or other similar fee or reimburse any costs and expenses in connection with the Financing prior to the Closing; (B) have any liability or obligation under any agreement or any document related to the Financing until the Closing occurs; (C) be required to incur any liability that is not expressly provided for in this Section 6.13(b) in connection with the Financing and not otherwise indemnified hereunder or otherwise indemnified on terms reasonably acceptable to the Company; (D) otherwise be required to take any action in violation or conflict with any of the Company's or its Subsidiaries' respective organizational documents or applicable Law or any Contract to which the Company or any Subsidiary is a party; (E) be required to deliver opinions of external or internal counsel; (F) be required to provide access to or disclose information that would reasonably be expected to jeopardize attorney-client privilege or contravene Law or violate any Contract; (G) be required to waive or amend any terms of this Agreement or any other Contract to which the Company or its Subsidiaries is a party with effect prior to the Closing Date; (H) be required to provide any cooperation to the extent it would cause (1) any condition to Closing set forth in Article VII not to be satisfied or (2) a breach of this Agreement; (I) be required to prepare separate financial statements for any Subsidiary of the Company, any pro forma financial statements or financial projections or any other financial statements or information not otherwise prepared by the Company in the ordinary course of its business; (J) be required to change any fiscal period; (K) be required to file or furnish, prior to the Effective Time, any reports or information with the SEC in connection with or as a result of the Financing (including as a result of the inclusion of any material, non-public information of or relating to the Company and its Subsidiaries in any offering document or marketing materials relating to the Financing) and/or (L) be required to execute, prior to the Closing Date, any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates or documents in connection with the Financing, if any such document or agreement becomes operative prior to the Closing, and no obligation of the Company or its Subsidiaries under any document, agreement or any other contract relating to the Financing shall be operative prior to the Closing; and (iii) notwithstanding the foregoing, all corporate, limited liability or other organizational actions taken pursuant to this Section 6.13 shall become effective only if and when the Closing occurs and shall be derived exclusively from the authority of, and shall only be taken by, the board of directors of the Company and its Subsidiaries or other governing body of the Company and its Subsidiaries as constituted after giving effect to the Closing.

          (c)   Parent shall indemnify and hold harmless the Company and its Subsidiaries, and their respective Representatives, from and against any and all liabilities or losses suffered or incurred by them in connection with the Financing and any information utilized in connection therewith, except in the event such liabilities or losses arose out of or result from the Willful Breach, gross negligence or bad faith of the Company and its Subsidiaries. Parent shall, promptly upon request by the Company, reimburse the Company and its Subsidiaries for all reasonable and documented out-of-pocket costs incurred by the Company and its Subsidiaries (including those of its Affiliates and Representatives) in connection with taking action required or requested by Parent pursuant to this Section 6.13. The Parties acknowledge and agree that the provisions contained in this Section 6.13 represent the sole obligations of the Company, its Subsidiaries and Affiliates and their respective Representatives with respect to cooperation in connection with the arrangement of the Financing and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. The Company hereby consents to the reasonable use of its and its Subsidiaries' logos, trademarks and trade names in connection with the arranging and consummation of the Financing; provided that such logos, trademarks and trade names are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the logos, trademarks and trade names.

        6.14    Treatment of Company Indebtedness.

          (a)    Credit Facility.     The Company shall use, or shall cause its applicable Subsidiaries to use, reasonable best efforts to cause the agent under the Credit Facility to deliver to Parent, on or prior to the second Business Day prior to Closing, a copy of a payoff letter (subject to the delivery of funds as arranged by Parent) with respect to the Credit Facility, in customary form, which payoff letter shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations then due and payable under the Credit Facility as of the anticipated Closing Date (and the daily accrual thereafter) (the "Payoff Amount") and (ii) state that upon receipt of the Payoff Amount under such payoff letter, the Credit Facility and all related loan documents shall be terminated. At Closing, the Surviving Corporation shall (with funds arranged by Parent) repay the outstanding amount of indebtedness of the Company and its Subsidiaries under the Credit Facility by wire transfer of immediately available funds as provided for in the payoff letter.

          (b)    Convertible Notes; Capped Call Transactions.

              (i)  Prior to the Effective Time, and within the time periods required by the terms of each Convertible Notes Indenture and the Capped Call Documentation, the Company shall take all actions required by the applicable Convertible Notes Indentures and the Capped Call Documentation, respectively, to be performed prior to the Effective Time including the giving of any notices that may be required, provided that the Company will provide copies of any such notice to Parent at least two (2) Business Days prior to delivering any such notice (except that the foregoing shall be deemed to be satisfied with respect to any such notice that is required under the applicable Convertible Notes Indenture to be delivered within one (1) Business Day of the public announcement of this Agreement and the transactions contemplated hereby so long as the Company provides copies of such notice to Parent on or prior to the date of this Agreement), and all such notices and actions (including the specific substance and/or content thereof) that are not required by the terms of the applicable Convertible Notes Indenture or the Capped Call Documentation, as applicable, shall be subject to the prior approval of Parent (such approval not to be unreasonably withheld, conditioned or delayed).

             (ii)  The Company agrees (A) to use its reasonable best efforts to reasonably cooperate with Parent, at Parent's written request, to enter into arrangements with the counterparties of each Capped Call Transaction to cause such Capped Call Transaction to be exercised, settled, terminated and/or cancelled as of the Effective Time, it being understood that the calculation and settlement of any amounts payable thereunder shall be payable only in cash, and subject to the mutual agreement of Parent, the Company and the respective terms of the Capped Call Documentation, as such terms may be amended or modified from time to time, or pursuant to such other written agreement relating to the termination of the Capped Calls Transactions as agreed between the Company and the applicable counterparty and (B) not amend, modify or terminate the Capped Call Documentation without the prior written consent of Parent (it being understood, for the avoidance of doubt, that such limitations shall not apply to any modification or adjustment made unilaterally by the counterparty to a Capped Call Transaction pursuant to the terms of the applicable Capped Call Documentation).

            (iii)  Notwithstanding anything to the contrary herein, it is understood and agreed that nothing in this Section 6.14(b) shall require the Company to (A) pay any fees, incur or reimburse any costs or expenses, or make any payment prior to the occurrence of the Effective Time for which it has not received prior full reimbursement or is not otherwise indemnified and held harmless to its reasonable satisfaction by or on behalf of Parent; (B) enter into any instrument or agreement, or agree to any change or modification to any instrument or agreement, that is effective prior to the occurrence of the Effective Time or that would be effective if the Effective Time did not occur; (C) be required to deliver opinions of external or internal counsel; (D) be required to provide access to or disclose information that would reasonably be expected to jeopardize attorney-client privilege or other privilege or contravene Law or violate any Contract; or (E) compromise any prior Tax or accounting position. For the avoidance of doubt, and without limiting the obligations in this Section 6.14(b), each of Parent and Merger Sub acknowledge and agree that its obligations to consummate the transactions contemplated by this Agreement are not conditioned upon either (1) the execution of supplemental indentures pursuant to each Convertible Note Indenture by the relevant trustee thereunder or (2) the exercise, settlement, termination and/or cancellation of the Capped Call Transactions.

          (c)    Reimbursement; Indemnity.     Each of Parent and Merger Sub (i) shall promptly, upon request by the Company, reimburse the Company and its Subsidiaries, for all fees, costs and expenses (including attorneys' fees) incurred by the Company and its Subsidiaries, as applicable, in connection with the actions of the Company, its Subsidiaries and their respective Affiliates and Representatives contemplated by this Section 6.14 and (ii) acknowledges and agrees that the Company, its Subsidiaries or their respective Affiliates and Representatives shall not be required to incur any liability to any Person prior to the Closing with respect to any actions of the Company, its Subsidiaries and their respective Representatives contemplated by this Section 6.14. Parent and Merger Sub shall indemnify and hold harmless the Company and its Subsidiaries from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the actions contemplated by this Section 6.14 in each case, except to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties arise from the Company's Willful Breach, as may be determined in a final, non-appealable order of a court of competent jurisdiction.

        6.15    Takeover Statutes.     If any "fair price" "moratorium," "business combination," "control share acquisition" or other form of anti-takeover statute or regulation is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        6.16    Transaction Litigation.     In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought against the Company or any members of its Board of Directors after the date of this Agreement and prior to the Effective Time (any such litigation, the "Transaction Litigation"), the Company shall promptly (and in any event within forty-eight (48) hours) notify Parent in writing of any such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate (but not control), at Parent's sole cost and expense, in the defense of any Transaction Litigation, and the Company shall not settle or agree to settle any Transaction

Litigation without Parent's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

        6.17    Approval of Sole Stockholder of Merger Sub.     Immediately following the execution and delivery of this Agreement, Parent (directly or through its Subsidiaries) shall cause the sole stockholder of Merger Sub to execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.

        6.18    Obligations of Merger Sub.     Parent shall take all action necessary to (a) cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and, if applicable, the Debt Agreement and (b) ensure that, prior to the Closing, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement, or incur or guarantee any indebtedness.

        6.19    Rule 16b-3.     Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual (including any Person who is deemed to be a "director by deputization" under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        6.20    Pre-Closing Restructuring.     Prior to the Closing Date, the Company shall (or shall cause its Subsidiaries to), at Parent's request, complete each of the items described in Section 6.20 of the Company Disclosure Letter (the "Pre-Closing Restructuring"); provided that, if this Agreement is validly terminated by either the Company or Parent pursuant to Section 8.1 (other than as a result of the breach by the Company of this Section 6.20), Parent shall reimburse the Company for any reasonable costs, expenses, Taxes and other liabilities incurred by the Company and its Subsidiaries in connection with or otherwise arising out of the Pre-Closing Restructuring (collectively, the "Restructuring Costs").

ARTICLE VII
CONDITIONS OF MERGER

        7.1    Conditions to Obligation of Each Party to Effect the Merger.     The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or waiver) at or prior to the Effective Time of the following conditions:

          (a)    Stockholder Approval.     This Agreement shall have been duly adopted by holders of Shares constituting the Company Requisite Vote;

          (b)    No Laws or Orders.     No law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Authority of competent jurisdiction which prohibits, restrains or enjoins the consummation of the Merger and shall remain in effect;

          (c)    Required Regulatory Clearances.     (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated and any required approvals thereunder shall have been obtained; and (ii) any waiting period, clearance or affirmative approval of a Governmental Authority set forth on Section 7.1(c) of the Company Disclosure Letter has been obtained and any mandatory waiting period related thereto has expired; and

          (d)    CFIUS Clearance.     CFIUS Clearance shall have been obtained.

        7.2    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or waiver by Parent) at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.     Each of the representations and warranties of the Company set forth in: (i) Sections 4.4(a), 4.4(b) and 4.4(e)(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case, such representation and warranty shall be true and correct as of such specified date), except, in the case of this clause (i), where the failure of such representation or warranty to be so true and correct is de minimis; (ii) the first sentence of Section 4.1(a) and Sections 4.2, 4.4(c) and 4.21 shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case, such representation and warranty shall be true and correct as of such specified date); (iii) Section 4.9(b) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of such date; and (iv) the other provisions of Article IV shall be true and correct in all respects (without giving effect to any "materiality," "Material Adverse Effect" or similar qualifiers contained in any such representations and warranties) as of the date of this Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in the case of this clause (iv), where the failures of any such representations and warranties to be so true and correct, in the aggregate, have not had, or would not reasonably be expected to have, a Material Adverse Effect;

          (b)    Performance of Obligations of the Company.     The Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Effective Time; and

          (c)    Certificate.    Parent shall have received a certificate of an executive officer of the Company, certifying to Parent that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

        7.3    Conditions to Obligations of the Company.     The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or waiver by the Company) at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.     Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct, in each case, as of the date of the Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, in the aggregate, has not had, or would not reasonably be expected to have, a Parent Material Adverse Effect;

          (b)    Performance of Obligations of Parent and Merger Sub.     Each of Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Effective Time; and

          (c)    Certificate.    The Company shall have received a certificate of an executive officer of Parent, certifying to the Company that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

        7.4    Frustration of Closing Conditions.     None of the Company, Parent or Merger Sub may rely, as a basis for not consummating the Merger, on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such Party's breach in any material respect of any provision of this Agreement or failure in any material respect to use the standard of efforts required from such Party to consummate the Merger and the other transactions contemplated hereby.

ARTICLE VIII
TERMINATION

        8.1    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

          (a)   by mutual written consent of Parent, Merger Sub and the Company; or

          (b)   by either Parent or the Company, if the Effective Time shall not have occurred on or before 5:00 p.m. San Jose, California time on December 3, 2019 (as may be extended pursuant to this Section 8.1(b), the "Outside Date") and if the conditions pursuant to Article VII of the terminating party's obligations to effect the Merger have not been satisfied or waived by the party entitled to the benefit thereof by such date (other than those conditions that by their nature are to be satisfied at the Closing); provided that if on the then-applicable Outside Date (A) the conditions to effect the Merger set forth in Section 7.1(c) or Section 7.1(d) (the "Regulatory Conditions") or, to the extent relating to the Regulatory Conditions, Section 7.1(b), shall not have been satisfied and (B) all other conditions to Closing of the Party seeking termination have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time) or waived (which waiver may be solely for purposes of this Section 8.1(b)), then the Outside Date will automatically be extended up to two (2) times for a period of five (5) months each, first to May 3, 2020 and then to October 3, 2020; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to the Party seeking to terminate if any action of such Party (or, in the case of Parent, any action of Merger Sub) or the failure of such Party (or, in the case of Parent, the failure of Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the primary cause of the failure of the Effective Time to occur on or before the then-applicable Outside Date; or

          (c)   by either Parent or the Company, if any court of competent jurisdiction or other Governmental Authority located or having jurisdiction within the United States shall have issued an order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable (any of the foregoing, a "Restraint"); provided that the Party seeking to terminate pursuant to this Section 8.1(c) shall have used such standard of efforts as may be required of such Party pursuant to its obligations under Section 6.4 to prevent, oppose and remove any such Restraint; or

          (d)   by the Company if:

              (i)  there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, or any such representation or warranty shall be untrue, such that the conditions set forth in Sections 7.1 or 7.3 would not be satisfied and, in either case, such breach or condition is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (A) thirty (30) days after written notice thereof is given by the Company to Parent and (B) five (5) Business Days prior to the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

             (ii)  prior to obtaining the Company Requisite Vote, in order to enter into a written definitive agreement with respect to a Superior Proposal that did not result from a material breach of Section 6.6, in compliance with the terms and conditions of Section 6.6(d); provided, however, that the Company shall not be entitled to terminate the Agreement under this Section 8.1(d)(ii), and no such purported termination shall have any effect, unless, prior to or concurrently with such termination, the Company pays to Parent (or one of its designees) the Company Termination Payment pursuant to Section 8.3(b)(i); or

          (e)   by Parent if:

              (i)  there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, or any such representation or warranty shall be untrue, such that the conditions set forth in Sections 7.1 or 7.2 would not be satisfied and, in either case, such breach or condition is not curable in a manner sufficient to allow the satisfaction of such conditions or, if curable, is not cured in a manner sufficient to allow the satisfaction of such conditions prior to the earlier of (A) thirty (30) days after written notice thereof is given by Parent to the Company and (B) five (5) Business Days prior to the Outside Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

             (ii)  prior to obtaining the Company Requisite Vote, a Change of Recommendation shall have occurred (it being agreed that the taking of any action by the Company, the Company Board or any of its Representatives permitted by Section 6.6(b) (other than Section 6.6(b)(v) thereof) shall not give rise to a right to terminate pursuant to this Section 8.1(e)(ii)); or

          (f)    by either Parent or the Company if the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the approval of this Agreement was taken.

        8.2    Procedure Upon Termination.     Subject to Section 8.3, in the event of a valid termination by Parent or the Company, or both, pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made (other than in the case of a termination pursuant to Section 8.1(a)), and this Agreement shall terminate and be null and void, and the Merger shall be terminated, without further action by Parent, Merger Sub or the Company (other than the concurrent or prior payment by the Company of a Company Termination Payment to the extent provided in Section 8.1(d)(ii)).

        8.3    Effect of Termination.

          (a)   In the event of the valid termination of this Agreement pursuant to Section 8.1 and Section 8.2, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party hereto, except as provided in Section 6.2 (Access to Information), Section 6.5 (Publicity; Confidentiality), Section 6.13(c) (Financing Assistance), Section 6.14(c) (Reimbursement; Indemnity), Section 6.20 (Pre-Closing Restructuring) to the extent relating to Restructuring Costs, this Section 8.3 (Effect of Termination), Section 8.4 (Expenses),

  and Article IX (General Provisions), which shall, in each case, survive such termination; provided that subject to the limitations set forth in Section 8.3(e), nothing herein shall relieve any Party hereto of any liability for damages resulting from fraud or Willful Breach prior to such termination by any Party hereto. The Parties acknowledge and agree that nothing in this Section 8.3 shall be deemed to affect their right to specific performance under Section 9.2.

          (b)   In the event that:

              (i)  this Agreement is validly terminated by the Company pursuant to Section 8.1(d)(ii) (Superior Proposal) or by Parent pursuant to Section 8.1(e)(ii) (Change of Recommendation), then the Company shall pay the Company Termination Payment to Parent (or one of its designees), (A) at or prior to the date of termination in the case of a termination pursuant to Section 8.1(d)(ii) (Superior Proposal) or (B) as promptly as reasonably practicable in the case of a termination pursuant to Section 8.1(e)(ii) (Change of Recommendation) (and, in any event, within two (2) Business Days following such termination), payable by wire transfer of immediately available funds to the account or accounts designated in writing by Parent to the Company for such purpose;

             (ii)  this Agreement is validly terminated by either Parent or the Company (as applicable) pursuant to Section 8.1(b) (Outside Date), Section 8.1(e)(i) (Company Breach) or Section 8.1(f) (Company Requisite Vote) and (A) at any time after the date of this Agreement and prior to such termination (in the case of a termination pursuant to Sections 8.1(b) (Outside Date) or 8.1(e)(i) (Company Breach)) or the taking of a vote to approve this Agreement at the Stockholders Meeting or any postponement or adjournment thereof (in the case of a termination pursuant to Section 8.1(f) (Company Requisite Vote)) a bona fide Acquisition Proposal shall have been made directly to the Company's stockholders, or such a bona fide Acquisition Proposal shall have otherwise become publicly known, and, in each case, such bona fide Acquisition Proposal shall have not been withdrawn in a bona fide manner (1) prior to the Outside Date in the case of a termination pursuant to Section 8.1(b) (Outside Date), (2) prior to the occurrence of the breach that forms the basis for such termination in the case of a termination pursuant to Section 8.1(e)(i) (Company Breach) or (3) prior to such taking of a vote to approve this Agreement in the case of a termination pursuant to Section 8.1(f) (Company Requisite Vote) and (B) within 12 months after such termination, the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal (which is subsequently consummated), or shall have consummated an Acquisition Proposal, then, in any such event, the Company shall pay to Parent the Company Termination Payment, such payment to be made prior to or concurrently with the consummation of the transactions contemplated by such Acquisition Proposal, by wire transfer of immediately available funds to the account or accounts designated in writing by Parent to the Company for such purpose. For the purpose of this Section 8.3(b)(ii), all references in the definition of the term Acquisition Proposal to "at least 20%" or "at least 80%" will be deemed to be references to "at least 45%" and "at least 55%", respectively; or

            (iii)  this Agreement is validly terminated by (A) the Company or Parent pursuant to Section 8.1(b) (Outside Date) or (B) the Company or Parent pursuant to Section 8.1(c) (No Restraint) as a result of a Restraint with respect to an Antitrust Law or the DPA and, in the case of clauses (A) or (B), on the date of such termination all of the conditions to Closing set forth in Section 7.1(a), Section 7.1(b) and Section 7.2 shall have been satisfied or waived, other than (1) in the case of Section 7.1(b) to the extent the applicable law, statute, rule, regulation, executive order, decree, ruling, injunction or other order relates to an Antitrust Law or the DPA and (2) those conditions that are by their nature to be satisfied at the Closing (which in the case of clause (2) are capable of being satisfied if the Closing Date were the date of such termination), then Parent shall pay to the Company the Parent Termination

    Payment promptly (and, in any event, within three (3) Business Days following such termination); provided that the Company shall not be entitled to receive the Parent Termination Payment if the Company is at the time of such termination in material breach of Section 6.4 with respect to an Antitrust Law or the DPA. The "Parent Termination Payment" shall mean an amount equal to $425,000,000. Any Parent Termination Payment shall be paid by wire transfer of immediately available funds to the account or accounts designated in writing by the Company to Parent for such purpose.

          (c)   The Parties acknowledge and hereby agree that each of the Company Termination Payment and the Parent Termination Payment if, as and when required pursuant to this Section 8.3, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Payment on more than one occasion nor Parent be required to pay the Parent Termination Payment on more than one occasion.

          (d)   Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to timely pay an amount due pursuant to Sections 8.3(b)(i) or 8.3(b)(ii) and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amount set forth in Sections 8.3(b)(i) or 8.3(b)(ii), or any portion thereof, the Company shall pay to Parent its costs and expenses in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment. If Parent fails to timely pay an amount due pursuant to Section 8.3(b)(iii) and, in order to obtain such payment, the Company commences a suit that results in a judgment against Parent for the amount set forth in Section 8.3(b)(iii), or any portion thereof, Parent shall pay to the Company its costs and expenses in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment. Any amount payable pursuant to Section 8.3(b) or Section 8.3(b)(iii) shall be paid by the Company or Parent, as applicable, by wire transfer of same day funds prior to or on the date such payment is required to be made under Section 8.3(b) or Section 8.3(b)(iii), as applicable.

          (e)   Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated under circumstances where:

              (i)  the Company Termination Payment is payable and Parent is paid the Company Termination Payment pursuant to this Section 8.3, the Company Termination Payment and, if applicable, the costs and expenses of Parent pursuant to Section 8.3(d) (whether or not available) shall, subject to Section 9.2, be the sole and exclusive monetary remedy of Parent, Parent's Subsidiaries and all of their respective former, current or future officers, directors, partners, stockholders, managers, members, Representatives or Affiliates (collectively, the "Parent Related Parties"), in each case, against the Company, its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members, Representatives or Affiliates (collectively, "Company Related Parties") for any loss or damage suffered by any Parent Related Party as a result of the failure of the Merger or any other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation or warranty made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or in respect of representations or warranties made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise, and except that nothing shall relieve the Company of its obligations under Section 6.5 and 8.4; or

             (ii)  the Parent Termination Payment is payable and the Company is paid the Parent Termination Payment pursuant to this Section 8.3, the Parent Termination Payment and, if applicable, the costs and expenses of the Company pursuant to Section 8.3(d) (whether or not available) shall, subject to Section 9.2, be the sole and exclusive monetary remedy of the Company Related Parties against the Parent Related Parties for any loss or damage suffered by any Company Related Party as a result of the failure of the Merger or any other transactions contemplated by this Agreement or the Debt Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith (including the Debt Agreement) or otherwise or in respect of any oral representation or warranty made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Debt Agreement or in respect of representations or warranties made or alleged to be made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, and except that nothing shall relieve Parent of its obligations under Section 6.5 and 8.4.

        8.4    Expenses.    Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Expenses incurred in connection with (i) HSR Act filings shall be borne by Parent and (ii) the filing, printing and mailing of the Proxy Statement shall be shared equally by Parent and the Company.

ARTICLE IX
GENERAL PROVISIONS

        9.1    No Other Representations and Warranties; No Survival.

          (a)   Except for the representations and warranties expressly set forth in Article IV (as qualified by the SEC Reports and the Company Disclosure Schedule) or in any instrument delivered pursuant to this Agreement, none of the Company, any of its Affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty (and there is, and has been, no reliance by Parent, Merger Sub or any of their respective Affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, Representatives or authorized agents on any such representation or warranty) with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or Affiliates in connection with the transactions contemplated by this Agreement, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent's, Merger Sub's or their Representatives' or Affiliates' use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional "break-out" discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in Article IV (as qualified by the Company Disclosure Schedule) or in any instrument delivered pursuant to this Agreement.

          (b)   Except for the representations and warranties expressly set forth in Article V (as qualified by the Parent Disclosure Schedule) or in any instrument delivered pursuant to this Agreement, none of Parent, Merger Sub, any of their respective Affiliates or any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty (and there is, and has been, no reliance by the Company or any of its Affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, Representatives or authorized agents on any such representation or warranty) with respect to Parent, Merger Sub, their respective Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to the Company or its Representatives or Affiliates in connection with the transactions contemplated by this Agreement, including the accuracy or completeness thereof. Without limiting the foregoing, neither Parent, Merger Sub nor any other Person will have or be subject to any liability or other obligation to the Company or its Representatives or Affiliates or any other Person resulting from the Company's or its Representatives' or Affiliates' use of any information, documents, projections, forecasts or other material made available to the Company or its Representatives or Affiliates, including teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional "break-out" discussions, responses to questions submitted on behalf of the Company or its Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in Article V (as qualified by the Parent Disclosure Schedule).

          (c)   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time.

        9.2    Remedies; Specific Performance.     The Parties agree that irreparable damages for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages or inadequacy of legal remedy and without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties hereby further acknowledge and agree that prior to the Closing, each of the Parties shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of this Agreement, including Sections 6.4 and 6.12, by the other Parties and to cause the other Parties to consummate the transactions contemplated hereby, including to effect the Closing in accordance with Section 2.2, on the terms and subject to the conditions in this Agreement. Notwithstanding anything else to the contrary in this Agreement, for the avoidance of doubt, while

Parent may concurrently seek (i) specific performance, subject in all respects to this Section 9.2 and (ii) payment of the Company Termination Payment, as the case may be, if, as and when required pursuant to this Agreement, under no circumstances shall Parent be permitted or entitled to receive both a grant of specific performance to cause the consummation of the Merger, on the one hand, and payment of the Company Termination Payment. The pursuit of specific enforcement or other equitable remedies by any party hereto will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such party may be entitled at any time. For the avoidance of doubt, the Company Related Parties shall not be entitled to any decree or order of specific performance or mandamus or injunction against the Debt Financing Sources Related Parties with respect to the Financing.

        9.3    Modification or Amendment.     Subject to the provisions of applicable Law (including the DGCL), at any time prior to the Effective Time, the Parties may modify or amend this Agreement by written agreement, executed and delivered by duly authorized officers of the respective Parties; provided that after receipt of the Company Requisite Vote, no amendment shall be made which by Law requires the further approval of such stockholders without such further approval having first been obtained; provided further that any modification or amendment of Section 9.2, this proviso of Section 9.3, Section 9.8(e), Section 9.10 (solely to the extent that it relates to the Debt Financing Sources Related Parties) or Section 9.11 (solely to the extent that it relates to the Debt Financing Sources Related Parties) that is materially adverse to the interests of the Debt Financing Sources Related Parties, will not be effective against the Debt Financing Sources Related Parties without the prior written consent of the Debt Financing Sources (which consent shall not be unreasonably withheld, conditioned or delayed).

        9.4    Waiver.    At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure or delay of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

        9.5    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (x) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (y) when sent by e-mail (provided that no "error message" or other notification of non-delivery is received) or (z) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or e-mail addresses (or to such other address or e-mail address as a party may have specified by notice given to the other party pursuant to this provision):

          (a)   if to the Company:

Cypress Semiconductor Corporation 198 Champion Court San Jose, California 95134
Attention:	Thad Trent; Pamela Tondreau
Email:	[redacted].com; [redacted].com
with a copy (which shall not constitute actual or constructive notice) to:
Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304
Attention:	Kirsten Jensen
Email:	[redacted].com

          (b)   if to Parent or Merger Sub:

Infineon Technologies AG Am Campeon 1-15 85579 Neubiberg, Germany
Attention:	Dr. Horst Meyer; Julia Halasz
Email:	[redacted].com; [redacted].com
with a copy (which shall not constitute actual or constructive notice) to:
Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022
Attention:	Sarkis Jebejian David Feirstein
Email:	[redacted].com [redacted].com

        9.6    Severability.    If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        9.7    Entire Agreement; Assignment.     This Agreement (including the Exhibits hereto and the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void; provided that (i) Parent (or one or more of its Affiliates) shall have the right, without the prior written consent of the Company, to assign all or any portion of its rights, interests and obligations under this Agreement, from and after Closing to any parties providing the Financing pursuant to the terms thereof for purposes of creating a security interest herein or otherwise assign as collateral in respect of such Financing and (ii) Merger Sub shall have the right to assign all or any portion of its rights, interests and obligations under this Agreement to any wholly-owned Subsidiary of Parent without such consent upon notice to the Company, and in the case of each of clauses (i) and (ii) above, no such assignment shall relieve Parent or Merger Sub of its obligations under this Agreement; provided further, that in no event shall Parent or Merger Sub be permitted to assign this Agreement to any Person to the extent such that, as a result of such assignment, either (x) any additional consent or approval of, or filing, declaration or registration with, any Governmental Authority would be required under this Agreement or in connection with the transactions contemplated hereby or (y) any delay would occur with respect to any consent or approval of, or filing, declaration or registration with, any Governmental Authority that otherwise is required to be made under this Agreement or in connection with the transactions contemplated hereby.

        9.8    Parties in Interest.     This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) at and after the Effective Time, with respect to the provisions of Section 6.11 which shall inure to the benefit of the Persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) at and after the Effective Time, the rights of the holders of Shares to receive the Per Share Merger Consideration in accordance with the terms and conditions of this Agreement, (c) after the Effective Time, the rights of the holders of Company Options, Restricted Stock Units and/or PSUs to receive the Option Consideration, the RSU Consideration or the PSU Consideration payments contemplated by Section 3.2, as the case may be, in accordance with the terms and conditions of this Agreement, (d) prior to the Effective Time, the right of the Company, on behalf of the holders of Common Stock and the holders of Company Equity Awards, as applicable, to pursue damages (including monetary damages based on the loss of the economic benefits of the Merger, including the loss of the premium offered to such holders), for Parent's or Merger Sub's breach of this Agreement (provided that this clause (d) is not intended to, and under no circumstances shall it, create any right for the holders of Common Stock or Company Equity Awards to bring any Action against Parent or Merger Sub, pursuant to this Agreement or otherwise), and (e) the Debt Financing Sources Related Parties shall be third party beneficiaries of this clause (e), Section 9.2 (solely to the extent that it relates to the Debt Financing Sources Related Parties), the proviso of Section 9.3 (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 9.10 (solely to the extent that it relates to the Debt Financing Sources Related Parties) and Section 9.11 (solely to the extent that it relates to the Debt Financing Sources Related Parties).

        9.9    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware (without giving effect to choice or conflict of law principles thereof that would result in the application of the Laws of another jurisdiction).

        9.10    Consent to Jurisdiction.

          (a)   Each of the Parties irrevocably (i) consents to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above and (iv) consents to service being made through the notice procedures set forth in Section 9.5. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.5 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.10, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided that each such Party's consent to jurisdiction and service contained in this Section 9.10 is solely for the purpose referred to in this Section 9.10 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

          (b)   The Company agrees that no Debt Financing Sources Related Party will have any liability to any Company Related Party relating to or arising out of this Agreement, any of the transactions contemplated herein (including the Financing) or the Debt Agreement, whether at law or equity, in contract or in tort or otherwise, and none of the Company Related Parties will have any rights or claims against any of the Debt Financing Sources Related Party under this Agreement, any of the transactions contemplated herein (including the Financing) or the Debt Agreement, whether at law or equity in contract or in tort or otherwise. Notwithstanding anything in this Agreement to the contrary, each Party hereby irrevocably and unconditionally agrees that it will not bring or support any litigation against any Debt Financing Sources Related Party in any way relating to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Financing or the performance thereof, in any forum other than a court of competent jurisdiction sitting in the Borough of Manhattan of the City of New York, whether a state or federal court, and that the provisions of Section 9.11 relating to the waiver of jury trial shall apply to any such action, suit or proceeding.

        9.11    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CAUSE OF ACTION, CLAIM, CROSS CLAIM OR THIRD PARTY CLAIM OR LEGAL PROCEEDING OF ANY KIND (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO), THE DEBT AGREEMENT, ANY CERTIFICATE, INSTRUMENT, OPINION OR OTHER DOCUMENTS DELIVERED HEREUNDER, OR THE NEGOTIATION, ADMINISTRATION, EXECUTION OR PERFORMANCE HEREOF OR THEREOF (INCLUDING ANY ACTION, CAUSE OF ACTION, CLAIM OR LEGAL PROCEEDING OF ANY KIND OR DESCRIPTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION HEREWITH OR THEREWITH) OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE FINANCING), WHETHER

NOW EXISTING OR HEREAFTER ARISING, AND WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11. EACH PARTY AGREES THAT THE WAIVERS CONTAINED IN THIS SECTION 9.11 SHALL EXTEND TO THE DEBT FINANCING SOURCES RELATED PARTIES.

        9.12    Payment of Transfer Taxes.     All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent.

        9.13    Counterparts; Delivery by E-mail.

          (a)   This Agreement, and any amendment, restatement, supplement or other modification hereto or waiver hereunder (i) may be executed in any number of counterparts (including by means of facsimile transmission or e-mail in .pdf format), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement and (ii) to the extent signed and delivered by means of a scanned pages via e-mail, shall be treated in all manner and respect as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

          (b)   At the request of any Party, each other Party shall re-execute original forms hereof and deliver them to all other Parties. No Party or to any such agreement shall raise the use of e-mail to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of e-mail as a defense to the formation of a contract, and each such party forever waives any such defense.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:
CYPRESS SEMICONDUCTOR CORPORATION
By:	/s/ HASSANE EL-KHOURY
	Name:	Hassane El-Khoury
	Title:	President, Chief Executive Officer

[SIGNATURE PAGE TO MERGER AGREEMENT]

PARENT:
INFINEON TECHNOLOGIES AG
By:	/s/ DR. REINHARD PLOSS
	Name:	Dr. Reinhard Ploss
	Title:	Chief Executive Officer
By:	/s/ DR. SVEN SCHNEIDER
	Name:	Dr. Sven Schneider
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO MERGER AGREEMENT]

MERGER SUB:
IFX MERGER SUB INC.
By:	/s/ RUDOLF VON MOREAU
	Name:	Rudolf von Moreau
	Title:	Vice President
By:	/s/ DR. HORST MEYER
	Name:	Dr. Horst Meyer
	Title:	President

[SIGNATURE PAGE TO MERGER AGREEMENT]

 EXHIBIT A

Certificate of Incorporation
of
the Surviving Corporation

(Attached.)

 AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
[            ]

        FIRST. The name of the corporation is [            ]

        SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, in the County of New Castle, Delaware 19808. The name of the Corporation's registered agent at such address is Corporation Service Company.

        THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

        FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 5,000. All such shares are to be Common Stock, par value of $.01 per share, and are to be of one class.

        FIFTH. Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

        SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation.

        SEVENTH. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended: (i) a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; and (ii) the corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the corporation (and any other persons to which Delaware law permits the corporation to provide indemnification), through provisions contained in the by-laws, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to statutory and non-statutory limits created by applicable Delaware law with respect to actions for breach of duty to a corporation, its stockholders and others.

        Neither any amendment nor repeal of this Article Seventh, nor the adoption of any provision of this Certification of Incorporation inconsistent with this Article Seventh, shall eliminate or reduce the effect of this Article Seventh in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Seventh, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        EIGHTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

        IN WITNESS WHEREOF, the undersigned has executed this certificate on this the [    ] day of [                ], 20[    ].

Name:	[ ]
[ ]

Annex B

2725 Sand Hill Road Suite 200 Menlo Park, CA 94025
June 2, 2019

Board of Directors Cypress Semiconductor Corporation 198 Champion Court San Jose, California 95134

Members of the Board:

We understand that Cypress Semiconductor Corporation (the "Company"), Infineon Technologies AG ("Parent") and IFX Merger Sub Inc., a wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated June 2, 2019 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of common stock, par value $0.01 per share of the Company (the "Company Common Stock"), other than (i) shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent immediately prior to the effective time of the Merger, and, in each case, not held on behalf of third parties, (ii) shares owned by the Company, including shares held in treasury by the Company, and in each case not held on behalf of third parties, (iii) shares owned by any direct or indirect wholly owned subsidiary of the Company and (iv) shares owned by dissenting stockholders who have perfected and not withdrawn a demand for appraisal rights (the shares referred to in the foregoing clauses (i), (ii), (iii) and (iv), collectively, the "Cancelled Shares"), will be converted into the right to receive $23.85 per share in cash, without interest (the "Per Share Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Per Share Merger Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Cancelled Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company;

  3)
  Reviewed certain financial projections prepared by the management of the Company;

  4)
  Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  5)
  Reviewed the reported prices and trading activity for the Company Common Stock;

  6)
  Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

  7)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  8)
  Participated in certain discussions and negotiations among representatives of the Company, Parent and certain other parties and their financial and legal advisors;

  9)
  Reviewed the Merger Agreement, the senior facilities agreement between, among others, Parent and certain debt financing providers substantially in the form of the draft dated June 2, 2019 (the "Debt Agreement"), and certain related documents; and

  10)
  Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company at the time prepared of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Debt Agreement and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us as of the date described above. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the Per Share Merger Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Cancelled Shares) in the Merger. We express no opinion with respect to any ordinary dividends that may be declared and paid by the Company prior to the closing of the Merger as permitted by the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to Parent and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent and its affiliates, the Company, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with the Merger if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders' meeting to be held in connection with the Merger. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Per Share Merger Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Cancelled Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ ANTHONY ARMSTRONG Anthony Armstrong Managing Director

Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262 Appraisal rights

  (a)
  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b)
  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

  (1)
  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

  (2)
  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

  a.
  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

  b.
  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

  c.
  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

  d.
  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

    (3)
    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (4)
    In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

  (c)
  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

  (d)
  Appraisal rights shall be perfected as follows:

  (1)
  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

  (2)
  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e)
  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

  (f)
  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g)
  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

  (h)
  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

  (i)
  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j)
  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k)
  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

  (l)
  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Daylight Time on August 26, 2019. Have your proxy card in hand when you access the website and then follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Cypress in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail and the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. CYPRESS SEMICONDUCTOR CORPORATION 198 CHAMPION COURT SAN JOSE, CA 95134-1599 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Daylight Time on August 26, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than 5:00 P.M. Eastern Daylight Time on August 26, 2019 to be sure of being voted at the Special Meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E82458-S88429 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CYPRESS SEMICONDUCTOR CORPORATION The Board of Directors of Cypress Semiconductor Corporation unanimously recommends you vote FOR proposals 1, 2 and 3. For Against Abstain ! ! ! 1. To adopt the Agreement and Plan of Merger, dated as of June 3, 2019, as it may be amended or modified from time to time, among Cypress Semiconductor Corporation ("Cypress"), Infineon Technologies AG and IFX Merger Sub Inc. (the "merger agreement") and the merger described therein. ! ! ! 2. To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Cypress to its named executive officers that is based on or otherwise relates to the merger. ! ! ! 3. To approve any proposal to adjourn the special meeting from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger agreement. NOTE: The proxy holders, named on the reverse side of this card, are authorized to vote, in their discretion, on all matters incident to the conduct of the meeting and upon any other matters that may properly come before the meeting or at any adjournment(s) or postponement(s) thereof, subject to compliance with Rule 14a-4(c) under the Securities Exchange Act of 1934. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If you are signing on behalf of a corporation or partnership, please sign in the entity's full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. E82459-S88429 CYPRESS SEMICONDUCTOR CORPORATION Special Meeting of Stockholders August 27, 2019 This proxy is solicited by the Board of Directors The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated July 16, 2019, and hereby appoints Thad Trent and Pamela L. Tondreau, and each of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf of and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the Special Meeting of Stockholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on August 27, 2019, at 10:00 A.M., Pacific Time, at its offices located at 198 Champion Court, San Jose, California 95134 and at any adjournment or postponement thereof (the "Special Meeting") and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting. A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO SUCH DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3, AND AS THE DESIGNATED ATTORNEYS-IN-FACT DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. Continued and to be signed on reverse side